Exhibit 10.1
[***] Indicates that certain information in this exhibit has been excluded because it is both (i) not material and (ii) is the type that the registrant customarily and actually treats as private or confidential.
Execution Version

AMENDMENT NO. 4 TO FIRST LIEN CREDIT AGREEMENT, dated as of May 30,2024 (this “Amendment”), is made and entered into by and among Sotera Health Company (f/k/a Sotera Health Topco, Inc.), a Delaware corporation (“Holdings”), SOTERA HEALTH HOLDINGS, LLC, a Delaware limited liability company (the “Borrower”), each 2024 Refinancing Term Lender party hereto, each Revolving Lender party hereto, JPMorgan Chase Bank, N.A., as First Lien Administrative Agent (solely in such capacity, the “Administrative Agent”), and, for purposes of Sections 7 and 9 hereof only, the other Loan Parties as of the date hereof.

RECITALS:

WHEREAS, reference is made to the First Lien Credit Agreement dated as of December 13, 2019 (as amended by that certain Incremental Facility Amendment, dated as of December 17, 2020, as further amended by that certain Refinancing Amendment, dated as of January 20, 2021, as further amended by that certain Resignation, Consent and Appointment Agreement, dated as of January 20, 2021, as further amended by that certain Revolving Facilities Amendment, dated as of March 26, 2021, as further amended by that certain Amendment to First Lien Credit Agreement, dated as of December 23, 2021, as further amended by that certain Amendment to First Lien Credit Agreement, dated as of March 24, 2022, as further amended by that certain Incremental Facility Amendment No. 2 to First Lien Credit Agreement, dated as of March 21, 2023, as further amended by that certain Amendment to the First Lien Credit Agreement, dated as of June 22, 2023, as further amended by that certain Amendment No. 3 to First Lien Credit Agreement, dated as of March 1, 2024, and as further amended, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement” and as amended by this Amendment, the “Credit Agreement”), by and among Holdings, the Borrower, the lenders from time to time party thereto and the Administrative Agent;
WHEREAS, pursuant to Section 2.21 of the Existing Credit Agreement, the Borrower may incur Credit Agreement Refinancing Indebtedness in order to refinance the entire outstanding principal amount of the Term Loans (the “Existing Term Loans”) outstanding under the Existing Credit Agreement immediately prior to the funding of such Credit Agreement Refinancing Indebtedness by, among other things, entering into this Amendment pursuant to the terms and conditions of the Existing Credit Agreement with Term Lenders and Additional Lenders agreeing to provide such Credit Agreement Refinancing Indebtedness;

WHEREAS, the Borrower has requested that (a) JPMorgan Chase Bank, N.A. (in such capacity, the “2024 Refinancing Term Lender”) provide Other First Lien Term Loans in an aggregate principal amount of $1,509,350,000 (the “2024 Refinancing Term Loans” and the Other First Lien Term Commitments of the 2024 Refinancing Term Lender with respect to the 2024 Refinancing Term Loans, the “2024 Refinancing Term Commitments”) the proceeds of which, together with the proceeds of certain other secured debt in the aggregate amount of $750,000,000 (the “Other Secured Debt”) shall be used to, (i) refinance the Existing Term Loans and (ii) refinance in full all of the term loans (the “Sidecar Term Loans”) outstanding under that certain Credit Agreement, dated as of February 23, 2023, by and among Holdings, the Borrower, the lenders from time to time party and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent (as amended, supplemented or otherwise modified prior to the date hereof, the “Existing Sidecar Credit Agreement”) and (iii) pay accrued unpaid interest and fees owing under the Existing Credit Agreement and Existing Sidecar Credit Agreement in connection with this Amendment and (b) the Lenders agree to certain amendments to the Existing Credit Agreement to effect the 2024 Refinancing Term Loans and as otherwise provided for herein (the transactions described in this paragraph collectively, the “Amendment No. 4 Transactions”);

WHEREAS, the 2024 Refinancing Term Lender is willing to provide the 2024 Refinancing Term Loan to the Borrower on the Amendment No. 4 Effective Date (as defined below) and immediately after giving effect to the incurrence of the 2024 Refinancing Term Loans, the parties hereto, which include the Required Lenders and the Required Revolving Lenders, wish to amend the Existing Credit Agreement on the terms and subject to the conditions set forth herein and in the Existing Credit Agreement; and

WHEREAS, J.P. Morgan Securities LLC, Goldman Sachs Bank USA, Citibank, N.A., Jefferies Finance LLC, RBC Capital Markets1, Barclays Bank PLC, Banco Santander, S.A., New York Branch, BNP Paribas Securities Corp., KeyBanc Capital Markets Inc. and Citizens Bank, N.A. shall each act as a joint lead arranger and joint bookrunner in connection with this Amendment and the 2024 Refinancing Term Loans (in such capacity, the “Amendment No. 4 Arrangers”).

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1. Defined Terms; Interpretation; Etc. Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Credit Agreement. This Amendment is a “Refinancing Amendment” and a “First Lien Loan Document”, each as defined in the Credit Agreement.
SECTION 2. Amendments. Each of the parties hereto agrees that, effective on the Amendment No. 4 Effective Date, (a) the Existing Credit Agreement is hereby amended and restated in the form as set forth in Annex A attached hereto whereby the Existing Credit Agreement is amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in Annex A attached hereto and (b) the Schedules to the Credit Agreement shall be replaced in their entirety with the Schedules attached hereto as Annex B. Except as expressly set forth in this Amendment, the 2024 Refinancing Term Loans shall be subject to the provisions of the Credit Agreement and the other First Lien Loan Documents.

SECTION 3. Refinancing Term Commitments.
(a)The 2024 Refinancing Term Lender hereby agrees, to make 2024 Refinancing Term Loans to the Borrower on the Amendment No. 4 Effective Date in an aggregate principal amount equal to the amount set forth opposite such 2024 Refinancing Term Lender’s name on Schedule I attached hereto, on the terms set forth herein and in the Credit Agreement, and subject to the conditions set forth below and upon funding the 2024 Refinancing Term Loans shall constitute a new and separate Class of Term Loans. The 2024 Refinancing Term Loans shall be used to repay and refinance the Existing Term Loans and the Sidecar Term Loans.
(b)The 2024 Refinancing Term Loans are “Other First Lien Term Loans” and the 2024 Refinancing Term Commitments are “Other First Lien Term Commitments”, in each case as contemplated by Section 2.21 of the Credit Agreement. The 2024 Refinancing Term Loans shall be deemed to be “Term Loans” as defined in the Credit Agreement for all purposes of the Credit Agreement and the other First Lien Loan Documents having terms

1 RBC Capital Markets is a marketing name for the capital markets activities of Royal Bank of Canada and its affiliates.

and provisions identical to those applicable to the Existing Term Loans except as otherwise set forth in this Amendment.
(c)The 2024 Refinancing Term Lender (i) confirms that a copy of the Credit Agreement and the other applicable First Lien Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment and make the 2024 Refinancing Term Loans, has been made available to the 2024 Refinancing Term Lender; (ii) agrees that it will (together with any affiliates that it acts through as it deems appropriate), independently and without reliance upon the Administrative Agent, the Amendment No. 4 Arrangers, or any other Lender or agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or the other applicable First Lien Loan Documents, including this Amendment; (iii) appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other First Lien Loan Documents as are delegated to the Administrative Agent and the Collateral Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) acknowledges and agrees that upon the Amendment No. 4 Effective Date such 2024 Refinancing Term Lender shall be a “Lender” and an “Additional Term Lender” under, and for all purposes of, the Credit Agreement and the other First Lien Loan Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender and an Additional Term Lender thereunder.
SECTION 4. Notice. The parties hereto agree that this Amendment shall constitute notice to each Lender by the Administrative Agent as required by Section 2.21 of the Credit Agreement.
SECTION 5. Conditions to the Effectiveness of the 2024 Refinancing Term Loans. This Amendment, and the 2024 Refinancing Term Lender’s obligation to provide the 2024 Refinancing Term Loans pursuant to this Amendment, shall become effective as of the date on which the following conditions precedent are satisfied or waived by the 2024 Refinancing Term Lender and the Required Revolving Lenders (such date, the “Amendment No. 4 Effective Date”):
(a)The Administrative Agent (or its counsel) shall have received from Holdings, the Borrower, each other Loan Party, the 2024 Refinancing Term Lender and Revolving Lenders constituting Required Revolving Lenders, either (i) a counterpart of this Amendment signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile or other electronic transmission of a signed counterpart of this Amendment) that such party has signed a counterpart of this Amendment.
(b)The Administrative Agent shall have received a written opinion (addressed to the Administrative Agent, the 2024 Refinancing Term Lender and each Revolving Lender party hereto, and dated the Amendment No. 4 Effective Date) of each of (i) Cleary Gottlieb Steen & Hamilton LLP, New York counsel for the Loan Parties and (ii) Richards, Layton & Finger, P.A., Delaware counsel for the Loan Parties, in each case in form and substance reasonably satisfactory to the Administrative Agent.

(c)The Administrative Agent shall have received a certificate of each Loan Party, dated the Amendment No. 4 Effective Date, in form and substance reasonably satisfactory to the Administrative Agent, executed by any Responsible Officer of such Loan Party and including or attaching the documents or certifications, as applicable, referred to in paragraph (d) of this Section below.
(d)The Administrative Agent shall have received (i) as to each Loan Party, either (x) a copy of each Organizational Document of such Loan Party certified, to the extent applicable, as of a recent date by the applicable Governmental Authority or (y) written certification by such Loan Party’s secretary, assistant secretary or other Responsible Officer that such Loan Party’s Organizational Documents most recently certified and delivered to the Administrative Agent prior to the Amendment No. 4 Effective Date pursuant to the First Lien Loan Documents remain in full force and effect on the Amendment No. 4 Effective Date without modification or amendment since such original delivery, (ii) as to each Loan Party, either (x) signature and incumbency certificates of the Responsible Officers of such Loan Party executing the First Lien Loan Documents to which it is a party or (y) written certification by such Loan Party’s secretary, assistant secretary or other Responsible Officer that such Loan Party’s signature and incumbency certificates most recently delivered to the Administrative Agent prior to the Amendment No. 4 Effective Date pursuant to the First Lien Loan Documents remain true and correct as of the Amendment No. 4 Effective Date, (iii) copies of resolutions of the board of directors and/or similar governing bodies of each Loan Party approving and authorizing the execution, delivery and performance of this Amendment, certified as of the Amendment No. 4 Effective Date by a secretary, an assistant secretary or a Responsible Officer of such Loan Party as being in full force and effect without modification or amendment, and
(iv) a good standing certificate (to the extent such concept exists) from the applicable Governmental Authority of each Loan Party’s jurisdiction of incorporation, organization or formation as of a reasonably recent date.
(e)The Administrative Agent shall have received a certificate from the chief financial officer of the Borrower certifying as to the solvency of the Borrower and its Subsidiaries on a consolidated basis after giving effect to the Amendment No. 4 Transactions, substantially in the form of Exhibit P of the Credit Agreement.
(f)The Administrative Agent shall have received for the account of the 2024 Refinancing Term Lender all fees required to be paid by the Borrower as may be agreed in writing.
(g)The Borrower shall have paid, to the extent invoiced at least three Business Days prior to the Amendment No. 4 Effective Date, all reasonable and documented out-of-pocket expenses (including reasonable and documented fees, charges and disbursements of counsel (subject to Section 9 below)) required to be reimbursed or paid on or prior to the Amendment No. 4 Effective Date.
(h)Each of the representations set forth in Section 6 of this Amendment shall be true and correct.
(i)The Administrative Agent shall have received, at least three Business Days prior to the Amendment No. 4 Effective Date, all documentation and other information about the Borrower and the other Loan Parties as shall have been reasonably requested in writing at least ten Business Days prior to the Amendment No. 4 Effective Date by the Administrative Agent that it shall have reasonably determined is required by regulatory authorities under applicable “know your customer” and anti- money laundering rules and regulations, including without limitation the USA PATRIOT Act.
(j)The Administrative Agent shall have received evidence reasonably satisfactory to it that all of the Sidecar Term Loans and the Existing Term Loans, together with all accrued and unpaid interest with respect thereto, will be repaid substantially concurrently with the funding of the 2024 Refinancing Term Loan on the Amendment No. 4 Effective Date.
(k)The Administrative Agent shall have received the Borrowing Request with respect to the 2024 Refinancing Term Loans at least one Business Day prior to the Amendment No. 4 Effective Date.
The Administrative Agent shall notify Holdings, the Borrower and the Lenders of the Amendment No. 4 Effective Date, and such notice shall be conclusive and binding.
SECTION 6. Representations and Warranties. The Borrower hereby represents and warrants that after giving effect to this Amendment, (i) no Event of Default has occurred and is continuing and (ii) the representations and warranties of each Loan Party set forth in the First Lien Loan Documents are true and correct in all material respects on and as of the Amendment No. 4 Effective Date; provided that, in each case, to the extent that such representations and warranties specifically refer to an earlier date, they are true and correct in all material respects as of such earlier date; provided further that, in each case, any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language is true and correct in all respects on the Amendment No. 4 Effective Date or on such earlier date, as the case may be.
SECTION 7. Reaffirmation of Guarantees and Security Interests. Each Loan Party hereby acknowledges its receipt of a copy of this Amendment and its review of the terms and conditions hereof and consents to the terms and conditions of this Amendment and the transactions contemplated hereby, including any extension of credit under the 2024 Refinancing Term Loans. Each Loan Party hereby (a) affirms and confirms its guarantees, pledges, grants and other undertakings under the Credit Agreement and the other First Lien Loan Documents to which it is a party, (b) agrees that (i) each First Lien Loan Document to which it is a party shall continue to be in full force and effect and (ii) all guarantees, pledges, grants and other undertakings thereunder shall continue to be in full force and effect and shall accrue to the benefit of the Secured Parties, including the 2024 Refinancing Term Lender, and (c) acknowledges that from and after the date hereof, the 2024 Refinancing Term Loans shall be deemed to be Secured Obligations.
SECTION 8. Expenses; Indemnity; Damage Waiver. Sections 9.03(a), (b), (d), (e), (f) and (g) of the Credit Agreement are hereby incorporated, mutatis mutandis, by reference as if such Sections were set forth in full herein; provided that, notwithstanding anything else therein, such expense reimbursement provisions of Section 9.03(a) of the Credit Agreement shall only apply as provided hereinabove if the Amendment No. 4 Effective Date occurs.
SECTION 9. Miscellaneous.
(a)[Reserved].
(b)Tax Forms. The 2024 Refinancing Term Lender shall have delivered to the Administrative Agent and the Borrower such forms, certificates or other evidence with respect to United States federal income tax withholding matters as the 2024 Refinancing Term Lender may be required to deliver to the Administrative Agent and the Borrower pursuant to Section 2.17(f) of the Credit Agreement.
(c)Amendment, Modification and Waiver. This Amendment may not be amended nor may any provision hereof be waived except pursuant to a writing signed by each of the parties hereto.
(d)Entire Agreement. This Amendment, the Credit Agreement (as amended hereby) and the other First Lien Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.
(e)Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of New York.
(f)Jurisdiction. Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Amendment, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in any First Lien Loan Document shall affect any right that the Administrative Agent, any Revolving Lender and any Term Lender may otherwise have to bring any action or proceeding relating to this Amendment against Holdings or the Borrower or their respective properties in the courts of any jurisdiction.

(g)Waiver of Objection to Venue and Forum Non Conveniens. Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Amendment in any court referred to in Section 9(f) above. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(h)Consent to Service of Process. Each party to this Amendment irrevocably consents to service of process in the manner provided for notices in Section 9.01 of the Credit Agreement. Nothing in any First Lien Loan Document will affect the right of any party to this Amendment to serve process in any other manner permitted by law.
(i)WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR

INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE AMENDMENT NO. 4 TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
(j)Severability. Any term or provision of this Amendment which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Amendment or affecting the validity or enforceability of any of the terms or provisions of this Amendment in any other jurisdiction. If any provision of this Amendment is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.
(k)Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

(l)Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.
(m)Continued Effectiveness. Notwithstanding anything contained herein, the terms of this Amendment are not intended to and do not serve to effect a novation as to the Existing Credit Agreement. The parties hereto expressly do not intend to extinguish the Existing Credit Agreement. Instead, it is the express intention of the parties hereto to reaffirm the indebtedness created under the Existing Credit Agreement which is secured by the Collateral and the Liens and guarantees thereunder. The Existing Credit Agreement (as amended hereby) and each of the First Lien Loan Documents remain in full force and effect.
(n)Electronic Signatures. Delivery of an executed counterpart of a signature page of this Amendment, that is an Electronic Signature (as defined below) transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders (including the 2024 Refinancing Term Lender ) shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (ii) upon the request of the Administrative Agent or any Lender (including the 2024 Refinancing Term Lender), any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Borrower hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders (including the 2024 Refinancing Term Lender), and the Borrower, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Amendment, any other First Lien Loan Document and/or any other document signed in connection with this Amendment and the transactions contemplated thereby, shall have the same legal effect, validity and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Amendment, any other First Lien Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Amendment, such other First Lien Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto. “Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

SOTERA HEALTH HOLDINGS, LLC, as Borrower
By:	/s/ Jason C. Peterson
Name: Jason C. Peterson
Title: Vice President and Treasurer

SOTERA HEALTH COMPANY, as Holdings
By:	/s/ Jonathan M. Lyons
Name: Jonathan M. Lyons
Title: Senior Vice President and Chief Financial Officer

With respect only to Section 7 and Section 9:

SOTERA HEALTH LLC

By:	/s/ Jonathan M. Lyons
Name: Jonathan M. Lyons
Title: Senior Vice President and Chief Financial Officer

STERIGENICS U.S., LLC

By:	/s/ Jason C. Peterson
Name: Jason C. Peterson
Title: Vice President and Treasurer

NELSON LABORATORIES, LLC
NELSON LABORATORIES HOLDINGS, LLC NELSON LABORATORIES FAIRFIELD HOLDINGS, LLC
NELSON LABORATORIES BOZEMAN, LLC REGULATORY COMPLIANCE ASSOCIATES INC.

By:	/s/ Joseph A. Shrawder
Name: Joseph A. Shrawder
Title: President
SOTERA HEALTH SERVICES, LLC

By:	/s/ Jason C. Peterson
Name: Jason C. Peterson
Title: Vice President and Treasurer

STERIGENICS    RADIATION    TECHNOLOGIES HOLDINGS, LLC
STERIGENICS    RADIATION TECHNOLOGIES,
LLC
STERIGENICS RADIATION TECHNOLOGIES IN, INC.

By:	/s/ Alan Crompton
Name: Alan Crompton
Title: Vice President, Treasurer and Secretary
NELSON LABORATORIES FAIRFIELD, INC.

By:	/s/ Joseph A. Shrawder
Name: Joseph A. Shrawder
Title: President and Chief Executive Officer

JPMORGAN CHASE BANK, N.A., as Administrative Agent and as the 2024 Refinancing Term Lender
By:	/s/ Joon Hur
Name: Joon Hur
Title: Executive Director

JPMORGAN CHASE BANK, N.A., as a Revolving Lender
By:	/s/ Joon Hur
Name: Joon Hur Title: Executive Director Email: [***]

Goldman Sachs Bank USA, as a Revolving Lender
By:	/s/ Priyankush Goswami
Name: Priyankush Goswami Title: Authorized Signatory Email: [***]

CITIBANK, N.A., as a Revolving Lender
By:	/s/ Albert Sutton
Name: Albert Sutton
Title: Authorized Signatory Email: [***]

JEFFERIES FINANCE, LLC, as a Revolving Lender
By:	/s/ JR Young
Name: JR Young
Title: Managing Director Email: [***]

ROYAL BANK OF CANADA, as a Revolving Lender
By:	/s/ Sean Young
Name: Sean Young
Title: Authorized Signatory Email: [***]

BANCO SANTANDER, S.A., NEW YORK BRANCH, as a Revolving Lender
By:	/s/ Andres Barbosa
Name: Andres Barbosa
Title: Managing Director

By:	/s/ Michael Leonardos
Name: Michael Leonardos
Title: Executive Director

KEYBANK NATIONAL ASSOCIATION, as a Revolving Lender
By:	/s/ Ryan Stilphen
Name: Ryan Stilphen
Title: Managing Director Email: [***]

CITIZENS BANK, N.A., as a Revolving Lender
By:	/s/ Luis Gutierrez
Name: Luis Gutierrez
Title: Senior Vice President Email: [***]

Schedule I

As of the Amendment No. 4 Effective Date:

2024 Refinancing Term Lender	2024 Refinancing Term Commitments
JPMorgan Chase Bank, N.A.	$1,509,350,000.00

Annex A (Amended Credit Agreement)

ANNEX A

CREDIT AGREEMENT

dated as of December 13, 2019
as amended by that certain Incremental Facility Amendment, dated as of December 17, 2020, as further amended by that certain Refinancing Amendment, dated as of January 20, 2021, as further amended by that certain Resignation, Consent and Appointment Agreement, dated as of January 20, 2021, as further amended by that certain Revolving Facilities Amendment, dated as of March 26, 2021, as further amended by that certain Amendment to First Lien Credit Agreement, dated as of December 23, 2021, as further amended by that certain Amendment to First Lien Credit Agreement, dated as of March 24, 2022, as further amended by that certain Incremental Facility Amendment No. 2 dated as of March 21, 2023, as further amended by that certain Amendment to the First Lien Credit Agreement, dated as of June 22, 2023, ~~and~~ as further amended by that certain Amendment No. 3 dated as of March 1, 2024 and as further amended by that certain Amendment No.4 dated as of May 30, 2024 among

SOTERA HEALTH COMPANY (f/k/a SOTERA HEALTH TOPCO, INC.),
as Holdings,

SOTERA HEALTH HOLDINGS, LLC,
as Borrower,

the Lenders and Issuing Banks party hereto and
JPMORGAN CHASE BANK, N.A.,
as First Lien Administrative Agent and First Lien Collateral Agent

JEFFERIES FINANCE LLC, JPMORGAN CHASE BANK, N.A., BARCLAYS BANK PLC
RBC CAPITAL MARKETS1, and ING CAPITAL LLC

as Joint Lead Arrangers and Joint Bookrunners

1 RBC Capital Markets is a marketing name for the capital markets activities of Royal Bank of Canada and its affiliates.

Page
ARTICLE I DEFINITIONS    1
SECTION 1.01    Defined Terms    1
SECTION 1.02     Classification of Loans and Borrowings                 ~~72~~73
SECTION 1.03     Terms Generally                         ~~2~~73
SECTION 1.04    Accounting Terms; GAAP    73
SECTION 1.05     Effectuation of Transactions         ~~73~~74
SECTION 1.06        Limited Condition Transactions                     ~~73~~74
SECTION 1.07    Certain Determinations    74
SECTION 1.08    Additional Alternative Currencies    75
SECTION 1.09        Currency Equivalents Generally.                     ~~75~~76
SECTION 1.10    Change in Currency    76
SECTION 1.11    Divisions    ~~76~~77
SECTION 1.12        [Reserved]                             77
ARTICLE II THE CREDITS                                 77
SECTION 2.01    Commitments    77
SECTION 2.02    Loans and Borrowings    77
SECTION 2.03    Requests for Borrowings    78
SECTION 2.04    Swingline Loans    79
SECTION 2.05    Letters of Credit    80
SECTION 2.06    Funding of Borrowings    86
SECTION 2.07    Interest Elections    87
SECTION 2.08    Termination and Reduction of Commitments    88
SECTION 2.09    Repayment of Loans; Evidence of Debt    89 SECTION 2.10    Amortization of Term Loans    89
SECTION 2.11    Prepayment of Loans    90
SECTION 2.12    Fees    99
SECTION 2.13    Interest    100
SECTION 2.14    Alternate Rate of Interest    101
SECTION 2.15    Increased Costs    104
SECTION 2.16    Break Funding Payments    105
SECTION 2.17    Taxes    105
SECTION 2.18    Payments Generally; Pro Rata Treatment; Sharing of Setoffs    108
SECTION 2.19    Mitigation Obligations; Replacement of Lenders    110
SECTION 2.20    Incremental Credit Extensions    ~~110~~111

(continued)
Page
SECTION ~~2.21F~~2.21    Refinancing Amendments    113
SECTION 2.22    Defaulting Lenders    114
SECTION 2.23    Illegality    116
SECTION 2.24    Loan Modification Offers    116
ARTICLE III REPRESENTATIONS AND WARRANTIES    117
SECTION 3.01    Organization; Powers    117
SECTION 3.02    Authorization; Enforceability    118
SECTION 3.03    Governmental Approvals; No Conflicts    118
SECTION 3.04    Financial Condition; No Material Adverse Effect    118
SECTION 3.05    Properties    118
SECTION 3.06    Litigation and Environmental Matters ~~118~~119
SECTION 3.07         Compliance with Laws and Agreements                  119
SECTION 3.08    Investment Company Status    119
SECTION 3.09    Taxes    119
SECTION 3.10    ERISA    119
SECTION 3.11    Disclosure    120
SECTION 3.12    Subsidiaries    120
SECTION 3.13    Intellectual Property; Licenses, Etc    120
SECTION 3.14    Solvency    120
SECTION 3.15    Federal Reserve Regulations    121
SECTION 3.16    Use of Proceeds    121
SECTION 3.17    Patriot Act; OFAC and FCPA    121
ARTICLE IV CONDITIONS    122
SECTION 4.01    Effective Date    122
SECTION 4.02    Each Credit Event    123
ARTICLE V AFFIRMATIVE COVENANTS    124
SECTION 5.01    Financial Statements and Other Information    124
SECTION 5.02    Notices of Material Events    127
SECTION 5.03    Information Regarding Collateral    127
SECTION 5.04    Existence; Conduct of Business    127
SECTION 5.05    Payment of Taxes, etc    128
SECTION 5.06    Maintenance of Properties    128
SECTION 5.07    Insurance    128
SECTION 5.08    Books and Records; Inspection and Audit Rights    128
SECTION 5.09    Compliance with Laws    129
SECTION 5.10    Use of Proceeds and Letters of Credit    129

SECTION 5.11    Additional Subsidiaries    129
SECTION 5.12    Further Assurances    130
SECTION 5.13    Designation of Subsidiaries    130
SECTION 5.14     Certain Post-Closing Obligations~~130~~131
SECTION 5.15    Maintenance of Rating of Borrower and the Facilities    131
SECTION 5.16    Lines of Business    131
ARTICLE VI NEGATIVE COVENANTS    131
SECTION 6.01    Indebtedness; Certain Equity Securities    131
SECTION 6.02    Liens    ~~138~~136
SECTION 6.03    Fundamental Changes; Holdings Covenant    ~~140~~139
SECTION 6.04    Investments, Loans, Advances, Guarantees and Acquisitions    ~~142~~141
SECTION 6.05    Asset Sales    ~~144~~143
SECTION 6.06    [Reserved]     ~~146~~145
SECTION 6.07     Restricted Payments; Certain Payments of Indebtedness    ~~146~~145
SECTION 6.08     Transactions with Affiliates    ~~150~~149
SECTION 6.09    Restrictive Agreements    ~~151~~150
SECTION 6.10     Amendment of Junior Financing    ~~152~~151
SECTION 6.11     Financial Performance Covenant    ~~152~~151
SECTION 6.12    Changes in Fiscal Periods    ~~152~~151
ARTICLE VII EVENTS OF DEFAULT     ~~153~~152
SECTION 7.01        Events of Default        ~~153~~152
SECTION 7.02         Right to Cure        ~~155~~154
SECTION 7.03        Application of Proceeds        ~~156~~155
ARTICLE VIII ADMINISTRATIVE AGENT
SECTION 8.01     Appointment and Authority    ~~157~~156
SECTION 8.02     Rights as a Lender     ~~157~~156
SECTION 8.03     Exculpatory Provisions    ~~157~~156             SECTION 8.04     Reliance by First Lien Administrative Agent    ~~158~~157
SECTION 8.05     Delegation of Duties    ~~158~~157
SECTION 8.06     Resignation of First Lien Administrative Agent    ~~159~~158
SECTION 8.07     Non-Reliance on First Lien Administrative Agent and Other Lenders    ~~160~~159 SECTION 8.08    No Other Duties, Etc.    ~~160~~159

(continued)
Page

SECTION 8.09        First Lien Administrative Agent May File Proofs of Claim        ~~160~~159
SECTION 8.10        No Waiver; Cumulative Remedies; Enforcement            ~~161~~160
SECTION 8.11        Certain ERISA Matters.                         ~~161~~160
ARTICLE IX MISCELLANEOUS
SECTION 9.01        Notices                                ~~162~~161
SECTION 9.02        Waivers; Amendments                        ~~164~~163
SECTION 9.03        Expenses; Indemnity; Damage Waiver                ~~168~~167
SECTION 9.04        Successors and Assigns                         ~~170~~169
SECTION 9.05        Survival                                ~~176~~175
SECTION 9.06        Counterparts; Integration; Effectiveness                ~~176~~175
SECTION 9.07        Severability                            176
SECTION 9.08     Right of Setoff                            ~~177~~176
SECTION 9.09     Governing Law; Jurisdiction; Consent to Service of Process        ~~177~~176
SECTION 9.10     WAIVER OF JURY TRIAL                    ~~178~~177
SECTION 9.11     Headings                            ~~178~~177
SECTION 9.12     Confidentiality                            ~~178~~177
SECTION 9.13     USA PATRIOT Act                        ~~179~~178
SECTION 9.14     Release of Liens and Guarantees                     179
SECTION 9.15     No Advisory or Fiduciary Responsibility                ~~80~~179
SECTION 9.16     Interest Rate Limitation                         ~~181~~180
SECTION 9.17     Judgment Currency                        ~~181~~180
SECTION 9.18     Acknowledgement and Consent to Bail-In of Affected Financial Institutions. ~~181~~180
SECTION 9.19     Intercreditor Agreement                        ~~182~~181
SECTION 9.20     Cashless Settlement                         ~~182~~181
SECTION 9.21     Acknowledgment Regarding Any Supported QFCs            182
SECTION 9.22     Erroneous Payments                        182

SCHEDULES:

Schedule 1.01    —    Excluded Subsidiaries Schedule 2.01    —    Commitments and Loans Schedule 2.05    —    Existing Letters of Credit
Schedule 3.03 — Government Approvals; No Conflicts Schedule 3.06    — Litigation and Environmental Matters Schedule 3.12    — Subsidiaries
Schedule 5.14    —    Certain Post-Closing Obligations Schedule 6.01    —    Existing Indebtedness
Schedule 6.02    —    Existing Liens Schedule 6.04     — Existing Investments
Schedule 6.08    —    Existing Affiliate Transactions Schedule 6.09     — Existing Restrictions
Schedule 9.01    —    Notices EXHIBITS:
Exhibit A    —    Form of Assignment and Assumption Exhibit B    —    Form of First Lien Guarantee Agreement Exhibit C    —    Form of Perfection Certificate
Exhibit D    —    Form of First Lien Collateral Agreement
Exhibit E-1    —    Form of First Lien Pari Passu Intercreditor Agreement Exhibit E-2    —    Form of First/Second Lien Intercreditor Agreement Exhibit E-3     —     Form of ABL Intercreditor Agreement
Exhibit F    —    Form of Intercompany Note
Exhibit G    —    Form of Specified Discount Prepayment Notice Exhibit H    —    Form of Specified Discount Prepayment Response Exhibit I    —    Form of Discount Range Prepayment Notice Exhibit J    —    Form of Discount Range Prepayment Offer Exhibit K    —    Form of Solicited Discounted Prepayment Notice Exhibit L    —    Form of Solicited Discounted Prepayment Offer Exhibit M     —     Form of Acceptance and Prepayment Notice
Exhibit N-1    — Form of United States Tax Compliance Certificate 1 Exhibit N-2    — Form of United States Tax Compliance Certificate 2 Exhibit N-3    — Form of United States Tax Compliance Certificate 3 Exhibit N-4    — Form of United States Tax Compliance Certificate 4 Exhibit O     — Form of Note
Exhibit P    — Form of Solvency Certificate
Exhibit Q    — Form of Notice of Borrowing
Exhibit R    — Form of Letter of Credit Request
Exhibit X    — Form of Beneficial Ownership Certificate

FIRST LIEN CREDIT AGREEMENT dated as of December 13, 2019 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) among SOTERA HEALTH TOPCO, INC., a Delaware corporation (the “Initial Holdings”), SOTERA HEALTH HOLDINGS, LLC (the “Borrower”), a Delaware limited company, the LENDERS and ISSUING BANKS party hereto and JPMORGAN CHASE BANK, N.A., (“JPMorgan”) (formerly Jefferies Finance LLC) as First Lien Administrative Agent and First Lien Collateral Agent.

PRELIMINARY STATEMENT

The Borrower has requested that the Lenders extend credit to the Borrower in the form of
$157,500,000 in Amendment No. 1 Revolving Commitment Increase on the Amendment No. 1 Effective Date.

The Borrower has requested that the Lenders extend credit to the Borrower in the form of
$76,250,000 in Amendment No. 2 Revolving Commitment Increase on the Amendment No. 2 Effective Date.

The Borrower has requested that (i) the Refinancing Revolving Lenders (as defined in Amendment No. 3) extend credit to the Borrower in the form of $83,000,000 in Amendment No. 3 Refinancing Revolving Commitments and (ii) the Revolving Lenders, Swingline Lenders and Issuing Banks extend the Revolving Maturity Date, each on the Amendment No. 3 Effective Date.

The Borrower has requested that the 2024 Refinancing Term Lenders extend credit to the Borrower in the form of $1,509,350,000 in 2024 Refinancing Term Loans on the Amendment No. 4 Effective Date.

The parties hereto agree as follows:

ARTICLE I DEFINITIONS
SECTION 1.01    Defined Terms.

As used in this Agreement, the following terms have the meanings specified below: "2024 Refinancing Term Commitments” has the meaning specified in Amendment No. 4.
"2024 Refinancing Term Loan” or “2024 Refinancing Term Loans” has the meaning specified in Amendment No. 4. The aggregate principal amount of 2024 Refinancing Term Loans outstanding on the Amendment No. 4 Effective Date is $1,509,350,000. The 2024 Refinancing Term Loans may be ABR Loans, RFR Loans or Term Benchmark Loans, and once repaid or prepaid, 2024 Refinancing Term Loans may not be reborrowed.

“2024 Refinancing Term Maturity Date” has the meaning assigned to such term in the definition of “Term Maturity Date”.

“2024 Refinancing Term Lender” means a Lender with a 2024 Refinancing Term Commitment or an outstanding 2024 Refinancing Term Loan.

“ABL Credit Agreement” shall mean the credit agreement in respect of any ABL Facility pursuant to which the ABL Obligations are incurred by the Borrower or one or more of its Subsidiaries as borrower(s), as amended, modified, supplemented, substituted, replaced, restated or refinanced, in whole or in part, from time to time.

“ABL Facility” shall mean an asset-based loan facility of the Borrower provided pursuant to the applicable ABL Loan Documents; provided that (i) no security interests shall be granted to secure the ABL

Obligations other than (A) a first-priority security interest in the ABL Priority Collateral, subject to ~~(x)~~ a perfected second-priority Lien in such Collateral in favor of the First Lien Collateral Agent and the other Secured Parties to secure the Secured Obligations and (~~y) a perfected third priority Lien in such Collateral in favor of the Second Lien Trustee and the other Secured Parties (as defined in the Second Lien Indenture) to secure the Second Lien Debt Document Obligations and (~~B) at the option of the Borrower, a ~~thir~~second-priority security interest in any other Collateral (other than ABL Priority Collateral) in which the First Lien Collateral Agent and the other Secured Parties have a perfected first-priority security ~~interest and in which the Second Lien Trustee and the other Secured Parties (as defined in the Second Lien Indenture) has a perfected second-priority security~~ interest, (ii) such facility shall not (x) be guaranteed by any entity that is not a Loan Party or (y) govern or otherwise contemplate any “restricted subsidiaries” that are not Restricted Subsidiaries, and (iii) upon the establishment of an ABL Facility,
(A) the Borrower shall deliver a certificate of a Responsible Officer to the First Lien Administrative Agent on or prior to the date of incurrence of such ABL Facility designating such Indebtedness as an ABL Facility, (B) if the ABL Intercreditor Agreement is not then in effect, the First Lien Administrative Agent shall have received a copy of the ABL Intercreditor Agreement duly executed by the ABL Representative with respect to such ABL Facility, one or more Senior Representatives for holders of Indebtedness not prohibited by this Agreement to be secured by the Collateral ~~(including the Second Lien Trustee)~~ and each Loan Guarantor, (C) if the ABL Intercreditor Agreement is then in effect, the ABL Representative with respect to such Indebtedness shall have duly executed and delivered to the First Lien Administrative Agent a joinder agreement in the form attached as an exhibit to the ABL Intercreditor Agreement and (D) (x) all First Lien Loan Document Obligations owing to any Secured Party under or in respect of any Revolving Loans, Letter of Credit, LC Disbursements, Revolving Commitments, Other Revolving Commitments, Additional/Replacement Revolving Commitment, Swingline Loans and Swingline Commitments shall have been paid in full in cash (other than any contingent indemnification obligations not yet accrued and payable) and (y) all of the Revolving Commitments, the Other Revolving Commitments, Additional/Replacement Revolving Commitments and the Swingline Commitments shall have been terminated in full or are terminated in full substantially simultaneously with the effectiveness of the ABL Facility.

“ABL Intercreditor Agreement” means the ABL Intercreditor Agreement substantially in the form of Exhibit E-3 among the First Lien Administrative Agent, the ABL Representative and one or more Senior Representatives for holders of Indebtedness not prohibited by this Agreement to be secured by the Collateral ~~(including the Second Lien Trustee)~~, with such modifications thereto as the First Lien Administrative Agent may reasonably agree.

“ABL Loan Documents” shall mean, collectively, (i) the ABL Credit Agreement and (ii) the security documents, intercreditor agreements (including the ABL Intercreditor Agreement), guarantees, joinders and other agreements or instruments executed in connection with the ABL Credit Agreement or such other agreements, in each case, as amended, modified, supplemented, substituted, replaced, restated or refinanced, in whole or in part, from time to time.

“ABL Obligations” shall mean all Indebtedness and other obligations of the Borrower and any other Loan Parties outstanding under or pursuant to the ABL Loan Documents, together with guarantees thereof that are secured, or intended to be secured, under the ABL Loan Documents, including any direct or indirect, absolute or contingent, interest and fees that accrue after the commencement by or against the Borrower, any other Loan Party or any guarantor of ABL Obligations of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding, and any obligations under a Swap Agreement and cash management obligations that are secured by the Liens securing the Indebtedness incurred pursuant to the ABL Credit Agreement pursuant to the security documents entered into in connection with the ABL Credit Agreement.

“ABL Priority Collateral” means all the “ABL Priority Collateral” as defined in the ABL Intercreditor Agreement.

“ABL Representative” shall mean, with respect to any series of ABL Obligations, the administrative agent or collateral agent or other representative of the holders of such series of ABL Obligations who maintains the transfer register for such series of ABL Obligations and is appointed as a representative for purposes related to the administration of the security documents pursuant to the ABL Credit Agreement or other agreement governing such series of ABL Obligations.

“ABR” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the (i) Alternate Base Rate (in the case of Loans denominated in Dollars) or (ii) Canadian Base Rate (in the case of Loans denominated in Canadian Dollars).
“Acceptable Discount” has the meaning assigned to such term in Section 2.11(a)(ii)(D)(2). “Acceptable    Prepayment    Amount”    has    the    meaning    assigned    to    such    term    in
Section 2.11(a)(ii)(D)(3).

“Acceptance and Prepayment Notice” means an irrevocable written notice from a Term Lender accepting a Solicited Discounted Prepayment Offer to make a Discounted Term Loan Prepayment at the Acceptable Discount specified therein pursuant to Section 2.11(a)(ii)(D) substantially in the form of Exhibit M.

“Acceptance Date” has the meaning specified in Section 2.11(a)(ii)(D)(2). “Accepting Lenders” has the meaning specified in Section 2.24(a).
“Acquired EBITDA” means, with respect to any Acquired Entity or Business or any Converted Restricted Subsidiary (any of the foregoing, a “Pro Forma Entity”) for any period as the amount for such period of Consolidated EBITDA of such Pro Forma Entity (determined as if references to the Borrower and the Restricted Subsidiaries in the definition of “Consolidated EBITDA” were references to such Pro Forma Entity and its subsidiaries that will become Restricted Subsidiaries), all as determined on a consolidated basis for such Pro Forma Entity.

“Acquired Entity or Business” has the meaning given such term in the definition of “Consolidated
EBITDA.”

“Additional Lender” means any Additional Revolving Lender or any Additional Term Lender, as
applicable.

“Additional/Replacement Revolving Commitment” has the meaning assigned to such term in
Section 2.20(a).

“Additional Revolving Lender” means, at any time, any bank, financial institution or other institutional lender or investor (other than any natural person) or any Person that would be an Affiliated Lender that agrees to provide any portion of any (a) Incremental Revolving Commitment Increase or Additional/Replacement Revolving Commitments pursuant to an Incremental Facility Amendment in accordance with Section 2.20 or (b) Credit Agreement Refinancing Indebtedness in the form of Other Revolving Commitments pursuant to a Refinancing Amendment in accordance with Section 2.21; provided that each Additional Revolving Lender shall be subject to the approval of the First Lien Administrative Agent (and, if such Additional Revolving Lender will provide an Incremental Revolving Commitment Increase or any Additional/Replacement Revolving Commitment, each Issuing Bank and the Swingline Lender), in each case only if such consent would be required under Section 9.04(b) for an assignment of Revolving Loans or Revolving Commitments, as applicable, to such bank, financial institution or other institutional lender or investor (such approval in each case not to be unreasonably withheld, conditioned or delayed) and the Borrower.

“Additional Term Lender” means, at any time, any bank, financial institution or other institutional lender or investor (other than any natural person) or any Person that would be an Affiliated Lender that agrees to provide any portion of any (a) First Lien Incremental Term Loans pursuant to an Incremental Facility Amendment in accordance with Section 2.20 or (b) Credit Agreement Refinancing Indebtedness in the form of Other First Lien

Term Loans or Other First Lien Term Commitments pursuant to a Refinancing Amendment in accordance with Section 2.21; provided that each Additional Term Lender shall be subject to the approval of the First Lien Administrative Agent if such consent would be required under Section 9.04(b) for an assignment of Term Loans or Term Commitments, as applicable, to such bank, financial institution or other institutional lender or investor (such approval in each case not to be unreasonably withheld, conditioned or delayed) and the Borrower.

“Adjusted Daily Simple SOFR” means (i) with respect to the Revolving Loans ~~only~~, an interest rate per annum equal to (a) the Daily Simple SOFR, plus (b) 0.10% and (ii) with respect the Term Loans ~~only, an interest rate per annum equal to (a) the~~, Daily Simple SOFR~~, plus (b) 0.11448% (11.448 basis points)~~; provided that for the purposes of (i) and (ii), if Adjusted Daily Simple SOFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted Daily Simple SONIA” means, with respect to any SONIA Borrowing, an interest rate per annum equal to (a) Daily Simple SONIA, plus (b) 0.0326%; provided that if the Adjusted Daily Simple SONIA Rate as so determined would be less than zero, such rate shall be deemed to be equal to zero for the purposes of this Agreement.

“Adjusted EURIBOR” means, with respect to any Term Benchmark Borrowing denominated in Euros for any Interest Period, an interest rate per annum equal to (a) EURIBOR for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Adjusted Term CORRA Rate” means, with respect to the Revolving Loans only, for any Interest Period, an interest rate per annum equal to Term CORRA for such Interest Period, plus (a) 0.29547 for an Interest Period of one-month’s duration and (b) 0.32138 for an Interest Period of three-months’ duration; provided that if the Adjusted Term CORRA Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted Term SOFR Rate” means (i) with respect to the Revolving Loans ~~only~~, for any Interest Period, an interest rate per annum equal to (a) the Term SOFR Rate for such Interest Period, plus (b) 0.10% (10 basis points) and (ii) with respect to the Term Loans ~~only, (a) 0.11448% (11.448 basis points) for an Interest Period of one-month’s duration, (b) 0.26161% (26.161 basis points) for an Interest Period of three-months’ duration, and~~
~~(c) 0.42826% (42.826 basis points) for an Interest Period of six-months’ duration~~, Term SOFR; provided that for the purposes of (i) and (ii), if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the First Lien Administrative Agent.

“Affected Class” has the meaning specified in Section 2.24(a).

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial
Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly or indirectly Controls or is Controlled by or is under common Control with the Person specified. For purposes of this Agreement and the other First Lien Loan Documents, Jefferies LLC and its Affiliates shall be deemed to be Affiliates of Jefferies Finance LLC and its Affiliates.

“Affiliated Debt Fund” means any Affiliated Lender that is a bona fide diversified debt fund primarily engaged in, or that advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit or securities in the ordinary course.

“Affiliated Lender” means, at any time, any Lender that is an Investor, a Sponsor, or an Affiliate of an Investor or a Sponsor (other than Holdings, the Borrower or any of their respective Subsidiaries) at such time, to the extent that such Investor, such Sponsor, or the Affiliates of an Investor or a Sponsor constitute an Affiliate of Holdings, the Borrower or their respective Subsidiaries.

“Agent” means the First Lien Administrative Agent, the First Lien Collateral Agent, each Joint Lead Arranger and any successors and assigns of the foregoing in such capacity, and “Agents” means two or more of them.

“Agent Parties” has the meaning given to such term in Section 9.01(c). “Agreed Currencies” means Dollars and each Alternative Currency.
“Agreement” has the meaning given to such term in the preliminary statements hereto. “Agreement Currency” has the meaning assigned to such term in Section 9.17.
“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus 0.50%, (c) the Adjusted Term SOFR Rate for a one month Interest Period as published two U.S. Governmental Securities Business Days prior to such day (or if such day is not a U.S. Governmental Securities Business Day, the immediately preceding U.S. Governmental Securities Business Day) plus 1%; provided that for the purpose of this clause (c) the Adjusted Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate, or the Adjusted Term SOFR Rate shall be effective on the effective date of such change in the Prime Rate, the NYFRB Rate, or the Adjusted Term SOFR Rate, as the case may be. Notwithstanding the foregoing, (i) with respect to the Term Loans only, the Alternate Base Rate will be deemed to be 0.00% per annum if the Alternate Base Rate calculated pursuant to the foregoing provisions would otherwise be less than 0.00% per annum and (ii) if the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.14 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.14(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.

“Alternative Currency” means Canadian Dollars, Euros, Sterling and each other currency (other than Dollars) that is requested by the Borrower and approved in accordance with Section 1.08.

“Alternative Currency Equivalent” means, for any amount of any Alternative Currency, at the time of determination thereof, (a) if such amount is expressed in such Alternative Currency, such amount and (b) if such amount is expressed in Dollars, the equivalent of such amount in such Alternative Currency determined by using the rate of exchange for the purchase of such Alternative Currency with Dollars last provided (either by publication or otherwise provided to the First Lien Administrative Agent) by the applicable Reuters source on the Business Day (New York City time) immediately preceding the date of determination or if such service ceases to be available or ceases to provide a rate of exchange for the purchase of such Alternative Currency with Dollars, as provided by such other publicly available information service which provides that rate of exchange at such time in place of Reuters chosen by the First Lien Administrative Agent in its sole discretion (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in Dollars as determined by the First Lien Administrative Agent using any method of determination it deems appropriate in its sole discretion).

“Amendment No. 1” means Incremental Amendment No. 1 to this Agreement dated as of December 17, 2020.

“Amendment No. 1 Effective Date” means December 17, 2020, the date of effectiveness of Amendment No. 1.

“Amendment No. 1 Revolving Commitment Increase” means the obligation of each Incremental Amendment Revolving Lender (as defined in Amendment No. 1) to provide Incremental Revolving Commitments to the Borrower on the Amendment No. 1 Effective Date in an aggregate principal amount equal to $157,500,000.

“Amendment No. 2” means Incremental Amendment No. 2 to this Agreement dated as of March
21, 2023.

“Amendment No. 2 Effective Date” means March 21, 2023, the date of effectiveness of Amendment No. 2.

“Amendment No. 2 Revolving Commitment Increase” means the obligation of each Incremental Amendment Revolving Lender (as defined in Amendment No. 2) to provide Incremental Revolving Commitments to the Borrower on the Amendment No. 2 Effective Date in an aggregate principal amount equal to $76,250,000.
“Amendment No. 3” means Amendment No. 3 to this Agreement dated as of March 1, 2024. “Amendment No. 3 Effective Date” means March 1, 2024, the date of effectiveness of
Amendment No. 3.

“Amendment No. 3 Refinancing Revolving Commitment” means the obligation of each Refinancing Revolving Lender (as defined in Amendment No. 3) to provide Refinancing Revolving Commitments (as defined in Amendment No. 3) to the Borrower on the Amendment No. 3 Effective Date in an aggregate principal amount equal to $83,000,000. The Amendment No. 3 Refinancing Revolving Commitments will be treated as part of the same Class of Revolving Commitments as the Revolving Commitments outstanding immediately prior to the Amendment No. 3 Effective Date.

“Amendment No. 4” means Amendment No. 4 to this Agreement dated as May 30, 2024.

“Amendment No. 4 Effective Date” means May 30, 2024, the date of effectiveness of Amendment No. 4.

“Amendment No. 4 Transactions” has the meaning specified in Amendment No. 4.

“Applicable Account” means, with respect to any payment to be made to the First Lien Administrative Agent hereunder, the account specified by the First Lien Administrative Agent from time to time for the purpose of receiving payments of such type.
“Applicable Discount” has the meaning assigned to such term in Section 2.11(a)(ii)(C)(2). “Applicable Fronting Exposure” means, with respect to any Person that is an Issuing Bank or the
Swingline Lender at any time, the sum of (a) the aggregate amount of all Letters of Credit issued by such Person in its capacity as an Issuing Bank (if applicable) that remains available for drawing at such time, (b) the aggregate amount of all LC Disbursements made by such Person in its capacity as an Issuing Bank (if applicable) that have not yet been reimbursed by or on behalf of the Borrower at such time and (c) the aggregate principal amount of all Swingline Loans made by such Person in its capacity as a Swingline Lender (if applicable) outstanding at such time.

“Applicable Percentage” means, at any time with respect to any Revolving Lender, the percentage of the aggregate Revolving Commitments represented by such Lender’s Revolving Commitment at such time (or, if the Revolving Commitments have terminated or expired, such Lender’s share of the total Revolving Exposure at that time); provided that, with respect to Letters of Credit, LC Disbursements, LC Exposure, Swingline Exposure and Swingline Loans, “Applicable Percentage” shall mean the percentage of the aggregate Revolving Commitments represented by such Lender’s Revolving Commitment at such time (or, if the Revolving Commitments have terminated or expired, such Lender’s share of the total Revolving Exposure at that time); provided further that, at any time any Revolving Lender shall be a Defaulting Lender, “Applicable Percentage” shall mean the percentage of the total Revolving Commitments (disregarding any such Defaulting Lender’s Revolving Commitment) represented by such Lender’s Revolving Commitment. If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the applicable Revolving Commitments most recently in effect, giving effect to any assignments pursuant to this Agreement and to any Lender’s status as a Defaulting Lender at the time of determination.

“Applicable Rate” means, for any day, (a) with respect to any SONIA Loan, Adjusted Daily Simple SONIA plus 2.75% per annum, (b) with respect to any ~~Term Loan denominated in Dollars, (i) in the case of an ABR Loan, the Alternate Base Rate plus 1.75% per annum, (ii) in the case of a Term Benchmark Loan, the Adjusted Term SOFR Rate plus 2.75% per annum or (iii) in the case of a RFR Loan, Adjusted Daily Simple SOFR plus 2.75% per annum,~~2024 Refinancing Term Loans, the applicable rate per annum set forth below under the caption for such 2024 Refinancing Term Loans, in each case for the purposes of this clause (b), based upon the Senior Secured First Lien Net Leverage Ratio as of the most recent Test Period; provided that until the date of the delivery of the relevant consolidated financial statements pursuant to Section 5.01(a) or (b), as applicable, as of the Amendment No. 4 Effective Date the Applicable Rate shall be based on the rates per annum set forth in Category 1 immediately below, (c) with respect to any Loan denominated in Euros, Adjusted EURIBOR Rate plus 2.75% per annum, (d) with respect to any Loan denominated in Canadian Dollars, (i) in the case of any ABR Loan, the Canadian Base Rate plus 1.75% per annum or (ii) in the case of a Term Benchmark Loan, the Adjusted Term CORRA Rate plus 2.75% and (e) with respect to any Revolving Loan denominated in Dollars, (i) in the case of an ABR Loan, the Alternate Base Rate plus 1.75%, (ii) in the case of a Term Benchmark Loan, the Adjusted Term SOFR Rate plus 2.75%, or (iii) in the case of a RFR Loan, Adjusted Daily Simple SOFR plus 2.75% per annum.

Applicable Rate for 2024 Refinancing Term Loans
Senior Secured First Lien	ABR Loans	RFR Loan	Term Benchmark
Net Leverage Ratio	(Alternate Base Rate)	(Adjusted Daily Simple	Loan
		SOFR)	(Adjusted Term
			SOFR)
Category 1
Greater than 3.30:1.00	2.25%	3.25%	3.25%
Category 2
Less than or equal to	2.00%	3.00%	3.00%
3.30:1.00

For purposes of the foregoing, each change in the Applicable Rate resulting from a change in the Senior Secured First Lien Net Leverage Ratio shall be effective during the period commencing on and including the third Business Day following the date of delivery to the Administrative Agent pursuant to Section 5.01(a) or 5.01(b) of the consolidated financial statements and related Compliance Certificate indicating such change and ending on the date immediately preceding the effective date of the next such change. Notwithstanding the foregoing, the Applicable Rate, at the option of the Administrative Agent or the Required Lenders, commencing upon written notice to the Borrower, shall be based on the rates per annum set forth in Category 1 (i) at any time that an Event of Default under Section 7.01(a) has occurred and is continuing and shall continue to so apply to but excluding the date on which such Event of Default shall cease to be continuing (and thereafter, the Category otherwise determined in accordance with this definition shall apply) or (ii) if the Borrower fails to deliver the consolidated financial statements required to be delivered pursuant to Section 5.01(a) or 5.01(b) or any Compliance Certificate required to be delivered pursuant hereto, in each case within the time periods specified herein for such delivery, during the period commencing on and including the day of the occurrence of a Default resulting from such failure and until the delivery thereof.

“Approved Bank” has the meaning assigned to such term in the definition of the term “Permitted
Investments.”

“Approved Foreign Bank” has the meaning assigned to such term in the definition of “Permitted

Investments.”

“Approved Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or investing in commercial loans and similar extensions of credit in the ordinary course of its activities and that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or
(c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.

“Asset Sale Percentage” means 100% provided that if, at the time of receipt by the Borrower or any other Loan Party of the Net Proceeds from any Prepayment Event described in clause (a) of the definition thereof, on a Pro Forma Basis after giving effect to the applicable Prepayment Event and the application of the Net Proceeds therefrom, (a) if the Senior Secured First Lien Net Leverage Ratio is less than or equal to 3.30:1.00, and greater than 2.80:1.00, 50% and (c) if the Senior Secured First Lien Net Leverage Ratio is equal to or less than 2.80:1.00, 25%.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any Person whose consent is required by Section 9.04(b)), substantially in the form of Exhibit A or any other form reasonably approved by the First Lien Administrative Agent.

“Auction Agent” means (a) the First Lien Administrative Agent or (b) any other financial institution or advisor employed by the Borrower (whether or not an Affiliate of the First Lien Administrative Agent) to act as an arranger in connection with any Discounted Term Loan Prepayment pursuant to Section 2.11(a)(ii)(A); provided that the Borrower shall not designate the First Lien Administrative Agent as the Auction Agent without the written consent of the First Lien Administrative Agent (it being understood that the First Lien Administrative Agent shall be under no obligation to agree to act as the Auction Agent).

“Audited Financial Statements” means the audited consolidated balance sheets of the Borrower for the fiscal year ended December 31, 2018, and the related    consolidated statements of operations and comprehensive income, consolidated statements of shareholders’ equity and consolidated statements of cash flows of the Borrower for the fiscal year ended December 31, 2018.

“Available Amount” means, as of any date of determination, a cumulative amount equal to (without duplication):

(a)the greater of (x) $~~96,000,000~~135,500,000 and (y) 25% of Consolidated EBITDA for the most recently ended Test Period as of such date (such amount, the “Starter Basket”), plus

(b)the sum of an amount (which amount shall not be less than zero) equal to the greater of (A) 50% of Consolidated Net Income of the Borrower and its Restricted Subsidiaries for the period (treated as one accounting period) from October 1, 2019 to the end of the most recently ended Test Period as of such date and (B) the sum of Excess Cash Flow (but not less than zero in any period) for the fiscal year ending December 31, 2020 and Excess Cash Flow for each succeeding completed fiscal year as of such date, in each case, that was not required to prepay Term Borrowings pursuant to Section 2.11(d), plus

(c)[reserved]

(d)Investments of the Borrower or any of its Restricted Subsidiaries in any Unrestricted Subsidiary made using the Available Amount that has been re-designated as a Restricted Subsidiary or that has been merged, amalgamated or consolidated with or into the Borrower or any of its Restricted Subsidiary (up to the lesser of (i) the Fair Market Value determined in good faith by the Borrower of the Investments of the Borrower and its Restricted Subsidiaries in such Unrestricted Subsidiary at the time of such re-designation or merger or consolidation and (ii) the Fair Market Value determined in good faith by the Borrower of the original Investment by the Borrower and its Restricted Subsidiaries in such Unrestricted Subsidiary), plus

(e)the Net Proceeds of a sale or other Disposition of any Unrestricted Subsidiary (including the issuance of stock of an Unrestricted Subsidiary) received by the Borrower or any Restricted Subsidiary, plus

(f)to the extent not included in Consolidated Net Income, dividends or other distributions or returns on capital received by the Borrower or any Restricted Subsidiary from an Unrestricted Subsidiary, plus

(g)the aggregate amount of any Retained Declined Proceeds since the Effective Date. “Available Equity Amount” means a cumulative amount equal to (without duplication):
(a)the Net Proceeds of new public or private issuances of Qualified Equity Interests (excluding Qualified Equity Interests the proceeds of which will be applied as Cure Amounts) in Holdings or any parent of Holdings which are contributed to the Borrower, plus

(b)capital contributions received by the Borrower after the Effective Date in cash or Permitted Investments (other than in respect of any Disqualified Equity Interest), plus

(c)the net cash proceeds received by the Borrower or any Restricted Subsidiary from Indebtedness and Disqualified Equity Interest issuances issued after the Effective Date and which have been exchanged or converted into Qualified Equity Interests, plus

(d)returns, profits, distributions and similar amounts received in cash or Permitted Investments by the Borrower or any Restricted Subsidiary on Investments made using the Available Equity Amount (not to exceed the amount of such Investments).

“Average Exchange Rate” means the daily average currency exchange rate for the most recently ended fiscal quarter of the Borrower for which financial statements have been delivered pursuant to Section 5.01(a) or Section 5.01(b) (or, prior to the first such delivery, such financial statements referred to in Section 4.01(h)), as reasonably determined in good faith by the Borrower based on the Bloomberg Key Cross Currency Rates Page at such time or, if the Borrower is unable to determine the Average Exchange Rate based on the Bloomberg Key Cross Currency Rates Page for any reason, publicly reported currency exchange rate information in consultation with the First Lien Administrative Agent; provided further that, if an amount that is to otherwise be converted using the foregoing methodology has been hedged, swapped or otherwise effectively converted into another currency pursuant to a Swap Agreement to which any Loan Party is a party, the currency exchange rate so utilized for that amount shall be as set forth in such Swap Agreement (copies of which shall be made available to the First Lien Administrative Agent upon request).

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark for any Agreed Currency, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.14(f).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article
55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the

United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

“Barclays Letter of Credit Sublimit” means an amount equal to the amount listed on Schedule
2.01 as amended by Amendment No. 3. Letters of Credit issued pursuant to the Barclays Letter of Credit Sublimit will be issued by Barclays Bank PLC, in its capacity as an “Issuing Bank”.

“Benchmark” means, initially, with respect to any (i) RFR Loan in any Agreed Currency, the applicable Relevant Rate for such Agreed Currency or (ii) Term Benchmark Loan, the Relevant Rate for such Agreed Currency; provided that if a Benchmark Transition Event and the related Benchmark Replacement Date have occurred with respect to the applicable Relevant Rate or the then-current Benchmark for such Agreed Currency, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.14(b) or (c).

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided that in the case of any Loan denominated in an Alternative Currency, “Benchmark Replacement” shall mean the alternative set forth in (2) below:

(1)Adjusted Daily Simple SOFR;

(2)the sum of: (a) the alternate benchmark rate that has been selected by the First Lien Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the applicable Agreed Currency at such time and (b) the related Benchmark Replacement Adjustment;

If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other First Lien Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by the First Lien Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Agreed Currency at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Loan, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “RFR Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the First Lien Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the First Lien Administrative Agent in a manner substantially consistent with market practice (or, if the First Lien Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the First Lien Administrative Agent determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the First Lien Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other First Lien Loan Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(1)in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of
(a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2)in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if such Benchmark (or component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);

(2)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, the central bank for the Agreed Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or

(3)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any First Lien Loan Document in accordance with Section 2.14 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any First Lien Loan Document in accordance with Section 2.14.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BNP Paribas Letter of Credit Sublimit” means an amount equal to the amount listed on Schedule
2.01 as amended by Amendment No. 3. Letters of Credit issued pursuant to the BNP Paribas Letter of Credit Sublimit will be issued by BNP Paribas, in its capacity as an “Issuing Bank”.

“Board of Directors” means, with respect to any Person, (a) in the case of any corporation, the board of directors of such Person or any committee thereof duly authorized to act on behalf of such board, (b) in the case of any limited liability company, the board of managers, board of directors, manager or managing member of such Person or the functional equivalent of the foregoing or any committee thereof duly authorized to act on behalf of such board, manager or managing member, (c) in the case of any partnership, the board of directors or board of managers of the general partner of such Person and (d) in any other case, the functional equivalent of the foregoing.

“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States of America.
“Borrower” has the meaning assigned to such term in the preliminary statements hereto. “Borrower Materials” has the meaning assigned to such term in the last paragraph of Section 5.01. “Borrower Offer of Specified Discount Prepayment” means the offer by the Borrower to make a voluntary prepayment of Term Loans at a Specified Discount to par pursuant to Section 2.11(a)(ii)(B).

“Borrower Solicitation of Discount Range Prepayment Offers” means the solicitation by the Borrower of offers for, and the corresponding acceptance by a Term Lender of, a voluntary prepayment of Term Loans at a specified range at a discount to par pursuant to Section 2.11(a)(ii)(C).

“Borrower Solicitation of Discounted Prepayment Offers” means the solicitation by the Borrower of offers for, and the subsequent acceptance, if any, by a Term Lender of, a voluntary prepayment of Term Loans at a discount to par pursuant to Section 2.11(a)(ii)(D).

“Borrowing” means (a) Loans of the same Class, Type and currency, made, converted or continued on the same date and, in the case of Term Benchmark Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan.

“Borrowing Minimum” means (a) in the case of a Term Benchmark Revolving Borrowing or SONIA Revolving Borrowing, $1,000,000, (b) in the case of an ABR Revolving Borrowing, $500,000 and (c) in the case of a Swingline Loan, $100,000.

“Borrowing Multiple” means (a) in the case of a Term Benchmark Revolving Borrowing or SONIA Revolving Borrowing, $1,000,000, (b) in the case of an ABR Revolving Borrowing, $500,000 and (c) in the case of a Swingline Loan, $100,000.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with
Section 2.03.

“Business Day” means (i) subject to clauses (ii), (iii), (iv) and (v) below, any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by Requirements of Law to remain closed, (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on or with respect to Loans denominated in Euros, any day that is a Business Day described in clause (i) and that is also a TARGET Day, (iii) with respect to all notices and determinations in connection with, and payments of principal and interest on or with respect to, SONIA Loans, any day that is only a SONIA Business Day, (iv) with respect to all notices and determinations in connection with, and payments of principal and interest on or with respect to, Loans denominated in any other Alternative Currency, any day that is a Business Day described in clauses (i) and (ii) and that is also a day which is not a legal holiday or a day on which banking institutions are authorized or required by Requirements of Law or other government action to remain closed in the country of issuance of the applicable currency and (v) if such day relates to any Term Benchmark Loan denominated in Dollars, shall also exclude any day that is not a U.S. Government Securities Business Day and
(b) in relation to RFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings in the applicable Agreed Currency of such RFR Loan, any such day that is only an RFR Business Day.
“CAD Screen Rate” has the meaning assigned to such term in the definition of “Term CORRA”. “Canadian Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the rate which the principal office of the First Lien Administrative Agent in Toronto, Ontario then quotes, publishes and refers to as its “prime rate” and which is its reference rate of interest for loans in Canadian Dollars made in Canada to commercial borrowers and (b) the one-month Adjusted Term CORRA Rate, plus 1.00% per annum, adjusted automatically with each quoted, published or displayed change in such rate, all without necessity of any notice to the Borrower or any other Person.

“Canadian Dollars” means the lawful money of Canada.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP; provided that all leases of such Person that are or would have been treated as operating leases for purposes of GAAP prior to the issuance on February 25, 2016 of the Accounting Standards Update 2016-02, Leases (Topic 842) by the Financial Accounting Standards Board (the “ASU”) shall continue to be accounted for as operating leases for purposes of all financial definitions and calculations for purposes of the Loan

Documents (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with the ASU (on a prospective or retroactive basis or otherwise) to be treated as capitalized lease obligations in the financial statements to be delivered pursuant to the Loan Documents.

“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP as in effect on the Effective Date, recorded as capitalized leases; provided that for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the amount thereof accounted for as a liability in accordance with GAAP.

“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by the Borrower and its Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of the Borrower and its Restricted Subsidiaries.

“Cash Management Obligations” means (a) obligations of Holdings, any Intermediate Parent, the Borrower or any Subsidiary in respect of any overdraft and related liabilities arising from treasury, depository, cash pooling arrangements and cash management services or any automated clearing house transfers of funds and (b) other obligations in respect of netting services, employee credit or purchase card programs and similar arrangements.

“Cash Management Services” has the meaning assigned to such term in the definition of “Secured Cash Management Obligations.”

“Casualty Event” means any event that gives rise to the receipt by the Borrower or any Subsidiary of any insurance proceeds or condemnation awards in an amount in excess of $20,000,000 in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.

“CBR Loan” means a Loan that bears interest at a rate determined by reference to the Central
Bank Rate.

“CBR Spread” means the Applicable Rate, applicable to such Loan that is replaced by a CBR
Loan.

“Central Bank Rate” means, for any Loan denominated in Sterling, (a) the greater of (i) the Bank of England (or any successor thereto)’s “Bank Rate” as published by the Bank of England (or any successor thereto) from time to time, and (ii) the Floor; plus (b) the applicable Central Bank Rate Adjustment.

“Central Bank Rate Adjustment” means, for any day, for any Loan denominated in Sterling, a rate equal to the difference (which may be a positive or negative value or zero) of (a) the average of Adjusted Daily Simple SONIA for Sterling Borrowings for the five most recent SONIA Business Days preceding such day for which SONIA was available (excluding, from such averaging, the highest and the lowest such Adjusted Daily Simple SONIA applicable during such period of five SONIA Business Days) minus (b) the Central Bank Rate in respect of Sterling in effect on the last SONIA Business Day in such period.

“CFC” means a “controlled foreign corporation” within the meaning of Sections 956 and 957 of the Code.

“Change of Control” means (a) the failure of Holdings prior to an IPO, or, after the IPO, the IPO Entity, directly or indirectly through wholly owned subsidiaries, to own all of the Equity Interests of the Borrower,
(b) prior to an IPO, the failure by the Permitted Holders to own, directly or indirectly through one or more holding company parents of Holdings, beneficially and of record, Equity Interests in Holdings representing at least a majority of the aggregate ordinary voting power for the election of members of the Board of Directors of Holdings represented by the issued and outstanding Equity Interests in Holdings, unless the Permitted Holders otherwise have the right (pursuant to contract, proxy, ownership of Equity Interests or otherwise), directly or indirectly, to designate, nominate or appoint (and do so designate, nominate or appoint) a majority of the Board of Directors of Holdings, (c) after an IPO, the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group, other than the Permitted Holders (directly or indirectly, including through one or more holding companies), of Equity Interests representing 40% or more of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests in the IPO Entity and the percentage of the aggregate ordinary voting power so held is greater than the percentage of the aggregate ordinary voting power represented by the Equity Interests in the IPO Entity held by the Permitted Holders, unless the Permitted Holders (directly or indirectly, including through one of more holding companies) otherwise have the right (pursuant to contract, proxy or otherwise), directly or indirectly, to designate, nominate or appoint (and do so designate, nominate or appoint) a majority of the Board of Directors of Holdings or the IPO Entity, (d) ~~the occurrence of a “Change of Control” (or similar event, however denominated) as defined in the Second Lien Indenture unless such debt is repaid or commitments terminated (as applicable) substantially simultaneously with the occurrence of such “Change of Control” under such documentation in a manner not prohibited hereunder~~[Reserved] or (e) the occurrence of a “Change of Control” (or similar event, however denominated), as defined in the documentation governing any Junior Financing that is Material Indebtedness, unless such Junior Financing is repaid substantially simultaneously with the occurrence of such “Change of Control” under such documentation in a manner permitted hereunder.

For purposes of this definition, (i) “beneficial ownership” shall be as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act, (ii) the phrase Person or “group” is within the meaning of Section 13(d) or 14(d) of the Exchange Act, but excluding any employee benefit plan of such Person or “group” and its subsidiaries and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan, and (iii) if any Person or “group” includes one or more Permitted Holders, the issued and outstanding Equity Interests of Holdings, the IPO Entity or the Borrower, as applicable, directly or indirectly owned by the Permitted Holders that are part of such Person or “group” shall not be treated as being owned by such Person or “group” for purposes of determining whether clause (c) of this definition is triggered.

“Change in Law” means: (a) the adoption of any rule, regulation, treaty or other law after the date of this Agreement, (b) any change in any rule, regulation, treaty or other law or in the administration, interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided, that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all rules, regulations, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank of International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or by the United States, Canada, United Kingdom or other foreign regulatory authorities, in each case pursuant to Basel III, shall, in each case, be deemed to be a “Change in Law,” to the extent enacted, adopted, promulgated or issued after the date of this Agreement, but only to the extent such rules, regulations, or published interpretations or directives are applied to Holdings and its Subsidiaries by the First Lien Administrative Agent or any Lender in substantially the same manner as applied to other similarly situated borrowers under comparable syndicated credit facilities, including, without limitation, for purposes of Section 2.15.

“Citibank Letter of Credit Sublimit” means an amount equal to the amount listed on Schedule
2.01 as amended by Amendment No. 3. Letters of Credit issued pursuant to the Citibank Letter of Credit Sublimit will be issued by Citibank, N.A. in its capacity as an “Issuing Bank”.

“Citizens Letter of Credit Sublimit” means an amount equal to the amount listed on Schedule 2.01 as amended by Amendment No. 3. Letters of Credit issued pursuant to the Citizens Letter of Credit Sublimit will be issued by Citizens Bank, N.A. in its capacity as an “Issuing Bank”.

“Class” when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Other Revolving Loans, Term Loans, First Lien Incremental Term Loans, Other First Lien Term Loans ~~or~~, Swingline Loans, or 2024 Refinancing Term Loans,
(b) any Commitment, refers to whether such Commitment is a Revolving Commitment, Additional/Replacement Revolving Commitment, Other Revolving Commitment, Term Commitment or Other First Lien Term Commitment and (c) any Lender, refers to whether such Lender has a Loan or Commitment with respect to a particular Class of Loans or Commitments. Other First Lien Term Commitments, Other First Lien Term Loans, Other Revolving Commitments (and the Other Revolving Loans made pursuant thereto), Additional/Replacement Revolving Commitments and First Lien Incremental Term Loans that have different terms and conditions shall be construed to be in different Classes.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means any and all assets, whether real or personal, tangible or intangible, on which Liens are purported to be granted pursuant to the Security Documents as security for the Secured Obligations.

“Collateral and Guarantee Requirement” means, at any time, the requirement that:

(a)the First Lien Administrative Agent shall have received from (i) Holdings, any Intermediate Parent, the Borrower and each of the Restricted Subsidiaries (other than any Excluded Subsidiary) either (x) a counterpart of the First Lien Guarantee Agreement duly executed and delivered on behalf of such Person or (y) in the case of any Person that becomes a Loan Party after the Effective Date (including by ceasing to be an Excluded Subsidiary), a supplement to the First Lien Guarantee Agreement, in substantially the form specified therein, duly executed and delivered on behalf of such Person and
(ii) Holdings, any Intermediate Parent, the Borrower and each Subsidiary Loan Party either (x) a counterpart of the First Lien Collateral Agreement duly executed and delivered on behalf of such Person or
(y) in the case of any Person that becomes a Subsidiary Loan Party after the Effective Date (including by ceasing to be an Excluded Subsidiary), a supplement to the First Lien Collateral Agreement, substantially the form specified therein, duly executed and delivered on behalf of such Person, in each case under this clause (a) together with, in the case of any such First Lien Loan Documents executed and delivered after the Effective Date, to the extent reasonably requested by the First Lien Administrative Agent, opinions and documents of the type referred to in Sections 4.01(b) and 4.01(d);

(b)all outstanding Equity Interests of the Borrower, any Intermediate Parent and each Restricted Subsidiary (other than any Equity Interests constituting Excluded Assets) owned by or on behalf of any Loan Party, shall have been pledged pursuant to the First Lien Collateral Agreement, and the First Lien Administrative Agent shall have received certificates, if any, representing all such Equity Interests to the extent constituting “certificated securities”, together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank;

(c)if any Indebtedness for borrowed money of Holdings, any Intermediate Parent, the Borrower or any Subsidiary in a principal amount of $20,000,000 or more is owing by such obligor to any Loan Party and such Indebtedness shall be evidenced by a promissory note, such promissory note shall be pledged pursuant to the First Lien Collateral Agreement, and the First Lien Administrative Agent shall have received all such promissory notes, together with undated instruments of transfer with respect thereto endorsed in blank; provided, however, that the foregoing delivery requirement with respect to any intercompany indebtedness may be satisfied by delivery of an omnibus or global intercompany note executed by all Loan Parties as payees and all such obligors as payors;

(d)all certificates, agreements, documents and instruments, including Uniform Commercial Code financing statements and Intellectual Property Security Agreements with respect to any Trademarks, Patents and Copyrights that are registered, issued or applied-for in the United States and that constitute Collateral, for the filing with the United States Patent or Trademark Office and the United States Copyright Office to the extent required by this Agreement, the Security Documents, Requirements of Law and as reasonably requested by the First Lien Administrative Agent to be filed, delivered, registered or recorded to create the Liens intended to be created by the Security Documents and perfect such Liens to the extent required by, and with the priority required by, this Agreement, the Security Documents and the other provisions of the term “Collateral and Guarantee Requirement,” shall have been filed, registered or recorded or delivered to the First Lien Administrative Agent for filing, registration or recording; and

(e)the First Lien Administrative Agent shall have received (i) counterparts of a Mortgage with respect to each Material Real Property duly executed and delivered by the record owner of such Mortgaged Property (if the Mortgaged Property is in a jurisdiction that imposes a mortgage recording or similar tax on the amount secured by such Mortgage, then the amount secured by such Mortgage shall be limited to the Fair Market Value of such Mortgaged Property, as reasonably determined by Holdings), (ii) a policy or policies of title insurance (or marked unconditional commitment to issue such policy or policies) issued by a nationally recognized title insurance company insuring the Lien of each such Mortgage as a first priority Lien on the Mortgaged Property described therein, free of any other Liens except as expressly permitted by Section 6.02, together with such customary lender’s endorsements (other than a creditor’s rights endorsement) as the First Lien Administrative Agent may reasonably request to the extent available in the applicable jurisdiction at commercially reasonable rates (it being agreed that the First Lien Administrative Agent shall accept zoning reports from a nationally recognized zoning company in lieu of zoning endorsements to such title insurance policies), in an amount equal to the Fair Market Value of such Mortgaged Property or as otherwise reasonably agreed by the parties; provided that in no event will the Borrower be required to obtain independent appraisals of such Mortgaged Properties, unless required by FIRREA, (iii) a completed “Life-of-Loan” Federal Emergency Management Agency standard flood hazard determination with respect to each Mortgaged Property on a “Building” (as defined in 12 CFR Chapter III, Section 339.2) is located, and if any Mortgaged Property on which a “Building” (as defined in 12 CFR Chapter III, Section 339.2) is located in an area determined by the Federal Emergency Management Agency (or any successor agency) to be located in a special flood hazard area, a duly executed notice about special flood hazard area status and flood disaster assistance and evidence of such flood insurance as provided in Section 5.07(b), (iv) in each case if reasonably requested by the First Lien Administrative Agent, a customary legal opinion with respect to each such Mortgage, from counsel qualified to opine in each jurisdiction (i) where a Mortgaged Property is located regarding the enforceability of the Mortgage and (ii) where the applicable Loan Party granting the Mortgage on said Mortgaged Property is organized, regarding the due authorization, execution and delivery of such Mortgage, and in each case, such other customary matters as may be in form and substance reasonably satisfactory to the First Lien Administrative Agent, (v) a survey or existing survey together with a no change affidavit of such Mortgaged Property, in compliance with the 2016 Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys (or 2011 Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys in the case of any existing survey) and otherwise reasonably satisfactory to the First Lien Administrative Agent, and (vi) evidence of payment of title insurance premiums and expenses and all recording, mortgage, transfer and stamp taxes and fees payable in connection with recording the Mortgage, any amendments thereto and any fixture filings in appropriate county land office(s).

Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other First Lien Loan Document to the contrary, (a) the foregoing provisions of this definition shall not require the creation or perfection of pledges of or security interests in, or the obtaining of title insurance, legal opinions or other deliverables with respect to, particular assets of the Loan Parties, or the provision of Guarantees by any Subsidiary, if, and for so long as the First Lien Administrative Agent and the Borrower reasonably agree in writing that the cost, burden, difficulty or consequence of creating or perfecting such pledges or security interests in such assets, or obtaining such title insurance, legal opinions or other deliverables in respect of such assets, or providing such Guarantees (taking into account any adverse tax consequences to Holdings and its Affiliates (including the imposition of withholding or other material taxes)), is excessive in relation to the benefits to be obtained by the

Lenders therefrom; (b) Liens required to be granted from time to time pursuant to the term “Collateral and Guarantee Requirement” shall be subject to exceptions and limitations set forth in this Agreement and the Security Documents; (c) in no event shall control agreements or other control or similar arrangements be required with respect to cash, Permitted Investments, other deposit accounts, securities and commodities accounts (including securities entitlements and related assets), letter of credit rights or other assets requiring perfection by control (but not, for avoidance of doubt, possession); (d) in no event shall any Loan Party be required to complete any filings or other action with respect to the perfection of security interests in any jurisdiction outside of a Covered Jurisdiction (or, with respect to Intellectual Property, in any jurisdiction outside the United States), and no actions in any non-Covered Jurisdiction (or, with respect to Intellectual Property, in any jurisdiction outside the United States) or required by the laws of any non-Covered Jurisdiction (or, with respect to Intellectual Property, by the laws of any jurisdiction outside the United States) shall be required to be taken to create any security interests in assets located or titled outside of any Covered Jurisdiction (including in any Equity Interests of Subsidiaries organized outside of a Covered Jurisdiction), or in any Intellectual Property governed by, arising, existing, registered or applied for under the laws of any jurisdiction other than the United States of America, any State or to perfect or make enforceable any security interests in any such assets (it being understood that there shall be no security agreements or pledge agreements governed under the laws of any non-U.S. jurisdiction); (e) in no event shall any Loan Party be required to complete any filings or other action with respect to perfection of security interests in assets subject to certificates of title beyond the filing of UCC financing statements; (f) other than the filing of UCC financing statements, no perfection shall be required with respect to promissory notes evidencing debt for borrowed money in a principal amount of less than $20,000,000; (g) in no event shall any Loan Party be required to complete any filings or other action with respect to security interests in Intellectual Property beyond the filing of Intellectual Property Security Agreements with the United States Patent and Trademark Office and the United States Copyright Office; (h) no actions shall be required to perfect a security interest in letter of credit rights (other than the filing of UCC financing statements) ; and (i) in no event shall the Collateral include any Excluded Assets. The First Lien Administrative Agent may grant extensions of time for the creation and perfection of security interests in or the obtaining of title insurance, legal opinions or other deliverables with respect to particular assets or the provision of any Guarantee by any Subsidiary or Intermediate Parent (including extensions beyond the Effective Date or in connection with assets acquired, or Subsidiaries formed or acquired, after the Effective Date) and any other obligations under this definition where it determines that such action cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required to be accomplished by this Agreement (including as set forth on Schedule 5.14) or the Security Documents.

“Commitment” means (a) with respect to any Lender, its Revolving Commitment, Other Revolving Commitment of any Class, Term Commitment, (including the 2024 Refinancing Term Commitment), Other First Lien Term Commitment of any Class or any combination thereof (as the context requires) and (b) with respect to any Swingline Lender, its Swingline Commitment.

“Commitment Fee Percentage” means, for any day, the applicable percentage set forth below under the caption “Commitment Fee Percentage” based upon the Senior Secured First Lien Net Leverage Ratio as of the end of the fiscal quarter of the Borrower for which consolidated financial statements have theretofore been most recently delivered pursuant to Section 5.01(a) or 5.01(b); provided that, until the date of the delivery of the consolidated financial statements pursuant to Section 5.01(b) as of and for the fiscal year ended December 31, 2019, the Commitment Fee Percentage shall be based on the rates per annum set forth in Category 1:

Senior Secured First Lien Net Leverage Ratio	Commitment Fee Percentage
Category 1 Greater than 5.00 to 1.00	0.500%
Category 2 Greater than 4.50 to 1.00, but less than or equal to 5.00 to 1.00	0.375%
Category 3 Less than or equal to 4.50 to 1.00	0.250%

For purposes of the foregoing, each change in the Commitment Fee Percentage resulting from a change in the Senior Secured First Lien Net Leverage Ratio shall be effective during the period commencing on and including the Business Day following the date of delivery to the First Lien Administrative Agent pursuant to Section 5.01(a) or 5.01(b) of the consolidated financial statements and related Compliance Certificate indicating such change and ending on the date immediately preceding the effective date of the next such change. Notwithstanding the foregoing, the Commitment Fee Percentage, at the option of the First Lien Administrative Agent or the Required Revolving Lenders, commencing upon written notice to the Borrower, shall be based on the rates per annum set forth in Category 1 (i) at any time that an Event of Default under Section 7.01(a) has occurred and is continuing and shall continue to so apply to but excluding the date on which such Event of Default shall cease to be continuing (and thereafter, the Category otherwise determined in accordance with this definition shall apply) or (ii) if the Borrower fails to deliver the consolidated financial statements required to be delivered pursuant to Section 5.01(a) or 5.01(b) or any Compliance Certificate required to be delivered pursuant hereto, in each case within the time periods specified herein for such delivery, during the period commencing on and including the day of the occurrence of a Default resulting from such failure and until the delivery thereof.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” means the certificate required to be delivered pursuant to Section
5.01(d).

“Consenting Issuing Bank” means each Issuing Bank that has consented and agreed to the Transactions set forth in the Revolving Facilities Amendment by delivering an executed counterpart thereof to the First Lien Administrative Agent on or prior to March 26, 2021.

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period, plus:

(a)without duplication and to the extent already deducted (and not added back) in arriving at such Consolidated Net Income, the sum of the following amounts for such period:

(i)total interest expense and, to the extent not reflected in such total interest expense, the sum of (A) premium payments, debt discount, fees, charges and related expenses incurred in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets plus (B) the portion of rent expense with respect to such period under Capitalized Leases that is treated as interest expense in accordance with GAAP plus
(C) the implied interest component of synthetic leases with respect to such period plus (D) any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income and gains on such hedging obligations or such derivative instruments plus (E) bank and letter of credit fees and costs of surety bonds in connection with financing activities, plus (F) any commissions, discounts, yield and other fees and charges (including any interest expense) related to any Qualified Securitization Facility;

(ii)provision for taxes based on income, profits or capital and sales taxes, including federal, provincial, territorial, foreign, state, local, franchise, excise, and similar taxes and foreign withholding taxes paid or accrued during such period (including in respect of repatriated funds) including penalties and interest related to such taxes or arising from any tax examinations (including, without limitation, any additions to such taxes, and any penalties and interest with respect thereto);

(iii)Non-Cash Charges;

(iv)operating expenses incurred on or prior to the Effective Date attributable to (A) salary obligations paid to employees terminated prior to the Effective Date and (B) wages paid to executives in excess of the amounts the Borrower and its Subsidiaries are required to pay pursuant to any employment agreements;

(v)extraordinary losses or charges;

(vi)~~unusual, non-recurring or exceptional expenses, losses or charges (including any unusual, non-recurring exceptional operating expenses, losses or charges directly attributable to the implementation of cost savings initiatives), severance, relocation costs, integration and facilities’ opening costs and other business optimization expenses and operating improvements (including related to new product introductions), recruiting fees, signing costs, retention or completion bonuses, transition costs, costs related to closure/consolidation of facilities, internal costs in respect of strategic initiatives and curtailments or modifications to pension and post-retirement employee benefit plans (including any settlement of pension liabilities), contract terminations and professional and consulting fees incurred in connection with any of the foregoing;~~[Reserved];

(vii)restructuring charges, accruals or reserves (including restructuring and integration costs related to acquisitions and adjustments to existing reserves), whether or not classified as restructuring expense on the consolidated financial statements;

(viii)the amount of any non-controlling interest consisting of income attributable to non-controlling interests of third parties in any Non-Wholly Owned Subsidiary deducted (and not added back in such period) in calculating Consolidated Net Income;

(ix)(A) the amount of board of directors, management, monitoring, consulting and advisory fees, indemnities and related expenses paid or accrued in such period (including any termination fees payable in connection with the early termination of management and monitoring agreements) and (B) the amount of expenses relating to payments made to option holders of the Borrower or any of its direct or indirect parent companies in connection with, or as a result of, any distribution being made to shareholders of such Person or its direct or indirect parent companies, which payments are being made to compensate such option holders as though they were shareholders at the time of, and entitled to share in, such distribution, in each case to the extent permitted by the First Lien Loan Documents;

(x)losses on asset sales, disposals or abandonments (other than asset sales, disposals or abandonments in the ordinary course of business);

(xi)losses, expenses or charges (including all fees and expenses or charges relating thereto) (A) from abandoned, closed, disposed or discontinued operations and any losses on disposal of abandoned, closed or discontinued operations and (B) attributable to business dispositions or asset dispositions (other than in the ordinary course of business) as determined in good faith by a Financial Officer;

(xii)any non-cash loss attributable to the mark to market movement in the valuation of any Equity Interests, and hedging obligations or other derivative instruments (in each case, including pursuant to Financial Accounting Standards Codification No. 815—Derivatives and Hedging but only to the extent the cash impact resulting from such loss has not been realized);

(xiii)any loss relating to amounts paid in cash prior to the stated settlement date of any hedging obligation that has been reflected in Consolidated Net Income for such period;

(xiv)any gain relating to hedging obligations associated with transactions realized in the current period that has been reflected in Consolidated Net Income in prior periods and excluded from Consolidated EBITDA pursuant to clauses (c)(iv) and (c)(v) below;

(xv)any costs or expenses incurred by Holdings, the Borrower or any Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, any severance agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are non-cash or otherwise funded with cash proceeds contributed to the capital of Holdings or Net Proceeds of an issuance of Equity Interests of Holdings (other than Disqualified Equity Interests);

(xvi)any net pension or other post-employment benefit costs representing amortization of unrecognized prior service costs, actuarial losses, including amortization of such amounts arising in prior periods, amortization of the unrecognized net obligation (and loss or cost) existing at the date of initial application of FASB Accounting Standards Codification 715, and any other items of a similar nature;

(xvii)any other add-backs and adjustments specified in the Model;

(xviii)adjustments, exclusions and add-backs consistent with Regulation S-X or contained in a quality of earnings report in connection with a Permitted Acquisition or Investment made available to the First Lien Administrative Agent conducted by financial advisors (which are either nationally recognized or reasonably acceptable to the First Lien Administrative Agent (it being understood and agreed that any of the “Big Four” accounting firms are acceptable))

(xix)the amount of losses on Dispositions of accounts receivable, Securitization Assets and related assets incurred in connection with a Qualified Securitization Facility;

(xx)charges, losses, lost profits, expenses (including litigation expenses, fees and charges) or write-offs to the extent indemnified or insured by a third party, including expenses or losses covered by indemnification provisions or by any insurance provider in connection with the Transactions, a Permitted Acquisition or any other acquisition or Investment, disposition or any Casualty Event, in each case, to the extent that coverage has not been denied and so long as such amounts are actually reimbursed in cash within one year after the related amount is first added to Consolidated EBITDA pursuant to this clause (xix) (and if not so reimbursed within one year, such amount shall be deducted from Consolidated EBITDA for the first fiscal quarter ending after the end of such year); and

(xxi)Public Company Costs; plus
(b)without duplication, (i) the amount of “run rate” cost savings, operating expense reductions, other operating improvements and synergies related to any Specified Transaction, the Transactions, any restructuring, cost saving initiative or other initiative projected by the Borrower in good faith to be realized as a result of actions taken, committed to be taken or planned to be taken, in each case on or prior to the date that is 24 months after the end of the relevant Test Period (including actions initiated prior to the Effective Date) (which cost savings, operating expense reductions, other operating improvements and synergies shall be added to Consolidated EBITDA until fully realized and calculated on a pro forma basis as though such cost savings, operating expense reductions, other operating improvements and synergies had been realized on the first day of the relevant period), net of the amount of actual benefits realized from such actions; provided that (A) such cost savings, operating expense reductions, other operating improvements and synergies are reasonably identifiable and quantifiable and (B) no cost savings, operating expense reductions, other operating improvements or synergies shall be added pursuant to this clause (b) to the extent duplicative of any expenses or charges relating to such cost savings, operating expense reductions, other operating improvements or synergies that are included in clauses (a)(vi) and

(a)(vii) above or in the definition of “Pro Forma Adjustment” (it being understood and agreed that “run rate” shall mean the full recurring benefit that is associated with any action taken);

less

(c)without duplication and to the extent included in arriving at such Consolidated Net Income, the sum of the following amounts for such period:

(i)extraordinary gains and unusual or non-recurring gains (other than gains arising from the receipt of business interruption insurance proceeds);

(ii)non-cash gains (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated Net Income or Consolidated EBITDA in any prior period);

(iii)gains on asset sales, disposals or abandonments (other than asset sales, disposals or abandonments in the ordinary course of business);

(iv)any non-cash gain attributable to the mark to market movement in the valuation of any Equity Interests, and hedging obligations or other derivative instruments (in each case, including pursuant to Financial Accounting Standards Codification No. 815—Derivatives and Hedging but only to the extent the cash impact resulting from such gain has not been realized);

(v)any gain relating to amounts received in cash prior to the stated settlement date of any hedging obligation that has been reflected in Consolidated Net Income in such period;

(vi)any loss relating to hedging obligations associated with transactions realized in the current period that has been reflected in Consolidated Net Income in prior periods and excluded from Consolidated EBITDA pursuant to clauses (a)(xii) and (a)(xiii) above; and

(vii)the amount of any non-controlling interest consisting of loss attributable to non-controlling interests of third parties in any Non-Wholly Owned Subsidiary added (and not deducted in such period) to Consolidated Net Income; plus

(d)any income from investments recorded using the equity method of accounting or the cost method of accounting, without duplication and to the extent not included in arriving at Consolidated Net Income, except to the extent such income was attributable to income that would be deducted pursuant to clause (c) if it were income of the Borrower or any of its Restricted Subsidiaries; minus

(e)any losses from investments recorded using the equity method of accounting or the cost method of accounting, without duplication and to the extent not deducted in arriving at Consolidated Net Income, except to the extent such loss was attributable to losses that would be added back pursuant to clauses (a) and (b) above if it were a loss of the Borrower or any of its Restricted Subsidiaries; plus

(f)an amount, with respect to investments recorded using the equity method of accounting or the cost method of accounting and without duplication of any amounts added pursuant to clause (d) above, equal to the amount attributable to each such investment that would be added to Consolidated EBITDA pursuant to clauses (a) and (b) above if instead attributable to the Borrower or a Restricted Subsidiary, pro-rated according to the Borrower’s or the applicable Restricted Subsidiary’s percentage ownership in such investment; minus

(g)an amount, with respect to investments recorded using the equity method of accounting or the cost method of accounting and without duplication of any amounts deducted pursuant to clause (e) above, equal to the amount attributable to each such investment that would be deducted from Consolidated EBITDA pursuant to clause (c) above if instead attributable to the Borrower or a Restricted Subsidiary, pro-rated according to the Borrower’s or the applicable Restricted Subsidiary’s percentage ownership in such investment;in each case, as determined on a consolidated basis for the Borrower and the Restricted Subsidiaries in accordance with GAAP; provided that:

(I)to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated EBITDA currency translation gains and losses related to currency remeasurements of assets or liabilities (including the net loss or gain resulting from hedging agreements for currency exchange risk and revaluations of intercompany balances),

(II)to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated EBITDA for any period any adjustments resulting from the application of Financial Accounting Standards Codification No. 815—Derivatives and Hedging,

(III)there shall be included in determining Consolidated EBITDA for any period, without duplication, (A) to the extent not included in Consolidated Net Income, the Acquired EBITDA of any Person, property, business or asset or attributable to any Person, property, business or asset acquired by the Borrower or any Restricted Subsidiary during such period (other than any Unrestricted Subsidiary) to the extent not subsequently sold, transferred or otherwise disposed of (but not including the Acquired EBITDA of any related Person, property, business or assets to the extent not so acquired) (each such Person, property, business or asset acquired, including pursuant to the Transactions or pursuant to a transaction consummated prior to the Effective Date, and not subsequently so disposed of, an “Acquired Entity or Business”), and the Acquired EBITDA of any Unrestricted Subsidiary that is converted into a Restricted Subsidiary during such period (each, a “Converted Restricted Subsidiary”), in each case based on the Acquired EBITDA of such Pro Forma Entity for such period (including the portion thereof occurring prior to such acquisition or conversion) determined on a historical Pro Forma Basis and (B) an adjustment in respect of each Pro Forma Entity equal to the amount of the Pro Forma Adjustment with respect to such Pro Forma Entity for such period (including the portion thereof occurring prior to such acquisition or conversion) as specified in the Pro Forma Adjustment certificate delivered to the First Lien Administrative Agent (for further delivery to the Lenders);

(IV)there shall be (A) to the extent included in Consolidated Net Income, excluded in determining Consolidated EBITDA for any period the Disposed EBITDA of any Person, property, business or asset (other than any Unrestricted Subsidiary) sold, transferred or otherwise disposed of, closed or classified as discontinued operations in accordance with GAAP (other than (x) if so classified on the basis that it is being held for sale unless such sale has actually occurred during such period and (y) for periods prior to the applicable sale, transfer or other disposition, if the Disposed EBITDA of such Person, property, business or asset is positive (i.e., if such Disposed EBITDA is negative, it shall be added back in determining Consolidated EBITDA for any period)) by the Borrower or any Restricted Subsidiary during such period (each such Person, property, business or asset so sold, transferred or otherwise disposed of, closed or classified, a “Sold Entity or Business”), and the Disposed EBITDA of any Restricted Subsidiary that is converted into an Unrestricted Subsidiary during such period (each, a “Converted Unrestricted Subsidiary”), in each case based on the Disposed EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary for such period (including the portion thereof occurring prior to such sale, transfer, disposition, closure, classification or conversion) determined on a historical Pro Forma Basis and (B) to the extent not included in Consolidated Net Income, included in determining Consolidated EBITDA for any period in which a Sold Entity or Business is disposed, an adjustment equal to the Pro Forma Disposal Adjustment with respect to such Sold Entity or Business (including the portion thereof occurring prior to such disposal) as specified in the Pro Forma Disposal Adjustment certificate delivered to the First Lien Administrative Agent (for further delivery to the Lenders); and

(V)to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated EBITDA any expense (or income) as a result of adjustments recorded to contingent consideration liabilities relating to the Transaction or any Permitted Acquisition (or other Investment not prohibited under this Agreement).

(VI)~~Notwithstanding the foregoing, Consolidated EBITDA shall be deemed to equal (a) $94,434,000 for the fiscal quarter ended September 30, 2019, (b) $89,137,000 for the fiscal quarter ended June 30, 2019, (c)~~
~~$103,037,000 for the fiscal quarter ended March 31, 2019 and (d) $97,661,000 for the fiscal quarter ended December 31, 2018 (it being understood that such amounts are subject to adjustments, as and to the extent otherwise contemplated in this Agreement, in connection with any Pro Forma Adjustment or any calculation on a Pro Forma Basis); provided that such amounts of Consolidated EBITDA for any such fiscal quarter may be further increased to include, without duplication, any adjustments that would otherwise be included pursuant to clause (b) of this definition.~~

“Consolidated Interest Expense” means the sum of (a) the amount of cash interest expense (including that attributable to Capitalized Leases), net of cash interest income of the Borrower and the Restricted Subsidiaries with respect to all outstanding Indebtedness of the Borrower and the Restricted Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under hedging agreements, plus (b) the aggregate amount of actual cash payments made with respect to any increase in the principal amount of Indebtedness as a result of pay-in-kind interest that are required to be made in connection with any repayment of such Indebtedness, and excluding, for the avoidance of doubt, (i) amortization of deferred financing costs, debt issuance costs (including bridge, commitment and other financing fees), commissions, fees and expenses and any other amounts of non-cash interest (including as a result of the effects of acquisition method accounting or pushdown accounting), (ii) non-cash interest expense attributable to the movement of the mark-to-market valuation of obligations under hedging agreements or other derivative instruments pursuant to FASB Accounting Standards Codification No. 815-Derivatives and Hedging, (iii) any one-time cash costs associated with breakage in respect of hedging agreements for interest rates, (iv) all non-recurring cash interest expense consisting of liquidated damages for failure to timely comply with registration rights obligations, (v) any prepayment premium or penalty, (vii) penalties and interest relating to taxes, (viii) any accretion of accrued interest on discounted liabilities (other than Indebtedness except to the extent arising from the application of purchase accounting), (ix) any “additional interest” with respect to debt securities, (x) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Securitization Facility and (xi) any interest expense attributable to the exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto and with respect to any Permitted Acquisition or other Investment, all as calculated on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” means, for any period, the net income (loss) of the Borrower and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, excluding, without duplication,

~~(a)extraordinary items for such period,~~

(a)(x) extraordinary items for such period and (y) any unusual, non-recurring or exceptional expenses, losses or charges (including any unusual, non-recurring exceptional operating expenses, losses or charges directly attributable to the implementation of cost savings initiatives), severance, relocation costs, integration and facilities’ opening costs and other business optimization expenses and operating improvements (including related to new product introductions), recruiting fees, signing costs, retention or completion bonuses, transition costs, costs related to closure/consolidation of facilities, internal costs in respect of strategic initiatives and curtailments or modifications to pension and post-retirement employee benefit plans (including any settlement of pension liabilities), contract terminations and professional and consulting fees incurred in connection with any of the foregoing,

(b)the cumulative effect of a change in accounting principles during such period,

(c)any Transaction Costs incurred during such period,

(d)any fees and expenses (including any transaction or retention bonus or similar payment) incurred during such period, or any amortization thereof for such period, in connection with any acquisition, non-recurring costs to acquire equipment to the extent not capitalized in accordance with GAAP, Investment, recapitalization, asset disposition, non-competition agreement, issuance or repayment of debt, issuance of equity securities, refinancing transaction or amendment or other modification of or waiver or consent relating to any debt instrument (in each case, including the Transaction Costs and any such transaction consummated prior to the Effective Date and any such transaction undertaken but not completed) and any charges or non-recurring merger or amalgamation costs incurred during such period as a result of any such transaction, in each case whether or not successful (including, for the avoidance of doubt, the effects of expensing all transaction-related expenses in accordance with FASB Accounting Standards Codification 805 and gains or losses associated with FASB Accounting Standards Codification 460),

(e)any income (loss) for such period attributable to the early extinguishment of Indebtedness, hedging agreements or other derivative instruments,

(f)accruals and reserves that are established or adjusted as a result of the Transactions or any Permitted Acquisition or other Investment not prohibited under this Agreement in accordance with GAAP (including any adjustment of estimated payouts on earn-outs) or changes as a result of the adoption or modification of accounting policies during such period,

(g)stock-based award compensation expenses,

(h)any income (loss) attributable to deferred compensation plans or trusts,

(i)any income (loss) from Investments recorded using the equity method, and

(j)the amount of any expense required to be recorded as compensation expense related to contingent transaction consideration.

There shall be included in Consolidated Net Income, without duplication, the amount of any cash tax benefits related to the tax amortization of intangible assets in such period. There shall be excluded from Consolidated Net Income for any period the effects from applying acquisition method accounting, including applying acquisition method accounting to inventory, property and equipment, loans and leases, software and other intangible assets and deferred revenue (including deferred costs related thereto) required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to the Borrower and its Restricted Subsidiaries), as a result of the Transactions, any acquisition or Investment consummated prior to the Effective Date and any Permitted Acquisitions (or other Investment not prohibited hereunder) or the amortization or write-off of any amounts thereof.

In addition, to the extent not already included in Consolidated Net Income, Consolidated Net Income shall include the amount of proceeds received or due from business interruption insurance or reimbursement of expenses and charges pursuant to indemnification and other reimbursement provisions in connection with any acquisition or other Investment or any disposition of any asset permitted hereunder.

“Consolidated Senior Secured First Lien Net Indebtedness” means, as of any date of determination, the aggregate amount of Indebtedness of the Borrower and its Restricted Subsidiaries outstanding on such date that is not subordinated in right of payment to the First Lien Loan Document Obligations and that is secured by a Lien on ~~any asset of the Borrower or any of the Restricted Subsidiaries that is not expressly subordinated to Liens on any asset of the Borrower or any of the Restricted Subsidiaries~~the Collateral on an equal priority basis with Liens on the Collateral securing the First Lien Loan Document Obligations (~~including,~~ for the avoidance of doubt, including the First Lien Loan Document Obligations but excluding any obligations in respect of Capitalized Leases and Cash Management Obligations), determined on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of the acquisition method accounting in connection with the Transactions or any Permitted Acquisition (or other Investment not prohibited hereunder) consisting only of Senior Secured First Lien Indebtedness for borrowed money, drawn obligations under letters of credit that have not been reimbursed, ~~obligations in respect of Capitalized Leases~~ and debt obligations evidenced by promissory notes or similar instruments, but excluding any obligations under or in respect of Qualified Securitization Facilities, minus the aggregate amount of cash and Permitted Investments (in each case, free and clear of all liens, other than Liens permitted pursuant to Section 6.02), excluding cash and Permitted Investments that are listed as “restricted” on the consolidated balance sheet of the Borrower and its Restricted Subsidiaries as of such date, but including cash and Permitted Investments restricted in favor of the Secured Obligations (which may also secure other Indebtedness secured by a pari passu or junior lien on the Collateral along with the Secured Obligations).

“Consolidated Senior Secured Indebtedness” means, as of any date of determination, the aggregate amount of Indebtedness of the Borrower and its Restricted Subsidiaries outstanding on such date that is not subordinated in right of payment to the First Lien Loan Document Obligations and that is ~~not subordinated in right of payment to the Second Lien Debt Document Obligations and that is~~ secured by a Lien on ~~any asset of the Borrower or any of the Restricted Subsidiaries (including,~~ the Collateral (for the avoidance of doubt, including the First Lien Loan Document Obligations and the Second Lien Debt Document Obligations but excluding any obligations in respect of Capitalized Leases and Cash Management Obligations), determined on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of the acquisition method accounting in connection with the Transactions or any Permitted Acquisition (or other Investment not prohibited hereunder)) and consisting only of such Indebtedness for borrowed money, drawn obligations under letters of credit that have not been reimbursed, ~~obligations in respect of Capitalized Leases~~ and debt obligations evidenced by promissory notes or similar instruments, but excluding any obligations under or in respect of Qualified Securitization Facilities, minus the aggregate amount of cash and Permitted Investments (in each case, free and clear of all liens, other than Liens permitted pursuant to Section 6.02), excluding cash and Permitted Investments that are listed as “restricted” on the consolidated balance sheet of the Borrower and the Restricted Subsidiaries as of such date, but including, notwithstanding the foregoing, cash and Permitted Investments so restricted by virtue of being subject to any Permitted Encumbrance or to any Lien permitted under Section 6.02 that secures the Secured Obligations (which Lien may also secure other Indebtedness secured on a pari passu basis with, or a junior lien basis to, the Secured Obligations).

“Consolidated Total Net Indebtedness” means, as of any date of determination, the aggregate amount of Indebtedness of the Borrower and its Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of the acquisition method accounting in connection with the Transactions or any Permitted Acquisition (or other Investment not prohibited hereunder)) consisting only of Indebtedness for borrowed money, drawn obligations under letters of credit that have not been reimbursed, obligations in respect of Capitalized Leases and debt obligations evidenced by promissory notes or similar instruments, but excluding any obligations under or in respect of Qualified Securitization Facilities, minus the aggregate amount of cash and Permitted Investments (in each case, free and clear of all liens, other than Liens permitted pursuant to Section 6.02), excluding cash and Permitted Investments that are listed as “restricted” on the consolidated balance sheet of the Borrower and its Restricted Subsidiaries as of such date, but including cash and Permitted Investments restricted in favor of the Secured Obligations (which may also secure other Indebtedness secured by a pari passu or junior lien on the Collateral along with the Secured Obligations).

“Consolidated Working Capital” means, at any date, the excess of (a) the sum of all amounts (other than cash and Permitted Investments) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries at such date, excluding the current portion of deferred income taxes over (b) the sum of all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries on such date, including deferred revenue but excluding, without duplication, (i) the current portion of any Funded Debt, (ii) all Indebtedness consisting of Loans and obligations under Letters of Credit to the extent otherwise included therein,
(iii) the current portion of interest and (iv) the current portion of current and deferred income taxes; provided that, for purposes of calculating Excess Cash Flow, increases or decreases in working capital (A) arising from acquisitions or dispositions by the Borrower and its Restricted Subsidiaries shall be measured from the date on which such acquisition or disposition occurred until the first anniversary of such acquisition or disposition with respect to the Person subject to such acquisition or disposition and (B) shall exclude (I) the impact of non-cash adjustments contemplated in the Excess Cash Flow calculation, (II) the impact of adjusting items in the definition of Consolidated Net Income and (III) any changes in current assets or current liabilities as a result of (x) the effect of fluctuations in the amount of accrued or contingent obligations, assets or liabilities under hedging agreements or other derivative obligations, (y) any reclassification in accordance with GAAP of assets or liabilities, as applicable, between current and noncurrent or (z) the effects of acquisition method accounting.

“Contract Consideration” has the meaning assigned to such term in the definition of “Excess Cash
Flow.”

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies, or the dismissal or appointment of the management, of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Converted Restricted Subsidiary” has the meaning given such term in the definition of “Consolidated EBITDA.”

“Converted Unrestricted Subsidiary” has the meaning given such term in the definition of “Consolidated EBITDA.”
“Copyright” has the meaning assigned to such term in the First Lien Collateral Agreement. “CORRA” means the Canadian Overnight Repo Rate Average administered and published by the
Bank of Canada (or any successor administrator of the Canadian Overnight Repo Rate Average).

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Covered Jurisdiction” means each of (a) the United States (or any state, commonwealth or territory thereof or the District of Columbia) and (b) any other jurisdiction as agreed in writing by the First Lien Administrative Agent and the Borrower.

“Credit Agreement Refinancing Indebtedness” means Indebtedness issued, incurred or otherwise obtained ~~by the Borrower~~ (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace or refinance, in whole or part, existing Term Loans, Revolving Loans (or unused Revolving Commitments) or First Lien Incremental Equivalent Debt (“Refinanced Debt”); provided that such exchanging, extending, renewing, replacing or refinancing Indebtedness (a) is in an original aggregate principal amount not greater than the aggregate principal amount of the Refinanced Debt (plus any premium, accrued interest and fees and expenses (1) incurred in connection with such exchange, extension, renewal, replacement or refinancing or (2) paid in respect of the Refinanced Debt), (b~~) (i~~) does not mature earlier than or, except in the case of Revolving Commitments, have a Weighted Average Life to Maturity shorter than the Refinanced Debt ~~and (ii) if~~ such ~~Indebtedness is unsecured or secured by the Collateral on a junior lien basis to the Secured Obligations, does not mature or have scheduled amortization or payments of principal prior to the maturity date of the Refinanced Debt~~  (except in the case of customary bridge loans which, subject to customary conditions (including no payment or bankruptcy event of default), would either automatically be converted into or required to be exchanged for permanent refinancing that does not mature earlier than the Refinanced Debt, (c) shall not be incurred or guaranteed by any entity that is not a Loan Party, (d) in the case of any secured Indebtedness (i) is not secured by any assets not securing the Secured Obligations and (ii) if not comprising Other First Lien Term Loans or Other Revolving Commitments hereunder that are secured on a pari passu basis with the Secured Obligations, is subject to a Customary Intercreditor Agreement(s) and (e) ~~has covenants and events of default (excluding, for the avoidance of~~ doubt, pricing, interest rate ~~margins, rate floors, discounts, fees, premiums and prepayment or redemption provisions) that are not materially more favorable (when taken as a whole) to~~otherwise has terms and conditions that shall be reasonably satisfactory to the Borrower and the lenders ~~or investors~~ providing such ~~Indebtedness than~~ the covenants and events of default of this ~~Agreement (when taken as a whole) are to the Lenders (unless (x) such covenants or other provisions are applicable only to periods after the maturity date of the Refinanced Debt at the time of such refinancing or (y) the Revolving Lenders or the Lenders under the Term Loans, as applicable, also receive the benefit of such more favorable covenants and events of default (together with, at the election of the Borrower, any applicable “equity cure” provisions with respect to any financial maintenance covenant) (it being understood that, to the extent that any covenant, event of default or guarantee is added or modified for the benefit of any such Indebtedness, no consent shall be required by the First Lien Administrative Agent or any of the Lenders if such covenant, event of default or guarantee is (i) also added or modified for the benefit of any corresponding Loans remaining outstanding after the issuance or incurrence of such Indebtedness, (ii) with respect to any “springing” financial maintenance covenant or other covenant only applicable to, or for the benefit of, a revolving credit facility, also added for the benefit of each revolving credit facility hereunder (and not for the benefit of any term loan facility hereunder) and/or (iii) only applicable after the Latest Maturity Date at the time of such refinancing)~~Credit Agreement Refinancing Indebtedness; provided~~, however,~~  that the conditions in clauses (b~~) and~~
~~(e~~) above shall not apply to any ABL Facility. For the avoidance of doubt, it is understood and agreed that (x) notwithstanding anything in this Agreement to the contrary, in the case of any Indebtedness incurred to modify, refinance, refunding, extend, renew or replace Indebtedness initially incurred in reliance on and measured by reference to a percentage of Consolidated EBITDA at the time of incurrence, and such modification, refinancing, refunding, extension, renewal or replacement would cause the percentage of Consolidated EBITDA to be exceeded if calculated based on the percentage of Consolidated EBITDA on the date of such modification, refinancing, refunding, extension, renewal or replacement, such percentage of Consolidated EBITDA restriction shall not be deemed to be exceeded so long as such incurrence otherwise constitutes “Credit Agreement Refinancing Indebtedness” ~~and (y) such Credit Agreement Refinancing Indebtedness~~. Notwithstanding anything to the contrary, no Credit Agreement Refinancing Indebtedness shall be subject to any “most favored nation” pricing adjustments set forth in this Agreement.

“Cure Amount” has the meaning assigned to such term in Section 7.02(a). “Cure Right” has the meaning assigned to such term in Section 7.02(a).
“Customary Intercreditor Agreement” means (a) to the extent executed in connection with the incurrence of Indebtedness secured by Liens on the Collateral which are intended to rank equal in priority to the Liens on the Collateral securing the Secured Obligations, at the option of the Borrower, either (i) an intercreditor agreement substantially in the form of the First Lien Pari Passu Intercreditor Agreement (with such modifications as may be necessary or appropriate in light of prevailing market conditions and reasonably acceptable to the First Lien Administrative Agent) or (ii) a customary intercreditor agreement in form and substance reasonably acceptable to the First Lien Administrative Agent, which agreement shall provide that the Liens on the Collateral securing such Indebtedness shall rank equal in priority to the Liens on the Collateral securing the Secured Obligations and (b) to the extent executed in connection with the incurrence of Indebtedness secured by Liens on the Collateral which are intended to rank junior to the Liens on the Collateral securing the Secured Obligations, at the option of the Borrower, either (i) an intercreditor agreement substantially in the form of the First/Second Lien Intercreditor Agreement (with such modifications as may be necessary or appropriate in light of prevailing market conditions and reasonably acceptable to the First Lien Administrative Agent) or (ii) a customary intercreditor agreement in form and substance reasonably acceptable to the First Lien Administrative Agent and the Borrower, which agreement shall provide that the Liens on the Collateral securing such Indebtedness shall rank junior to the Liens on the Collateral securing the Secured Obligations. With regard to any changes in light of prevailing market conditions as set forth above in clauses (a)(i) or (b)(i) or with regard to clauses (a)(ii) or (b)(ii), such changes or agreement, as applicable, shall be posted to the Lenders not less than five (5) Business Days before execution thereof and, if the Required Lenders shall not have objected to such changes within three (3) Business Days after posting, then the

Required Lenders shall be deemed to have agreed that the First Lien Administrative Agent’s entry into such intercreditor agreement (including with such changes) is reasonable and to have consented to such intercreditor agreement (including with such changes) and to the First Lien Administrative Agent’s execution thereof.

“Daily Simple RFR” means, for any day (an “RFR Interest Day”), an interest rate per annum equal to, for any RFR Loan denominated in (i) Sterling, Adjusted Daily Simple SONIA for the day that is 5 RFR Business Days prior to (A) if such RFR Interest Day is an RFR Business Day, such RFR Interest Day or (B) if such RFR Interest Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR, and (ii) Dollars, Adjusted Daily Simple SOFR.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day that is five (5) RFR Business Days prior to (i) if such SOFR Rate Day is a RFR Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a RFR Business Day, the RFR Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

“Daily Simple SONIA” means, for any day (a “SONIA Interest Day”), an interest rate per annum equal to SONIA for the day that is five SONIA Business Days prior to (a) if such SONIA Interest Day is a SONIA Business Day, such SONIA Interest Day or (b) if such SONIA Interest Day is not a SONIA Business Day, the SONIA Business Day immediately preceding such SONIA Interest Day.

“Debtor Relief Laws” means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions (domestic or foreign) from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means, subject to Section 2.22(b), any Lender that (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans or participations in respect of Letters of Credit or Swingline Loans, within two (2) Business Days of the date required to be funded by it hereunder unless such Lender notifies the First Lien Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (b) has notified the Borrower, the First Lien Administrative Agent, any Issuing Bank, any Swingline Lender or any Lender that it does not intend to comply with its funding obligations or has made a public statement or provided any written notification to any Person to that effect with respect to its funding obligations hereunder or under other agreements in which it commits to extend credit (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after request by the First Lien Administrative Agent (whether acting on its own behalf or at the reasonable request of the Borrower (it being understood that the First Lien Administrative Agent shall comply with any such reasonable request)) or any Issuing Bank, to confirm in a manner satisfactory to the First Lien Administrative Agent, such Issuing Bank and the Borrower that it will comply with its funding obligations (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the First Lien Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, other than via an Undisclosed Administration, (i) become or is insolvent, (ii) become the subject of a proceeding under any Debtor Relief Law, (iii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, (iv) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; or (v) become the subject of a Bail-in Action provided that a

Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority, where such ownership interest or proceeding does not result in or provide such Lender or Person with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Lender or Person (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Lender or Person.

“Defaulting Lender Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any Issuing Bank, such Defaulting Lender’s Applicable Percentage of the First Lien Loan Document Obligations with respect to the Letters of Credit issued by such Issuing Bank other than First Lien Loan Document Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or cash collateralized in accordance with the terms hereof, and (b) with respect to the Swingline Lender, such Defaulting Lender’s Applicable Percentage of Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or cash collateralized in accordance with the terms hereof.

“Designated Non-Cash Consideration” means the Fair Market Value of non-cash consideration received by the Borrower or a Subsidiary in connection with a Disposition pursuant to Section 6.05(k) that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer of the Borrower, setting forth the basis of such valuation (which amount will be reduced by the Fair Market Value of the portion of the non-cash consideration converted to cash within 180 days following the consummation of the applicable Disposition).

“Discount Prepayment Accepting Lender” has the meaning assigned to such term in Section 2.11(a)(ii)(B)(2).

“Discount Range” has the meaning assigned to such term in Section 2.11(a)(ii)(C)(1).

“Discount Range Prepayment Amount” has the meaning assigned to such term in Section 2.11(a)(ii)(C)(1).

“Discount Range Prepayment Notice” means a written notice of a Borrower Solicitation of Discount Range Prepayment Offers made pursuant to Section 2.11(a)(ii)(C) substantially in the form of Exhibit I.

“Discount Range Prepayment Offer” means the irrevocable written offer by a Term Lender, substantially in the form of Exhibit J, submitted in response to an invitation to submit offers following the Auction Agent’s receipt of a Discount Range Prepayment Notice.

“Discount Range Prepayment Response Date” has the meaning assigned to such term in Section 2.11(a)(ii)(C)(1).
“Discount Range Proration” has the meaning assigned to such term in Section 2.11(a)(ii)(C)(3). “Discounted Prepayment Determination Date” has the meaning assigned to such term in
Section 2.11(a)(ii)(D)(3).

“Discounted Prepayment Effective Date” means in the case of a Borrower Offer of Specified Discount Prepayment or Borrower Solicitation of Discount Range Prepayment Offer, five (5) Business Days following the receipt by each relevant Term Lender of notice from the Auction Agent in accordance with Section 2.11(a)(ii)(B), Section 2.11(a)(ii)(C) or Section 2.11(a)(ii)(D), as applicable unless a shorter period is agreed to between the Borrower and the Auction Agent.

“Discounted Term Loan Prepayment” has the meaning assigned to such term in Section 2.11(a)(ii)(A).
“Dispose” and “Disposition” each has the meaning assigned to such term in Section 6.05. “Disposed EBITDA” means, with respect to any Sold Entity or Business or Converted
Unrestricted Subsidiary for any period through (but not after) the date of such disposition, the amount for such period of Consolidated EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary (determined as if references to the Borrower and its Restricted Subsidiaries in the definition of the term “Consolidated EBITDA” (and in the component financial definitions used therein) were references to such Sold Entity or Business and its subsidiaries or to such Converted Unrestricted Subsidiary and its subsidiaries), all as determined on a consolidated basis for such Sold Entity or Business or Converted Unrestricted Subsidiary.

“Disqualified Equity Interest” means, with respect to any Person, any Equity Interest in such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, either mandatorily or at the option of the holder thereof), or upon the happening of any event or condition:

(a)matures or is mandatorily redeemable (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests), whether pursuant to a sinking fund obligation or otherwise;

(b)is convertible or exchangeable, either mandatorily or at the option of the holder thereof, for Indebtedness or Equity Interests (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests); or

(c)is redeemable (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests) or is required to be repurchased by such Person or any of its Affiliates, in whole or in part, at the option of the holder thereof;

in each case, on or prior to the date ninety-one (91) days after the Latest Maturity Date; provided, however, that
(i) an Equity Interest in any Person that would not constitute a Disqualified Equity Interest but for terms thereof giving holders thereof the right to require such Person to redeem or purchase such Equity Interest upon the occurrence of an “asset sale” or a “change of control” or similar event shall not constitute a Disqualified Equity Interest if any such requirement becomes operative only after the Termination Date and (ii) if an Equity Interest in any Person is issued pursuant to any plan for the benefit of employees of Holdings (or any direct or indirect parent thereof) or any of its Subsidiaries or by any such plan to such employees, such Equity Interest shall not constitute a Disqualified Equity Interest solely because it may be required to be repurchased by Holdings (or any direct or indirect parent company thereof) or any of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations of such Person.

“Disqualified Lenders” means, (i) those Persons identified by the Borrower to the First Lien Administrative Agent in writing (x) with respect to the 2024 Refinancing Term Loans, (I) prior to ~~November 21, 2019~~the Amendment No. 4 Effective Date as being “Disqualified Lenders” or (II) in writing on or after the Amendment No. 4 Effective Date with the consent of the First Lien Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed) as being “Disqualified Lenders”, which designation shall become effective two (2) Business Days after delivery of each such written designation to the First Lien Administrative Agent but which shall not apply retroactively to disqualify any Persons that previously acquired an assignment or participation interest in any Loan or Commitment prior to such second Business Day after such written designation and (y) with respect to the Revolving Loans, (I) prior to the Amendment No. 3 Effective Date as being “Disqualified Lenders” or (II) in writing on or after the Amendment No. 3 Effective Date with the consent of the First Lien Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed) as being “Disqualified Lenders”, which designation shall become effective two (2) Business Days after delivery of each such written designation to the First Lien Administrative Agent but which shall not apply retroactively to disqualify any Persons that previously acquired an assignment or participation interest in any Loan or Commitment prior to such second Business Day after such written designation, (ii) those Persons who are competitors of the Borrower and its Subsidiaries (other than any bona fide diversified debt investment fund) and are identified by the Sponsor or the Borrower to the First Lien Administrative Agent from time to time in writing which designation shall become effective two (2) Business Days after delivery of each such written designation to the First Lien Administrative Agent, but which shall not apply retroactively to disqualify any Persons that previously acquired an assignment or participation interest in any Loan prior to such second Business Day after such written designation, (iii) Excluded Affiliates, (iv) in the case of each Person identified pursuant to clauses (i) or (ii) above, any of their Affiliates that are either (x) identified in writing by the Sponsor or the Borrower to the First Lien Administrative Agent from time to time or (y) known or reasonably identifiable as an Affiliate of any such Person, (v) any Lender that has made an incorrect representation or warranty or deemed representation or warranty with respect to not being a Net Short Lender, in each case as provided in the final sentence of Section 9.02(h) or (vi) solely with respect to the Revolving Loans, any Lender that informs the First Lien Administrative Agent that it is a Net Short Lender. Upon inquiry by any Lender to the First Lien Administrative Agent as to whether a specified potential assignee or prospective participant is a Disqualified Lender, the First Lien Administrative Agent shall be permitted to disclose to such Lender (x) whether such specific potential assignee or prospective participant is a Disqualified Lender or (y) the identity of any other Disqualified Lender which the First Lien Administrative Agent reasonably believes may be an Affiliate of such specified potential assignee or prospective participant.

“Dollar Amount” means, at any time:

(a)with respect to an amount denominated in Dollars, such amount;

(b)with respect to any amount denominated in a currency other than Dollars, where a determination of such amount is required to be made under any First Lien Loan Document by the First Lien Administrative Agent or any Issuing Bank, the equivalent amount thereof in Dollars as determined by the First Lien Administrative Agent or such Issuing Bank, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent LC Revaluation Date or other applicable date of determination) for the purchase of Dollars with such Alternative Currency; and

(c)with respect to any amount denominated in a currency other than Dollars, where a determination of such amount is required to be made under any First Lien Loan Document by Holdings, any Intermediate Parent, the Borrower or any Restricted Subsidiary, the equivalent amount thereof in Dollars as determined on the basis of the Average Exchange Rate for such currency.

“Dollars” or “$” refers to lawful money of the United States of America.

“Domestic Foreign Holdco” means any Subsidiary substantially all of whose assets (directly and/or indirectly through one or more Subsidiaries) are capital stock (and, if applicable, debt) of one or more Subsidiaries that are CFCs.

“ECF Percentage” means, with respect to the prepayment required by Section 2.11(d) with respect to any fiscal year of the Borrower, if the Senior Secured First Lien Net Leverage Ratio (prior to giving effect to the applicable prepayment pursuant to Section 2.11(d), but after giving effect to any voluntary prepayments made pursuant to Section 2.11(a) or otherwise in manner not prohibited by Section 9.04(g) prior to the date of such prepayment) as of the end of such fiscal year is (a) greater than 5.00 to 1.00, 50% of Excess Cash Flow for such fiscal year, (b) greater than 4.50 to 1.00 but less than or equal to 5.00 to 1.00, 25% of Excess Cash Flow for such fiscal year and (c) less than or equal to 4.50 to 1.00, 0% of Excess Cash Flow for such fiscal year.

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, Norway and the United Kingdom.

“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means December 13, 2019.

“Effective Yield” means, as to any Indebtedness, the effective yield on such Indebtedness in the reasonable determination of the First Lien Administrative Agent and the Borrower and consistent with generally accepted financial practices, taking into account the applicable interest rate margins, any interest rate floors (the effect of which floors shall be determined in a manner set forth in the proviso below) or similar devices and all fees, including upfront or similar fees or original issue discount paid with respect to the initial incurrence of any Class of Loans or series of Indebtedness, as applicable (amortized over the shorter of (a) the remaining Weighted Average Life to Maturity of such Indebtedness and (b) the four years following the date of incurrence thereof) payable generally to lenders or other institutions providing such Indebtedness, but excluding any (i) arrangement, syndication, commitment, ~~prepayment~~underwriting, structuring, ~~ticking or other similar~~unused line, consent, amendment, success, advisory, exit, ticking and commitment fees and prepayment premium or penalty payable in connection therewith (regardless of whether shared or paid, in whole or in part, with or to any or all lenders), (ii) other fees payable in connection therewith that are not generally ~~shared with the~~paid to all relevant ~~L~~lenders providing such Indebtedness of such type and, (iii) if applicable, consent or waiver fees for an amendment paid generally to consenting ~~Lenders and, solely for purposes of determining the effective yield for purposes of Section 3(d) of Refinancing Amendment No. 1, any original issue discount, upfront fees or other fees payable in connection with the Refinancing Amendment No. 1 Term Loans issued on the Refinancing Amendment No. 1 Effective Date~~or waiving lenders; provided that with respect to any Indebtedness that includes a “SOFR floor” or “Base Rate floor,”
(i) to the extent that the Term SOFR Reference Rate (with an Interest Period of three months), SOFR, or Alternate Base Rate (without giving effect to any floors in such definitions), as applicable, on the date that the Effective Yield is being calculated is less than such floor, the amount of such difference shall be deemed added to the interest rate margin for such Indebtedness for the purpose of calculating the Effective Yield and (ii) to the extent that the Term SOFR Reference Rate (with an Interest Period of three months), SOFR or the Alternate Base Rate (without giving effect to any floors in such definitions), as applicable, on the date that the Effective Yield is being calculated is greater than such floor, then the floor shall be disregarded in calculating the Effective Yield.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and
(d)any other Person (other than Holdings, any Intermediate Parent, the Borrower or any of their respective Affiliates), other than, in each case, (i) a natural person, (ii) a Defaulting Lender or (iii) a Disqualified Lender. Notwithstanding the foregoing, each Loan Party and the Lenders acknowledge and agree that the First Lien Administrative Agent shall have no responsibility or liability for monitoring or enforcing the list of Disqualified Lenders or for any assignment made to a Disqualified Lender unless (i) (A) such assignment resulted from the First Lien Administrative Agent’s gross negligence, bad faith or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable judgment) or (B) such assignment resulted from a material breach of the First Lien Loan Documents by the First Lien Administrative Agent (as determined by a court of competent jurisdiction in a final and non-appealable judgment) and (ii) the Borrower has not consented to such assignment or is not deemed to have consented to such assignment to the extent required by Section 9.04(b).

“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Environmental Laws” means all applicable treaties, rules, regulations, codes, ordinances, judgments, orders, decrees and other applicable Requirements of Law, and all applicable injunctions or binding agreements issued, promulgated or entered into by or with any Governmental Authority, in each instance relating to the protection of the environment, to preservation or reclamation of natural resources, to Release or threatened

Release of any Hazardous Material or to the extent relating to exposure to Hazardous Materials, to health or safety matters.

“Environmental Liability” means any liability, obligation, loss, claim, action, order or cost, contingent or otherwise (including any liability for damages, costs of medical monitoring, costs of environmental remediation or restoration, administrative oversight costs, consultants’ fees, fines, penalties and indemnities) directly or indirectly resulting from or based upon (a) any actual or alleged violation of any Environmental Law or permit, license or approval issued thereunder, (b) the generation, use, handling, transportation, storage, or treatment of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with any Loan Party, is treated as a single employer under Section 414(b) or 414(c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event,” as defined in Section 4043(c) of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) any failure by any Plan to satisfy the minimum funding standard (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, in each case whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA, of an application for a waiver of the minimum funding standard with respect to any Plan; (d) a determination that any Plan is, or is expected to be, in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code); (e) the incurrence by a Loan Party or any ERISA Affiliate of any liability under Title IV of ERISA (other than premiums due and not delinquent under Section 4007 of ERISA) with respect to the termination of any Plan or by application of Section 4069 of ERISA with respect to any terminated plan; (f) the receipt by a Loan Party or any ERISA Affiliate from the PBGC or a plan administrator of any notice to terminate any Plan or Plans or to appoint a trustee to administer any Plan, or to terminate or to appoint a trustee to administer any plan or plans in respect of which such Loan Party or ERISA Affiliate would be deemed to be an employer under Section 4069 of ERISA; (g) the incurrence by a Loan Party or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Multiemployer Plan; (h) the receipt by a Loan Party or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from a Loan Party or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability, or the failure of a Loan Party or any ERISA Affiliate to pay when due, after the expiration of any applicable grace period, any installment payment with respect to any Withdrawal Liability; or (i) the withdrawal of a Loan Party or any ERISA Affiliate from a Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA.

“Erroneous Payment” has the meaning assigned to such term in Section 9.22(a).

“Erroneous Payment Subrogation Rights” has the meaning assigned to such term in Section
9.22(d).

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“EURIBOR Interpolated Rate” means, at any time, with respect to any Term Benchmark Borrowing denominated in Euros and for any Interest Period, the rate per annum (rounded to the same number of decimal places as the EURIBOR Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the EURIBOR Screen Rate for the longest period (for which the EURIBOR Screen Rate is available for Euros) that is shorter than the Impacted EURIBOR Rate Interest Period; and (b) the EURIBOR Screen Rate for the shortest period (for which the EURIBOR Screen Rate is available for Euros) that exceeds the Impacted EURIBOR Rate Interest Period, in each case, at such time; provided that, if any EURIBOR Interpolated Rate shall be less than 0.00%, such rate shall be deemed to be 0.00% for the purposes of this Agreement.

“EURIBOR” means, with respect to any Term Benchmark Borrowing denominated in Euros and for any Interest Period, the EURIBOR Screen Rate at approximately 11:00 a.m., Brussels time, two TARGET Days prior to the commencement of such Interest Period; provided that, if the EURIBOR Screen Rate shall not be available at such time for such Interest Period (an “Impacted EURIBOR Rate Interest Period”) with respect to Euros then EURIBOR shall be the EURIBOR Interpolated Rate.

“EURIBOR Screen Rate” means, means the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters as of 11:00 a.m. Brussels time two TARGET Days prior to the commencement of such Interest Period. If such page or service ceases to be available, the First Lien Administrative Agent may specify another page or service displaying the relevant rate after consultation with the Borrower. If the EURIBOR Screen Rate shall be less than 0.00%, the EURIBOR Screen Rate shall be deemed to be 0.00% for purposes of this Agreement.

“Euro” means the lawful single currency of the European Union.

“Event of Default” has the meaning assigned to such term in Section 7.01. “Excess Cash Flow” means, for any period, an amount equal to the excess of:
(a)the sum, without duplication, of:

(i)Consolidated Net Income for such period,

(ii)an amount equal to the amount of all Non-Cash Charges to the extent deducted in arriving at such Consolidated Net Income,

(iii)decreases in Consolidated Working Capital and long-term account receivables for such period (other than decreases relating to Dispositions permitted pursuant to Section 6.05(h) or Section 6.05(o)), and

(iv)an amount equal to the aggregate net non-cash loss on dispositions by the Borrower and its Restricted Subsidiaries during such period (other than dispositions in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income, less:

(b)the sum, without duplication, of:

(i)an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income (including any amounts included in Consolidated Net Income of proceeds received or due from business interruption insurance or reimbursement of expenses and charges that are covered by indemnification and other reimbursement provisions in connection with any acquisition or other Investment or any disposition of any asset permitted under this Agreement to the extent such amounts are due but not received during such period) and cash charges included in clauses (a) through (j) of the definition of “Consolidated Net Income” (other than cash charges in respect of Transaction Costs paid on or about the Effective Date to the extent financed with the proceeds of Indebtedness incurred on the Effective Date or an equity investment on the Effective Date),

(ii)the aggregate amount of all principal payments of Indebtedness (including (1) the principal component of payments in respect of Capitalized Leases and (2) the amount of any mandatory prepayment of Loans to the extent required due to a Disposition that resulted in an increase to Consolidated Net Income and not in excess of the amount of such increase, but excluding all other prepayments of Term Loans or other Senior Secured First Lien Indebtedness and all prepayments of revolving loans and swingline loans (including Revolving Loans (except to the extent the prepayment thereof reduces the Borrower’s prepayment obligation pursuant to clause (i) of the proviso to the first sentence of Section 2.11(d)) and Swingline Loans)) made during such period, other than (A) in respect of any revolving credit facility or swingline facility except to the extent there is an equivalent permanent reduction in commitments thereunder and
(B) to the extent financed with the proceeds of other Indebtedness of the Borrower or its Restricted Subsidiaries,

(iii)an amount equal to the aggregate net non-cash gain on dispositions by the Borrower and its Restricted Subsidiaries during such period (other than dispositions in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income,

(iv)increases in Consolidated Working Capital and long-term account receivables for such period,

(v)cash payments by the Borrower and its Restricted Subsidiaries during such period in respect of long-term liabilities of the Borrower and its Restricted Subsidiaries other than Indebtedness,

(vi)the aggregate amount of payments and expenditures actually made by the Borrower and its Restricted Subsidiaries in cash during such period (including expenditures for the payment of financing fees) to the extent that such payments and expenditures are not expensed during such period,

(vii)cash payments by the Borrower and its Restricted Subsidiaries during such period in respect of Non-Cash Charges included in the calculation of Consolidated Net Income in any prior period,

(viii)the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by the Borrower and its Restricted Subsidiaries during such period that are required to be made in connection with any prepayment of Indebtedness, and

(ix)the amount of taxes (including penalties and interest) paid in cash and/or tax reserves set aside or payable (without duplication) in such period to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time.

“Excluded Affiliates” means any employees of any Affiliate of any Joint Lead Arranger that are engaged as principals primarily in private equity, mezzanine financing or venture capital transactions (other than (x) such employees engaged by the Borrower (or its Affiliates) as part of the Transactions, (y) such senior employees who are required, in accordance with industry regulations or such Joint Lead Arranger’s (or its Affiliate’s) internal policies and procedures, to act in a supervisory capacity or (z) such Joint Lead Arranger’s (or its Affiliate’s) internal legal, compliance, risk management, credit or investment committee members).

“Excluded Assets” means (a) any fee-owned real property that is not Material Real Property and all leasehold (including ground lease) interests in real property (including requirements to deliver landlord lien waivers, estoppels and collateral access letters), (b) motor vehicles and other assets subject to certificates of title or ownership, (c) Letter of Credit rights (except to the extent constituting supporting obligations (as defined under the UCC) in which a security interest can be perfected with the filing of a UCC-1 financing statement), (d) Commercial Tort Claims (as defined in the First Lien Collateral Agreement) with a value of less than $20,000,000 and commercial tort claims for which no complaint or counterclaim has been filed in a court of competent jurisdiction,(e) Excluded Equity Interests, (f) any lease, contract, license, sublicense, other agreement or document, government approval or franchise with any Person if, to the extent and for so long as, the grant of a Lien thereon to secure the Secured Obligations would require the consent of a third party (unless such consent has been received), violates or invalidates, constitutes a breach of or a default under, or creates a right of termination in favor of any other party thereto (other than any Loan Party) to, such lease, contract, license, sublicense, other agreement or document, government approval or franchise (but only to the extent any of the foregoing is not rendered ineffective by, or is otherwise unenforceable under, the Uniform Commercial Code, or any other applicable Requirements of Law), (g) any asset subject to a Lien of the type permitted by Section 6.02(iv) (whether or not incurred pursuant to such Section) or a Lien permitted by Section 6.02(xi), in each case if, to the extent and for so long as the grant of a Lien thereon to secure the Secured Obligations constitutes a breach of or a default under, or creates a right of termination in favor of any party (other than any Loan Party) to, any agreement pursuant to which such Lien has been created (but only to the extent any of the foregoing is not rendered ineffective by, or is otherwise unenforceable under, the Uniform Commercial Code, or any other applicable Requirements of Law), (h) any intent-to-use trademark applications filed in the United States Patent and Trademark Office, pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. Section 1051, prior to the accepted filing of a “Statement of Use” and issuance of a “Certificate of Registration” pursuant to Section 1(d) of the Lanham Act or an accepted filing of an “Amendment to Allege Use” whereby such intent-to-use trademark application is converted to a “use in commerce” application pursuant to Section 1(c) of the Lanham Act and any other Intellectual Property in any jurisdiction where the grant of a Lien thereon would cause the invalidation or abandonment of such Intellectual Property under applicable law, (i) any asset if, to the extent and for so long as the grant of a Lien thereon to secure the Secured Obligations is prohibited by any Requirements of Law, rule or regulation, contractual obligation existing on the Effective Date (or, if later, the date of acquisition of such asset, or the date a Person that owns such assets becomes a Loan Guarantor, so long as any such prohibition is not created in contemplation of such acquisition or of such Person becoming a Loan Guarantor) or any permitted agreement with any Governmental Authority binding on such asset (in each case, other than to the extent that any such prohibition would be rendered ineffective pursuant to the UCC or any other applicable Requirements of Law) or (ii) would require the consent, approval, license or authorization from any Governmental Authority or regulatory authority, unless such consent, approval, license or authorization has been received (other than to the extent that any such requirement would be rendered ineffective pursuant to the UCC or any other applicable Requirements of Law) (j) margin stock (within the meaning of Regulation U of the Board of Governors, as in effect from time to time) and pledges and security interests prohibited by applicable law, rule or regulation or agreements with any Governmental Authority, (k) Securitization Assets, (l) any Deposit Account (as defined in the First Lien Collateral Agreement) or Securities Account (as defined in the First Lien Collateral Agreement) that is used as a pension fund, escrow (including, without limitation, any escrow accounts for the benefit of customers), trust, or similar account, in each case, for the benefit of third parties, (m) assets to the extent a security interest in such assets would result in an investment in “United States property” by a CFC or would otherwise result in a material adverse tax consequence, as reasonably determined by the Borrower in consultation with the First Lien Administrative Agent (it being understood that no more than 65% of the voting equity interests of any foreign Subsidiary that is a CFC and that is owned directly by the Borrower or a Loan Guarantor shall be included in the Collateral) and (n) any assets with respect to which, in the reasonable judgment of the First Lien Administrative Agent and the Borrower (as agreed to in writing), the cost, burden, difficulty or other consequences (including adverse tax consequences) of pledging such assets or perfecting a security interest therein shall be excessive in view of the benefits to be obtained by the Lenders therefrom.

“Excluded Equity Interests” means Equity Interests in any (a) Unrestricted Subsidiary,

(b) Immaterial Subsidiary, (c) Subsidiary organized under the laws of a jurisdiction that is not a Covered Jurisdiction (except that up to 65% of the voting equity interests of any foreign Subsidiary that is a CFC and that is owned directly by the Borrower or a Loan Guarantor shall not be Excluded Equity Interests), (d) any Equity Interests to the extent the pledge thereof would be prohibited or limited by any applicable Requirement of Law existing on the date hereof or on the date such Equity Interests are acquired by the Borrower or any other Grantor (as defined in the First Lien Collateral Agreement) or on the date the issuer of such Equity Interests is created other than to the extent that any such prohibition would be rendered ineffective pursuant to the applicable anti-assignment provisions in the Uniform Commercial Code of any applicable jurisdiction, (e) Subsidiary (other than any Loan Guarantor) to the extent the pledge thereof to the First Lien Administrative Agent is not permitted by the terms of such Subsidiary’s organizational (except in the case of any Wholly Owned Subsidiary of Holdings) or joint venture documents, in each case, after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code and (f) not-for-profit Subsidiary, captive insurance company or special purpose securitization vehicle (or similar entity), including any Securitization Subsidiary.

“Excluded Information” has the meaning assigned to such term in Section 2.11(a)(ii)(A).

“Excluded Subsidiary” means (a) any Subsidiary that is not a Wholly Owned Subsidiary of Holdings, (b) each Subsidiary listed on Schedule 1.01, (c) any Subsidiary that is prohibited by applicable law, rule or regulation or contractual obligation existing on the Effective Date or, if later, the date such Subsidiary first becomes a Restricted Subsidiary, from guaranteeing the Secured Obligations or which would require any governmental or regulatory consent, approval, license or authorization to do so, unless such consent, approval, license or authorization has been obtained, (d) any Immaterial Subsidiary, (e) any direct or indirect Subsidiary with respect to which, in the reasonable judgment of the First Lien Administrative Agent and the Borrower (as agreed in writing), the cost or other consequences (including any adverse tax consequences) of providing a Guarantee under the First Lien Guarantee Agreement shall be excessive in view of the benefits to be obtained by the Lenders therefrom, (f) any Subsidiary that is (or, if it were a Loan Party, would be) an “investment company” under the Investment Company Act of 1940, as amended, (g) any not-for profit Subsidiaries, captive insurance companies or other special purpose subsidiaries, (h) any Subsidiary that is organized under the laws of a jurisdiction other than any Covered Jurisdiction, (i) any subsidiary whose provision of a Guarantee would constitute an investment in “United States property” by a CFC or otherwise result in a material adverse tax consequence to the Borrower or one of its subsidiaries (or, if applicable, the common parent of the Borrower's consolidated group for applicable income tax purposes) as reasonably determined by the Borrower in consultation with the First Lien Administrative Agent, (j)(i) any direct or indirect subsidiary of a CFC and (ii) any Domestic Foreign Holdco, (k) any special purpose securitization vehicle (or similar entity), including any Securitization Subsidiary, (l) each Unrestricted Subsidiary and (m) any Subsidiary (other than the Subsidiary Loan Parties on the Effective Date) for which the providing of a Guarantee could reasonably be expected to result in any violation or breach of, or conflict with, fiduciary duties of such Subsidiary’s officers, directors or managers and (n) any Restricted Subsidiary acquired pursuant to a Permitted Acquisition (or other Investment not prohibited by this Agreement) financed with Indebtedness permitted under Section 6.01 hereof as assumed Indebtedness and any Restricted Subsidiary thereof that Guarantees such Indebtedness, in each case to the extent such Indebtedness prohibits such Subsidiary from becoming a Loan Guarantor (so long as such prohibition did not arise in connection with such Permitted Acquisition (or such other Investment not prohibited by this Agreement) or such assumption of Indebtedness); provided that any Immaterial Subsidiary that is a signatory to any First Lien Collateral Agreement or the First Lien Guarantee Agreement shall be deemed not to be an Excluded Subsidiary for purposes of this Agreement and the other First Lien Loan Documents unless the Borrower has otherwise notified the First Lien Administrative Agent; provided further that the Borrower may at any time and in its sole discretion, upon notice to the First Lien Administrative Agent, deem that any Restricted Subsidiary shall not be an Excluded Subsidiary for purposes of this Agreement and the other First Lien Loan Documents.

“Excluded Swap Obligation” means, with respect to any Loan Guarantor at any time, any Secured Swap Obligation under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act, if, and to the extent that, all or a portion of the guarantee of such Loan Guarantor of, or the grant by such Loan Guarantor of a security interest to secure, such Secured Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Guarantor’s failure for any reason to constitute an “eligible contract participant,” as defined in the Commodity Exchange Act (determined after giving effect to any “Keepwell”, support or other agreement for the benefit of such Loan Guarantor, at the time such guarantee or grant of a security interest becomes effective with respect to such related Secured Swap Obligation). If a Secured Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Secured Swap Obligation that is attributable to swaps that are or would be rendered illegal due to such guarantee or security interest.

“Excluded Taxes” means, with respect to the First Lien Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any other First Lien Loan Document, (a) Taxes imposed on (or measured by) such recipient’s net income (however denominated) and franchise Taxes imposed on it (in lieu of net income Taxes) by a jurisdiction (i) as a result of such recipient being organized or having its principal office or, in the case of any Lender, its applicable lending office in such jurisdiction (or any political subdivision thereof), or (ii) as a result of any other present or former connection between such recipient and the jurisdiction imposing such Tax (or any political subdivision thereof) (other than a connection arising solely from such recipient having executed, delivered, become a party to, performed its obligations or received payments under, received or perfected a security interest under or enforced any First Lien Loan Documents or engaged in any other transaction pursuant to any First Lien Loan Documents or sold or assigned an interest in any First Lien Loan Documents), (b) any branch profits tax imposed under Section 884(a) of the Code, or any similar Tax, imposed by any jurisdiction described in clause (a) above, (c) any withholding Tax imposed pursuant to FATCA, (d) any withholding Tax that is attributable to a Lender’s failure to comply with Section 2.17(f) and (e) except in the case of an assignee pursuant to a request by the Borrower under Section 2.19 hereto, any U.S. federal withholding Taxes imposed on amounts payable to a Lender pursuant to a Requirement of Law in effect at the time such Lender becomes a party hereto (or designates a new lending office), except to the extent that such Lender (or its assignor, if any) was entitled, immediately prior to the time of designation of a new lending office (or assignment), to receive additional amounts with respect to such withholding Tax under Section 2.17(a).

“Existing Letters of Credit” means each of the letters of credit described by customer, letter of credit number, outstanding amount, and expiration date on Schedule 2.05 hereto.

“Existing ~~Notes” means the PIK Toggle Notes and the Senior Notes~~Term Loans” has the meaning specified in Amendment No. 4.

“Existing Term Loan Credit Agreement” means that certain Credit Agreement dated as of February 23, 2023, by and among Holdings, the Borrower, J.P. Morgan Chase Bank, N.A., as administrative agent and the other parties thereto from time to time. As of the Amendment No. 4 Effective Date there are no Term Loans outstanding under the Existing Term Loan Credit Agreement.

“Extended Revolving Commitment” means the Revolving Commitments extended on the Revolving Facilities Amendment Effective Date.

“Extended Revolving Loan” means a Revolving Loan made with respect to an Extended Revolving Commitment.

“Extending Revolving Lender” means each Revolving Lender that voted in favor of the Revolving Facilities Amendment by delivering an executed counterpart thereof to the First Lien Administrative Agent on or prior to March 26, 2021.

“Fair Market Value” or “fair market value” means, with respect to any asset or group of assets on any date of determination, the value of the consideration obtainable in a sale of such asset at such date of determination assuming a sale by a willing seller to a willing purchaser dealing at arm’s length and arranged in an orderly manner over a reasonable period of time taking into account the nature and characteristics of such asset(which determination shall be conclusive), it being agreed that with respect to real property, in no event will any Loan Party be required to obtain independent appraisals or other third party valuations to establish such Fair Market Value unless required by FIRREA.

“FATCA” means Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantively comparable thereto and not materially more onerous to comply with), any current or future Treasury regulations thereunder or other official administrative interpretations thereof, any agreements entered into pursuant to current Section 1471(b)(1) of the Code as of the date of this Agreement (or any amended or successor version described above) and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“FCPA” has the meaning specified in Section 3.17(b).

“Federal Funds Effective Rate” means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the Federal Reserve Bank of New York.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or corporate controller of Holdings or the Borrower, as applicable.

“Financial Performance Covenant” means the covenant set forth in Section 6.11.

“FIRREA” means the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as
amended.

“First Lien Administrative Agent” means JPMorgan (formerly Jefferies Finance LLC), in its capacity as first lien administrative agent hereunder and under the other First Lien Loan Documents, and its successors in such capacity as provided in Article VIII.

“First Lien Administrative Agent’s Office” means the First Lien Administrative Agent’s address and, as appropriate, account as set forth on Schedule 9.01, or such other address or account as the First Lien Administrative Agent may from time to time notify the Borrower and the Lenders.

“First Lien Collateral Agent” has the meaning given to such term in Section 8.01(b) and its successors in such capacity as provided in Article VIII.

“First Lien Collateral Agreement” means the First Lien Collateral Agreement among the Loan Parties party thereto and the First Lien Collateral Agent, substantially in the form of Exhibit D.

“First Lien Financing Transactions” means (a) the execution, delivery and performance by each Loan Party of the First Lien Loan Documents to which it is to be a party, (b) the borrowing of Loans hereunder and the use of the proceeds thereof and (c) the issuance, amendment or extension of Letters of Credit hereunder and the use of proceeds thereof.

“First Lien Guarantee Agreement” means the First Lien Guarantee Agreement among the Loan Parties and the First Lien Collateral Agent, substantially in the form of Exhibit B.

“First Lien Incremental Equivalent Debt” has the meaning assigned to such term in Section
6.01(a)(xx).

“First Lien Incremental Facilities” has the meaning assigned to such term in Section 2.20(a). “First Lien Incremental Term Facility” has the meaning assigned to such term in Section 2.20(a). “First Lien Incremental Term Increase” has the meaning assigned to such term in Section 2.20(a). “First Lien Incremental Term Loan” means any Term Loan provided under any First Lien
Incremental Facility.

“First Lien Loan Document Obligations” means (a) the due and punctual payment by the Borrower of (i) the principal of the Loans and LC Disbursements, and all accrued and unpaid interest thereon at the applicable rate or rates provided in this Agreement (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations of the Borrower under or pursuant to this Agreement and eachof the other First Lien Loan Documents, including obligations to pay fees, expenses, reimbursement obligations and indemnification obligations and obligations to provide cash collateral, whether primary, secondary, direct, contingent, fixed or otherwise (including interest and monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual payment and performance of all other obligations of the Borrower under or pursuant to each of the First Lien Loan Documents and (c) the due and punctual payment and performance of all the obligations of each other Loan Party under or pursuant to this Agreement and each of the other First Lien Loan Documents (including interest and monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding).

“First Lien Loan Documents” means this Agreement, any Refinancing Amendment, any Loan Modification Agreement, any Incremental Facility Amendment, the First Lien Guarantee Agreement, the First Lien Collateral Agreement, the First~~/Second~~  Lien Pari Passu Intercreditor Agreement, the other Security Documents, any Customary Intercreditor Agreement and any Note delivered pursuant to Section 2.09(e).

“First Lien Pari Passu Intercreditor Agreement” means the First Lien Intercreditor Agreement substantially in the form of Exhibit E-1 among the First Lien Administrative Agent and one or more Senior Representatives for holders of Indebtedness permitted by this Agreement to be secured by the Collateral on a pari passu basis, with such modifications thereto as the First Lien Administrative Agent and the Borrower may reasonably agree.2 As of the Amendment No. 4 Effective Date, the First Lien Collateral Agent and Notes Collateral Agent entered into a Pari Passu Intercreditor Agreement.

“First/Second Lien Intercreditor Agreement” means the First/Second Lien Intercreditor Agreement substantially in the form of Exhibit E-2 among the First Lien Administrative Agent and one or more Senior Representatives for holders of Indebtedness permitted by this Agreement to be secured by the Collateral. ~~On the Effective Date, the First Lien Administrative Agent entered into a First/Second Lien Intercreditor Agreement with the Second Lien Trustee and the other parties party thereto.~~

“Fixed Amounts” has the meaning assigned to such term in 1.07.(b).

“Flood Insurance Laws” means, collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto, (iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (v) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the EURIBOR, Adjusted Daily Simple SONIA, Adjusted Term SOFR Rate, Adjusted Daily Simple SOFR or Adjusted Term CORRA as applicable. The initial Floor for each of the Adjusted Term SOFR Rate, Adjusted Daily Simple SOFR and ~~Adjusted Term CORRA (i)~~, with respect to Revolving Loans only, Adjusted Term CORRA shall be 0% ~~and (ii) with respect to Term Loans only, shall be 0.50%~~.

“Foreign Lender” means a Lender that is not a United States Person (as defined in Section 7701(a)(30) of the Code).

2 ~~A First Lien Pari Passu Intercreditor Agreement was entered into on February 23, 2023, between the First Lien Administrative Agent and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent under that certain Credit Agreement dated as of February 23, 2023, by and among Holdings, the Borrower and the other parties thereto from time to time.~~

“Form Intercreditor Agreements” means (a) an intercreditor agreement substantially in the form of the First Lien Pari Passu Intercreditor Agreement, (b) an intercreditor agreement substantially in the form of the First/Second Lien Intercreditor Agreement and/or (c) an intercreditor agreement substantially in the form of the ABL Intercreditor Agreement, as applicable.

“Funded Debt” means all Indebtedness of the Borrower and its Restricted Subsidiaries for borrowed money that matures more than one year from the date of its creation or matures within one year from such date that is renewable or extendable, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including Indebtedness in respect of the Loans.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time; provided, however, that if the Borrower notifies the First Lien Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Effective Date in GAAP or in the application thereof on the operation of such provision (or if the First Lien Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, (a) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under FASB Accounting Standards Codification 825-Financial Instruments, or any successor thereto (including pursuant to the FASB Accounting Standards Codification), to value any Indebtedness of any subsidiary at “fair value,” as defined therein and (b) the amount of any Indebtedness under GAAP with respect to Capital Lease Obligations shall be determined in accordance with the definition of Capital Lease Obligations.

“General Restricted Payment Reallocated Amount” means any amount that, at the option of Holdings or the Borrower, has been reallocated from Section 6.07(a)(viii) to clause (C) of the proviso in Section 6.04(m), which shall be deemed to be a utilization of the basket set forth in Section 6.07(a)(viii).

“Goldman Sachs Letter of Credit Sublimit” means an amount equal to the amount listed on Schedule 2.01 as amended by Amendment No. 3. Letters of Credit issued pursuant to the Goldman Sachs Letter of Credit Sublimit will be issued by Goldman Sachs Bank USA in its capacity as an “Issuing Bank”.

“Governmental Approvals” means all authorizations, consents, approvals, permits, licenses and exemptions of, registrations and filings with, and reports to, Governmental Authorities.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether federal, state, provincial, territorial, local or otherwise, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra national bodies such as the European Union or the European Central Bank).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Effective Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined in good faith by a Financial Officer. The term “Guarantee” as a verb has a corresponding meaning.

“Hazardous Materials” means all explosive, radioactive, hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum by-products or distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other hazardous or toxic substances, wastes, chemicals, pollutants, contaminants of any nature and in any form regulated pursuant to any Environmental Law.

“Holdings” means (a) prior to any IPO, Initial Holdings and (b) upon and after an IPO, (i) if the IPO Entity is Initial Holdings or any Person of which Initial Holdings is a Subsidiary, Initial Holdings or (ii) if the IPO Entity is an Intermediate Parent, the IPO Entity.

“Identified Participating Lenders” has the meaning assigned to such term in Section 2.11(a)(ii)(C)(3).

“Identified Qualifying Lenders” has the meaning specified in Section 2.11(a)(ii)(D)(3). “Immaterial Subsidiary” means any Subsidiary other than a Material Subsidiary.
“Impacted EURIBOR Rate Interest Period” has the meaning assigned to such term in the definition of “EURIBOR.”

“Impacted Loans” has the meaning assigned to such term in Section 2.14(b).

“Incremental Cap” means, as of any date of determination, the sum of (I)(a) the greater of (i)
$~~288,000,000~~542,000,000 and (ii) ~~75~~100% of Consolidated EBITDA for the most recently ended Test Period as of such date, calculated on a Pro Forma Basis; plus (b) the sum of (i) the aggregate principal amount of all First Lien Term Loans, First Lien Incremental Equivalent Debt and/or any other Indebtedness secured by the Collateral on a pari passu basis with, or senior to, the Secured Obligations voluntarily prepaid (including purchases and redemptions of the Loans, First Lien Incremental Equivalent Debt and/or any other Indebtedness secured by the Collateral on a pari passu basis with, or senior to, the Secured Obligations by the Borrower and its Subsidiaries (to the extent retired) at or below par, in which case the amount of voluntary prepayments of Loans shall be deemed to be the amount paid in cash, and with respect to any reduction in the outstanding amount of any loan resulting from the application of any “yank-a-bank” provisions, the amount paid in cash), (ii) the aggregate amount of all First Lien Term Loans repurchased and prepaid pursuant to Section 2.11(a)(ii) or otherwise in a manner not prohibited by Section 9.04(g) and (iii) all reductions of Revolving Commitments (and, in the case of any revolving loans, a corresponding commitment reduction), in each case prior to such date (other than, in each case, prepayments, repurchases and commitment reductions with the proceeds of the incurrence of Credit Agreement Refinancing Indebtedness or other long-term Indebtedness), minus (c) (i) the amount of all First Lien Incremental Facilities and all First Lien Incremental Equivalent Debt incurred in reliance on the foregoing clauses (a) and/or (b) and (ii) the amount of all Second Lien Incremental Equivalent Debt incurred in reliance on the foregoing clauses (a) and/or (b) plus (II) (a) in the case of any First Lien Incremental Facilities or First Lien Incremental Equivalent Debt secured by the Collateral on a pari passu basis with the Secured Obligations, the maximum aggregate principal amount that can be incurred without causing the Senior Secured First Lien Net Leverage Ratio, after giving effect to the incurrence of any Incremental Facility or Incremental Equivalent Debt and the use of proceeds thereof, on a Pro Forma Basis, to exceed 5.50 to 1.00 for the most recently ended Test Period; (b) in the case of any Incremental Facilities or Incremental Equivalent Debt secured by the Collateral on a junior basis with the Secured Obligations, the maximum aggregate principal amount that can be incurred without causing the Senior Secured Net Leverage Ratio to exceed
7.50 to 1.00, on a Pro Forma Basis for the most recently ended Test Period; and (c) in the case of any Incremental Facilities or Incremental Equivalent Debt that is unsecured, the Total Net Leverage Ratio, after giving effect to the incurrence of such unsecured Incremental Facility or Incremental Equivalent Debt and the use of proceeds thereof, shall not, on a Pro Forma Basis, exceed 7.50 to 1.00 for the most recently ended Test Period. Any ratio calculated for purposes of determining the “Incremental Cap” shall be calculated on a Pro Forma Basis after giving effect to the incurrence of any Incremental Facility or Incremental Equivalent Debt and the use of proceeds thereof (assuming that the full amount of any Incremental Revolving Commitment Increase and Additional/Replacement Revolving Commitments being established at such time is fully drawn and deducting in calculating the numerator of any leverage ratio the cash proceeds thereof to the extent such proceeds are not promptly applied, but without giving effect to any simultaneous incurrence of any Incremental Facility or Incremental Equivalent Debt made pursuant to clause (I) above) for the most recent Test Period ended and subject to Section 1.06 to the extent applicable. Loans may be incurred under both clauses (I) and (II), and proceeds from any such incurrence may be utilized in a single transaction by first calculating the incurrence under clause (II) above and then calculating the incurrence under clause (I) above (if any) (and vice versa) (and if both clauses (I) and (II) are available and the Borrower does not make an election, the Borrower will be deemed to have elected clause (II)); provided that any such Indebtedness originally incurred in reliance on clause (I) above shall cease to be deemed outstanding under clause (I) and shall instead be deemed to be outstanding pursuant to clause (II) above from and after the first date on which the Borrower could have incurred the aggregate principal amount of such Indebtedness in reliance on clause
(II) above.

“Incremental Equivalent Debt” means First Lien Incremental Equivalent Debt and/or Second Lien Incremental Equivalent Debt.

“Incremental Facility Amendment” has the meaning assigned to such term in Section 2.20(d).

“Incremental Revolving Commitment Increase” has the meaning assigned to such term in Section 2.20(a), including Amendment No. 1 Revolving Commitment Increase and Amendment No. 2 Revolving Commitment Increase.

“Incurrence Based Amounts” has the meaning assigned to such term in Section 1.07(b).

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments,
(c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding (x) trade accounts payable in the ordinary course of business, (y) any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and if not paid after being due and payable and (z) taxes and other accrued expenses accrued in the ordinary course of business),

(e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others,
(g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances; provided that the term “Indebtedness” shall not include (i) deferred or prepaid revenue, (ii) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty, indemnity or other unperformed obligations of the seller, (iii) any obligations attributable to the exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto, (iv) Indebtedness of any Person that is a direct or indirect parent of Holdings appearing on the balance sheet of Holdings or the Borrower, or solely by reason of push down accounting under GAAP, (v) for the avoidance of doubt, any Qualified Equity Interests issued by Holdings or the Borrower and (vi) any earn-out, take-or-pay or similar obligation to the extent such obligation is not shown as a liability on the balance sheet of such Person in accordance with GAAP and is not paid after becoming due and payable. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. The amount of Indebtedness of any Person for purposes of clause (e) above shall (unless such Indebtedness has been assumed by such Person) be deemed to be equal to the lesser of (A) the aggregate unpaid amount of such Indebtedness and (B) the Fair Market Value of the property encumbered thereby as determined by such Person in good faith. For all purposes hereof, the Indebtedness of the Borrower and the Restricted Subsidiaries shall exclude intercompany liabilities arising from their cash management, tax, and accounting operations and intercompany loans, advances or Indebtedness having a term not exceeding 364 days (inclusive of any rollover or extensions of terms) and made in the ordinary course of business.

“Indemnified Taxes” means all Taxes, other than Excluded Taxes and Other Taxes, in each case, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any First Lien Loan Document.

“Indemnitee” has the meaning assigned to such term in Section 9.03(b).

“Independent Assets or Operations” means, with respect to any parent of the Borrower, such parent’s total assets, revenues, income from continuing operations before income taxes or cash flows from operating activities (excluding in each case amounts related to its investment in Holdings, the Borrower and the Restricted Subsidiaries), determined in accordance with GAAP and as shown on the most recent balance sheet of such parent, is more than 5.0% of such parent corresponding consolidated amount.

“Information” has the meaning assigned to such term in Section 9.12(a).

“Initial Holdings” has the meaning given to such term in the preliminary statements hereto.

“Initial Term Loans” means the Loans made pursuant to Section 2.01(a) on the Effective Date. As of the Amendment No. 4 Effective Date there are no Initial Term Loans outstanding.

“Intellectual Property” has the meaning assigned to such term in the First Lien Collateral
Agreement.

“Intellectual Property Security Agreements” means, collectively, the First Lien Trademark Security Agreement, the First Lien Patent Security Agreement and the First Lien Copyright Security Agreement, in each case which has the meaning assigned to such term in the First Lien Collateral Agreement.

“Intercreditor Agreement” means the First Lien Pari Passu Intercreditor Agreement, the First/Second Lien Intercreditor Agreement and the ABL Intercreditor Agreement.

“Interest Coverage Ratio” means, as of any date of determination, the ratio, on a Pro Forma Basis, of (a) Consolidated EBITDA for the most recently ended Test Period as of such date to (b) Consolidated Interest Expense for the most recently ended Test Period as of such date.

“Interest Election Request” means a request by the Borrower to convert or continue a Revolving Borrowing or Term Borrowing in accordance with Section 2.07.

“Interest Payment Date” means (a) with respect to any ABR Loan (including a Swingline Loan), the last Business Day of each March, June, September and December to occur during any period in which such Loan is outstanding and the maturity date applicable to such ABR Loan, (b) with respect to any RFR Loan, each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such RFR Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and the maturity date applicable to such RFR Loan, and (c) with respect to any Term Benchmark Loan, the last Business Day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term Benchmark Loan with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and the maturity date applicable to such Term Benchmark Loan.

“Interest Period” means, (a) with respect to any Term Benchmark Loan, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or, except with respect to any Term Benchmark Loan denominated in Canadian Dollars, six months thereafter, as the Borrower may elect or, with the consent of the First Lien Administrative Agent and each Lender, any other period ending on a Business Day that is within three months of the date of such Borrowing, as the Borrower may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, (c) no Interest Period shall extend beyond (i) in the case of Term Loans, the Term Maturity Date and (ii) in the case of Revolving Loans, the Revolving Maturity Date and (d) no tenor that has been removed from this definition pursuant to Section 2.14(e) shall be available for specification in such Borrowing Request or Interest Election Request. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Intermediate Parent” means any Subsidiary of Holdings of which the Borrower is a subsidiary.
“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person (excluding, in the case of the Borrower and its Subsidiaries (i) intercompany advances arising from their cash management, tax, and accounting operations and (ii) intercompany loans, advances, or Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business) or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. The amount, as of any date of determination, of (a) any Investment in the form of a loan or an advance shall be the principal amount thereof outstanding on such date, minus any cash payments actually received by such investor representing interest in respect of such Investment (to the extent any such payment to be deducted does not exceed the remaining principal amount of such Investment and without duplication of amounts increasing the Available Amount or the Available Equity Amount), but without any adjustment for write-downs or write-offs (including as a result of forgiveness of any portion thereof) with respect to such loan or advance after the date thereof, (b) any Investment in the form of a Guarantee shall be equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof, as determined in good faith by a Financial Officer, (c) any Investment in the form of a transfer of Equity Interests or other non-cash property by the investor to the investee, including any such transfer in the form of a capital contribution, shall be the Fair Market Value (as determined in good faith by a Financial Officer) of such Equity Interests or other property as of the time of the transfer, minus any payments actually received by such investor representing a return of capital of, or dividends or other distributions in respect of, such Investment (to the extent such payments do not exceed, in the aggregate, the original amount of such Investment and without duplication of amounts increasing the Available Amount or the Available Equity Amount), but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment, and (d) any Investment (other than any Investment referred to in clause (a), (b) or (c) above) by the specified Person in the form of a purchase or other acquisition for value of any Equity Interests, evidences of Indebtedness or other securities of any other Person shall be the original cost of such Investment (including any Indebtedness assumed in connection therewith), plus (i) the cost of all additions thereto and minus (ii) the amount of any portion of such Investment that has been repaid to the investor in cash as a repayment of principal or a return of capital, and of any cash payments actually received by such investor representing interest, dividends or other distributions in respect of such Investment (to the extent the amounts referred to in clause (ii) do not, in the aggregate, exceed the original cost of such Investment plus the costs of additions thereto and without duplication of amounts increasing the Available Amount or the Available Equity Amount), but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment. For purposes of Section 6.04, if an Investment involves the acquisition of more than one Person, the amount of such Investment shall be allocated among the acquired Persons in accordance with GAAP; provided that pending the final determination of the amounts to be so allocated in accordance with GAAP, such allocation shall be as reasonably determined by a Financial Officer.

“Investor” means a holder of Equity Interests in Holdings (or any direct or indirect parent thereof).

“IPO” means (x) the initial underwritten public offering (other than a public offering pursuant to a registration statement on Form S-8) of common Equity Interests in the IPO Entity or (y) the listing for trading of common Equity Interests in the IPO Entity on a securities exchange of recognized national or international standing, approved by the IPO Entity.

“IPO Entity” means, at any time upon and after an IPO, Initial Holdings, a parent entity of Initial Holdings or an Intermediate Parent, as the case may be, the Equity Interests of which were issued or sold pursuant to, or otherwise the subject of, the IPO; provided that, immediately following the IPO, the Borrower is a direct or indirect Wholly Owned Subsidiary of such IPO Entity and such IPO Entity owns, directly or through its subsidiaries, substantially all the businesses and assets owned or conducted, directly or indirectly, by the Borrower immediately prior to the IPO.

“ISDA Definition” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“ISP” means, with respect to any standby Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be reasonably acceptable to the applicable Issuing Bank and in effect at the time of issuance of such Letter of Credit).

“Issuing Bank” means each of (a) Citibank, N.A., (b) Citizens Bank, N.A., (c) Banco Santander, S.A., New York Branch, (d) Goldman Sachs Bank USA (provided that Goldman Sachs Bank USA shall only be required to issue standby Letters of Credit), (e) Jefferies Finance LLC (provided that Jefferies Finance LLC shall only be required to issue standby Letters of Credit denominated in U.S. Dollars and will cause any Letters of Credit issued pursuant to the Jefferies Letter of Credit Sublimit to be issued by unaffiliated financial institutions and such Letters of Credit shall be treated as issued by Jefferies Finance LLC for all purposes under the Loan Documents),
(f) JPMorgan Chase Bank, N.A., (g) KeyBank National Association, (h) Royal Bank of Canada (provided that Royal Bank of Canada shall only be required to issue standby Letters of Credit), (i) Barclays Bank PLC (provided that Barclays Bank PLC shall only be required to issue standby Letters of Credit), (j) BNP Paribas and (k) each Revolving Lender that shall have become an Issuing Bank hereunder as provided in Section 2.05(k) (other than any Person that shall have ceased to be an Issuing Bank as provided in Section 2.05(l)), each in its capacity as an issuer of Letters of Credit hereunder. Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates or branches of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate or such branch with respect to Letters of Credit issued by such Affiliate or such branch.

“Jefferies Letter of Credit Sublimit” means an amount equal to the amount listed on Schedule 2.01 as amended by Amendment No. 3. Letters of Credit issued pursuant to the Jefferies Letter of Credit Sublimit will be issued by Jefferies Finance LLC in its capacity as an “Issuing Bank”.

“Joint Lead Arranger” means (~~x~~w) each of Jefferies Finance LLC (acting through such of its affiliates or branches as it deems appropriate), JPMorgan Chase Bank, N.A., Barclays Bank PLC, Royal Bank of Canada, RBC Capital Markets, ING Capital LLC, BNP Paribas and BNP Paribas Securities Corp., each in their capacity as joint lead arranger and joint bookrunner, and any permitted successors and assigns of the foregoing, (~~y~~x) in connection with Amendment No. 2, each of JPMorgan Chase Bank, N.A., Jefferies Finance LLC, Credit Suisse Loan Funding LLC, Goldman Sachs Bank USA, BNP Paribas Securities Corp., Citibank, N.A., RBC Capital Markets and Barclays Bank PLC, each in their capacity as joint lead arranger and joint bookrunner, and any permitted successors and assigns of the foregoing ~~and~~, (~~z~~y) in connection with Amendment No. 3, the Amendment No. 3 Arrangers (as defined in Amendment No. 3) and (z) in connection with Amendment No. 4, the Amendment No. 4 Arrangers (as defined in the Amendment No. 4).

“JPM Letter of Credit Sublimit” means an amount equal to the amount listed on Schedule 2.01 as amended by Amendment No. 3. Letters of Credit issued pursuant to the JPM Letter of Credit Sublimit will be issued by JPMorgan Chase Bank, N.A. in its capacity as an “Issuing Bank”.

“Judgment Currency” has the meaning assigned to such term in Section 9.17.

“Junior Debt Payment Reallocated Amount” means any amount that, at the option of Holdings or the Borrower, has been reallocated from Section 6.07(b)(iv) to clause (D) of the proviso in Section 6.04(m), which shall be deemed to be a utilization of the basket set forth in Section 6.07(b)(iv).

“Junior Financing” means (a) any Indebtedness for borrowed money (other than (i) any permitted intercompany Indebtedness owing to Holdings, any Intermediate Parent, the Borrower or any Restricted Subsidiary or any Permitted Unsecured Refinancing Debt or (ii) any Indebtedness in an aggregate principal amount not exceeding $50,000,000) that is subordinated in right of payment to the First Lien Loan Document Obligations, and
(b) any Permitted Refinancing in respect of the foregoing.

“Keybank Letter of Credit Sublimit” means an amount equal to the amount listed on Schedule
2.01 as amended by Amendment No. 3. Letters of Credit issued pursuant to the Keybank Letter of Credit Sublimit will be issued by Keybank National Association in its capacity as an “Issuing Bank”.

“Latest Maturity Date” means, at any date of determination, the latest maturity or expiration date applicable to any Loan or Commitment hereunder at such time, including the latest maturity or expiration date of any Other First Lien Term Loan, any Other First Lien Term Commitment, any Other Revolving Loan or any Other Revolving Commitment, in each case as extended in accordance with this Agreement from time to time.

“LC Disbursement” means an honoring of a drawing by an Issuing Bank pursuant to a Letter of
Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate amount of all Letters of Credit that remains available for drawing at such time and (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.13 or 3.14 of the ISP or for any Letter of Credit issued with the exclusion of Article 36 of the UCP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided that with respect to any Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

“LC Revaluation Date” means (a) the date of delivery of each request for Revolving Borrowings,
(b) the date of issuance, extension or renewal of any Letter of Credit denominated in an Alternative Currency, in each case at the discretion of the First Lien Administrative Agent and/or any Issuing Bank, (c) the date of conversion or continuation of any Revolving Borrowing denominated in an Alternative Currency pursuant to Section 2.02 or (d) such additional dates as the First Lien Administrative Agent may reasonably specify.

“LCT Election” has the meaning assigned to such term in Section 1.06. “LCT Test Date” has the meaning assigned to such term in Section 1.06.
“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, an Incremental Facility Amendment, a Loan Modification Agreement or a Refinancing Amendment, in each case, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.

“Letter of Credit” means any letter of credit or bank guarantee by an Issuing Bank issued pursuant to this Agreement or deemed outstanding under this Agreement other than any such letter of credit or bank guarantee that shall have ceased to be a “Letter of Credit” outstanding hereunder pursuant to Section 9.05.

“Letter of Credit Request” has the meaning assigned to such term in Section 2.05(b).

“Letter of Credit Sublimit” means $398,750,000, which is the sum of the Barclays Letter of Credit Sublimit, the BNP Paribas Letter of Credit Sublimit, the Citibank Letter of Credit Sublimit, the Citizens Letter of Credit Sublimit, the Goldman Sachs Letter of Credit Sublimit, the Jefferies Letter of Credit Sublimit, the JPM Letter of Credit Sublimit, the KeyBank Letter of Credit Sublimit, the RBC Letter of Credit Sublimit and the Santander Letter of Credit Sublimit. The Letter of Credit Sublimit is part of and not in addition to the aggregate Revolving Commitments.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“Limited Condition Transaction” means (a) any Permitted Acquisition (including by way of merger or amalgamation), Investment or irrevocably declared Restricted Payment by the Borrower or any Restricted Subsidiary permitted pursuant to this Agreement whose consummation is not conditioned upon the availability of, or on obtaining, third party financing (or, if such a condition does exist, the Borrower or any Restricted Subsidiary, as applicable, would be required to pay any fee, liquidated damages or other amount or be subject to any indemnity, claim or other liability as a result of such third party financing not having been available or obtained) or (b) any prepayment, repurchase or redemption of Indebtedness requiring irrevocable notice in advance of such prepayment, repurchase or redemption.

“Loan Guarantors” means Holdings, any Intermediate Parent and the Subsidiary Loan Parties.
“Loan Modification Agreement” means a Loan Modification Agreement, in form reasonably satisfactory to the First Lien Administrative Agent, among the Borrower, the First Lien Administrative Agent and one or more Accepting Lenders, effecting one or more Permitted Amendments and such other amendments hereto and to the other First Lien Loan Documents as are contemplated by Section 2.24.

“Loan Modification Offer” has the meaning specified in Section 2.24(a).

“Loan Parties” means Holdings, any Intermediate Parent, the Borrower and the Subsidiary Loan
Parties.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.
“Majority in Interest”, when used in reference to Lenders of any Class, means, at any time, (a) in the case of the Revolving Lenders, Lenders having Revolving Exposures and unused Revolving Commitments representing more than 50% of the sum of the aggregate Revolving Exposures and the unused aggregate Revolving Commitments at such time and (b) in the case of the Term Lenders of any Class, Lenders holding outstanding Term Loans and unused Term Commitments of such Class representing more than 50% of all Term Loans and unused Term Commitments of such Class outstanding at such time; provided that whenever there are one or more Defaulting Lenders, the total outstanding Term Loans and Revolving Exposures of, and the unused Revolving Commitments of, each Defaulting Lender shall be excluded for purposes of making a determination of the Majority in Interest.

“Management Investors” means the members of the Board of Directors, officers and employees of Holdings, the Borrower and/or their respective Subsidiaries who are (directly or indirectly through one or more investment vehicles) investors in Holdings (or any direct or indirect parent thereof).

“Master Agreement” has the meaning assigned to such term in the definition of “Swap
Agreement.”

“Material Adverse Effect” means a circumstance or condition affecting the business, financial condition, or results of operations of Holdings, any Intermediate Parent, the Borrower and their respective Subsidiaries, taken as a whole, that would reasonably be expected to have a materially adverse effect on (a) the ability of the Borrower and the other Loan Parties, taken as a whole, to perform their payment obligations under the First Lien Loan Documents or (b) the rights and remedies of the First Lien Administrative Agent, the First Lien Collateral Agent, the Issuing Banks and the Lenders under the First Lien Loan Documents.

“Material Indebtedness” means Indebtedness for borrowed money (other than the First Lien Loan Document Obligations), Capital Lease Obligations, unreimbursed obligations for letter of credit drawings and financial guarantees (other than ordinary course of business contingent reimbursement obligations) or obligations in respect of one or more Swap Agreements, of any one or more of the Borrower and its Restricted Subsidiaries in an aggregate principal amount exceeding the greater of (x) $~~100,000,000~~162,600,000 and (y) 30% of Consolidated EBITDA for the most recently ended Test Period as of such time. For purposes of determining Material Indebtedness, the “principal amount” of the obligations in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Restricted Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Material Non-Public Information” means (a) if the Borrower is a public reporting company, material non-public information with respect to the Borrower or its Subsidiaries, or the respective securities of any of the foregoing, and (b) if the Borrower is not a public reporting company, information that is (i) of a type that would not be publicly available if the Borrower were a public reporting company or (ii) material with respect to the

Borrower or its Subsidiaries or any of their respective securities for purposes of United States Federal and state and applicable foreign securities laws.

“Material Real Property” means any real property with a Fair Market Value, as reasonably determined by the Borrower in good faith, greater than or equal to $30,000,000.

“Material Subsidiary” means each Intermediate Parent or Wholly Owned Restricted Subsidiary that, as of the last day of the fiscal quarter of the Borrower most recently ended, had net revenues or total assets for such quarter in excess of 2.5% of the consolidated net revenues or total assets, as applicable, of the Borrower and its Restricted Subsidiaries for such quarter; provided that in the event that the Immaterial Subsidiaries, taken together, had as of the last day of the fiscal quarter of the Borrower’s most recently ended net revenues or total assets in excess of 10.0% of the consolidated revenues or total assets, as applicable, of the Borrower and its Restricted Subsidiaries for such quarter, the Borrower shall designate in writing one or more Immaterial Subsidiaries to be a Material Subsidiary as may be necessary such that the foregoing 10.0% limit shall not be exceeded, and any such Subsidiary shall thereafter be deemed to be an Material Subsidiary hereunder; provided further that the Borrower may re-designate Material Subsidiaries as Immaterial Subsidiaries so long as the Borrower is in compliance with the foregoing.

“Maximum Rate” has the meaning assigned to such term in Section 2.16.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Model” means that certain financial model delivered by the Borrower to the First Lien Administrative Agent on November 7, 2019 (together with any updates or modifications thereto reasonably agreed between the Borrower and the First Lien Administrative Agent).

“Mortgage” means a mortgage, charge, deed of trust, assignment of leases and rents or other security document granting a Lien on any Mortgaged Property in favor of the First Lien Collateral Agent for the benefit of the Secured Parties to secure the Secured Obligations, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time. Each Mortgage shall be in form and substance reasonably satisfactory to the First Lien Administrative Agent and the Borrower.

“Mortgaged Property” means each parcel of Material Real Property with respect to which a Mortgage is granted pursuant to the Collateral and Guarantee Requirement, Section 5.11, Section 5.12 or Section 5.14 (if any). “Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA. “Net Proceeds” means, with respect to any event, (a) the proceeds received in respect of such event in cash or Permitted Investments, including (i) any cash or Permitted Investments received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment or earn-out, but excluding any interest payments), but only as and when received, (ii) in the case of a casualty, insurance proceeds that are actually received, and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments that are actually received, minus (b) without duplication, the sum of (i) all fees and out-of-pocket expenses paid by Holdings, any Intermediate Parent, the Borrower and any Restricted Subsidiaries in connection with such event (including attorney’s fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, underwriting discounts and commissions, other customary expenses and brokerage, consultant, accountant and other customary fees), (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), (x) the amount of all payments that are permitted hereunder and are made by Holdings, any Intermediate Parent, the Borrower and its Restricted Subsidiaries as a result of such event to repay Indebtedness (other than the Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, (y) the pro rata portion of net cash proceeds thereof (calculated without regard to this clause (y)) attributable to minority interests and not available for distribution to or for the account of Holdings, any Intermediate Parent, the Borrower or its Restricted Subsidiaries as a result thereof and (z) the amount of any liabilities directly associated with such asset and retained by the Borrower or any Restricted Subsidiary and (iii) the amount of all taxes paid (or reasonably estimated to be payable), the amount of dividends and other restricted payments that Holdings, any Intermediate Parent, the Borrower and/or its Restricted Subsidiaries may make pursuant to Section 6.07(a)(vii)(A) or (B) as a result of such event, and the amount of any reserves established by Holdings, any Intermediate Parent, the Borrower and its Restricted Subsidiaries to fund contingent liabilities reasonably estimated to be payable, that are directly attributable to such event, provided that any reduction at any time in the amount of any such reserves (other than as a result of payments made in respect thereof) shall be deemed to constitute the receipt by the Borrower at such time of Net Proceeds in the amount of such reduction.

“New Project” shall mean (a) each facility which is either a new facility, branch or office or an expansion, relocation, remodeling or substantial modernization of an existing facility, branch or office owned by the Borrower or its Subsidiaries which in fact commences operations and (b) each creation (in one or a series of related transactions) of a business unit to the extent such business unit commences operations or each expansion (in one or a series of related transactions) of business into a new market.

“Net Short Lender” has the meaning assigned to such term in Section 9.02(h). “Non-Accepting Lender” has the meaning assigned to such term in Section 2.24(c).
“Non-Cash Charges” means (a) any impairment charge or asset write-off or write-down related to intangible assets (including goodwill), long-lived assets, and Investments in debt and equity securities pursuant to GAAP, (b) all losses from Investments recorded using the equity method, (c) all Non-Cash Compensation Expenses, (d) the non-cash impact of acquisition method accounting, (e) depreciation and amortization (including, without limitation, as they relate to acquisition accounting, amortization of deferred financing fees or costs, Capitalized Software Expenditures and amortization of unrecognized prior service costs and actuarial gains and losses related to pension and other post-employment benefits) and (f) other non-cash charges (provided, in each case, that if any non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period).

“Non-Cash Compensation Expense” means any non-cash expenses and costs that result from the issuance of stock-based awards, partnership interest-based awards and similar incentive based compensation awards or arrangements.

“Non-Consenting Lender” has the meaning assigned to such term in Section 9.02(c).

“Non-Wholly Owned Subsidiary” of any Person means any subsidiary of such Person other than a Wholly Owned Subsidiary.

“Not Otherwise Applied” means, with reference to the Available Amount or the Available Equity Amount, as applicable, that such amount was not previously applied pursuant to Sections 6.04(m), 6.07(a)(viii) and 6.07(b)(iv).

“Note” means a promissory note of the Borrower, in substantially the form of Exhibit O, payable to a Lender in a principal amount equal to the principal amount of the Revolving Commitment or Term Loans, as applicable, of such Lender.

“Notes Collateral Agent” means, Wilmington Trust, National Association.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m., New York City time, on such day received by the First Lien Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined would be less than 0%, then such rate shall be deemed to be 0% for purposes of this Agreement.

“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“OFAC” has the meaning specified in Section 3.17(b).

“Offered Amount” has the meaning assigned to such term in Section 2.11(a)(ii)(D)(1). “Offered Discount” has the meaning assigned to such term in Section 2.11(a)(ii)(D)(1).
“Organizational Documents” means, with respect to any Person, the charter, articles or certificate of organization or incorporation and bylaws or other organizational or governing documents of such Person.

“Other First Lien Term Commitments” means one or more Classes of term loan commitments hereunder that result from a Refinancing Amendment or a Loan Modification Agreement. “Other First Lien Term Loans” means one or more Classes of Term Loans that result from a Refinancing Amendment or a Loan Modification Agreement, including the 2024 Refinancing Term Loans which shall constitute a separate Class of Term Loans.

“Other Revolving Commitments” means one or more Classes of Revolving Commitments hereunder or extended Revolving Commitments that result from a Refinancing Amendment or a Loan Modification Agreement.

“Other Revolving Loans” means one or more classes of Revolving Loans made pursuant to any Other Revolving Commitment or a Loan Modification Agreement.

“Other Taxes” means any and all present or future recording, stamp, documentary, excise, transfer, sales, property or similar Taxes, charges or levies arising from any payment made under any First Lien Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any First Lien Loan Document.

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the Federal Reserve Bank of New York as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the Federal Reserve Bank of New York as an overnight bank funding rate.

“Participant” has the meaning assigned to such term in Section 9.04(c)(i). “Participant Register” has the meaning assigned to such term in Section 9.04(c)(ii).
“Participating Lender” has the meaning assigned to such term in Section 2.11(a)(ii)(C)(2). “Patent” has the meaning assigned to such term in the First Lien Collateral Agreement. "Payment Recipient” has the meaning assigned to such term in Section 9.22(a).
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Perfection Certificate” means a certificate substantially in the form of Exhibit C.

“Periodic Term CORRA Determination Day” has the meaning assigned to such term in the definition of “Term CORRA”.

“Permitted Acquisition” means the purchase or other acquisition, by merger, amalgamation, consolidation or otherwise, by the Borrower or any Subsidiary of any Equity Interests in, or all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of), any Person; provided that (a) in the case of any purchase or other acquisition of Equity Interests in a Person, (i) such Person, upon the consummation of such purchase or acquisition, will be a Subsidiary (including as a result of a merger, amalgamation or consolidation between any Subsidiary and such Person), or (ii) such Person is merged or amalgamated into or consolidated with a Subsidiary and such Subsidiary is the surviving entity of such merger, amalgamation or consolidation, (b) the business of such Person, or such assets, as the case may be, constitute a business permitted by Section 5.16, (c) with respect to each such purchase or other acquisition, all actions required to be taken with respect to such newly created or acquired Subsidiary (including each subsidiary thereof) or assets in order to satisfy the requirements set forth in clauses (a), (b), (c) and (d) of the definition of the term “Collateral and Guarantee Requirement” to the extent applicable shall have been taken (or arrangements for the taking of such actions after the consummation of the Permitted Acquisition shall have been made that are reasonably satisfactory to the First Lien Administrative Agent) (unless such newly created or acquired Subsidiary is designated as an Unrestricted Subsidiary pursuant to Section 5.13 or is otherwise an Excluded Subsidiary) and (d) subject to Section 1.06, after giving Pro Forma Effect to any such purchase or other acquisition, no Event of Default shall have occurred and be continuing.

“Permitted Amendment” means an amendment to this Agreement and, if applicable the other First Lien Loan Documents, effected in connection with a Loan Modification Offer pursuant to Section 2.24, providing for an extension of a maturity date applicable to the Loans and/or Commitments of the Accepting Lenders and, in connection therewith, (a) a change in the Applicable Rate with respect to the Loans and/or Commitments of the Accepting Lenders and/or (b) a change in the fees payable to, or the inclusion of new fees to be payable to, the Accepting Lenders and/or (c) additional or modified covenants, events of default, guarantees or other provisions applicable only to periods after the Latest Maturity Date at the time of such Loan Modification Offer (it being understood that to the extent that any covenant, event of default, guarantee or other provision is added or modified for the benefit of any such Loans and/or Commitments, no consent shall be required by the First Lien Administrative Agent or any of the Lenders if such covenant, event of default, guarantee or other provision is either
(i) also added or modified for the benefit of any corresponding Loans remaining outstanding after the issuance or incurrence of such Loans and/or Commitments, (ii) with respect to any “springing” financial maintenance covenant or other covenant that is (x) more restrictive on the Borrower and its Restricted Subsidiaries than the Financial Performance Covenant or other corresponding covenant hereunder and (y) only applicable to, or for the benefit of, a revolving credit facility, in each case also added for the benefit of each revolving credit facility hereunder (and not for the benefit of any term loan facility hereunder) or (iii) only applicable after the Latest Maturity Date at the time of such Loan Modification Offer).

“Permitted Encumbrances” means:

(a)Liens for Taxes, assessments or governmental charges that are (i) not overdue for a period of the greater of (x) 30 days and (y) any applicable grace period related thereto or otherwise not at such time required to be paid pursuant to Section 5.05 or (ii) being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP (or other applicable accounting principles);

(b)Liens with respect to outstanding motor vehicle fines and Liens arising or imposed by law, such as carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or construction contractors’ Liens and other similar Liens arising in the ordinary course of business that secure amounts not overdue for a period of more than 30 days or, if more than 30 days overdue, are unfiled and no other action has been taken to enforce such Lien or that are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP, in each case so long as such Liens do not individually or in the aggregate have a Material Adverse Effect;

(c)Liens incurred or deposits made in the ordinary course of business (i) in connection with workers’ compensation, unemployment insurance, social security, retirement and other similar legislation or (ii) securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees or similar instrument for the benefit of) insurance carriers providing property, casualty or liability insurance to the Borrower or any Restricted Subsidiary or otherwise supporting the payment of items set forth in the foregoing clause (i), whether pursuant to statutory requirements, common law or consensual arrangements;

(d)Liens incurred or deposits made to secure the performance of bids, trade contracts, governmental contracts and leases, statutory obligations, surety, stay, customs and appeal bonds, return-of-money bonds, performance bonds, bankers acceptance facilities and other obligations of a like nature (including those to secure health, safety and environmental obligations) and obligations in respect of letters of credit, bank guarantees or similar instruments that have been posted to support the same, in each case incurred in the ordinary course of business or consistent with past practices, whether pursuant to statutory requirements, common law or consensual arrangements;

(e)minor survey exceptions, minor encumbrances, covenants, conditions, easements, rights-of-way, restrictions, encroachments, protrusions, by-law, regulation or zoning restrictions, reservations of or rights of others for sewers, electric lines, telegraph and telephone lines and other similar purposes and other similar encumbrances and minor title defects or irregularities affecting real property, that, in the aggregate, do not materially interfere with the ordinary conduct of the business of the Borrower and its Restricted Subsidiaries, taken as a whole, or which are set forth in the title insurance policy delivered with respect to the Mortgaged Property and are “insured over” in such insurance policy;

(f)Liens securing, or otherwise arising from, judgments not constituting an Event of Default under Section 7.01(j);

(g)Liens on goods the purchase price of which is financed by a documentary letter of credit issued for the account of the Borrower or any of its Subsidiaries or Liens on bills of lading, drafts or other documents of title arising by operation of law or pursuant to the standard terms of agreements relating to letters of credit, bank guarantees and other similar instruments; provided that such Lien secures only the obligations of the Borrower or such Subsidiaries in respect of such letter of credit to the extent such obligations are permitted by Section 6.01;

(h)Liens arising from precautionary Uniform Commercial Code financing statements or similar filings made in respect of operating leases entered into by the Borrower or any of its Subsidiaries;

(i)rights of recapture of unused real property (other than any Mortgaged Property) in favor of the seller of such property set forth in customary purchase agreements and related arrangements with any Governmental Authority;

(j)Liens in favor of deposit banks or securities intermediaries securing customary fees, expenses or charges in connection with the establishment, operation or maintenance of deposit accounts or securities accounts;

(k)Liens in favor of obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by the Borrower or any of the Restricted Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with past practice;

(l)Liens arising from grants of non-exclusive licenses or sublicenses of Intellectual Property made in the ordinary course of business;

(m)rights of setoff, banker’s lien, netting agreements and other Liens arising by operation of law or by of the terms of documents of banks or other financial institutions in relation to the maintenance of administration of deposit accounts, securities accounts, cash management arrangements or in connection with the issuance of letters of credit, bank guarantees or other similar instruments;

(n)Liens arising from the right of distress enjoyed by landlords or Liens otherwise granted to landlords, in either case, to secure the payment of arrears of rent or performance of other tenant obligations in respect of leased properties, so long as such Liens are not exercised;

(o)securities to public utilities or to any Governmental Authority when required by the utility or other authority in connection with the supply of services or utilities to the Borrower and any Restricted Subsidiaries;

(p)servicing agreements, development agreements, site plan agreements and other agreements with any Governmental Authority pertaining to the use or development of any of the assets of the Person, provided same are complied with in all material respects and do not materially reduce the valueof the assets of the Person or materially interfere with the use of such assets in the operation of the business of such Person;

(q)operating leases of vehicles or equipment which are entered into in the ordinary course of business;

(r)Liens securing Priority Obligations;

(s)receipt of progress payments and advances from customers in the ordinary course of business to the extent the same creates a Lien on the related inventory and proceeds thereof;

(t)any zoning, building or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property; and

(u)leases, licenses, subleases or sublicenses granted to others that do not (A) interfere in any material respect with the business of the Borrower and its Restricted Subsidiaries, taken as a whole, or
(B) secure any Indebtedness;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness for borrowed money other than Liens referred to in clauses (d) and (k) above securing obligations under letters of credit or bank guarantees or similar instruments related thereto and in clause (g) above, in each case to the extent any such Lien would constitute a Lien securing Indebtedness for borrowed money.

“Permitted First Priority Refinancing Debt” means any secured Indebtedness incurred by the Borrower and/or any Subsidiary Loan Party (and any Guarantee thereof by Holdings or any Intermediate Parent) in the form of one or more series of senior secured notes or senior secured loans; provided that (i) such Indebtedness is an ABL Facility or is secured by the Collateral (and no other assets which are not Collateral) on a pari passu basis (but without regard to the control of remedies) with the Secured Obligations, (ii) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness, (iii) such Indebtedness does not have mandatory redemption features (other than customary asset sale, insurance and condemnation proceeds events, change of control offers or events of default) that could result in redemptions of such Indebtedness prior to the maturity of the Refinanced Debt, (iv) such Indebtedness is not guaranteed by an entity that is not a Loan Party and (y) a Senior Representative acting on behalf of the holders of such Indebtedness shall have become party to (1) a Customary Intercreditor Agreement providing that the Liens on the Collateral securing such obligations shall rank equal in priority to the Liens on the Collateral securing the First Lien Loan Document Obligations and (2) if applicable, the First/Second Lien Intercreditor Agreement. Permitted First Priority Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Permitted Holders” means (a) the Sponsor, (b) the Management Investors, (c) any Person who is acting solely as an underwriter in connection with a public or private offering of Equity Interests of any parent entity of the Borrower or the Borrower, acting in such capacity and (d) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members if a majority of the Equity Interests owned by the group is owned by Permitted Holders under clause
(a) or (b) above.

“Permitted Investments” means any of the following, to the extent owned by the Borrower or any Restricted Subsidiary:

(a)Dollars, Euros, Canadian Dollars, pounds sterling or such other currencies held by it from time to time in the ordinary course of business;

(b)readily marketable obligations issued or directly and fully guaranteed or insured by the government or any agency or instrumentality of (i) the United States, (ii) the United Kingdom, (iii) Canada, (iv) Switzerland or (v) any member nation of the European Union rated A (or the equivalent thereof) or better by S&P and A2 (or the equivalent thereof) or better by Moody’s, having averagematurities of not more than 24 months from the date of acquisition thereof; provided that the full faith and credit of such country or such member nation of the European Union is pledged in support thereof;

(c)time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) is a Lender or (ii) has combined capital and surplus of at least (x) $250,000,000 in the case of U.S. banks or (y) $100,000,000 in the case of non-U.S. banks, or the U.S. dollar equivalent (any such bank in the foregoing clauses (i) or (ii) being an “Approved Bank”), in each case with average maturities of not more than 12 months from the date of acquisition thereof;

(d)commercial paper and variable or fixed rate notes issued by an Approved Bank (or by the parent company thereof) or any variable or fixed rate note issued by, or guaranteed by, a corporation rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody’s, in each case with average maturities of not more than 12 months from the date of acquisition thereof;

(e)repurchase agreements entered into by any Person with an Approved Bank, a bank or trust company (including any of the Lenders) or recognized securities dealer, in each case, having capital and surplus in excess of $250,000,000 or its equivalent for direct obligations issued by or fully guaranteed or insured by the government or any agency or instrumentality of (i) the United States, (ii) Canada, (iii) Switzerland or (iv) any member nation of the European Union rated A (or the equivalent thereof) or better by S&P and A2 (or the equivalent thereof) or better by Moody’s, in which such Person shall have a perfected first priority security interest (subject to no other Liens) or title to which shall have been transferred to such Person and having, on the date of purchase thereof, a Fair Market Value of at least 100% of the amount of the repurchase obligations;

(f)marketable short-term money market and similar highly liquid funds either (i) having assets in excess of $250,000,000 or its equivalent, or (ii) having a rating of at least A-2 or P-2 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service);

(g)securities with average maturities of 12 months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, Canada, Switzerland, the United Kingdom, a member of the European Union or by any political subdivision or taxing authority of any such state, member, commonwealth or territory having an investment grade rating from either S&P or Moody’s (or the equivalent thereof);

(h)investments with average maturities of 12 months or less from the date of acquisition in mutual funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s;

(i)instruments equivalent to those referred to in clauses (a) through (h) above denominated in euros or any other foreign currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Subsidiary organized in such jurisdiction;

(j)investments, classified in accordance with GAAP as current assets of the Borrower or any Subsidiary, in money market investment programs that are registered under the Investment Company Act of 1940 or that are administered by financial institutions having capital of at least $250,000,000 or its equivalent, and, in either case, the portfolios of which are limited such that substantially all of such investments are of the character, quality and maturity described in clauses (a) through (i) of this definition;

(k)with respect to any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America, any State, commonwealth or territory thereof or the District of Columbia: (i) obligations of the national government of the country in which such Subsidiary maintains its chief executive office and principal place of business; provided such country is a member of the Organization for Economic Cooperation and Development, in each case maturing within one year after the date of investment therein, (ii) certificates of deposit of, bankers acceptances of, or time deposits with, any commercial bank which is organized and existing under the laws of the country in which such Subsidiary maintains its chief executive office and principal place of business; provided such country is a member of the Organization for Economic Cooperation and Development, and whose short-term commercial paper rating from S&P is at least “A-2” or the equivalent thereof or from Moody’s is at least “P-2” or the equivalent thereof (any such bank being an “Approved Foreign Bank”), and in each case with maturities of not more than 24 months from the date of acquisition and (iii) the equivalent of demand deposit accounts which are maintained with an Approved Foreign Bank; and

(l)investment funds investing at least 90% of their assets in securities of the types described in clauses (a) through (k) above.

“Permitted Intercompany Activities” means any transactions (A) between or among the Borrower and its Restricted Subsidiaries that are entered into in the ordinary course of business or consistent with past practice of the Borrower and its Restricted Subsidiaries and, in the reasonable determination of the Borrower are necessary or advisable in connection with the ownership or operation of the business of the Borrower and its Restricted Subsidiaries, including (i) payroll, cash management, purchasing, insurance and hedging arrangements; (ii) management, technology and licensing arrangements; and (iii) customary loyalty and rewards programs or (B) constituting Permitted Tax Restructurings.

“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest and premium thereon plus other amounts paid, and fees and expenses incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder; provided that the principal amount (or accreted value, if applicable) may exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended to the extent such excess amount (and the terms thereof) is otherwise permitted to be incurred under Section 6.01, (b) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 6.01(a)(v), Indebtedness resulting from such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed or extended, (c) immediately after giving effect thereto, no Event of Default shall have occurred and be continuing, (d) if the Indebtedness being modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the First Lien Loan Document Obligations, such Indebtedness resulting from such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the First Lien Loan Document Obligations ~~on terms~~ at least ~~as favorable to the Lenders as those contained in the documentation governing~~to the same extent as the Indebtedness being modified, refinanced, refunded, renewed or extended, (e) if the Indebtedness being modified, refinanced, refunded, renewed or extended is permitted pursuant to Section 6.01(a)(xxi) ~~or (a)(xxii)~~, such Indebtedness complies with the Required Additional Debt Terms, (f~~) the terms and conditions (including, if applicable, as to collateral but excluding as to subordination, interest rate (including whether such interest is payable in cash or in kind), rate floors, fees, discounts and redemption premium) of Indebtedness resulting from such modification, refinancing, refunding, renewal or extension are not, taken as a whole, materially less favorable to the Loan Parties or the Lenders than the terms and conditions of the Indebtedness being modified, refinanced, refunded, renewed or extended (except for covenants or other provisions applicable to periods after the Latest Maturity Date at the time such Indebtedness is incurred) (together with, at the election of the Borrower, any applicable “equity cure” provisions with respect to any financial maintenance covenant) (it being understood that, to the extent that any covenant, event of default or guarantee is added or modified for the benefit of any such Permitted Refinancing, the terms shall not be considered materially less favorable if such covenant, event of default or guarantee is either (A) also added or modified for the benefit of any corresponding Loans remaining outstanding after the issuance or incurrence of such Permitted Refinancing or (B) only applicable after the Latest Maturity Date at the time of such refinancing); provided that a certificate of a Responsible Officer of the Borrower delivered to the First Lien Administrative Agent at least five (5) Business Days prior to such modification, refinancing, refunding, renewal or extension, together with a reasonably detailed description of the material terms and conditions of such resulting Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement, shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the First Lien Administrative Agent notifies the Borrower within such five (5) Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees) and (ii~~) the primary obligor in respect of, and/or the Persons (if any) that Guarantee~~,~~  the Indebtedness resulting from such modification, refinancing, refunding, renewal or extension are the primary obligor in respect of, and/or Persons (if any) that Guarantee~~d~~ the Indebtedness being modified, refinanced, refunded, renewed or extended and (g) if the Indebtedness being modified, refinanced, refunded, renewed or extended is permitted pursuant to Sections 6.01(a)(vii), 6.01(a)(viii) or 6.01(a)(ix), the Indebtedness resulting from such modification, refinancing, refunding, renewal or extension is (x) unsecured if the Indebtedness being modified, refinanced, refunded, renewed or extended is unsecured or (y) not secured on a more favorable basis than the Indebtedness being modified, refinanced, refunded, renewed or extended if such Indebtedness being modified, refinanced, refunded, renewed or extended is secured. For the avoidance of doubt, it is understood and agreed that (x) notwithstanding anything in this Agreement to the contrary, in the case of any Indebtedness incurred to modify, refinance, refunding, extend, renew or replace Indebtedness initially incurred in reliance on and measured by reference to a percentage of Consolidated EBITDA at the time of incurrence, and such modification, refinancing, refunding, extension, renewal or replacement would cause the percentage of Consolidated EBITDA to be exceeded if calculated based on the percentage of Consolidated EBITDA on the date of such modification, refinancing, refunding, extension, renewal or replacement, such percentage of Consolidated EBITDA restriction shall not be deemed to be exceeded so long as such incurrence otherwise constitutes a “Permitted Refinancing” and (y) a Permitted Refinancing may constitute a portion of an issuance of Indebtedness in excess of the amount of such Permitted Refinancing; provided that such excess includes successive Permitted Refinancings of the same Indebtedness.

“Permitted Second Priority Debt” means (a) the Second Lien Facilities and (b) any Second Lien Incremental Equivalent Debt, in each case, permitted to be incurred pursuant to the terms of the Second Lien Indenture as in effect on the Effective Date (as it may be amended in accordance with the express terms of the First/Second Lien Intercreditor Agreement) and any Permitted Refinancing thereof. For the avoidance of doubt, the aggregate principal amount of Second Lien Facilities on the Effective Date shall not exceed $770,000,000.

“Permitted Second Priority Refinancing Debt” means any secured Indebtedness incurred by the Borrower and/or any Subsidiary Loan Party (and any Guarantee thereof by Holdings or any Intermediate Parent) in the form of one or more series of junior lien secured notes or junior lien secured loans; provided that (i) such

Indebtedness is secured by the Collateral on a junior lien, subordinated basis to the Secured Obligations and the obligations in respect of any Permitted First Priority Refinancing Debt, (ii) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness, (iii) such Indebtedness does not have mandatory redemption features (other than customary asset sale, insurance and condemnation proceeds events, change of control offers or events of default) that could result in redemptions of such Indebtedness prior to the maturity of the Refinanced Debt, (iv) such Indebtedness is not guaranteed by any entity that is not a Loan Party, (v) the security agreements relating to such Indebtedness are on substantially the same terms as the Security Documents (with such differences as are reasonably satisfactory to the First Lien Administrative Agent) and (vi) a Senior Representative acting on behalf of the holders of such Indebtedness shall have become party to the First/Second Lien Intercreditor Agreement and/or a Customary Intercreditor Agreement, as applicable. Permitted Second Priority Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Permitted Tax Restructuring” means any reorganizations and other activities related to Tax planning and Tax reorganization entered into prior to, on or after the Amendment No. 4 Effective Date so long as such Permitted Tax Restructuring is not materially adverse to the Lenders (as reasonably determined by the Borrower).

“Permitted Unsecured Refinancing Debt” means any unsecured Indebtedness incurred by the Borrower and/or any Loan Party in the form of one or more series of senior unsecured notes or senior unsecured loans; provided that (i) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness, (ii) such Indebtedness does not have mandatory redemption features (other than customary asset sale, insurance and condemnation proceeds events, change of control offers or events of default) that could result in redemptions of such Indebtedness prior to the maturity of the Refinanced Debt, (iii) if such Indebtedness is guaranteed, such Indebtedness is not guaranteed by any entity that is not a Loan Party, and (iv) such Indebtedness is not secured by any Lien on any property or assets of Holdings, Intermediate Parent, the Borrower or any Restricted Subsidiary. Permitted Unsecured Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

~~“PIK Toggle Notes” means the $425,000,000 aggregate principal amount of 8.125% / 8.875% Senior PIK Toggle Notes due 2021 issued by Sotera Health Topco, Inc. (formerly Sterigenics-Nordion Topco, LLC) (“Topco”) pursuant to the indenture dated as of November 1, 2016, as supplemented by the first supplemental indenture dated as of November 24, 2017, between Topco and Wilmington Trust, National Association, as trustee.~~

“Plan” means any employee pension benefit plan as such term is defined in Section 3(2) of ERISA (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which a Loan Party or any ERISA Affiliate is an “employer” as defined in Section 3(5) of ERISA.

“Planned Expenditures” has the meaning assigned to such term in Section 2.11(d)(v). “Platform” has the meaning assigned to such term in Section 5.01.
“Post-Transaction Period” means, with respect to any Specified Transaction, the period beginning on the date such Specified Transaction is consummated and ending on the last day of the eighth full consecutive fiscal quarter immediately following the date on which such Specified Transaction is consummated.

“Prepayment Event” means:

(a)any non-ordinary course sale, transfer or other disposition ~~of any property or asset of~~by the Borrower or any ~~of its Restricted Subsidiaries~~other Loan Party of any of its property or asset that constitutes Collateral permitted by Section 6.05(k) other than dispositions resulting in aggregate Net Proceeds not exceeding (A) $~~25,000,000~~29,000,000 in the case of any single transaction or series of related transactions and (B) $~~50,000,000~~70,000,000 for all such transactions during any fiscal year of the Borrower; or

(b)the incurrence by the Borrower or any of its Restricted Subsidiaries of any Indebtedness, other than Indebtedness permitted under Section 6.01 (other than Permitted Unsecured Refinancing Debt, Permitted First Priority Refinancing Debt, Permitted Second Priority Refinancing Debt and Other First Lien Term Loans) or permitted by the Required Lenders pursuant to Section 9.02.

“Prime Rate” means the rate of interest per annum announced from time to time by JPMorgan (or any successor to JPMorgan in its capacity as First Lien Administrative Agent) as its prime commercial lending rate in effect at its principal office in New York City and notified to the Borrower. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer.

“Priority Obligation” means any obligation that is secured by a Lien on any Collateral in favor of a Governmental Authority, which Lien ranks or is capable of ranking prior to or pari passu with the Liens created thereon by the applicable Security Documents, including any such Lien securing amounts owing for wages, vacation pay, severance pay, employee deductions, sales tax, excise tax, other Taxes, workers’ compensation, governmental royalties and stumpage or pension fund obligations.

“Pro Forma Adjustment” means, for any Test Period that includes all or any part of a fiscal quarter included in any Post-Transaction Period with respect to the Acquired EBITDA of the applicable Pro Forma Entity or the Consolidated EBITDA of the Borrower, the pro forma increase or decrease in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, projected by the Borrower in good faith as a result of (a) actions taken, prior to or during such Post-Transaction Period, for the purposes of realizing reasonably identifiable and quantifiable cost savings, or (b) any additional costs incurred prior to or during such Post-Transaction Period in connection with the combination of the operations of such Pro Forma Entity with the operations of the Borrower and its Restricted Subsidiaries; provided that (A) so long as such actions are taken prior to or during such Post-Transaction Period or such costs are incurred prior to or during such Post-Transaction Period it may be assumed, for purposes of projecting such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, that such cost savings will be realizable during the entirety of such Test Period, or such additional costs will be incurred during the entirety of such Test Period, (B) any Pro Forma Adjustment to Consolidated EBITDA shall be certified by a Financial Officer, the chief executive officer or president of the Borrower and (C) any such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, shall be without duplication for cost savings or additional costs already included in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, for such Test Period.

“Pro Forma Basis,” “Pro Forma Compliance” and “Pro Forma Effect” mean, with respect to compliance with any test, financial ratio or covenant hereunder required by the terms of this Agreement to be made on a Pro Forma Basis or after giving Pro Forma Effect thereto, that (a) to the extent applicable, the Pro Forma Adjustment shall have been made and (b) all Specified Transactions and the following transactions in connection therewith that have been made during the applicable period of measurement or subsequent to such period and prior to or simultaneously with the event for which the calculation is made shall be deemed to have occurred as of the first day of the applicable period of measurement in such test, financial ratio or covenant: (i) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (A) in the case of a Disposition of all or substantially all Equity Interests in any subsidiary of Holdings or any division, product line, or facility used for operations of Holdings, the Borrower or any of their respective Subsidiaries, shall be excluded and (B) in the case of a Permitted Acquisition or Investment described in the definition of “Specified Transaction,” shall be included, (ii) any retirement of Indebtedness, and (iii) any Indebtedness incurred or assumed by Holdings, the Borrower or any of their respective Subsidiaries in connection therewith and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate that is or would be in effect with respect to such Indebtedness as at the relevant date of determination and interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period; provided that, without limiting the application of the Pro Forma Adjustment pursuant to clause (a) above, the foregoing pro forma adjustments may be applied to any such test or covenant solely to the extent that such adjustments are consistent with the definition of Consolidated EBITDA and give effect to operating expense reductions that are (i) (x) directly attributable to such transaction, (y) expected to have a continuing impact on Holdings, the Borrower or any of their respective Subsidiaries and (z) factually supportable or (ii) otherwise consistent with the definition of Pro Forma Adjustment. References herein to Pro Forma Compliance or compliance on a Pro Forma Basis with the Financial Performance Covenant shall mean Pro Forma Compliance with the Financial Performance Covenant whether or not then in effect.

“Pro Forma Disposal Adjustment” means, for any Test Period that includes all or a portion of a fiscal quarter included in any Post-Transaction Period with respect to any Sold Entity or Business, the pro forma increase or decrease in Consolidated EBITDA projected by the Borrower in good faith as a result of contractual arrangements between the Borrower or any Restricted Subsidiary entered into with such Sold Entity or Business at the time of its disposal or within the Post-Transaction Period and which represent an increase or decrease in Consolidated EBITDA which is incremental to the Disposed EBITDA of such Sold Entity or Business for the most recent Test Period prior to its disposal.

“Pro Forma Entity” has the meaning given to such term in the definition of “Acquired EBITDA.” “Proposed Change” has the meaning assigned to such term in Section 9.02(c).
“PSP” means PSP Investments Credit USA LLC and any of its Affiliates who are from time to time a Lender hereunder.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Company Costs” means, as to the Borrower or the IPO Entity, costs associated with, or in anticipation of, or preparation for, compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith and costs relating to compliance with the provisions of the Securities Act of 1933 and the Exchange Act or any other comparable body of laws, rules or regulations, as companies with listed equity, directors’ compensation, fees and expense reimbursement, costs relating to investor relations, shareholder meetings and reports to shareholders, directors’ and officers’ insurance and other executive costs, legal and other professional fees, and listing fees, in each case to the extent arising solely by virtue of the listing of such Person’s equity securities on a national securities exchange.

“Public Lender” has the meaning assigned to such term in Section 5.01.

“Qualified Equity Interests” means Equity Interests of Holdings or the Borrower other than Disqualified Equity Interests.

“Qualified Securitization Facility” means any Securitization Facility that meets the following conditions: (a) the board of directors of the Borrower shall have determined in good faith that such Securitization Facility (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Borrower and the applicable Securitization Subsidiary and (b) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Borrower).

“Qualifying Lender” has the meaning assigned to such term in Section 2.11(a)(ii)(D)(3).

“RBC Letter of Credit Sublimit” means an amount equal to the amount listed on Schedule 2.01 as amended by Amendment No. 3. Letters of Credit issued pursuant to the RBC Letter of Credit Sublimit will be issued by Royal Bank of Canada in its capacity as an “Issuing Bank”.

“Reference Time” with respect to any setting of the then-current Benchmark means (i) if such Benchmark is SONIA, 11:00 a.m. (London time) on the day that is four Business Days prior to such setting, (ii) if such Benchmark is the Term SOFR Rate, 5:00 a.m., Chicago time, on the day that is two (2) U.S. Government Securities Business Days preceding the date of such setting, (iii) if such Benchmark is Daily Simple SOFR, then four (4) RFR Business Days prior to such setting and (iv) if such Benchmark is none of the SONIA Rate, Term SOFR Rate, or Daily Simple SOFR, the time determined by the First Lien Administrative Agent in its reasonable discretion.

“Refinanced Debt” has the meaning assigned to such term in the definition of “Credit Agreement Refinancing Indebtedness.”

“Refinancing” means (a) the refinancing of all indebtedness of the Borrower under the Credit Agreement dated as of May 15, 2015, as amended as of August 18, 2015, April 4, 2017, June 30, 2017, October 31,
2017, November 24, 2017, April 2, 2019, April 12, 2019 and as of August 5, 2019 and as may be further amended, restated, or otherwise modified on or prior to the date hereof, among Holdings, Borrower, the lenders party thereto, Jefferies Finance LLC, as administrative agent, (b) the receipt by the First Lien Administrative Agent of reasonably satisfactory evidence of the discharge (or the making of arrangements for discharge) of all commitments and Liens thereunder (other than Liens permitted by Section 6.02) and (c) redemption of the Existing Notes; it being agreed that the delivery of customary duly executed payoff and release letters to the First Lien Administrative Agent shall be satisfactory evidence.

“Refinancing Amendment” means an amendment to this Agreement in form and substance reasonably satisfactory to the First Lien Administrative Agent and the Borrower executed by each of (a) the Borrower and Holdings, (b) the First Lien Administrative Agent and (c) each Additional Lender and Lender that agrees to provide any portion of the Credit Agreement Refinancing Indebtedness being incurred pursuant thereto, in accordance with Section 2.21.

“Refinancing Amendment No. 1” means the Refinancing Amendment to First Lien Credit Agreement dated as of January 20, 2021.

“Refinancing Amendment No. 1 Effective Date” means January 20, 2021, the date of effectiveness of Refinancing Amendment No. 1.

~~“Refinancing Amendment No. 1 Term Loans” means the “Refinancing Loans” as defined in Refinancing Amendment No. 1.~~

“Register” has the meaning assigned to such term in Section 9.04(b)(iv).

“Registered Equivalent Notes” means, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act of 1933, substantially identical notes (having the same Guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Regulated Bank” means an Approved Bank that is (i) a U.S. depository institution the deposits of which are insured by the Federal Deposit Insurance Corporation; (ii) a corporation organized under section 25A of the U.S. Federal Reserve Act of 1913; (iii) a branch, agency or commercial lending company of a foreign bank operating pursuant to approval by and under the supervision of the Board under 12 CFR part 211; (iv) a non-U.S. branch of a foreign bank managed and controlled by a U.S. branch referred to in clause (iii); or (v) any other U.S. or non-U.S. depository institution or any branch, agency or similar office thereof supervised by a bank regulatory authority in any jurisdiction.

“Reimbursement Date” has the meaning assigned to such term in Section 2.05(f).

“Related Funds” means with respect to any Lender that is an Approved Fund, any other Approved Fund that is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, controlling persons, trustees, administrators, managers, advisors and representatives of such Person and of each of such Person’s Affiliates and permitted successors and assigns of each of the foregoing.

“Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) and including the environment within any building, or any occupied structure, facility or fixture.

“Relevant Governmental Body” means (i) with respect to a Benchmark Replacement in respect of Loans denominated in Dollars, the Federal Reserve Board and/or the NYFRB, the CME Term SOFR Administrator, as applicable, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto and (ii) with respect to a Benchmark Replacement in respect of Loans denominated in any Alternative Currency, (a) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement or (b) any working group or committee officially endorsed or convened by (1) the central bank for the currency in which such Benchmark Replacement is denominated, (2) any central bank or other supervisor that is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement, (3) a group of those central banks or other supervisors or (4) the Financial Stability Board or any part thereof.

“Relevant Rate” means (i) with respect to any Term Benchmark Revolving Borrowing denominated in Dollars, the Adjusted Term SOFR Rate, (ii) with respect to any Term Benchmark Revolving Borrowing denominated in Euros, EURIBOR, (iii) with respect to any Term Benchmark Revolving Borrowing denominated in Canadian Dollars, the Adjusted Term CORRA Rate, (iv) with respect to any RFR Revolving Borrowing denominated in Sterling, the Daily Simple SONIA and (v) with respect to any RFR Borrowing denominated in Dollars, Adjusted Daily Simple SOFR.

“Relevant Screen Rate” means (i) with respect to any Term Benchmark Revolving Borrowing denominated in Dollars, the Term SOFR Reference Rate, (ii) with respect to any Term Benchmark Revolving Borrowing denominated in Euros, the EURIBOR Screen Rate and (iii) with respect to any Term Benchmark Revolving Borrowing denominated in Canadian Dollars, the CAD Screen Rate.

“Removal Effective Date” has the meaning assigned to such term in Section 8.06.

“Repricing Transaction” means (a) the incurrence by the Borrower or any Loan Guarantor of any Indebtedness in the form of term loans equal in right of payment to the First Lien Loan Document Obligations and secured by the Collateral on a pari passu basis with the Secured Obligations that are broadly syndicated to banks and other institutional investors (i) for the primary purpose (as reasonably determined by the Borrower) of reducing the Effective Yield for the respective Type of such Indebtedness to less than the Effective Yield for the 2024 Refinancing ~~Amendment No. 1~~ Term Loans of the respective equivalent Type, but excluding Indebtedness incurred in connection with (A) a Change of Control, (B) an IPO or (C) any material acquisition, merger or consolidation, material Investment or material Disposition and (ii) the proceeds of which are used to prepay (or, in the case of a conversion, deemed to prepay or replace), in whole or in part, outstanding principal of the 2024 Refinancing ~~Amendment No. 1~~ Term Loans or (b) any amendment of this Agreement for the primary purpose of reducing the Effective Yield for the 2024 Refinancing ~~Amendment No. 1~~ Term Loans (e.g., by way of amendment, waiver or otherwise), except for a reduction in connection with (A) a Change of Control, (B) an IPO or (C) any material acquisition, merger or consolidation, material Investment or material Disposition. Any determination by the First Lien Administrative Agent with respect to whether a Repricing Transaction shall have occurred shall be conclusive and binding on all Lenders holding the 2024 Refinancing ~~Amendment No. 1~~ Term Loans.

“Required Additional Debt Terms” means with respect to any Indebtedness, (a) such Indebtedness does not mature earlier than the Term Maturity Date (except in the case of customary bridge loans which subject to customary conditions (including no payment or bankruptcy event of default), would either automatically be converted into or required to be exchanged for permanent refinancing that does not mature earlier than the Term Maturity Date), (b) such Indebtedness does not have mandatory redemption features (other than customary asset sale, insurance and condemnation proceeds events, change of control offers or events of default or, if term loans, excess cash flow prepayments applicable to periods before the Latest Maturity Date) that could result in redemptions of such Indebtedness prior to the Latest Maturity Date, (c) such Indebtedness is not guaranteed by any entity that is not a Loan Party, and (d) if secured, such Indebtedness (i) is not secured by any assets other than Collateral and (ii) is subject to the First/Second Lien Intercreditor Agreement and/or a Customary Intercreditor Agreement(s), as applicable and (e) the other terms and conditions of such Indebtedness ~~(excluding pricing, interest rate margins, rate floors, discounts, fees, premiums and prepayment or redemption provisions) are not materially more favorable (when taken as a whole) to the lenders or investors providing such Indebtedness than the terms and conditions of this Agreement (when taken as a whole) are to the Lenders (unless (x) such terms or conditions are applicable only to periods after the Latest Maturity Date at such time or (y) the Lenders also receive the benefit of such more favorable terms and conditions) (together with, at the election of the Borrower, any applicable “equity cure” provisions with respect to any financial maintenance covenant) (it being understood that, to the extent that any covenant, event of default, guarantee or other provision is added or modified for the benefit of any such Indebtedness, no consent shall be required by the First Lien Administrative Agent or any of the Lenders if such covenant, event of default or guarantee is either (i) also added or modified for the benefit of any corresponding Loans remaining outstanding after the issuance or incurrence of any such Indebtedness in connection therewith, (ii) with respect to any “springing” financial maintenance covenant or other covenant that is (x) more restrictive on the Borrower and its Restricted Subsidiaries than the Financial Performance Covenant or other corresponding covenant hereunder and (y) only applicable to, or for the benefit of, a revolving credit facility, in each case also added for the benefit of each revolving credit facility hereunder (and not for the benefit of any term loan facility hereunder) or iii) only applicable after the Latest Maturity Date at such time)~~shall be as agreed between the borrower of such Indebtedness and the parties providing any such Indebtedness; provided that the conditions in clauses (a), and (b) ~~and (e)~~ shall not apply to an ABL Facility~~; provided, further, that a certificate of a Responsible Officer of the Borrower delivered to the First Lien Administrative Agent at least five (5) Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such resulting Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement, shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the First Lien Administrative Agent notifies the Borrower within such five (5) Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees).~~.

“Required Lenders” means, at any time, Lenders having Revolving Exposures, Term Loans and unused Revolving Commitments (other than Swingline Commitments) representing more than 50% of the aggregate Revolving Exposures, outstanding Term Loans and unused Revolving Commitments (other than Swingline Commitments) at such time; provided that to the extent set forth in Section 9.02 or Section 9.04 whenever there are one or more Defaulting Lenders, the total outstanding Term Loans and Revolving Exposures of, and the unused Commitments of, each Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Required Revolving Lenders” means, at any time, Revolving Lenders having Revolving Exposures and unused Commitments (exclusive of Swingline Commitments) representing more than 50.0% of the aggregate Revolving Exposures and unused Commitments (exclusive of Swingline Commitments) at such time; provided that to the extent set forth in Section 9.02 or Section 9.04 whenever there are one or more Defaulting Lenders, the total outstanding Revolving Exposures of, and the unused Revolving Commitments of, each Defaulting Lender, shall be excluded for purposes of making a determination of Required Revolving Lenders.

“Requirements of Law” means, with respect to any Person, any statutes, laws, treaties, rules, regulations, statutory instruments, orders, decrees, writs, injunctions or determinations of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Resignation Effective Date” has the meaning assigned to such term in Section 8.06.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, treasurer or assistant treasurer, or other similar officer, manager or a member of the Board of Directors of a Loan Party and with respect to certain limited liability companies or partnerships that do not have officers, any manager, sole member, managing member or general partner thereof, and as to any document delivered on the Effective Date or thereafter pursuant to paragraph (a)(i) of the definition of the term “Collateral and Guarantee Requirement,” any secretary or assistant secretary of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in the Borrower or any Restricted Subsidiary or any option, warrant or other right to acquire any such Equity Interests in the Borrower or any Restricted Subsidiary.

“Restricted Prepayment Event” has the meaning assigned to such term in Section 2.11(g).

“Restricted Subsidiary” means any Subsidiary of the Borrower other than an Unrestricted
Subsidiary.

“Retained Declined Proceeds” has the meaning assigned to such term in Section 2.11(e).

“RFR” when used in reference to any Loan or Borrowing, means that such Loan, or the Loans comprising such Borrowing, denominated in (a) Sterling, at a rate that bears reference to Adjusted Daily Simple SONIA and (b) Dollars, at a rate that bears reference to Adjusted Daily Simple SOFR.

“RFR Borrowing” means, as to any Borrowing, the RFR Loans comprising such Borrowing.

“RFR Business Day” means, for any Loan denominated in Dollars, a U.S. Government Securities
Business Day.
“RFR Loan” means a Loan that bears interest at a rate based on the Daily Simple RFR. “Revolving Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Revolving Maturity Date and the date of termination of the Revolving Commitments.

“Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum possible aggregate amount of such Lender’s Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to (i) assignments by or to such Lender pursuant to an Assignment and Assumption, (ii) an Incremental Facility Amendment, (iii) a Refinancing Amendment, (iv) an Incremental Revolving Commitment Increase, (v) without duplication of the foregoing clause (v), the Amendment No. 1

Revolving Commitment Increase, (vi) without duplication of the following clause (vii), the Extended Revolving Commitments, (vii) a Loan Modification Agreement or (viii) an Additional/Replacement Revolving Commitment. The initial amount of each Lender’s Revolving Commitment is set forth on Schedule 2.01~~(A)~~, with respect to the Amendment No. 1 Revolving Commitment Increase, Schedule I of Amendment No. 1, with respect to the Amendment No. 2 Revolving Commitment Increase, Schedule I of Amendment No. 2, with respect to the Revolving Commitments on and after the Amendment No. 3 Effective Date (including the Amendment No. 3 Refinancing Revolving Commitments), Schedule I of Amendment No. 3, or, in each case, in the Assignment and Assumption, Loan Modification Agreement or Refinancing Amendment pursuant to which such Lender shall have assumed its Revolving Commitment, as the case may be. As of the Amendment No. 1 Effective Date, the aggregate amount of the Lenders’ Revolving Commitments was $347,500,000, as of the Amendment No. 2 Effective Date, the aggregate amount of the Lenders’ Revolving Commitments is $423,750,000 and as of the Amendment No. 3 Effective Date, the aggregate amount of the Lenders’ Revolving Commitments is $423,750,000.

“Revolving Exposure” means, with respect to any Revolving Lender at any time, the sum of the outstanding principal amount of such Revolving Lender’s Revolving Loans and its LC Exposure and its Swingline Exposure at such time.

“Revolving Facilities Amendment” means the Revolving Facilities Amendment to this Agreement, dated as of March 26, 2021 among the Borrower, the Extending Revolving Lenders party thereto, the Consenting Issuing Banks party thereto, the Administrative Agent and the other parties thereto.

“Revolving Facilities Amendment Effective Date” means the date set forth in the definition of Revolving Facilities Amendment.

“Revolving Facility” means at any time, the aggregate amount of Revolving Commitments at such time.

“Revolving Lender” means a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Exposure.

“Revolving Loan” means a Loan made by a Revolving Lender pursuant to clause (b) of
Section 2.01.

“Revolving Maturity Date” means (i) March 1, 2029 (or if such day is not a Business Day, the immediately preceding Business Day); provided that if as of the date that is 91 days prior to (x) the Term Maturity Date, any Term Loans with a Term Maturity Date prior to March 1, 2029 remain outstanding, the Revolving Maturity Date shall instead be the date that is 91 days prior to the Term Maturity Date (or if such day is not a Business Day, the immediately preceding Business Day) or (y) the Term Maturity Date (as defined in the Existing Term Loan Credit Agreement), any Term Loans (as defined in the Existing Term Loan Credit Agreement) with a Term Maturity Date (as defined in the Existing Term Loan Credit Agreement) prior to March 1, 2029 remain outstanding, the Revolving Maturity Date shall instead be the date that is 91 days prior to such Term Maturity Date (as defined in the Existing Term Loan Credit Agreement) (or if such day is not a Business Day, the immediately preceding Business Day) or (ii) with respect to any Revolving Lender that has extended its Revolving Commitment pursuant to a Permitted Amendment and with respect to any Issuing Bank that has consented to such extension, the extended maturity date set forth in any such Loan Modification Agreement. As of the Amendment No. 4 Effective Date there are no Term Loans with a Term Maturity Date prior to March 1, 2029 outstanding.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and any successor to its rating agency business.

“Sanctions” means economic sanctions administered or enforced by the United States Government (including without limitation, sanctions enforced by OFAC).

“Sanctioned Country” means, at any time, a country or territory which is the target of any comprehensive Sanctions (as of the date of this Agreement, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea region of Ukraine, Cuba, Iran, North Korea and Syria).

“Santander Letter of Credit Sublimit” means an amount equal to the amount listed on Schedule
2.01 as amended by Amendment No. 3. Letters of Credit issued pursuant to the Santander Letter of Credit Sublimit will be issued by Banco Santander, S.A., New York Branch in its capacity as an “Issuing Bank”.

“SEC” means the Securities and Exchange Commission or any Governmental Authority succeeding to any of its principal functions.

~~“Second Lien Debt Documents” means the “Notes Documents” as such term is defined in the Second Lien Indenture.~~

~~“Second Lien Debt Document Obligations” means the “Notes Obligations” as such term is defined in the Second Lien Indenture.~~

~~“Second Lien Facilities” means the notes under the Second Lien Indenture on the Effective Date.~~

~~“Second Lien Financing Transactions” means (a) the execution, delivery and performance by each Loan Party of the Second Lien Debt Documents to which it is to be a party and (b) the issuance of the Second Lien Notes thereunder and the use of proceeds thereof.~~

~~“Second Lien Incremental Equivalent Debt” means the “Second Lien Incremental Equivalent Debt” as such term is defined in the Second Lien Indenture.~~

~~“Second Lien Indenture” means the Indenture dated as of the Effective Date, by and among Holdings, the Borrower, each other Loan Party and the Second Lien Trustee.~~

~~“Second Lien Notes” means the “Notes” as such term is defined in the Second Lien Indenture.~~

~~“Second Lien Trustee” means Wilmington Trust, National Association, in its capacity as trustee under the Second Lien Indenture and the other Second Lien Debt Documents, and its successors in such capacity as provided in the Second Lien Indenture.~~

~~“Second Lien Security Documents” means the “Security Documents” as such term is defined in the Second Lien Indenture.~~

“Secured Cash Management Obligations” means the due and punctual payment and performance of all obligations of Holdings, the Borrower and any Restricted Subsidiaries in respect of any overdraft and related liabilities arising from treasury, depository, cash pooling arrangements and cash management services, corporate credit and purchasing cards and related programs or any automated clearing house transfers of funds (collectively, “Cash Management Services”) provided to Holdings, the Borrower or any Subsidiary (whether absolute or contingent and howsoever and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor)) that are (a) owed to the First Lien Administrative Agent, a Joint Lead Arranger, a Lender or any of their respective Affiliates, (b) owed on the Effective Date to a Person that is a Lender or an Affiliate of a Lender as of the Effective Date or (c) owed to a Person that is an Agent, a Lender or an Affiliate of an Agent or Lender at the time such obligations are incurred.

“Secured Obligations” means (a) the First Lien Loan Document Obligations, (b) the Secured Cash Management Obligations and (c) the Secured Swap Obligations (excluding with respect to any Loan Guarantor, Excluded Swap Obligations of such Loan Guarantor).

“Secured Parties” means (a) each Lender, (b) each Issuing Bank, (c) the First Lien Administrative Agent, (d) the First Lien Collateral Agent, (e) each Joint Lead Arranger, (f) each Person to whom any Secured Cash Management Obligations are owed, (g) each counterparty to any Swap Agreement the obligations under which constitute Secured Swap Obligations, (h) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any First Lien Loan Document and (i) the permitted successors and assigns of each of the foregoing.

“Secured Swap Obligations” means the due and punctual payment and performance of all obligations of the Borrower and its Restricted Subsidiaries under each Swap Agreement that (a) is with a counterparty that is the First Lien Administrative Agent, a Joint Lead Arranger, a Lender or any of their respective Affiliates, (b) is in effect on the Effective Date with a counterparty that is a Lender, an Agent or an Affiliate of a Lender or an Agent as of the Effective Date or (c) is entered into after the Effective Date with any counterparty that is a Lender, an Agent or an Affiliate of a Lender or an Agent at the time such Swap Agreement is entered into.

“Securitization Assets” means the accounts receivable, royalty and other similar rights to payment and any other assets related thereto subject to a Qualified Securitization Facility that are customarily sold or pledged in connection with securitization transactions and the proceeds thereof.

“Securitization Facility” means any of one or more receivables securitization financing facilities as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the obligations of which are non-recourse (except for customary representations, warranties and indemnities made in connection with such facilities) to the Borrower or any Restricted Subsidiary (other than a Securitization Subsidiary) pursuant to which the Borrower or any Restricted Subsidiary sells or grants a security interest in its accounts receivable or assets related thereto that are customarily sold or pledged in connection with securitization transactions to either
(a) a Person that is not a Restricted Subsidiary or (b) a Securitization Subsidiary that in turn sells its accounts receivable to a Person that is not a Restricted Subsidiary.

“Securitization Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Securitization Subsidiary in connection with, any Qualified Securitization Facility.

“Securitization Subsidiary” means any Subsidiary formed for the purpose of, and that solely engages only in one or more Qualified Securitization Facilities and other activities reasonably related thereto.

“Security Documents” means the First Lien Collateral Agreement, the Mortgages and each other security agreement or pledge agreement executed and delivered pursuant to the Collateral and Guarantee Requirement or Sections 5.11, 5.12 or 5.14 to secure any of the Secured Obligations.

~~“Senior Notes” means the $450,000,000 aggregate principal amount of 6.500% Senior Notes due 2023 issued by the Borrower (formerly Sterigenics-Nordion Holdings, LLC) pursuant to the indenture dated as of May 15, 2015 among the Borrower, the guarantors named on the signature pages thereto and Wilmington Trust, National Association, as trustee.~~

“Senior Representative” means, with respect to any series of Indebtedness permitted by this Agreement to be secured by the Collateral on a pari passu or junior basis with the Secured Obligations, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.

“Senior Secured First Lien Net Leverage Ratio” means, as of any date of determination, the ratio, on a Pro Forma Basis, of (a) Consolidated Senior Secured First Lien Net Indebtedness as of such date to (b) Consolidated EBITDA for the most recently ended Test Period.

“Senior Secured Net Leverage Ratio” means, as of any date of determination, the ratio, on a Pro Forma Basis, of (a) Consolidated Senior Secured Indebtedness as of such date to (b) Consolidated EBITDA for the most recently completed Test Period.

“Senior Secured Notes” means the $750,000,000 aggregate principal amount of 7.375% Senior Secured Notes due 2031 issued by the Borrower pursuant to the Senior Secured Notes Documents.

Senior Secured Notes Documents” means the Senior Secured Notes Indenture and all other agreements, instruments and other documents (including collateral documents with respect thereto) pursuant to which the Senior Secured Notes have been issued.

“Senior Secured Notes Indenture” means the Indenture, dated as of May 30, 2024, among the Borrower, the subsidiary guarantors party thereto from time to time and Wilmington Trust, National Association, as trustee, governing the Senior Secured Notes, as the same may be amended, supplemented, waived or otherwise modified from time to time.

“Settlement” means the transfer of cash or other property with respect to any credit or debit card charge, check or other instrument, electronic funds transfer, or other type of paper-based or electronic payment, transfer, or charge transaction for which a Person acts as a processor, remitter, funds recipient or funds transmitter in the ordinary course of its business.

“Settlement Asset” means any cash, receivable or other property, including a Settlement Receivable, due or conveyed to a Person in consideration for a Settlement made or arranged, or to be made or arranged, by such Person or an Affiliate of such Person.

“Settlement Indebtedness” means any payment or reimbursement obligation in respect of a Settlement Payment.

“Settlement Lien” means any Lien relating to any Settlement or Settlement Indebtedness (and may include, for the avoidance of doubt, the grant of a Lien in or other assignment of a Settlement Asset in consideration of a Settlement Payment, Liens securing intraday and overnight overdraft and automated clearing house exposure, and similar Liens).

“Settlement Payment” means the transfer, or contractual undertaking (including by automated clearing house transaction) to effect a transfer, of cash or other property to effect a Settlement.

“Settlement Receivable” means any general intangible, payment intangible, or instrument representing or reflecting an obligation to make payments to or for the benefit of a Person in consideration for a Settlement made or arranged, or to be made or arranged, by such Person.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR
Administrator.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s Website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Amendment” means that certain Amendment to this Agreement dated as of June 22, 2023.

“SOFR Amendment Effective Date” means “Amendment Effective Date” as defined in the SOFR

Amendment.

“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR.”

“Sold Entity or Business” has the meaning assigned to such term in the definition of the term “Consolidated EBITDA.”

“Solicited Discount Proration” has the meaning assigned to such term in Section 2.11(a)(ii)(D)(3).
“Solicited Discounted Prepayment Amount” has the meaning assigned to such term in
Section 2.11(a)(ii)(D)(1).

“Solicited Discounted Prepayment Notice” means an irrevocable written notice of a Borrower Solicitation of Discounted Prepayment Offers made pursuant to Section 2.11(a)(ii)(D) substantially in the form of Exhibit K.

“Solicited Discounted Prepayment Offer” means the irrevocable written offer by each Term Lender, substantially in the form of Exhibit L, submitted following the First Lien Administrative Agent’s receipt of a Solicited Discounted Prepayment Notice.

“Solicited Discounted Prepayment Response Date” has the meaning assigned to such term in Section 2.11(a)(ii)(D)(1).

“SONIA” means, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website on the immediately succeeding Business Day.

“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).

“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

“SONIA Borrowing” means, for any as to any Borrowing, the SONIA Loans comprising such
Borrowing.

“SONIA Business Day” means, for any Loan denominated in Sterling, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London.

“SONIA Interest Day” has the meaning specified in the definition of “Daily Simple SONIA”.
“SONIA Loan” means any Loan denominated in Sterling, which shall bear interest at a rate based on the Adjusted Daily Simple SONIA.

“Specified Discount” has the meaning assigned to such term in Section 2.11(a)(ii)(B)(1).
“Specified Discount Prepayment Amount” has the meaning assigned to such term in
Section 2.11(a)(ii)(B)(1).

“Specified Discount Prepayment Notice” means an irrevocable written notice of the Borrower of Specified Discount Prepayment Amount made pursuant to Section 2.11(a)(ii)(B) substantially in the form of Exhibit G.

“Specified Discount Prepayment Response” means the irrevocable written response by each Term Lender, substantially in the form of Exhibit H, to a Specified Discount Prepayment Notice.

“Specified Discount Prepayment Response Date” has the meaning assigned to such term in Section 2.11(a)(ii)(B)(1).

“Specified Discount Proration” has the meaning assigned to such term in Section 2.11(a)(ii)(B)(3).
“Specified Event of Default” means an Event of Default under Section 7.01(a), (b), (h) or (i).
“Specified Transaction” means, with respect to any period, any Investment, sale, transfer or other disposition of assets, incurrence or repayment of Indebtedness, Restricted Payment, subsidiary designation, New Project or other event that by the terms of the First Lien Loan Documents requires “Pro Forma Compliance” with a test or covenant hereunder or requires such test or covenant to be calculated on a Pro Forma Basis after giving Pro Forma Effect thereto.

“Sponsor” means Warburg Pincus LLC, GTCR LLC and each of their respective Affiliates, but not including, however, any portfolio companies of the foregoing.

“Spot Rate” means, on any day, with respect to any currency other than Dollars (for purposes of determining the Dollar Amount thereof) or Dollars (for purposes of determining the Alternative Currency Equivalent thereof), the rate at which such currency may be exchanged into Dollars or the applicable Alternative Currency, as the case may be, as set forth at approximately 11:00 a.m., New York City time, two (2) Business Days prior to such date on the applicable Bloomberg Key Cross Currency Rates Page. In the event that any such rate does not appear on any Bloomberg Key Cross Currency Rates Page, the Spot Rate shall be determined by reference to such other publicly available service for displaying exchange rates selected by the First Lien Administrative Agent for such purpose, or, at the discretion of the First Lien Administrative Agent, such Spot Rate shall instead be the arithmetic average of the spot rates of exchange of the First Lien Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 a.m., local time in such market, two (2) Business Days prior to such date for the purchase of Dollars or the applicable Alternative Currency, as the case may be, for delivery two (2) Business Days later; provided that, if at the time of any such determination, for any reason, no such spot rate is being quoted, the First Lien Administrative Agent may use any other reasonable method it deems appropriate to determine such rate, and such determination shall be presumed correct absent manifest error.

“Starter Basket” has the meaning assigned to such term in the definition of “Available Amount.”

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve, liquid asset or similar percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by any Governmental Authority of the United States. Such reserve, liquid asset or similar percentages shall include those imposed pursuant to Regulation D of the Board of Governors. Term Benchmark Loans shall be deemed to be subject to such reserve, liquid asset or similar requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D of the Board of Governors or any other Requirements of Law. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Sterling” and “£” mean the lawful currency for the time being of the United Kingdom. “Submitted Amount” has the meaning assigned to such term in Section 2.11(a)(ii)(C)(1). “Submitted Discount” has the meaning assigned to such term in Section 2.11(a)(ii)(C)(1). “subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, Controlled or held (unless parent does not Control such entity), or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the Borrower (unless otherwise specified).

“Subsidiary Loan Party” means each Subsidiary of the Borrower that is a party to the First Lien Guarantee Agreement.

“Successor Borrower” has the meaning assigned to such term in Section 6.03(a)(iv).

“Swap Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swingline Commitment” means the commitment of the Swingline Lender to make Swingline Loans up to an aggregate principal amount not to exceed $35,000,000.
“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the aggregate Swingline Exposure at such time.

“Swingline Lender” means (a) the First Lien Administrative Agent, (b) JPMorgan Chase Bank,
N.A. and (c) each Revolving Lender that shall have become a Swingline Lender hereunder as provided in Section 2.04(d) (other than any Person that shall have ceased to be a Swingline Lender as provided in Section 2.04(e)), each in its capacity as a lender of Swingline Loans hereunder.

“Swingline Loan” means a Loan made pursuant to Section 2.04.

“TARGET Day” means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by the First Lien Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euros.

“Tax Distributions” has the meaning assigned to such term in Section 6.07(a)(vii)(A). “Tax Group” has the meaning assigned to such term in Section 6.07(a)(vii)(A).
“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make a Term Loan hereunder on the Effective Date, expressed as an amount representing the maximum principal amount of the Term Loan to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to (i) assignments by or to such Lender pursuant to an Assignment and Assumption, (ii) a Refinancing Amendment, (iii) an Incremental Facility Amendment in respect of any Term Loans or (iv) a Loan Modification Agreement. The amount of each Lender’s Term Commitment as of the Amendment No. 4 Effective Date is set forth on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Term Commitment, Incremental Facility Amendment, Loan Modification Agreement or Refinancing Amendment, as the case may be. As of the Amendment No. 4 Effective Date, the total 2024 Refinancing Term Commitment is
$~~2,120,000,000.00~~1,509,350,000.

“Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate, the Adjusted EURIBOR Rate, or the Adjusted Term CORRA Rate and a “Term Benchmark Loan” or “Term Benchmark Borrowing” is a Loan or Borrowing that bears interest at a rate determined by reference to the Adjusted Term SOFR Rate, the Adjusted EURIBOR Rate, or the Adjusted Term CORRA Rate.

“Term CORRA” means, with respect to any Term Benchmark Borrowing denominated in Canadian dollars, the Term CORRA Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term CORRA Determination Day”) that is two (2) Business Days prior to the first day of such Interest Period, as such rate is published by the Term CORRA Administrator and is displayed on a screen or other information service, as identified or selected by the Administrative Agent (the “CAD Screen Rate”); provided, however, that if as of 1:00 p.m. (Toronto time) on any Periodic Term CORRA Determination Day the Term CORRA Reference Rate for the applicable tenor has not been published by the Term CORRA Administrator and a Benchmark Replacement Date with respect to the Term CORRA Reference Rate has not occurred, then Term CORRA will be the Term CORRA Reference Rate for such tenor as published by the Term CORRA Administrator on the first preceding Business Day for which such Term CORRA Reference Rate for such tenor was published by the Term CORRA Administrator so long as such first preceding Business Day is not more than three (3) Business Days prior to such Periodic Term CORRA Determination Day.

“Term CORRA Administrator” means Candeal Benchmark Administration Services Inc., TSX Inc., or any successor administrator of the Term CORRA Reference Rate selected by the Administrative Agent in its reasonable discretion.

“Term CORRA Reference Rate” means the forward-looking term rate based on CORRA. “Term Lender” means a Lender with a Term Commitment or an outstanding Term Loan.
“Term Loans” means Initial Term Loans, Other First Lien Term Loans (including the 2024 Refinancing Term Loans) and First Lien Incremental Term Loans, as the context requires.

“Term Maturity Date” means (i) ~~December 13~~May 30, ~~2026~~2031 (or, if such day is not a Business Day, the immediately preceding Business Day) or (ii), with respect to any Term Lender that has the maturity date of its Term Loans pursuant to a Permitted Amendment, the extended maturity date set forth in any such Loan Modification Agreement.

“Term SOFR Determination Day” has the meaning assigned to it under the definition of “Term SOFR Reference Rate.”

“Term SOFR Rate” means, with respect to any Term Benchmark Borrowing and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator; provided that if the Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for purposes of this Agreement.

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing and for any tenor comparable to the applicable Interest Period, the rate per annum determined by the First Lien Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding Business Day is not more than five (5) Business Days prior to such Term SOFR Determination Day.

“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Termination Date” means the date on which all Commitments have expired or been terminated, all Secured Obligations have been paid in full in cash (other than (x) Secured Swap Obligations not yet due and payable, (y) Secured Cash Management Obligations not yet due and payable and (z) contingent indemnification obligations not yet accrued and payable) and all Letters of Credit have expired or been terminated (other than Letters of Credit that have been cash collateralized or backstopped in an amount, by an institution and otherwise pursuant to arrangements reasonably satisfactory to the applicable Issuing Bank).

“Test Period” means, at any date of determination, (x) for the purposes of (i) the definition of “Applicable Rate”, (ii) the definition of “Commitment Fee Percentage”, (iii) Section 2.11(d) and (iv) Section 6.11, the period of four consecutive fiscal quarters of the Borrower then last ended as of such time for which financial statements have been delivered pursuant to Section 5.01(a) or (b) and (y) for all other purposes in this Agreement, the most recent period of twelve consecutive months of the Borrower ended on or prior to such time, in respect of which the financial information necessary to calculate the relevant ratio is internally available.

“Total Net Leverage Ratio” means, as of any date of determination, the ratio, on a Pro Forma Basis, of (a) Consolidated Total Net Indebtedness as of such date to (b) Consolidated EBITDA for the most recently ended Test Period.
“Trademark” has the meaning assigned to such term in the First Lien Collateral Agreement.
“Transaction Costs” means all fees, costs and expenses incurred or payable by Holdings, the
Borrower or any other Subsidiary in connection with the Transactions.

“Transactions” means (a) the First Lien Financing Transactions ~~and the Second Lien Financing Transactions~~, (b) the Refinancing ~~and~~, (c) the Amendment No. 4 Transactions and (d) the payment of the Transaction Costs.

“Type,” when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted Term SOFR Rate, Adjusted Term CORRA Rate, Adjusted EURIBOR, Alternate Base Rate, Canadian Base Rate, Adjusted Daily Simple SOFR, or Adjusted Daily Simple SONIA.

“UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the First Lien Collateral Agent’s security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a U.S. jurisdiction other than the State of New York, the term “UCC” and “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

“UCP” means, with respect to any commercial Letter of Credit, the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce, in its Publication No. 600 (or such later version thereof as may be reasonably acceptable to the applicable Issuing Bank and in effect at the time of issuance of such Letter of Credit). On an exception basis and if specifically requested by the Borrower, a standby Letter of Credit may be issued subject to UCP.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Undisclosed Administration” means, in relation to a Lender or its direct or indirect parent company, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian, or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender or such parent company is subject to home jurisdiction, if applicable law requires that such appointment not be disclosed.

“United States Tax Compliance Certificate” has the meaning assigned to such term in Section
2.17(f)(ii)(C).

“Unrestricted Subsidiary” means any Subsidiary designated by the Borrower as an Unrestricted Subsidiary pursuant to Section 5.13 subsequent to the Effective Date.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended from time to time.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“Wholly Owned Restricted Subsidiary” means any Restricted Subsidiary that is a Wholly Owned
Subsidiary.

“Wholly Owned Subsidiary” means, with respect to any Person at any date, a subsidiary of such Person of which securities or other ownership interests representing 100% of the Equity Interests (other than (a) directors’ qualifying shares and (b) nominal shares issued to foreign nationals to the extent required by applicable Requirements of Law) are, as of such date, owned, controlled or held by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02    Classification of Loans and Borrowings.

For purposes of this Agreement, Loans and Borrowings may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Term Benchmark Loan”, “RFR Loan”, or “ABR Loan”) or by Class and Type (e.g., a “Term Benchmark Revolving Loan”, or “RFR Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing” or “Term Borrowing”) or by Type (e.g., a “Term Benchmark Borrowing”, or “RFR Borrowing”) or by Class and Type (e.g., a “Term Benchmark Term Loan Borrowing” or a “Term Benchmark Revolving Borrowing”). Borrowings of Revolving Loans are sometimes referred to herein as “Revolving Borrowings”.

SECTION 1.03    Terms Generally.

The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (a) any definition of or reference to any agreement (including this Agreement and the other First Lien Loan Documents), instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or other modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04    Accounting Terms; GAAP.

(a)All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, all obligations of Holdings, the Borrower and the Restricted Subsidiaries that are or would have been treated as operating leases for purposes of GAAP prior to the issuance on February 25, 2016 of the ASU shall continue to be accounted for as operating leases for purposes of all financial definitions and calculations for purposes of the First Lien Loan Documents (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with the ASU (on a prospective or retroactive basis or otherwise) to be treated as capitalized lease obligations in the financial statements to be delivered pursuant to the First Lien Loan Documents.

(b)Notwithstanding anything to the contrary herein, for purposes of determining compliance with any test contained in this Agreement, the Total Net Leverage Ratio, the Senior Secured First Lien Net Leverage Ratio, the Senior Secured Net Leverage Ratio, the Interest Coverage Ratio and any other financial ratio or test shall be calculated on a Pro Forma Basis, including to give effect to all Specified Transactions that have been made during the applicable period of measurement or subsequent to such period and prior to or simultaneously with the event for which the calculation is made, and in making any determination on a Pro Forma Basis, such calculations shall be made in good faith by a Financial Officer and shall be conclusive absent manifest error.

SECTION 1.05    Effectuation of Transactions.

All references herein to Holdings, the Borrower and their respective Subsidiaries shall be deemed to be references to such Persons, and all the representations and warranties of Holdings, any Intermediate Parent, the Borrower and the other Loan Parties contained in this Agreement and the other First Lien Loan Documents shall be deemed made, in each case, after giving effect to the Transactions to occur on the Effective Date, unless the context otherwise requires.

SECTION 1.06    Limited Condition Transactions.

Notwithstanding anything in this Agreement or any First Lien Loan Document to the contrary, when calculating any applicable ratio, the amount or availability of the Incremental Cap, the amount or availability of the Available Amount or any other basket based on Consolidated EBITDA or total assets, or determining other compliance with this Agreement (including the determination of compliance with any provision of this Agreement which requires that no Default or Event of Default has occurred, is continuing or would result therefrom) in connection with the consummation of a Limited Condition Transaction, the date of determination of such ratio, the amount or availability of the Incremental Cap, the amount or availability of the Available Amount or any other basket based on Consolidated EBITDA or total assets, and determination of whether any Default or Event of Default has occurred, is continuing or would result therefrom or other applicable covenant shall, at the option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), be deemed to be the date the definitive agreements for such Limited Condition Transaction are entered into (or, in respect of any transaction described in clause (b) of the definition of Limited Condition Transaction, delivery of irrevocable notice or similar event) (the “LCT Test Date”) and if, after such ratios and other provisions are measured on a Pro Forma Basis after giving effect to such Limited Condition Transaction and the other Specified Transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) as if they occurred at the beginning of the applicable Test Period ending prior to the LCT Test Date, the Borrower could have taken such action on the relevant LCT Test Date in compliance with such ratios and provisions, such provisions shall be deemed to have been complied with; provided that at the option of the Borrower, the relevant ratios and baskets may be recalculated at the time of consummation of such Limited Condition Transaction. For the avoidance of doubt, (x) if any of such ratios or baskets are exceeded (or, with respect to the Interest Coverage Ratio, not reached) as a result of fluctuations in such ratio or basket (including due to fluctuations in Consolidated EBITDA of the Borrower and its Subsidiaries or fluctuations of the target of any Limited Condition Transaction) at or prior to the consummation of the relevant Limited Condition Transaction, such ratios and other provisions will not be deemed to have been exceeded (or, with respect to the Interest Coverage Ratio, not reached) as a result of such fluctuations solely for purposes of determining whether the Limited Condition Transaction is permitted hereunder and (y) such ratios and other provisions shall not be tested at the time of consummation of such Limited Condition Transaction or related Specified Transactions. If the Borrower has made an LCT Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio or basket availability with respect to any other Specified Transaction on or following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction (or, if applicable, the irrevocable notice or similar event is terminated or expires), any such ratio or basket shall be calculated on a Pro Forma Basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of

Indebtedness and the use of proceeds thereof) have been consummated until such time as the applicable Limited Condition Transaction has actually closed or the definitive agreement with respect thereto has been terminated or expires.

SECTION 1.07    Certain Determinations.

(a)For purposes of determining compliance with any of the covenants set forth in Article V or Article VI (including in connection with any First Lien Incremental Facility) at any time (whether at the time of incurrence or thereafter), any Lien, Investment, Indebtedness, Restricted Payment, Disposition or Affiliate transaction meets the criteria of one, or more than one, of the categories permitted pursuant to Article V or Article VI (including in connection with any First Lien Incremental Facility), the Borrower (i) shall in its sole discretion determine under which category such Lien (other than Liens securing the Secured Obligations ~~and the Liens securing the Permitted Second Priority Debt~~ incurred on the Effective Date), Investment, Indebtedness (other than Indebtedness incurred under the First ~~Lien Loan Documents and the Permitted Second Priority Debt incurred under the Second~~ Lien Loan Documents on the Effective Date), Disposition, Restricted Payment or Affiliate transaction (or, in each case, any portion there) is permitted and (ii) shall be permitted, in its sole discretion, to make any redetermination and/or to divide, classify or reclassify under which category or categories such Lien, Investment, Indebtedness, Disposition, Restricted Payment or Affiliate transaction is permitted from time to time as it may determine and without notice to the First Lien Administrative Agent or any Lender, so long as at the time of such redesignation the Borrower would be permitted to incur such Lien, Investment, Indebtedness or Restricted Payment under such category or categories, as applicable. For the avoidance of doubt, if the applicable date for meeting any requirement hereunder or under any other First Lien Loan Document falls on a day that is not a Business Day, compliance with such requirement shall not be required until noon on the first Business Day following such applicable date.

(b)Notwithstanding anything to the contrary herein, with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that does not require compliance with a financial ratio or test (including, without limitation, any Total Net Leverage Ratio, Senior Secured Net Leverage Ratio, Senior Secured First Lien Net Leverage Ratio and/or Interest Coverage Ratio) (any such amounts, the “Fixed Amounts”) substantially concurrently with any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that requires compliance with any such financial ratio or test (any such amounts, the “Incurrence Based Amounts”), it is understood and agreed that the Fixed Amounts (and any cash proceeds thereof) shall be disregarded in the calculation of the financial ratio or test applicable to the Incurrence Based Amounts in connection with such substantially concurrent incurrence, except that incurrences of Indebtedness and Liens constituting Fixed Amounts shall be taken into account for purposes of Incurrence Based Amounts other than Incurrence Based Amounts contained in Section 6.01 or Section 6.02.

(c)Notwithstanding anything to the contrary herein, the Form Intercreditor Agreements shall be deemed to be reasonable and acceptable to the First Lien Administrative Agent and the Lenders, and the First Lien Administrative Agent and the Lenders shall be deemed to have consented to the use of each such Form Intercreditor Agreement (and to the First Lien Administrative Agent’s execution thereof) in connection with any Indebtedness secured by the Collateral that is permitted to be incurred, issued and/or assumed by the Borrower or any of its Subsidiaries pursuant to Section 6.01 and Section 6.02.

SECTION 1.08    Additional Alternative Currencies.

(a)The Borrower may from time to time request that Revolving Loans be made and/or Letters of Credit be issued in a currency other than Dollars or those specifically listed in the definition of “Alternative Currency.” In the case of any such request with respect to the making of Revolving Loans, such request shall be subject to the approval of the First Lien Administrative Agent and all of the Revolving Lenders. In the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the First Lien Administrative Agent, the applicable Issuing Bank and all of the Revolving Lenders.

(b)Any such request shall be made to the First Lien Administrative Agent not later than 11:00 a.m. (New York City time), ten (10) Business Days prior to the date of the desired Revolving Borrowing or issuance of Letters of Credit (or such other time or date as may be agreed to by the First Lien Administrative Agent and, in the case of any such request pertaining to Letters of Credit, each Issuing Bank, in its or their sole discretion). In the case of any such request pertaining to Revolving Loans, the First Lien Administrative Agent shall promptly notify each Revolving Lender thereof. In the case of any such request pertaining to Letters of Credit, the First Lien Administrative Agent shall promptly notify the applicable Issuing Bank thereof. Each Revolving Lender (in the case of any such request pertaining to Revolving Loans) or each Issuing Bank (in the case of a request pertaining to Letters of Credit) shall notify the First Lien Administrative Agent, not later than 11:00 a.m. (New York City time), two (2) Business Days after its receipt of such request as to whether it consents, in its sole discretion, to the making of Revolving Loans or the issuance of Letters of Credit, as the case may be, in such requested currency.

(c)Any failure by a Revolving Lender or an Issuing Bank, as the case may be, to respond to such request within the time period specified in the last sentence of clause (b) above shall be deemed to be a refusal by such Revolving Lender or such Issuing Bank, as the case may be, to permit Revolving Loans to be made or Letters of Credit to be issued in such requested currency. If the First Lien Administrative Agent and all the Revolving Lenders consent to making Revolving Loans in such requested currency, the First Lien Administrative Agent shall so notify the Borrower and (i) the First Lien Administrative Agent and the Revolving Lenders may amend this Agreement to the extent necessary to add the applicable interest rate for such currency and (ii) to the extent such amendments have been made to add the applicable interest rate for such currency, such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Borrowings of Revolving Loans. If the First Lien Administrative Agent and each Issuing Bank consent to the issuance of Letters of Credit in such requested currency, the First Lien Administrative Agent shall so notify the Borrower and (i) the First Lien Administrative Agent and the Issuing Banks may amend this Agreement to the extent necessary to add the applicable interest rate for such currency and (ii) to the extent such amendments have been made to add the applicable interest rate for such currency, such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Letter of Credit issuances. If the First Lien Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.08, the First Lien Administrative Agent shall promptly so notify the Borrower.

SECTION 1.09    Currency Equivalents Generally.

(a)The First Lien Administrative Agent shall determine the Spot Rates as of each LC Revaluation Date to be used for calculating Dollar Amounts of a Borrowing or an issuance of any Letter of Credit or extension, renewal or increase of the amount thereof and any amounts outstanding hereunder denominated in Alternative Currencies. Such Spot Rates shall become effective as of such LC Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next LC Revaluation Date to occur. Except as set forth in this Agreement (including Article IX), the applicable amount of any currency (other than Dollars) for purposes of the First Lien Loan Documents shall be such Dollar Amount as so determined by the First Lien Administrative Agent or the Issuing Bank, as applicable.

(b)Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar Amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the First Lien Administrative Agent or the applicable Issuing Bank, as the case may be.

SECTION 1.10    Change in Currency.

(a)Each obligation of the Borrower to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euros at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Revolving Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.

(b)Each provision of this Agreement shall be subject to such reasonable changes of construction as the First Lien Administrative Agent may from time to time specify to be necessary to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

(c)Each provision of this Agreement also shall be subject to such reasonable changes of construction as the First Lien Administrative Agent may from time to time specify to be necessary to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

SECTION 1.11    Divisions.

Any reference herein to a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company or other Person, or an allocation of assets to a series of a limited liability company or other Person (or the unwinding of such a division or allocation) (any such transaction, a “Division”), as if it were a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any Division of a limited liability company or other Person shall constitute a separate Person hereunder (and each Division of any limited liability company or other Person that is a Subsidiary, Restricted Subsidiary, Unrestricted Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

SECTION 1.12    [Reserved].

SECTION 1.13 Interest Rate; Benchmark Replacement.

The interest rate on a Loan denominated in Dollars or a Loan denominated in an Alternative Currency may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 2.14 provides a mechanism for determining an alternative rate of interest. The First Lien Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The First Lien Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Affiliate of the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof), to the extent provided by and attributable to any such information source or service.

ARTICLE II THE CREDITS

SECTION 2.01    Commitments.

Subject to the terms and conditions set forth herein, (a) each 2024 Refinancing Term Lender agrees to make 2024 Refinancing Term Loans to the Borrower on the Amendment No. 4 Effective Date denominated in Dollars in a principal amount not exceeding such ~~Term Lender’s~~2024 Refinancing Term Commitment and (b) each Revolving Lender agrees to make Revolving Loans of the applicable Class to the Borrower denominated in Dollars or an Alternative Currency, from time to time during the Revolving Availability Period in an aggregate principal amount which will not result in such Revolving Lender’s Revolving Exposure of such Class exceeding such Revolving Lender’s Revolving Commitment of such Class. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans. Amounts repaid or prepaid in respect of 2024 Refinancing Term Loans may not be reborrowed.

SECTION 2.02    Loans and Borrowings.

(a)Each (i) Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class and (ii) Revolving Loan shall be made by the Revolving Lenders ratably in accordance with their respective Revolving Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder, provided that the Commitments of the Lenders are several and other than as expressly provided herein with respect to a Defaulting Lender, no Lender shall be responsible for any other Lender’s failure to make Loans as required hereby.

(b)Subject to Section 2.14, (i) each Term Borrowing shall be comprised entirely of ABR Loans or Term Benchmark Loans as the Borrower may request in accordance herewith and (ii) each Revolving Borrowing shall be comprised entirely of ABR Loans, Term Benchmark Loans or RFR Loans as the Borrower may request in accordance herewith. Revolving Loans denominated in (i) Dollars may be Term Benchmark Loans, ABR Loans or RFR Loans; (ii) Canadian Dollars may be Term Benchmark Loans or ABR Loans, (iii) any Alternative Currency (other than Canadian Dollars or Sterling) shall be Term Benchmark Loans and (iv) Sterling shall be SONIA Loans. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c)At the commencement of each Interest Period for any Term Benchmark Borrowing such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum; provided that a Term Benchmark Borrowing that results from a continuation of an outstanding Term Benchmark Borrowing may be in an aggregate amount that is equal to such outstanding Borrowing. At the time that each ABR Borrowing or RFR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum. Each Swingline Loan shall be in an amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not be more than a total of (i) twelve Term Benchmark Borrowings or RFR Borrowings (other than Borrowings denominated in Sterling) outstanding, and (ii) four SONIA Borrowings outstanding. Notwithstanding anything to the contrary herein, an ABR Revolving Borrowing of the applicable Class or a Swingline Loan may be in an aggregate amount equal to the entire unused balance of the aggregate Revolving Commitments of such Class or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(f).

SECTION 2.03    Requests for Borrowings.

To request a Borrowing, the Borrower shall notify the First Lien Administrative Agent of such request by telephone (a) in the case of a Term Benchmark Borrowing in Dollars or Canadian Dollars, not later than 2:00 p.m., New York City time, three (3) Business Days before the date of the proposed Borrowing, (b) in the case of an ABR Borrowing, not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing, (c) in the case of a SONIA Borrowing, not later than 2:00 p.m. London, England time, five (5) Business Days before the date of the proposed Borrowing, (d) in the case of an RFR Borrowing (other than a SONIA Borrowing), not later than 11:00 a.m. New York City time, five (5) Business Days before the date of the proposed Borrowing (or such later time as the First Lien Administrative Agent may agree in its sole discretion) or (e) in the case of Term Benchmark Borrowing denominated in Euro, not later than 12:00 p.m., New York City time, three (3) Business Days before the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the First Lien Administrative Agent of a written Borrowing Request signed by the Borrower substantially in the form of Exhibit Q. Each such telephonic and written Borrowing Request shall specify the following information:

(i)whether the requested Borrowing is to be a Revolving Borrowing, a Term Borrowing or a Borrowing of any other Class (specifying the Class thereof);

(ii)the aggregate amount of such Borrowing;

(iii)the date of such Borrowing, which shall be a Business Day;

(iv)whether such Borrowing is to be an ABR Borrowing, a Term Benchmark Borrowing or an RFR Borrowing;

(v)in the case of a Term Benchmark Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;

(vi)the location and number of the Borrower’s account or accounts to which funds are to be disbursed, which shall comply with the requirements of Section 2.06, or, in the case of any ABR Revolving Borrowing or Swingline Loan requested to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f), the identity of the Issuing Bank that made such LC Disbursement;

(vii)that as of the date of such Borrowing, the conditions set forth in Sections 4.02(a) and 4.02(b) are satisfied; and

(viii)in the case of a Revolving Borrowing, the currency in which such Borrowing is to be denominated.

If no election as to the Type of Borrowing is specified as to any requested Borrowing in Dollars or Canadian Dollars, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Term Benchmark Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. If no currency is specified with respect to any requested Term Benchmark Borrowing, then the Borrower shall be deemed to have requested that the Borrowing be denominated in Dollars. Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the First Lien Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04    Swingline Loans.

(a)Subject to the terms and conditions set forth herein (including Section 2.22), in reliance upon the agreements of the other Lenders set forth in this Section 2.04, the Swingline Lender agrees to make Swingline Loans to the Borrower from time to time during the Revolving Availability Period denominated in Dollars, in an aggregate principal amount at any time outstanding that will not result in (i) the outstanding Swingline Loans of the Swingline Lender exceeding its Swingline Commitment or (ii) the aggregate Revolving Exposures exceeding the aggregate Revolving Commitments, provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and re-borrow Swingline Loans.

(b)To request a Swingline Loan, the Borrower shall notify the First Lien Administrative Agent and the Swingline Lender of such request by telephone (confirmed in writing) or facsimile (confirmed by telephone), not later than 2:00 p.m., New York City time on the day of such proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day), the amount of the requested Swingline Loan and (x) if the funds are not to be credited to a general deposit account of the Borrower maintained with the Swingline Lender because the Borrower is unable to maintain a general deposit account with the Swingline Lender under applicable Requirements of Law, the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with Section 2.06, or (y) in the case of any ABR Revolving Borrowing or Swingline Loan requested to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f), the identity of the Issuing Bank that made such LC Disbursement. The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit accounts of the Borrower maintained with the Swingline Lender for the applicable Swingline Loan (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f), by remittance to the applicable Issuing Bank) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan. No Swingline Lender shall be under any obligation to make a Swingline Loan if any Lender is at that time a Defaulting Lender, if after giving effect to Section 2.22(a)(iv), any Defaulting Lender Fronting Exposure remains outstanding.

(c)The Swingline Lender may by written notice given to the First Lien Administrative Agent not later than 1:00 p.m., New York City time, on any Business Day require the Revolving Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Lenders will participate. Promptly upon receipt of such notice, the First Lien Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Lender’s Applicable Percentage of such Swingline Loan or Swingline Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the First Lien Administrative Agent, for the account of the Swingline Lender, such Lender’s Applicable Percentage of such Swingline Loan or Swingline Loans. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or any reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in

Section 2.06 with respect to Loans made by such Lender (with references to 12:00 noon, New York City time, in such Section being deemed to be references to 3:00 p.m., New York City time) (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders pursuant to this paragraph), and the First Lien Administrative Agent shall promptly remit to the Swingline Lender the amounts so received by it from the Revolving Lenders. The First Lien Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the First Lien Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other Person on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted by the Swingline Lender to the First Lien Administrative Agent; any such amounts received by the First Lien Administrative Agent shall be promptly remitted by the First Lien Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear, provided that any such payment so remitted shall be repaid to the Swingline Lender or the First Lien Administrative Agent, as the case may be, and thereafter to the Borrower, if and to the extent such payment is required to be refunded to the Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

(d)The Borrower may, at any time and from time to time, designate as additional Swingline Lenders one or more Revolving Lenders that agree to serve in such capacity as provided below. The acceptance by a Revolving Lender of an appointment as a Swingline Lender hereunder shall be evidenced by an agreement, which shall be in form and substance reasonably satisfactory to the First Lien Administrative Agent and the Borrower, executed by the Borrower, the First Lien Administrative Agent and such designated Swingline Lender, and, from and after the effective date of such agreement, (i) such Revolving Lender shall have all the rights and obligations of a Swingline Lender under this Agreement and (ii) references herein to the term “Swingline Lender” shall be deemed to include such Revolving Lender in its capacity as a lender of Swingline Loans hereunder.

(e)The Borrower may terminate the appointment of any Swingline Lender as a “Swingline Lender” hereunder by providing a written notice thereof to such Swingline Lender, with a copy to the First Lien Administrative Agent. Any such termination shall become effective upon the earlier of (i) such Swingline Lender’s acknowledging receipt of such notice and (ii) the fifth Business Day following the date of the delivery thereof, provided that no such termination shall become effective until and unless the Swingline Exposure of such Swingline Lender shall have been reduced to zero. Notwithstanding the effectiveness of any such termination, the terminated Swingline Lender shall remain a party hereto and shall continue to have all the rights of a Swingline Lender under this Agreement with respect to Swingline Loans made by it prior to such termination, but shall not make any additional Swingline Loans.

SECTION 2.05    Letters of Credit.

(a)General. Subject to the terms and conditions set forth herein (including Section 2.22), each Issuing Bank agrees, in reliance upon the agreements of the Revolving Lenders (with respect to Letters of Credit) and the Borrower set forth in this Section 2.05 and elsewhere in the First Lien Loan Documents, to issue Letters of Credit denominated in Dollars or an Alternative Currency for the Borrower’s own account (or for the account of any Subsidiary of the Borrower so long as the Borrower is an obligor in respect of all First Lien Loan Document Obligations arising under or in respect of such Letter of Credit), in a form reasonably acceptable to the First Lien Administrative Agent and the applicable Issuing Bank, which shall reflect the standard operating procedures of such Issuing Bank, at any time and from time to time during the period from the Effective Date until the date that is the fifth (5th) Business Day prior to the Revolving Maturity Date. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit or bank guarantee application or other agreement submitted by a Borrower to, or entered into by the Borrower with, the applicable Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(b)Issuance, Amendment, Renewal or Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall deliver in writing by hand delivery or facsimile (or transmit by electronic communication, if arrangements for doing so have been approved by the recipient) to the applicable Issuing Bank and the First Lien Administrative Agent (at least five (5) Business Days before the requested date of issuance, amendment, renewal or extension (or, in the case of any such request to be made on the Effective Date, one (1) Business Day) or such shorter period as the applicable Issuing Bank and the First Lien Administrative Agent may agree) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension, as the case may be (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (d) of this Section 2.05), the amount and currency of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend, as the case may be, such Letter of Credit. Each such notice shall be in the form of Exhibit R, appropriately completed (each, a “Letter of Credit Request”). If requested by the applicable Issuing Bank, the Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of any Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) subject to Section 9.04(b)(ii), the Applicable Fronting Exposure of each Issuing Bank shall not exceed its Revolving Commitment, (ii) the aggregate Revolving Exposures shall not exceed the aggregate Revolving Commitments and (iii) (p) the aggregate LC Exposure of Barclays Bank PLC shall not exceed the Barclays Letter of Credit Sublimit, (q) the aggregate LC Exposure of Citibank, N.A. shall not exceed the Citibank Letter of Credit Sublimit, (r) the aggregate LC Exposure of Citizens Bank, N.A. shall not exceed the Citizens Letter of Credit Sublimit, (s) the aggregate LC Exposure of Banco Santander, S.A., New York Branch shall not exceed the Santander Letter of Credit Sublimit, (t) the aggregate LC Exposure of Goldman Sachs Bank USA shall not exceed the Goldman Sachs Letter of Credit Sublimit, (u) the aggregate LC Exposure of Jefferies Finance

LLC shall not exceed the Jefferies Letter of Credit Sublimit, (v) the aggregate LC Exposure of JPMorgan Chase Bank, N.A. shall not exceed the JPM Letter of Credit Sublimit, (w) the aggregate LC Exposure of KeyBank National Association shall not exceed the Keybank Letter of Credit Sublimit, (x) the aggregate LC Exposure of Royal Bank of Canada shall not exceed the RBC Letter of Credit Sublimit, (y) the aggregate LC Exposure of BNP Paribas shall not exceed the BNP Paribas Letter of Credit Sublimit and (z) the aggregate LC Exposure shall not exceed the Letter of Credit Sublimit. Letters of Credit will be available to be issued up to an aggregate face amount not to exceed the Letter of Credit Sublimit. To the extent there is more than one Issuing Bank, the Borrower will use reasonable efforts to request Letters of Credit from each Issuing Bank in such a way that the aggregate LC Exposure of any Issuing Bank as a percentage of all the aggregate LC Exposures of all of the Issuing Banks in respect of all Letters of Credit issued under this Agreement shall be generally in line with such Issuing Bank’s proportionate share of the Letter of Credit Sublimit; it being understood, for the avoidance of doubt, that the Borrower shall have no obligation to request Letters of Credit pursuant to the foregoing to the extent the Borrower determines, in its sole discretion, that any such request would not be feasible or commercially beneficial. No Issuing Bank shall be under any obligation to issue any Letter of Credit if (i) any order, judgment or decree of any Governmental Authority or arbitrator shall enjoin or restrain such Issuing Bank from issuing the Letter of Credit, or any Requirements of Law applicable to such Issuing Bank or any directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon such Issuing Bank with respect to the Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise fully compensated hereunder) not in effect on the Effective Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which such Issuing Bank in good faith deems material to it, (ii) the issuance of such Letter of Credit would violate one or more policies of such Issuing Bank now or hereafter in effect and applicable to letters of credit generally, (iii) except as otherwise agreed in writing by the First Lien Administrative Agent and the applicable Issuing Bank, such Letter of Credit is to be denominated in a currency other than Dollars or an Alternative Currency, (iv) except as otherwise agreed by the First Lien Administrative Agent and such Issuing Bank, the Letter of Credit is in an initial stated amount less than $100,000, in the case of a commercial Letter of Credit, or $500,000, in the case of a standby Letter of Credit, or (v) any Lender is at that time a Defaulting Lender, if after giving effect to Section 2.22(a)(iv), any Defaulting Lender Fronting Exposure remains outstanding, unless such Issuing Bank has entered into arrangements, including the delivery of cash collateral, reasonably satisfactory to such Issuing Bank with the Borrower or such Lender to eliminate such Issuing Bank’s Defaulting Lender Fronting Exposure arising from either the Letter of Credit then proposed to be issued or such Letter of Credit and all other LC Exposure as to which such Issuing Bank has Defaulting Lender Fronting Exposure. No Issuing Bank shall be under any obligation (i) to amend or extend any

Letter of Credit if (x) such Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof or (y) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit or (ii) to issue any Letter of Credit if such Letter of Credit contains any provisions for automatic reinstatement of all or any portion of the stated amount thereof after any drawing thereunder or after the expiry date of such Letter of Credit. Each Existing Letter of Credit shall constitute a Letter of Credit hereunder.

(c)Notice. Each Issuing Bank agrees that it shall not permit any issuance, amendment, renewal or extension of a Letter of Credit to occur unless it shall have given to the First Lien Administrative Agent written notice thereof required under paragraph (m)(iii) of this Section 2.05.

(d)Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date that is one year after the date of the issuance of such Letter of Credit (or, in the case of any extension thereof, the date to which it has been extended (not in excess of one year from the last applicable expiry date)) and (ii) the date that is five (5) Business Days prior to the Revolving Maturity Date; provided that if such expiry date is not a Business Day, such Letter of Credit shall expire at or prior to the close of business on the next succeeding Business Day; provided further that any Letter of Credit may, upon the request of the Borrower, include a provision whereby such Letter of Credit shall be renewed or extended automatically for additional consecutive periods of one year or less (but not beyond the date that is five (5) Business Days prior to the Revolving Maturity Date) unless the applicable Issuing Bank notifies the beneficiary thereof within the time period specified in such

Letter of Credit or, if no such time period is specified, at least thirty (30) days prior to the then-applicable expiration date, that such Letter of Credit will not be renewed or extended; provided further that such Letter of Credit shall not be required to expire on such fifth (5th) Business Day prior to the Revolving Maturity Date if such Letter of Credit is cash collateralized or backstopped in an amount, by an institution and otherwise pursuant to arrangements, in each case reasonably acceptable to the applicable Issuing Bank. For the avoidance of doubt, if the Revolving Maturity Date occurs prior to the expiration of any Letter of Credit as a result of the last proviso in the foregoing sentence, then upon the taking of actions described in such proviso with respect to such Letter of Credit, all participations in such Letter of Credit under the terminated Revolving Commitments shall terminate.

(e)Participations in Letters of Credit. Immediately upon the issuance of each Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank that is the issuer thereof or the Lenders, each Revolving Lender shall be deemed to have purchased and the applicable Issuing Bank shall be deemed to have sold a participation in such Letter of Credit equal to such Revolving Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the First Lien Administrative Agent, for the account of such Issuing Bank, such Revolving Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (f) of this Section 2.05, or of any reimbursement payment required to be refunded to the Borrower for any reason. All fundings of such participations shall be denominated in Dollars. Each Revolving Lender acknowledges and agrees that its acquisition of participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment or extension of any Letter of Credit or the occurrence and continuance of a Default or any reduction or termination of the Revolving Commitments, and that each payment required to be made by it under the preceding sentence shall be made without any offset, abatement, withholding or reduction whatsoever.

(f)Reimbursement of LC Disbursements. If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the First Lien Administrative Agent an amount (in same day funds) equal to such LC Disbursement not later than 4:00 p.m., New York City time, on the Business Day immediately following the day that the Borrower receives notice of such LC Disbursement (the “LC Reimbursement Date”), together with accrued interest or fees thereon in accordance with clause (i) of this Section 2.05. Anything contained herein to the contrary notwithstanding, (i) unless the Borrower shall have notified the First Lien Administrative Agent and the applicable Issuing Bank prior to 4:00 p.m., New York City time, on the date such LC Disbursement is made that the Borrower intends to reimburse the applicable Issuing Bank for the amount of the LC Disbursement (including any accrued interest or fees thereon) with funds other than the proceeds of Revolving Loans, the Borrower shall be deemed to have given a timely Borrowing Request to the First Lien Administrative Agent requesting Revolving Lenders to make Revolving Loans that are ABR Revolving Loans on the LC Reimbursement Date in an amount equal to such LC Disbursement (together with any accrued interest or fees thereon), and (ii) subject to satisfaction or waiver of the conditions specified in Section 4.02, Revolving Lenders shall, on the LC Reimbursement Date, make Revolving Loans that are ABR Revolving Loans in an amount equal to their Applicable Percentage of such LC Disbursement (together with any accrued interest or fees thereon), the proceeds of which shall be applied directly by the First Lien Administrative Agent to reimburse the applicable Issuing Bank for the amount of such LC Disbursement (together with any accrued interest or fees thereon); provided that if for any reason proceeds of Revolving Loans are not received by the applicable Issuing Bank on the LC Reimbursement Date in an amount equal to such LC Disbursement (together with any accrued interest or fees thereon), the Borrower shall reimburse the applicable Issuing Bank, on demand, in an amount in same day funds equal to the excess of such LC Disbursement (together with any accrued interest or fees thereon) over the aggregate amount of such Revolving Loans, if any, which are so received. The Revolving Loans made pursuant to this paragraph (f) shall be made without regard to the Borrowing Minimum.

(g)Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (f) of this Section 2.05 is absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, this Agreement or any other First Lien Loan Document, or any term or provision herein or therein, (ii) any exchange, change, waiver or release of any Collateral for, or any other Person's guarantee of or other liability for, any of the Secured Obligations, (iii) the existence of any claim, set-off, defense or other right which the Borrower or any Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), the Issuing Bank, any Lender or any other Person or, in the case of a Lender, against the Borrower, whether in connection herewith, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between the Borrower or one or more of its Subsidiaries and the beneficiary for which any Letter of Credit was procured), (iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (v) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit (provided that the Borrower shall not be obligated to reimburse such LC Disbursements unless payment is made against presentation of a draft or other document that at least substantially complies with the terms of such Letter of Credit), (vi) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Holdings or any of its Subsidiaries; (vii) any breach hereof or any other First Lien Loan Document by any party hereto or thereto, (viii) the fact that an Event of Default or a Default shall have occurred and be continuing, (ix) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.05, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder or (x) any adverse change in the relevant exchange rates or in the availability of any Alternative Currency to the Borrower or in the relevant currency markets generally. As between the Borrower and the Issuing Bank, the Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by the Issuing Bank and the proceeds thereof, by the respective beneficiaries of such Letters of Credit or any assignees or transferees thereof. In furtherance and not in limitation of the foregoing, none of the First Lien Administrative Agent, the Lenders, the Issuing Banks or any of their Related Parties shall have any liability or responsibility for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged other than to confirm such documents comply with the terms of such Letter of Credit; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit; (iv) its honor of any presentation under a Letter of Credit that appears on its face to substantially comply with the terms and conditions of such Letter of Credit; (v) any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder); (vi) errors in interpretation of technical terms; (vii) any loss or delay in the transmission of any document required in order to make a drawing under any such Letter of Credit; (viii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (ix) any consequences arising from causes beyond the control of the Issuing Bank, including any act by a Governmental Authority and fluctuation in currency exchange rates. None of the above shall affect or impair, or prevent the vesting of, any of the Issuing Bank’s rights or powers hereunder or place the Issuing Bank under any liability to the Borrower or any other Person. Notwithstanding the foregoing, none of the above shall be construed to excuse any Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to special, indirect, consequential, incidental, exemplary or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by Requirements of Law) suffered by the Borrower that are caused by such Issuing Bank’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final, nonappealable judgment) when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if (notwithstanding the appearance of substantial compliance) such documents are not in strict compliance with the terms of such Letter of Credit, and any such acceptance or refusal shall be deemed not to constitute gross negligence or willful misconduct.

(h)Disbursement Procedures. Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under such a Letter of Credit. Each Issuing Bank shall promptly notify the First Lien Administrative Agent and the Borrower by telephone (confirmed in writing by hand delivery or facsimile) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligations to reimburse such Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement in accordance with paragraph (f) of this Section 2.05.

(i)Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans or, if such LC Disbursement is not denominated in dollars, at a rate per annum then applicable to Revolving Loans denominated in such currency; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (f) of this Section 2.05, then Section 2.13(c) shall apply. Interest accrued pursuant to this paragraph shall be paid to the First Lien Administrative Agent, for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (f) of this Section 2.05 to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment and shall be payable on demand or, if no demand has been made, on the date on which the Borrower reimburses the applicable LC Disbursement in full.

(j)Cash Collateralization of Letters of Credit. If (i) effective immediately, without demand or other notice of any kind, as of any expiration date of a Letter of Credit, such Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, (ii) effective immediately, without demand or other notice of any kind, as of the occurrence of any Event of Default under paragraph (h) or (i) of Section 7.01, or (iii) any Event of Default under paragraph (a) or (b) of Section 7.01 shall occur and be continuing, on the Business Day on which the Borrower receives notice from the First Lien Administrative Agent, the applicable Issuing Bank or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing more than 50% of the aggregate LC Exposure of all Revolving Lenders) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with a depositary bank that is a Lender reasonably satisfactory to the First Lien Collateral Agent, in the name of the First Lien Administrative Agent and for the benefit of the Secured Parties (or in the case of any Letters of Credit that expire later than the fifth (5th) Business Day prior to the Revolving Maturity Date and are cash collateralized on or after the fifth (5th) Business Day prior to the Revolving Maturity Date, for the benefit of the applicable Issuing Bank), an amount of cash in Dollars or an Alternative Currency, as the case may be, equal to the portions of the LC Exposure attributable to Letters of Credit, as of such date plus any accrued and unpaid interest thereon. The Borrower also shall deposit cash collateral pursuant to this paragraph as and to the extent required by Section 2.11(c). Each such deposit shall be held by the First Lien Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement and the other First Lien Loan Documents. At any time that there shall exist a Defaulting Lender, if any Defaulting Lender Fronting Exposure remains outstanding (after giving effect to Section 2.22(a)(iv)), then promptly upon the request of the First Lien Administrative Agent, the Issuing Bank or the Swingline Lender, the Borrower shall deliver to the First Lien Administrative Agent cash collateral in an amount sufficient to cover such Defaulting Lender Fronting Exposure (after giving effect to any cash collateral provided by the Defaulting Lender). The First Lien Administrative Agent (for the benefit of the Secured Parties) shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the First Lien Administrative Agent in Permitted Investments and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Notwithstanding anything to the contrary set forth in this Agreement, moneys in such account shall be applied by the First Lien Administrative Agent first to reimburse the Issuing Banks for LC Disbursements for which they have not been reimbursed and, to the extent not so applied, the balance shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing more than 50% of the aggregate LC Exposure of all the Revolving Lenders), such balance shall be applied to satisfy other obligations of the Borrower under this

Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default or the existence of a Defaulting Lender, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived or after the termination of Defaulting Lender status, as applicable. If the Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.11(c), such amount (to the extent not applied as aforesaid) shall be returned to the Borrower as and to the extent that, after giving effect to such return, the Borrower would remain in compliance with Section 2.11(c) and no Event of Default shall have occurred and be continuing.

(k)Designation of Additional Issuing Banks. The Borrower may, at any time and from time to time, designate as additional Issuing Banks one or more Revolving Lenders that agree in writing to serve in such capacity as provided below. The acceptance by a Revolving Lender of an appointment as an Issuing Bank hereunder shall be evidenced by an agreement, which shall be in form and substance reasonably satisfactory to the First Lien Administrative Agent and the Borrower, executed by the Borrower, the First Lien Administrative Agent and such designated Revolving Lender and, from and after the effective date of such agreement, (i) such Revolving Lender shall have all the rights and obligations of an Issuing Bank under this Agreement and (ii) references herein to the term “Issuing Bank” shall be deemed to include such Revolving Lender in its capacity as an issuer of Letters of Credit hereunder.

(l)Resignation or Termination of an Issuing Bank. Subject to the appointment and acceptance of a successor Issuing Bank reasonably acceptable to the Borrower, any Issuing Bank may resign at any time by giving thirty (30) days’ written notice to the First Lien Administrative Agent, the Lenders and the Borrower. The Borrower may terminate the appointment of any Issuing Bank as an “Issuing Bank” hereunder by providing a written notice thereof to such Issuing Bank, with a copy to the First Lien Administrative Agent. Any such termination shall become effective upon the earlier of (i) such Issuing Bank’s acknowledging receipt of such notice and (ii) the fifth Business Day following the date of the delivery thereof; provided that no such termination shall become effective until and unless the LC Exposure attributable to all Letters of Credit issued by such Issuing Bank (or its Affiliates) shall have been reduced to zero. At the time any such resignation or termination shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the resigning or terminated Issuing Bank pursuant to Section 2.12(b). Notwithstanding the effectiveness of any such resignation or termination, the resigning or terminated Issuing Bank shall remain a party hereto and shall continue to have all the rights of an Issuing Bank under this Agreement and the other First Lien Loan Documents with respect to Letters of Credit issued by it prior to such resignation or termination, but shall not (a) be required (and shall be discharged from its obligations) to issue any additional Letters of Credit or extend or increase the amount of Letters of Credit then outstanding, without affecting its rights and obligations with respect to Letters of Credit previously issued by it, or (b) be deemed an Issuing Bank for any other purpose.

(m)Issuing Bank Reports to the First Lien Administrative Agent. Unless otherwise agreed by the First Lien Administrative Agent, each Issuing Bank shall, in addition to its notification obligations set forth elsewhere in this Section 2.05, report in writing to the First Lien Administrative Agent (i) periodic activity (for such period or recurrent periods as shall be requested by the First Lien Administrative Agent) in respect of Letters of Credit issued by such Issuing Bank, including all issuances, extensions, amendments and renewals, all expirations and cancellations and all disbursements and reimbursements, (ii) within five (5) Business Days following the time that such Issuing Bank issues, amends, renews or extends any Letter of Credit, the date of such issuance, amendment, renewal or extension, and face amount of the Letters of Credit issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension (and whether the amounts thereof shall have changed), (iii) on each Business Day on which such Issuing Bank makes any LC Disbursement, the date and amount of such LC Disbursement, (iv) on any Business Day on which a Borrower fails to reimburse an LC Disbursement required to be reimbursed to such Issuing Bank on such day, the date of such failure and amount of such LC Disbursement and (v) on any other Business Day, such other information as the First Lien Administrative Agent shall reasonably request as to the Letters of Credit issued by such Issuing Bank; provided that no Issuing Bank shall have any liability hereunder to any Person for any failure to deliver the reports contemplated by this paragraph (m) of Section 2.05.

(n)Applicability of ISP and UCP. Unless otherwise expressly agreed by the applicable Issuing Bank and the Borrower when a Letter of Credit is issued or when it is amended with the consent of the beneficiary thereof, (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the UCP shall apply to each commercial Letter of Credit. Notwithstanding the foregoing, the applicable Issuing Bank shall not be responsible to the Borrower for, and the applicable Issuing Bank’s rights and remedies against the Borrower shall not be impaired by, any action or inaction of the applicable Issuing Bank required or permitted under any law, order or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the applicable law or any order of any Governmental Authority in a jurisdiction where the applicable Issuing Bank or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade (BAFT), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

(o)Rollover of Existing Letters of Credit and Other Letters of Credit. Each of the Existing Letters of Credit outstanding on the Amendment No. 4 Effective Date shall remain outstanding as a Letter of Credit under this Agreement until otherwise returned or expired. Any letter of credit that was issued by an Issuing Bank and is not a Letter of Credit will be deemed to be a Letter of Credit issued under this Agreement on the date that the Borrower, the Issuing Bank with respect to such letter of credit and the First Lien Administrative Agent sign an instrument identifying such letter of credit as a Letter of Credit under this Agreement; provided that such instrument may only be executed if such letter of credit would be permitted to be issued under this Agreement as a Letter of Credit on such date.

SECTION 2.06    Funding of Borrowings.

(a)Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time to the Applicable Account of the First Lien Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.04. The First Lien Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower designated by the Borrower in the applicable Borrowing Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f) shall be remitted by the First Lien Administrative Agent to the applicable Issuing Bank; provided further that, solely with respect to PSP in its capacity as a Lender, (i) so long as PSP receives written notice of a Borrowing of any ABR Loan in Dollars (including Swingline Loans notwithstanding anything in Section 2.04(c) to the contrary) by 10:00 a.m., New York City time, on the proposed date thereof, PSP shall make such ABR Loan on such proposed date by wire transfer of immediately available funds by 4:00 p.m., New York City time and (ii) PSP shall not be required to make any Revolving Loans in Canadian Dollars without prior written notice delivered at least one (1) Business Day prior to the proposed date of such Borrowing.

(b)Unless the First Lien Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the First Lien Administrative Agent such Lender’s share of such Borrowing, the First Lien Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section 2.06 and may, in reliance on such assumption and in its sole discretion, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the First Lien Administrative Agent, then the applicable Lender agrees to pay to the First Lien Administrative Agent an amount equal to such share on demand of the First Lien Administrative Agent. If such Lender does not pay such corresponding amount forthwith upon demand of the First Lien Administrative Agent therefor, the First Lien Administrative Agent shall promptly notify the Borrower, and the Borrower agrees to pay such corresponding amount to the First Lien Administrative Agent forthwith on demand. The First Lien Administrative Agent shall also be entitled to recover from such Lender or the Borrower interest on such corresponding amount, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the First Lien Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the First Lien Administrative Agent in accordance with banking industry rules on interbank compensation, or (ii) in the case of the Borrower, the interest rate applicable to such Borrowing in accordance with Section 2.13. If such Lender pays such amount to the First Lien Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

(c)The obligations of the Lenders hereunder to make Term Loans and Revolving Loans, to fund participations in Letters of Credit and Swingline Loans and to make payments pursuant to Section 9.03(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 9.03(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 9.03(c).

SECTION 2.07    Interest Elections.

(a)Each Revolving Borrowing of the applicable Class and each Term Borrowing initially shall be of the Type specified in the applicable Borrowing Request or designated by Section 2.03 and, in the case of a Term Benchmark Borrowing, shall have an initial Interest Period as specified in such Borrowing Request or designated by Section 2.03. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Term Benchmark Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.07; provided that, notwithstanding anything to the contrary herein, no Loan may be converted into or continued as a Loan denominated in a different currency but instead must be prepaid in the original currency of such Loan and reborrowed in the other currency. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b)To make an election pursuant to this Section 2.07, the Borrower shall notify the First Lien Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery, facsimile or other electronic transmission to the First Lien Administrative Agent of a written Interest Election Request signed by a Responsible Officer of the Borrower.

(c)Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.03:

(i)the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)whether the resulting Borrowing is to be an ABR Borrowing, a Term Benchmark Borrowing or RFR Borrowing; provided that no Term Borrowing shall be converted to a RFR Borrowing unless Adjusted Daily Simple SOFR is being used as an alternate rate of interest pursuant to Section 2.14; and

(iv)if the resulting Borrowing is to be a Term Benchmark Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period.”

If any such Interest Election Request requests a Term Benchmark Borrowing, but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d)Promptly following receipt of an Interest Election Request in accordance with this Section 2.07, the First Lien Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)If the Borrower fails to deliver a timely Interest Election Request with respect to a Term Benchmark Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the First Lien Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Term Benchmark Borrowing and (ii) unless repaid, (A) each Term Benchmark Borrowing and (B) each RFR Borrowing, if denominated in Dollars, shall be converted to an ABR Borrowing (in the case of a Term Benchmark Borrowing) at the end of the Interest Period applicable thereto or (in the case of an RFR Borrowing) on the next Interest Payment Date in respect thereof.

SECTION 2.08    Termination and Reduction of Commitments.

(a)Unless previously terminated, (i) the Term Commitments provided on the Effective Date shall terminate at 11:59 p.m., New York City time, on the Effective Date and (ii) the Revolving Commitments shall terminate on the Revolving Maturity Date.

(b)The Borrower may at any time terminate, or from time to time reduce, the Commitments of any Class, provided that (i) each reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $500,000 and not less than $1,000,000 unless such amount represents all of the remaining Commitments of such Class and (ii) the Borrower shall not terminate or reduce the Revolving Commitments of any Class if, after giving effect to any concurrent prepayment of the Revolving Loans or Swingline Loans of any Class in accordance with Section 2.11, the aggregate Revolving Exposures of such Class would exceed the aggregate Revolving Commitments of such Class.

(c)The Borrower shall notify the First Lien Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section 2.08 at least one (1) Business Day prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any such notice, the First Lien Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section 2.08 shall be irrevocable; provided that a notice of termination of the Revolving Commitments of any Class delivered by the Borrower may state that such notice is conditioned upon the effectiveness of the ABL Facility, any other credit facilities or the receipt of the proceeds from the issuance of other Indebtedness or the occurrence of some other identifiable and specified event or condition, in which case such notice may be revoked or extended by the Borrower (by notice to the First LienAdministrative Agent on or prior to the specified effective date of termination) if such condition is not satisfied. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

SECTION 2.09    Repayment of Loans; Evidence of Debt.

(a)The Borrower hereby unconditionally promise to pay (i) to the First Lien Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan of such Lender on the Revolving Maturity Date, (ii) to the First Lien Administrative Agent for the account of each Lender the then unpaid principal amount of each Term Loan of such Lender as provided in Section 2.10 and (iii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan made by the Swingline Lender on the earlier to occur of (A) the date that is ten (10) Business Days after such Loan is made and (B) the Revolving Maturity Date; provided that on each date that a Revolving Borrowing is made, the Borrower shall repay all Swingline Loans that were outstanding on the date such Borrowing was requested.

(b)Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)The First Lien Administrative Agent shall, in connection with the maintenance of the Register in accordance with Section 9.04(b)(iv), maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the First Lien Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d)The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section 2.09 shall be prima facie evidence of the existence and amounts of the obligations recorded therein, provided that the failure of any Lender or the First Lien Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to pay any amounts due hereunder in accordance with the terms of this Agreement. In the event of any inconsistency between the entries made pursuant to paragraphs (b) and (c) of this Section 2.09, the accounts maintained by the First Lien Administrative Agent pursuant to paragraph (c) of this Section 2.09 shall control.

(e)Any Lender may request through the First Lien Administrative Agent that Loans of any Class made by it be evidenced by a Note. In such event, the Borrower shall execute and deliver to such Lender a Note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns).

SECTION 2.10    Amortization of Term Loans.

(a)Subject to adjustment pursuant to paragraph (c) of this Section 2.10 and increases in connection with fungible increases to the ~~Initial~~2024 Refinancing Term Loans to reflect the equivalent amortization for such fungible increases, the Borrower shall repay Borrowings of ~~Initial~~2024 Refinancing Term Loans on the last day of each March, June, September and December (commencing on ~~June 30~~December 31, ~~2020~~2024) in ~~the~~each case in an amount equal to 0.25% of the aggregate principal amount of 2024 Refinancing Term Loans ~~as follows~~on the Amendment No. 4 Effective Date; provided that if any such date is not a Business Day, such payment shall be due on the immediately preceding Business Day:3.

3 ~~On November 25, 2020, the Borrower made a prepayment of $191,000,000 and on November 27, 2020, the Borrower made a prepayment of $150,000,000. Both payments were applied to the remaining amortization payments in full through September 30, 2026, resulting in no further amortization payments being due prior to the Term Maturity Date.~~

~~PAYMENT DATE~~	~~AMORTIZATION PAYMENT~~
~~June 30, 2020~~	~~$5,300,000~~
~~September 30, 2020~~	~~$5,300,000~~
~~December 31, 2020~~	~~$5,300,000~~
~~March 31, 2021~~	~~$5,300,000~~
~~June 30, 2021~~	~~$5,300,000~~
~~September 30, 2021~~	~~$5,300,000~~
~~December 31, 2021~~	~~$5,300,000~~
~~March 31, 2022~~	~~$5,300,000~~
~~June 30, 2022~~	~~$5,300,000~~
~~September 30, 2022~~	~~$5,300,000~~
~~December 31, 2022~~	~~$5,300,000~~
~~March 31, 2023~~	~~$5,300,000~~
~~June 30, 2023~~	~~$5,300,000~~
~~September 30, 2023~~	~~$5,300,000~~
~~December 31, 2023~~	~~$5,300,000~~
~~March 31, 2024~~	~~$5,300,000~~
~~June 30, 2024~~	~~$5,300,000~~
~~September 30, 2024~~	~~$5,300,000~~
~~December 31, 2024~~	~~$5,300,000~~
~~March 31, 2025~~	~~$5,300,000~~
~~June 30, 2025~~	~~$5,300,000~~
~~September 30, 2025~~	~~$5,300,000~~
~~December 31, 2025~~	~~$5,300,000~~
~~March 31, 2026~~	~~$5,300,000~~
~~June 30, 2026~~	~~$5,300,000~~
~~September 30, 2026~~	~~$5,300,000~~
~~Term Maturity Date~~	~~Remainder~~

(b)To the extent not previously paid, all ~~Initial~~2024 Refinancing Term Loans shall be due and payable on the Term Maturity Date.

(c)Any prepayment of a Term Borrowing of any Class (i) pursuant to Section 2.11(a)(i) shall be applied to reduce the subsequent scheduled and outstanding repayments of the Term Borrowings of such Class to be made pursuant to this Section 2.10 as directed by the Borrower (and absent such direction in direct order of maturity) and (ii) pursuant to Section 2.11(c) or 2.11(d) shall be applied to reduce the subsequent scheduled and outstanding repayments of the Term Borrowings of such Class to be made pursuant to this Section 2.10, or, except as otherwise provided in any Refinancing Amendment or Loan Modification Agreement, pursuant to the corresponding section of such Refinancing Amendment or Loan Modification Agreement, as applicable, as directed by the Borrower and, in the absence of such direction, in direct order of maturity (including any First Lien Incremental Facility).

(d)Prior to any repayment of any Term Borrowings of any Class hereunder, the Borrower shall select the Borrowing or Borrowings of the applicable Class to be repaid and shall notify the First Lien Administrative Agent by telephone (confirmed by hand delivery or facsimile) of such election not later than 2:00 p.m., New York City time, one (1) Business Day before the scheduled date of such repayment. In the absence of a designation by the Borrower as described in the preceding sentence, the First Lien Administrative Agent shall make such designation in its reasonable discretion with a view, but no obligation, to minimize breakage costs owing under Section 2.16 and shall be applied in direct order of maturity. Each repayment of a Borrowing shall be applied ratably to the Loans included in the repaid Borrowing. Repayments of Term Borrowings shall be accompanied by accrued interest on the amount repaid.

SECTION 2.11    Prepayment of Loans.

(a)(i) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, without premium or penalty; provided that in the event that, on or prior to the date that is six months after the Amendment No. 4 Effective Date, the Borrower enters into any Repricing Transaction with respect to the 2024 Refinancing Term Loans, the Borrower shall pay to the First Lien Administrative Agent, for the ratable account of each of the applicable 2024 Refinancing Term Lenders, (I) in the case of clause (a) of the definition of “Repricing Transaction”, a prepayment premium of 1.00% of the principal amount of the ~~Initial~~2024 Refinancing Term Loans being prepaid in connection with such Repricing Transaction or (II) in the case of clause
(b)of the definition of “Repricing Transaction”, , an amount equal to 1.00% of the aggregate amount of the applicable ~~Initial~~2024 Refinancing Term Loans outstanding immediately prior to such amendment that are subject to an effective pricing reduction pursuant to such Repricing Transaction.

(ii)Notwithstanding anything in any First Lien Loan Document to the contrary, so long as no Default or Event of Default has occurred and is continuing, Holdings, any Intermediate Parent, the Borrower or any of their respective Subsidiaries may offer to prepay all or a portion of the outstanding Term Loans on the following basis:

(A)Holdings, any Intermediate Parent, the Borrower or any of their respective Subsidiaries shall have the right to make a voluntary prepayment of Term Loans at a discount to par (such prepayment, the “Discounted Term Loan Prepayment”) pursuant to a Borrower Offer of Specified Discount Prepayment, Borrower Solicitation of Discount Range Prepayment Offers or Borrower Solicitation of Discounted Prepayment Offers, in each case made in accordance with this Section 2.11(a)(ii); provided that (x) Holdings, any Intermediate Parent, the Borrower or any of their respective Subsidiaries shall not make any Borrowing of Revolving Loans or Swingline Loans to fund any Discounted Term Loan Prepayment and (y) Holdings, any Intermediate Parent, the Borrower or any of their respective Subsidiaries shall not initiate any action under this Section 2.11(a)(ii) in order to make a Discounted Term Loan Prepayment unless (I) at least ten (10) Business Days shall have passed since the consummation of the most recent Discounted Term Loan Prepayment as a result of a prepayment made by Holdings, any Intermediate Parent, the Borrower or any of their respective Subsidiaries on the applicable Discounted Prepayment Effective Date; or (II) at least three (3) Business Days shall have passed since the date Holdings, any Intermediate Parent, the Borrower or any of their respective Subsidiaries were notified that no Term Lender was willing to accept any prepayment of any Term Loan and/or Other First Lien Term Loan at the Specified Discount, within the Discount Range or at any discount to par value, as applicable, or in the case of Borrower Solicitation of Discounted Prepayment Offers, the date of Holdings’, any Intermediate Parent’s, the Borrower’s or any of their respective Subsidiaries’ election not to accept any Solicited Discounted Prepayment Offers and (z) each Lender participating in any Discounted Term Loan Prepayment acknowledges and agrees that in connection with such Discounted Term Loan Prepayment, (1) the Borrower then may have, and later may come into possession of, information regarding the Term Loans or the Loan Parties hereunder that is not known to such Lender and that may be material to a decision by such Lender to participate in such Discounted Term Loan Prepayment (“Excluded Information”), (2) such Lender has independently and, without reliance on Holdings, any of its Subsidiaries, the First Lien Administrative Agent or any of their respective Affiliates, made its own analysis and determination to participate in such Discounted Term Loan Prepayment notwithstanding such Lender’s lack of knowledge of the Excluded Information and (3) none of Holdings, its Subsidiaries, the First Lien Administrative Agent, or any of their respective Affiliates shall have any liability to such Lender, and such Lender hereby waives and releases, to the extent permitted by Requirements of Law, any claims such Lender may have against Holdings, its Subsidiaries, the First Lien Administrative Agent, and their respective Affiliates, under applicable laws or otherwise, with respect to the nondisclosure of the Excluded Information; provided further that any Term Loan that is prepaid will be automatically and irrevocably cancelled.

(B)(1) Subject to the proviso to subsection (A) above, Holdings, any Intermediate Parent, the Borrower or any of their respective Subsidiaries may from time to time offer to make a Discounted Term Loan Prepayment by providing the Auction Agent with three (3) Business Days’ notice in the form of a Specified Discount Prepayment Notice; provided that (I) any such offer shall be made available, at the sole discretion of Holdings, any Intermediate Parent, the Borrower or any of their respective Subsidiaries, to each Term Lender and/or each Lender with respect to any Class of Term Loans on an individual tranche basis, (II) any such offer shall specify the aggregate principal amount offered to be prepaid (the “Specified Discount Prepayment Amount”) with respect to each applicable tranche, the tranche or tranches of Term Loans subject to such offer and the specific percentage discount to par (the “Specified Discount”) of such Term Loans to be prepaid (it being understood that different Specified Discounts and/or Specified Discount Prepayment Amounts may be offered with respect to different tranches of Term Loans and, in such an event, each such offer will be treated as a separate offer pursuant to the terms of this Section), (III) the Specified Discount Prepayment Amount shall be in an aggregate amount not less than $1,000,000 and whole increments of $500,000 in excess thereof and (IV) each such offer shall remain outstanding through the Specified Discount Prepayment Response Date. The Auction Agent will promptly provide each relevant Term Lender with a copy of such Specified Discount Prepayment Notice and a form of the Specified Discount Prepayment Response to be completed and returned by each such Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m., New York City time, on the third Business Day after the date of delivery of such notice to the relevant Term Lenders (the “Specified Discount Prepayment Response Date”).

(2)Each relevant Term Lender receiving such offer shall notify the Auction Agent (or its delegate) by the Specified Discount Prepayment Response Date whether or not it agrees to accept a prepayment of any of its relevant then outstanding Term Loans at the Specified Discount and, if so (such accepting Term Lender, a “Discount Prepayment Accepting Lender”), the amount and the tranches of such Lender’s Term Loans to be prepaid at such offered discount. Each acceptance of a Discounted Term Loan Prepayment by a Discount Prepayment Accepting Lender shall be irrevocable. Any Term Lender whose Specified Discount Prepayment Response is not received by the Auction Agent by the Specified Discount Prepayment Response Date shall be deemed to have declined to accept the applicable Borrower Offer of Specified Discount Prepayment.

(3)If there is at least one Discount Prepayment Accepting Lender, Holdings, any Intermediate Parent, the Borrower or any of their respective Subsidiaries will make prepayment of outstanding Term Loans pursuant to this paragraph (B) to each Discount Prepayment Accepting Lender in accordance with the respective outstanding amount and tranches of Term Loans specified in such Lender’s Specified Discount Prepayment Response given pursuant to subsection (2); provided that, if the aggregate principal amount of Term Loans accepted for prepayment by all Discount Prepayment Accepting Lenders exceeds the Specified Discount Prepayment Amount, such prepayment shall be made pro-rata among the Discount Prepayment Accepting Lenders in accordance with the respective principal amounts accepted to be prepaid by each such Discount Prepayment Accepting Lender and the Auction Agent (in consultation with Holdings, any Intermediate Parent, the Borrower or any of their respective Subsidiaries and subject to rounding requirements of the Auction Agent made in its reasonable discretion) will calculate such proration (the “Specified Discount Proration”). The Auction Agent shall promptly, and in any case within three (3) Business Days following the Specified Discount Prepayment Response Date, notify (I) Holdings, any Intermediate Parent, the Borrower or any of their respective Subsidiaries of the respective Term Lenders’ responses to such offer, the Discounted Prepayment Effective Date and the aggregate principal amount of the Discounted Term Loan Prepayment and the tranches to be prepaid, (II) each Term Lender of the Discounted Prepayment Effective Date, and the aggregate principal amount and the tranches of Term Loans to be prepaid at the Specified Discount on such date and (III) each Discount Prepayment Accepting Lender of the Specified Discount Proration, if any, and confirmation of the principal amount, tranche and Type of Loans of such Lender to be prepaid at the Specified Discount on such date. Each determination by the Auction Agent of the amounts stated in the foregoing notices to Holdings, any Intermediate Parent, the Borrower or any of their respective Subsidiaries and Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to Holdings, any

Intermediate Parent, the Borrower or any of their respective Subsidiaries shall be due and payable by Holdings, any Intermediate Parent, the Borrower or any of their respective Subsidiaries on the Discounted Prepayment Effective Date in accordance with subsection (F) below (subject to subsection (J) below).

(C)(1) Subject to the proviso to subsection (A) above, Holdings, any Intermediate Parent, the Borrower or any of their respective Subsidiaries may from time to time solicit Discount Range Prepayment Offers by providing the Auction Agent with three (3) Business Days’ notice in the form of a Discount Range Prepayment Notice; provided that (I) any such solicitation shall be extended, at the sole discretion of Holdings, any Intermediate Parent, the Borrower or any of their respective Subsidiaries, to each Term Lender and/or each Lender with respect to any Class of Loans on an individual tranche basis,
(II) any such notice shall specify the maximum aggregate principal amount of the relevant Term Loans (the “Discount Range Prepayment Amount”), the tranche or tranches of Term Loans subject to such offer and the maximum and minimum percentage discounts to par (the “Discount Range”) of the principal amount of such Term Loans with respect to each relevant tranche of Term Loans willing to be prepaid by Holdings, any Intermediate Parent, the Borrower or any of their respective Subsidiaries (it being understood that different Discount Ranges and/or Discount Range Prepayment Amounts may be offered with respect to different tranches of Term Loans and, in such an event, each such offer will be treated as a separate offer pursuant to the terms of this Section), (III) the Discount Range Prepayment Amount shall be in an aggregate amount not less than $1,000,000 and whole increments of $500,000 in excess thereof and (IV) each such solicitation by Holdings, any Intermediate Parent, the Borrower or any of their respective Subsidiaries shall remain outstanding through the Discount Range Prepayment Response Date. The Auction Agent will promptly provide each relevant Term Lender with a copy of such Discount Range Prepayment Notice and a form of the Discount Range Prepayment Offer to be submitted by a responding relevant Term Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m., New York City time, on the third Business Day after the date of delivery of such notice to the relevant Term Lenders (the “Discount Range Prepayment Response Date”). Each relevant Term Lender’s Discount Range Prepayment Offer shall be irrevocable and shall specify a discount to par within the Discount Range (the “Submitted Discount”) at which such Term Lender is willing to allow prepayment of any or all of its then outstanding Term Loans of the applicable tranche or tranches and the maximum aggregate principal amount and tranches of such Lender’s Term Loans (the “Submitted Amount”) such Lender is willing to have prepaid at the Submitted Discount. Any Term Lender whose Discount Range Prepayment Offer is not received by the Auction Agent by the Discount Range Prepayment Response Date shall be deemed to have declined to accept a Discounted Term Loan Prepayment of any of its Term Loans at any discount to their par value within the Discount Range.

(2)The Auction Agent shall review all Discount Range Prepayment Offers received on or before the applicable Discount Range Prepayment Response Date and shall determine (in consultation with Holdings, any Intermediate Parent, the Borrower or any of their respective Subsidiaries and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) the Applicable Discount and Term Loans to be prepaid at such Applicable Discount in accordance with this subsection
(C). Holdings, any Intermediate Parent, the Borrower or any of their respective Subsidiaries agree to accept on the Discount Range Prepayment Response Date all Discount Range Prepayment Offers received by the Auction Agent by the Discount Range Prepayment Response Date, in the order from the Submitted Discount that is the largest discount to par to the Submitted Discount that is the smallest discount to par, up to and including the Submitted Discount that is the smallest discount to par within the Discount Range (such Submitted Discount that is the smallest discount to par within the Discount Range being referred to as the “Applicable Discount”) which yields a Discounted Term Loan Prepayment in an aggregate principal amount equal to the lower of (I) the Discount Range Prepayment Amount and (II) the sum of all Submitted Amounts. Each Lender that has submitted a Discount Range Prepayment Offer to accept prepayment at a discount to par that is larger than or equal to the Applicable Discount shall be deemed to have irrevocably consented to prepayment of Term Loans equal to its Submitted Amount (subject to any required proration pursuant to the following subsection (3)) at the Applicable Discount (each such Lender, a “Participating Lender”).

(3)If there is at least one Participating Lender, Holdings, any Intermediate Parent, the Borrower or any of their respective Subsidiaries will prepay the respective outstanding Term Loans of each Participating Lender in the aggregate principal amount and of the tranches specified in such Lender’s Discount Range Prepayment Offer at the Applicable Discount; provided that if the Submitted Amount by all Participating Lenders offered at a discount to par greater than the Applicable Discount exceeds the Discount Range Prepayment Amount, prepayment of the principal amount of the relevant Term Loans for those Participating Lenders whose Submitted Discount is a discount to par greater than or equal to the Applicable Discount (the “Identified Participating Lenders”) shall be made pro-rata among the Identified Participating Lenders in accordance with the Submitted Amount of each such Identified Participating Lender and the Auction Agent (in consultation with Holdings, any Intermediate Parent, the Borrower or any of their respective Subsidiaries and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) will calculate such proration (the “Discount Range Proration”). The Auction Agent shall promptly, and in any case within five (5) Business Days following the Discount Range Prepayment Response Date, notify (I) Holdings, any Intermediate Parent, the Borrower or any of their respective Subsidiaries of the respective Term Lenders’ responses to such solicitation, the Discounted Prepayment Effective Date, the Applicable Discount, and the aggregate principal amount of the Discounted Term Loan Prepayment and the tranches to be prepaid, (II) each Term Lender of the Discounted Prepayment Effective Date, the Applicable Discount, and the aggregate principal amount and tranches of Term Loans to be prepaid at the Applicable Discount on such date, (III) each Participating Lender of the aggregate principal amount and tranches of such Lender to be prepaid at the Applicable Discount on such date, and (z) if applicable, each Identified Participating Lender of the Discount Range Proration. Each determination by the Auction Agent of the amounts stated in the foregoing notices to Holdings, any Intermediate Parent, the Borrower or any of their respective Subsidiaries and Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to Holdings, any Intermediate Parent, the Borrower or any of their respective Subsidiaries shall be due and payable by the Borrower on the Discounted Prepayment Effective Date in accordance with subsection (F) below (subject to subsection (J) below).

(D)(1) Subject to the proviso to subsection (A) above, Holdings, any Intermediate Parent, the Borrower or any of their respective Subsidiaries may from time to time solicit Solicited Discounted Prepayment Offers by providing the Auction Agent with three (3) Business Days’ notice in the form of a Solicited Discounted Prepayment Notice; provided that (I) any such solicitation shall be extended, at the sole discretion of Holdings, any Intermediate Parent, the Borrower or any of their respective Subsidiaries, to each Term Lender and/or each Lender with respect to any Class of Term Loans on an individual tranche basis, (II) any such notice shall specify the maximum aggregate Dollar Amount of the Term Loans (the “Solicited Discounted Prepayment Amount”) and the tranche or tranches of Term Loans Holdings, any Intermediate Parent, the Borrower or any of their respective Subsidiaries is willing to prepay at a discount (it being understood that different Solicited Discounted Prepayment Amounts may be offered with respect to different tranches of Term Loans and, in such an event, each such offer will be treated as a separate offer pursuant to the terms of this Section), (III) the Solicited Discounted Prepayment Amount shall be in an aggregate amount not less than $1,000,000 and whole increments of $500,000 in excess thereof and
(IV) each such solicitation by Holdings, any Intermediate Parent, the Borrower or any of their respective Subsidiaries shall remain outstanding through the Solicited Discounted Prepayment Response Date. The Auction Agent will promptly provide each relevant Term Lender with a copy of such Solicited Discounted Prepayment Notice and a form of the Solicited Discounted Prepayment Offer to be submitted by a responding Term Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m., New York City time on the third Business Day after the date of delivery of such notice to the relevant Term Lenders (the “Solicited Discounted Prepayment Response Date”). Each Term Lender’s Solicited Discounted Prepayment Offer shall (x) be irrevocable, (y) remain outstanding until the Acceptance Date, and (z) specify both a discount to par (the “Offered Discount”) such Term Lender is willing to allow to be applied to the prepayment of its then outstanding Term Loan and the maximum aggregate principal amount and tranches of such Term Loans (the “Offered Amount”) such Term Lender is willing to have prepaid subject to such Offered Discount. Any Term Lender whose Solicited Discounted Prepayment Offer is not received by the Auction Agent by the Solicited Discounted Prepayment Response Date shall be deemed to have declined prepayment of any of its Term Loans at any discount.

(2)The Auction Agent shall promptly provide Holdings, any Intermediate Parent, the Borrower or any of their respective Subsidiaries with a copy of all Solicited Discounted Prepayment Offers received on or before the Solicited Discounted Prepayment Response Date. Holdings, any Intermediate Parent, the Borrower or any of their respective Subsidiaries shall review all such Solicited Discounted Prepayment Offers and select the largest of the Offered Discounts specified by the relevant responding Term Lenders in the Solicited Discounted Prepayment Offers that is acceptable to Holdings, any Intermediate Parent, the Borrower or any of their respective Subsidiaries (the “Acceptable Discount”), if any. If Holdings, any Intermediate Parent, the Borrower or any of their respective Subsidiaries elects to accept any Offered Discount as the Acceptable Discount, then as soon as practicable after the determination of the Acceptable Discount, but in no event later than by the third Business Day after the date of receipt by Holdings, any Intermediate Parent, the Borrower or any of their respective Subsidiaries from the Auction Agent of a copy of all Solicited Discounted Prepayment Offers pursuant to the first sentence of this subsection (2) (the “Acceptance Date”), Holdings, any Intermediate Parent, the Borrower or any of their respective Subsidiaries shall submit an Acceptance and Prepayment Notice to the Auction Agent setting forth the Acceptable Discount. If the Auction Agent shall fail to receive an Acceptance and Prepayment Notice from Holdings, any Intermediate Parent, the Borrower or any of their respective Subsidiaries by the Acceptance Date, Holdings, any Intermediate Parent, the Borrower or any of their respective Subsidiaries shall be deemed to have rejected all Solicited Discounted Prepayment Offers.

(3)Based upon the Acceptable Discount and the Solicited Discounted Prepayment Offers received by Auction Agent by the Solicited Discounted Prepayment Response Date, within three (3) Business Days after receipt of an Acceptance and Prepayment Notice (the “Discounted Prepayment Determination Date”), the Auction Agent will determine (in consultation with Holdings, any Intermediate Parent, the Borrower or any of their respective Subsidiaries and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) the aggregate principal amount and the tranches of Term Loans (the “Acceptable Prepayment Amount”) to be prepaid by Holdings, any Intermediate Parent, the Borrower or any of their respective Subsidiaries at the Acceptable Discount in accordance with this Section 2.11(a)(ii)(D). If Holdings, any Intermediate Parent, the Borrower or any of their respective Subsidiaries elects to accept any Acceptable Discount, then Holdings, any Intermediate Parent, the Borrower or any of their respective Subsidiaries agrees to accept all Solicited Discounted Prepayment Offers received by Auction Agent by the Solicited Discounted Prepayment Response Date, in the order from largest Offered Discount to smallest Offered Discount, up to and including the Acceptable Discount. Each Lender that has submitted a Solicited Discounted Prepayment Offer with an Offered Discount that is greater than or equal to the Acceptable Discount shall be deemed to have irrevocably consented to prepayment of Term Loans equal to its Offered Amount (subject to any required pro-rata reduction pursuant to the following sentence) at the Acceptable Discount (each such Lender, a “Qualifying Lender”). Holdings, any Intermediate Parent, the Borrower or any of their respective Subsidiaries will prepay outstanding Term Loans pursuant to this subsection (D) to each Qualifying Lender in the aggregate principal amount and of the tranches specified in such Lender’s Solicited Discounted Prepayment Offer at the Acceptable Discount; provided that if the aggregate Offered Amount by all Qualifying Lenders whose Offered Discount is greater than or equal to the Acceptable Discount exceeds the Solicited Discounted Prepayment Amount, prepayment of the principal amount of the Term Loans for those Qualifying Lenders whose Offered Discount is greater than or equal to the Acceptable Discount (the “Identified Qualifying Lenders”) shall be made pro-rata among the Identified Qualifying Lenders in accordance with the Offered Amount of each such Identified Qualifying Lender and the Auction Agent (in consultation with Holdings, any Intermediate Parent, the Borrower or any of their respective Subsidiaries and subject to rounding requirements of the Auction Agent made in its sole reasonable discretion) will calculate such proration (the “Solicited Discount Proration”). On or prior to the Discounted Prepayment Determination Date, the Auction Agent shall promptly notify (I) Holdings, any Intermediate Parent, the Borrower or any of their respective Subsidiaries of the Discounted Prepayment Effective Date and Acceptable Prepayment Amount comprising the Discounted Term Loan Prepayment and the tranches to be prepaid, (II) each Term Lender who made a Solicited Discounted Prepayment Offer of the Discounted Prepayment Effective Date, the Acceptable Discount, and the Acceptable Prepayment Amount of all Term Loans and the tranches to be prepaid to be prepaid at the Applicable Discount on such date, (III) each Qualifying Lender of the aggregate principal amount and the tranches of such Lender to be prepaid at the Acceptable Discount on such date, and (IV) if applicable, each Identified Qualifying Lender of the Solicited Discount Proration. Each determination by the Auction Agent of the amounts stated in the foregoing notices to the Borrower and Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to the Borrower shall be due and payable by the Borrower on the Discounted Prepayment Effective Date in accordance with subsection (F) below (subject to subsection (J) below).

(E)In connection with any Discounted Term Loan Prepayment, Holdings, any Intermediate Parent, the Borrower or any of their respective Subsidiaries and the Lenders acknowledge and agree that the Auction Agent may require as a condition to any Discounted Term Loan Prepayment, the payment of reasonable and customary fees and expenses from Holdings, any Intermediate Parent, the Borrower or any of their respective Subsidiaries in connection therewith.

(F)If any Term Loan is prepaid in accordance with paragraphs (B) through (D) above, Holdings, any Intermediate Parent, the Borrower or any of their respective Subsidiaries shall prepay such Term Loans on the Discounted Prepayment Effective Date. Holdings, any Intermediate Parent, the Borrower or any of their respective Subsidiaries shall make such prepayment to the Auction Agent, for the account of the Discount Prepayment Accepting Lenders, Participating Lenders, or Qualifying Lenders, as applicable, at the First Lien Administrative Agent’s Office in immediately available funds not later than 11:00 a.m. New York City time on the Discounted Prepayment Effective Date and all such prepayments shall be applied to the remaining principal installments of the relevant tranche of Term Loans on a pro rata basis across such installments. The Term Loans so prepaid shall be accompanied by all accrued and unpaid interest on the par principal amount so prepaid up to, but not including, the Discounted Prepayment Effective Date. Each prepayment of the outstanding Term Loans pursuant to this Section 2.11(a)(ii) shall be paid to the Discount Prepayment Accepting Lenders, Participating Lenders, or Qualifying Lenders, as applicable. The aggregate principal amount of the tranches and installments of the relevant Term Loans outstanding shall be deemed reduced by the full par value of the aggregate principal amount of the tranches of Term Loans prepaid on the Discounted Prepayment Effective Date in any Discounted Term Loan Prepayment.

(G)To the extent not expressly provided for herein, each Discounted Term Loan Prepayment shall be consummated pursuant to procedures consistent with the provisions in this Section 2.11(a)(ii), established by the Auction Agent acting in its reasonable discretion and as reasonably agreed by Holdings, any Intermediate Parent, the Borrower or any of their respective Subsidiaries.

(H)Notwithstanding anything in any First Lien Loan Document to the contrary, for purposes of this Section 2.11(a)(ii), each notice or other communication required to be delivered or otherwise provided to the Auction Agent (or its delegate) shall be deemed to have been given upon Auction Agent’s (or its delegate’s) actual receipt during normal business hours of such notice or communication; provided that any notice or communication actually received outside of normal business hours shall be deemed to have been given as of the opening of business on the next Business Day.

(I)Each of Holdings, any Intermediate Parent, the Borrower or any of their respective Subsidiaries and the Lenders acknowledges and agrees that the Auction Agent may perform any and all of its duties under this Section 2.11(a)(ii) by itself or through any Affiliate of the Auction Agent and expressly consents to any such delegation of duties by the Auction Agent to such Affiliate and the performance of such delegated duties by such Affiliate. The exculpatory provisions pursuant to this Agreement shall apply to each Affiliate of the Auction Agent and their respective activities in connection with any Discounted Term Loan Prepayment provided for in this Section 2.11(a)(ii) as well as activities of the Auction Agent. Holdings, any Intermediate Parent, the Borrower or any of their respective Subsidiaries shall have the right, by written notice to the Auction Agent, to revoke in full (but not in part) its offer to make a Discounted Term Loan Prepayment and rescind the applicable Specified Discount Prepayment Notice, Discount Range Prepayment Notice or Solicited Discounted Prepayment Notice therefor at its discretion at any time on or prior to the applicable Specified Discount Prepayment Response Date, Discount Range Prepayment Response Date or Solicited Discounted Prepayment Response Date, as applicable (and if such offer is revoked pursuant to the preceding clauses, any failure by the Borrower to make any prepayment to a Term Lender, as applicable, pursuant to this Section 2.11(a)(ii) shall not constitute a Default or Event of Default under Section 7.01 or otherwise).

(b)In the event and on each occasion that the aggregate Revolving Exposures of any Class exceed the aggregate Revolving Commitments of such Class, the Borrower shall prepay Revolving Borrowings or Swingline Loans of such Class (or, if no such Borrowings are outstanding, deposit cash collateral in an account with a depositary bank that is a Lender reasonably satisfactory to the First Lien Collateral Agent pursuant to Section 2.05(j)) in an aggregate amount necessary to eliminate such excess.

(c)In the event and on each occasion that any Net Proceeds are received by or on behalf of the Borrower or its Restricted Subsidiaries in respect of any Prepayment Event described in clause (a) of the definition thereof, the Borrower shall, within five (5) Business Days after such Net Proceeds are received (or, in the case of a Prepayment Event described in clause (b) of the definition of “Prepayment Event,” on the date of such Prepayment Event), prepay Term Borrowings in an aggregate amount equal to ~~100% of the amount of~~the Asset Sale Percentage of such Net Proceeds; provided that, in the case of any event described in clause (a) of the definition of the term “Prepayment Event”, if the Borrower or any of the Restricted Subsidiaries invest (or commit to invest) the Net Proceeds from such event (or a portion thereof) within 12 months after receipt of such Net Proceeds in the business of the Borrower and the other Subsidiaries (including any acquisitions permitted under Section 6.04), then no prepayment shall be required pursuant to this paragraph in respect of such Net Proceeds in respect of such event (or the applicable portion of such Net Proceeds, if applicable) except to the extent of any such Net Proceeds therefrom that have not been so invested (or committed to be invested) by the end of such ~~12~~18-month period (or if committed to be so invested within such ~~12~~18-month period, have not been so invested within ~~18~~24 months after receipt thereof), at which time a prepayment shall be required in an amount equal to such Net Proceeds that have not been so invested (or committed to be invested); provided further that the Borrower may use a portion of such Net Proceeds to prepay or repurchase any other Indebtedness that is secured by the Collateral on a pari passu basis with the Secured Obligations to the extent such other Indebtedness and the Liens securing the same are permitted hereunder and the documentation governing such other Indebtedness requires such a prepayment or repurchase thereof with the proceeds of such Prepayment Event, in each case in an amount not to exceed the product of (x) the amount of such Net Proceeds and (y) a fraction, the numerator of which is the outstanding principal amount of such other Indebtedness and the denominator of which is the aggregate outstanding principal amount of Term Loans and such other Indebtedness.

(d)Following the end of each fiscal year of the Borrower, commencing with the fiscal year ending December 31, ~~2020~~2024, the Borrower shall prepay Term Borrowings in an aggregate amount equal to the ECF Percentage of Excess Cash Flow for such fiscal year; provided that such amount shall, at the option of the Borrower, be reduced on a dollar-for-dollar basis for such fiscal year by:

(i)the aggregate amount of prepayments and repurchases of (A) Term Loans (and, to the extent the Revolving Commitments are reduced in a corresponding amount pursuant to Section 2.08, Revolving Loans) made pursuant to Section 2.11(a) or otherwise in a manner not prohibited by Section 9.04(g) during such fiscal year or after such fiscal year and on or prior to the time such prepayment is due (without duplication to subsequent years) as provided below (provided that such reduction as a result of prepayments pursuant to clause (ii) thereof shall (x) be limited to the actual amount of such cash prepayment and (y) only be applicable if the applicable prepayment offer was made to all Lenders) and (B) other Consolidated Senior Secured First Lien Net Indebtedness (provided that in the case of the prepayment of any revolving commitments, there is a corresponding reduction in commitments) (excluding all such prepayments funded with the proceeds of other Indebtedness (other than the Revolving Loans) or the issuance of Equity Interests). Each prepayment pursuant to this paragraph shall be made on or before the date that is ten (10) days after the date on which financial statements are required to be delivered pursuant to Section 5.01 with respect to the fiscal year for which Excess Cash Flow is being calculated;

(ii)without duplication of amounts deducted pursuant to clause (v) below in prior fiscal years, the amount of capital expenditures made in cash or accrued during such fiscal year or after such fiscal year and on or prior to the 90th day after the end of such fiscal year, except to the extent that such capital expenditures were financed with the proceeds of long-term Indebtedness of the Borrower or the Restricted Subsidiaries (other than the Revolving Loans);

(iii)without duplication of amounts deducted pursuant to clause (v) below in prior fiscal years, the amount of Investments (other than Investments in Permitted Investments) and acquisitions not prohibited by this Agreement and made during such fiscal year or after such fiscal year and on or prior to the 90th day after the end of such fiscal year, except to the extent that such Investments and acquisitions were financed with the proceeds of long-term Indebtedness of the Borrower or the Restricted Subsidiaries (other than the Revolving Loans);

(iv)without duplication of amounts deducted pursuant to clause (v) below in prior fiscal years, the amount of dividends and other Restricted Payments (including the amount of Tax Distributions made by the Borrower to the extent not deducted in arriving at Consolidated Net Income) paid in cash during such period or after such fiscal year and on or prior to the 90th day after the end of such fiscal year, except to the extent that such dividends and Restricted Payments were financed with the proceeds of long-term Indebtedness of the Borrower or the Restricted Subsidiaries (other than the Revolving Loans); and

(v)without duplication of amounts deducted in prior periods, (A) the aggregate consideration required to be paid in cash by the Borrower or any of the Restricted Subsidiaries pursuant to binding contracts, commitments, letters of intent or purchase orders (the “Contract Consideration”), in each case, entered into prior to or during such fiscal year and (B) to the extent set forth in a certificate of a Financial Officer delivered to the First Lien Administrative Agent at or before the time the Compliance Certificate for such fiscal year is required to be delivered pursuant to Section 5.01(d), the aggregate amount of cash that is reasonably expected to be paid in respect of planned cash expenditures by the Borrower or any of the Restricted Subsidiaries (the “Planned Expenditures”), in the case of each of clauses (A) and (B), relating to Permitted Acquisitions, other Investments (other than Investments in Permitted Investments), capital expenditures (including Capitalized Software Expenditures or other purchases of Intellectual Property) or Restricted Payments to be consummated or made during a subsequent fiscal year (and in the case of Planned Expenditures, the subsequent fiscal year); provided, that to the extent the aggregate amount of cash actually utilized to finance such Permitted Acquisitions, Investments, capital expenditures or Restricted Payments during such subsequent fiscal year (excluding any cash from the proceeds of long-term Indebtedness of the Borrower or the Restricted Subsidiaries (other than the Revolving Loans)) is less than the Contract Consideration and Planned Expenditures, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such subsequent fiscal year.

Notwithstanding anything to the foregoing, at the Borrower’s option, any voluntary prepayments, capital expenditures, Investments, acquisitions, dividends and other Restricted Payments under clauses (i) through (iv) above that have not been applied to reduce the payments which may be due from time to time pursuant to this Section 2.11(d) shall be carried over to subsequent periods, and may reduce the payments due from time to time pursuant to this Section 2.11(d) during such subsequent periods (until such time as such voluntary prepayments, capital expenditures, Investments, acquisitions, dividends and other Restricted Payments are so applied to reduce such payments which may be due from time to time). The Borrower or any Restricted Subsidiary, as the case may be, may elect to invest in the Borrower and its Subsidiaries prior to receiving the Net Proceeds attributable to any given Disposition (provided that such investment shall be made no earlier than earliest of notice to the First Lien Administrative Agent, execution of the definitive agreement for the Disposition that generated such Net Proceeds and consummation of such Disposition) and deem the amount so invested to be applied pursuant to and in accordance with clause (b) above with respect to such Disposition.

(e)Prior to any optional prepayment of Borrowings pursuant to Section 2.11(a)(i), the Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (f) of this Section 2.11. In the event of any optional prepayment of Revolving Borrowings, the Borrower shall select Revolving Borrowings to be prepaid so that the aggregate amount of such prepayment is allocated between Revolving Borrowings (and, to the extent provided in the Refinancing

Amendment for any Class of Other Revolving Loans, the Borrowings of such Class) pro rata based on the aggregate principal amount of outstanding Borrowings of each such Class. In the event of any mandatory prepayment of Term Borrowings made at a time when Term Borrowings of more than one Class remain outstanding, the Borrower shall select Term Borrowings to be prepaid so that the aggregate amount of such prepayment is allocated between Term Borrowings (and, to the extent provided in the Refinancing Amendment for any Class of Other First Lien Term Loans, the Borrowings of such Class) pro rata based on the aggregate principal amount of outstanding Borrowings of each such Class; provided that any Term Lender (and, to the extent provided in the Refinancing Amendment or Loan Modification Agreement for any Class of Other Term Loans, any Lender that holds Other Term Loans of such Class) may elect, by notice to the First Lien Administrative Agent by telephone (confirmed by facsimile) at least two (2) Business Days prior to the prepayment date, to decline all or any portion of any prepayment of its Term Loans or Other Term Loans of any such Class pursuant to this Section 2.11 (other than an optional prepayment pursuant to paragraph (a)(i) of this Section or a mandatory prepayment as a result of the Prepayment Event set forth in clause (b) of the definition thereof, which may not be declined), in which case the aggregate amount of the prepayment that would have been applied to prepay Term Loans or Other Term Loans of any such Class but was so declined (and not used pursuant to the immediately following sentence) shall~~, subject to any requirement to repay Second Lien Notes under the Second Lien Debt Documents,~~  be retained by the Borrower (such amounts, “Retained Declined Proceeds”). An amount equal to any portion of a mandatory prepayment of Term Borrowings that is declined by the Lenders under this Section 2.11(e) may, to the extent not prohibited hereunder or under the documentation governing the ~~Permitted Second Priority Refinancing Debt~~Senior Secured Notes or First Lien Pari Passu Intercreditor Agreement (if applicable), be applied by the Borrower to ~~prepay the Second Lien Facilities~~redeem the Senior Secured Notes (and Permitted Refinancings thereof) pursuant to the ~~Second Lien Debt~~Senior Secured Notes Documents to the extent then outstanding and/or (at the Borrower’s election) Permitted Second Priority Refinancing Debt. Optional prepayments of Term Borrowings shall be allocated among the Classes of Term Borrowings as directed by the Borrower. In the absence of a designation by the Borrower as described in the preceding provisions of this paragraph of the Type of Borrowing of any Class, the First Lien Administrative Agent shall make such designation in its reasonable discretion with a view, but no obligation, to minimize breakage costs owing under Section 2.16 and shall be applied in direct order of maturity; provided that, in connection with any mandatory prepayments by the Borrower of the Term Loans pursuant to Section 2.11(c) or (d), such prepayments shall be applied on a pro rata basis to the then outstanding Term Loans being prepaid irrespective of whether such outstanding Term Loans are ABR Loans or Term Benchmark Loans.

(f)The Borrower shall notify the First Lien Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) of any optional prepayment pursuant to Section 2.11(a)(i) by telephone (confirmed by facsimile) of any prepayment hereunder (i) in the case of prepayment of a Term Benchmark Borrowing or RFR Borrowing denominated in Dollars or Canadian Dollars, not later than 11:00 a.m., New York City time, three (3) Business Days before the date of prepayment (or, in the sole discretion of the First Lien Administrative Agent, one (1) Business Day), (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one (1) Business Day before the date of prepayment, (iii) in the case of prepayment of a SONIA Borrowing, not later than 11:00 a.m., London, England time, five (5) Business Days before the date of prepayment (or, in the sole discretion of the First Lien Administrative Agent, one (1) Business Day) or
(iv) in the case of a prepayment of Term Benchmark Borrowing denominated in Euro, not later than 12:00 p.m., New York City time, three (3) Business Days before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that a notice of optional prepayment may state that such notice is conditional upon the effectiveness of other credit facilities or the receipt of the proceeds from the issuance of other Indebtedness or the occurrence of some other identifiable and specified event or condition, in which case such notice of prepayment may be revoked by the Borrower (by notice to the First Lien Administrative Agent on or prior to the specified date of prepayment) if such condition is not satisfied. Promptly following receipt of any such notice (other than a notice relating solely to Swingline Loans), the First Lien Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13, and subject to Section 2.11(a)(i), shall be without premium or penalty. At the Borrower’s election in connection with any prepayment pursuant to this Section 2.11, such prepayment shall not be applied to any Term Loan or Revolving Loan of a Defaulting Lender (under any of subclauses (a), (b) or (c) of the definition of “Defaulting Lender”) and shall be allocated ratably among the relevant non-Defaulting Lenders.

(g)Notwithstanding any other provisions of Section 2.11(c) or (d), (A) to the extent that any of or all the Net Proceeds of any Prepayment Event by or Excess Cash Flow of a Subsidiary of the Borrower that is organized under the laws of a jurisdiction other than the United States, any state, commonwealth or territory thereof or the District of Columbia, giving rise to a prepayment pursuant to Section 2.11(c) or (d) (a “Restricted Prepayment Event”) are prohibited or delayed by applicable local law from being repatriated to the Borrower, the portion of such Net Proceeds or Excess Cash Flow so affected will not be required to be taken into account in determining the amount to be applied to repay Term Loans at the times provided in Section 2.11(c) or (d), as the case may be, and such amounts may be retained by such Subsidiary so long, but only so long, as the Borrower determined in good faith that the applicable local law will not permit repatriation to the Borrower, and once the Borrower has determined in good faith that such repatriation of any of such affected Net Proceeds or Excess Cash Flow is permitted under the applicable local law, such repatriation will be effected as soon as practicable and such repatriated Net Proceeds or Excess Cash Flow will be taken into account in determining the amount to be applied (net of additional taxes payable or reserved if such amounts were repatriated) to the repayment of the Term Loans pursuant to Section 2.11(c) or (d), as applicable, (B) to the extent that and for so long as the Borrower has determined in good faith that repatriation of any of or all the Net Proceeds of any Restricted Prepayment Event or Excess Cash Flow would have a material adverse tax or cost consequence with respect to such Net Proceeds or Excess Cash Flow, the Net Proceeds or Excess Cash Flow so affected will not be required to be taken into account in determining the amount to be applied to repay Term Loans at the times provided in Section 2.11(c) or Section 2.11(d), as the case may be, and such amounts may be retained by such Subsidiary; provided that when the Borrower determines in good faith that repatriation of any of or all the Net Proceeds of any Restricted Prepayment Event or Excess Cash Flow would no longer have a material adverse tax consequence with respect to such Net Proceeds or Excess Cash Flow, such Net Proceeds or Excess Cash Flow shall be taken into account in determining the amount to be applied (net of additional taxes payable or reserved against as a result thereof) to the repayment of the Term Loans pursuant to Section 2.11(c) or Section 2.11(d), as applicable, and (C) to the extent that and for so long as the Borrower has determined in good faith that repatriation of any of or all the Net Proceeds of any Restricted Prepayment Event or Excess Cash Flow would give rise to a risk of liability for the directors of such Subsidiary, the Net Proceeds or Excess Cash Flow so affected will not be required to be taken into account in determining the amount to be applied to repay Term Loans at the times provided in Section 2.11(c) or Section 2.11(d), as the case may be, and such amounts may be retained by such Subsidiary.

SECTION 2.12    Fees.

(a)The Borrower agrees to pay to the First Lien Administrative Agent in Dollars for the account of each Revolving Lender a commitment fee, which shall accrue at the rate of the Commitment Fee Percentage per annum on the average daily unused amount of the Revolving Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which the Revolving Commitments terminate. Accrued commitment fees shall be payable in arrears on the third Business Day following the last day of March, June, September and December of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the Effective Date. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees, a Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender (and the Swingline Exposure of such Lender shall be disregarded for such purpose).

(b)The Borrower agrees to pay (i) to the First Lien Administrative Agent in Dollars for the account of each Revolving Lender (other than any Defaulting Lender) a participation fee with respect to its participations in Letters of Credit, which shall accrue at the Applicable Rate used to determine the interest rate applicable to Term Benchmark Revolving Loans on the daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements but taking into account the maximum amount available to be drawn under all outstanding Letters of Credit, whether or not such maximum amount is then in effect) during the period from and including the Effective Date to and including the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to each Issuing Bank in Dollars a fronting fee (which fee shall be calculated by the First Lien Administrative Agent in consultation with the applicable Issuing Bank), which shall accrue at the rate to be agreed by each Issuing Bank, not to be greater than 0.125% per annum on the daily amount of the LC Exposure attributable to Letters of Credit issued by such Issuing Bank (excluding any portion thereof attributable to unreimbursed LC Disbursements but taking into account the maximum amount available to be drawn under all outstanding Letters of Credit, whether or not such maximum amount is then in effect) during the period from and including the Effective Date to and including the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following the last day of March, June, September and December, respectively, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to an Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c)The Borrower agrees to pay to the First Lien Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the First Lien Administrative Agent.

(d)Notwithstanding the foregoing, and subject to Section 2.22, the Borrower shall not be obligated to pay any amounts to any Defaulting Lender pursuant to this Section 2.12.

SECTION 2.13    Interest.

(a)The Term Loans comprising each ABR Borrowing shall bear interest at the rate set forth in clause (b)(i) of the definition of “Applicable Rate”. The Revolving Loans comprising each ABR Borrowing (including each Swingline Loan) denominated in Dollars or Canadian Dollars shall bear interest at the rate set forth in clause (d)(i) and (e)(i) of the definition of “Applicable Rate”, as applicable.

(b)(i) The Term Loans comprising each Term Benchmark Borrowing shall bear interest at the rate set forth in clause (b)~~(ii)~~  of the definition of Applicable Rate, (ii) the Revolving Loans comprising each Term Benchmark Borrowing denominated in (a) Dollars, shall bear interest at the rate set forth in clause (e)(ii) of the definition of “Applicable Rate”, (b) Euros shall bear interest at the rate set forth in clause (c) of the definition of “Applicable Rate” and (c) Canadian Dollars shall bear interest at the rate set forth in clause (d)(ii) of the definition of “Applicable Rate”, (iii) the Revolving Loans comprising each SONIA Borrowing shall bear interest at the rate set forth in clause (a) of the definition of “Applicable Rate”, (iv) the Term Loans comprising each RFR Borrowing denominated in Dollars shall bear interest at the rate set forth in clause (b)~~(iii)~~  of the definition of “Applicable Rate” and (v) the Revolving Loans comprising each RFR Borrowing denominated in Dollars shall bear interest at the rate set forth in clause (e)(iii) of the definition of “Applicable Rate”.

(c)Notwithstanding the foregoing, if upon the occurrence and during the continuance of any Event of Default under paragraph (a), (b), (h) or (i) of Section 7.01 any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2.00% per annum plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section 2.13 or (ii) in the case of any other amount, 2.00% per annum plus the rate applicable to ABR Revolving Loans as provided in paragraph (a) of this Section
2.13; provided that no amount shall be payable pursuant to this Section 2.13(c) to a Defaulting Lender so long as such Lender shall be a Defaulting Lender; provided, further that no amounts shall accrue pursuant to this Section

2.13(c) on any overdue amount, reimbursement obligation in respect of any LC Disbursement or other amount payable to a Defaulting Lender so long as such Lender shall be a Defaulting Lender.

(d)Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments, provided that
(i) interest accrued pursuant to paragraph (c) of this Section 2.13 shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Term Benchmark Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e)All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate, the Canadian Base Rate, Term CORRA, or Daily Simple SONIA shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Canadian Base Rate, Adjusted Term CORRA Rate, Adjusted EURIBOR, Adjusted Daily Simple SONIA, Adjusted Term SOFR Rate or Adjusted Daily Simple SOFR and shall be determined by the First Lien Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.14    Alternate Rate of Interest.

(a)Subject to clauses (b), (c), (d), (e), (f) and (g) of this Section 2.14, if:

(i)the First Lien Administrative Agent determines (which determination shall be conclusive absent manifest error) (A) at least two (2) Business Days prior to the commencement of any Interest Period for a Term Benchmark Borrowing that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR Rate (including because the Term SOFR Reference Rate is not available or published on a current basis), the Adjusted Term CORRA Rate or Adjusted EURIBOR, as applicable, for such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Daily Simple RFR; or

(ii)the First Lien Administrative Agent is advised by the Required Lenders that (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Adjusted Term SOFR Rate, the Adjusted Term CORRA Rate or Adjusted EURIBOR, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period (in each case with respect to the Loans impacted by this clause (b) or clause (a) above, “Impacted Loans”) or (B) at any time, the applicable Daily Simple RFR will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing;

then the First Lien Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or facsimile as promptly as practicable thereafter and, until the First Lien Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) in the event any Loans denominated in Dollars or Canadian Dollars are so affected, (x) any Interest Election Request that requests the conversion of any Borrowing in Dollars or Canadian Dollars to, or continuation of any Borrowing in Dollars or Canadian Dollars as, a Term Benchmark Borrowing shall be ineffective, (y) if any Borrowing Request requests a Term Benchmark Borrowing in Canadian Dollars, then such Borrowing shall be made as an ABR Borrowing and (z) if any Borrowing Request requests a Term Benchmark Borrowing in Dollars, then such Borrowing shall be made as (1) an RFR Borrowing denominated in Dollars so long as the Adjusted Daily Simple SOFR is not also the subject of Section 2.14(a)(i) or (ii) above or (y) an ABR Borrowing if the Adjusted Daily Simple SOFR also is the subject of Section 2.14(a)(i) or (ii) above, (ii) in the event any Loans denominated in Euro are so affected, the relevant interest rate shall be determined in accordance with clause (ii) of the definition of “EURIBOR” and (iii) in the event any Loans denominated in Sterling are so affected, any Borrowing Request that requests a SONIA Borrowing shall be ineffective. Furthermore, if any SONIA Loan is outstanding on the date of the Borrower’s receipt of the notice from the First Lien Administrative Agent referred to in this Section 2.14(a) with respect to a SONIA Loan, then until (x)

the First Lien Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to Adjusted Daily Simple SONIA and (y) the Borrower delivers a new Borrowing Request in accordance with the terms of Section 2.03, any SONIA Loan shall bear interest at the Central Bank Rate for Sterling plus the CBR Spread; provided that, if the First Lien Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the Sterling cannot be determined, any outstanding affected SONIA Loans, at the Borrower’s election, shall either (A) be converted into ABR Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of Sterling) immediately or (B) be prepaid in full immediately; provided, however, that, in each case, the Borrower may revoke any Borrowing Request that is pending when such notice is received.

(b)Notwithstanding anything to the contrary herein or in any other First Lien Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any First Lien Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other First Lien Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any First Lien Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other First Lien Loan Document so long as the First Lien Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(c)In connection with the implementation of a Benchmark Replacement, the First Lien Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other First Lien Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other First Lien Loan Document.

(d)The First Lien Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the First Lien Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.14, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.14.

(e)Notwithstanding anything to the contrary herein or in any other First Lien Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the First Lien Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the First Lien Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the First Lien Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(f)Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Borrowing of, conversion to or continuation of affected Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, either (x) (i) the Borrower will be deemed to have converted any request for a Term Benchmark Term Borrowing or Term Benchmark Revolving Borrowing denominated in Canadian Dollars into a request for a Borrowing of or conversion to ABR Loans and (ii) the Borrower will be deemed to have converted any request for a Term Benchmark Revolving Borrowing denominated in Dollars into a request for a Borrowing of or conversion to (1) a RFR Borrowing denominated in Dollars so long as the Adjusted Daily Simple SOFR is not also the subject of Section 2.14(a)(i) or (ii) above or (y) an ABR Borrowing if the Adjusted Daily Simple SOFR also is the subject of Section 2.14(a)(i) or (ii) above or (y) any Borrowing denominated in an Alternative Currency (other than Canadian Dollars) shall be ineffective. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR. Furthermore, if any Loan in Dollars or any Alternative Currency is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Loan, then (i) if such Loan is a Term Loan denominated in Dollars or a Revolving Loan denominated in Canadian Dollars, then on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), such Loan shall be converted by the First Lien Administrative Agent to, and shall constitute, an ABR Loan denominated in Dollars or Canadian Dollars, as the case may be, on such day, (ii) if such Loan is a Revolving Loan denominated in Dollars, then on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), such Loan shall be converted by the First Lien Administrative Agent to, and shall constitute (1) a RFR Borrowing denominated in Dollars so long as the Adjusted Daily Simple SOFR is not also the subject of Section 2.14(a)(i) or (ii) above or (y) an ABR Borrowing if the Adjusted Daily Simple SOFR also is the subject of Section 2.14(a)(i) or (ii) above or (iii) if such Loan is denominated in any Agreed Currency (other than Dollars or Canadian Dollars), then such Loan shall, on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day) or, in the case of a SONIA Loan, on the next succeeding Business Day, at the Borrower’s election prior to such day: (A) be prepaid by the Borrower on such day or (B) be converted by the First Lien Administrative Agent to, and (subject to the remainder of this subclause (B)) shall constitute, an ABR Loan denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) on such day (it being understood and agreed that if the Borrower does not so prepay such Loan on such day by 12:00 noon, local time, the First Lien Administrative Agent is authorized to effect such conversion of such Loan into an ABR Loan denominated in Dollars), and, in the case of such subclause (B), upon any subsequent implementation of a Benchmark Replacement in respect of such Agreed Currency pursuant to this Section 2.14, such ABR Loan denominated in Dollars shall then be converted by the First Lien Administrative Agent to, and shall constitute, a Loan denominated in such original currency (in an amount equal to the Alternative Currency Equivalent of such Agreed Currency) on the day of such implementation, giving effect to such Benchmark Replacement in respect of such Agreed Currency.

SECTION 2.15    Increased Costs.

(a)If any Change in Law shall:

(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any Issuing Bank (except any such reserve requirement reflected in any Term Benchmark Rate, as applicable); or

(ii)impose on any Lender or any Issuing Bank or any applicable interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Term Benchmark Loans made by such Lender or any Letter of Credit or participation therein; and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or issue any Letter of Credit) or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank hereunder (whether of principal, interest or otherwise), then, from time to time upon request of such Lender or Issuing Bank, the Borrower will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank, as the case may be, for such increased costs actually incurred or reduction actually suffered.

(b)If any Lender or Issuing Bank determines that any Change in Law regarding capital requirements has the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to capital adequacy), then, from time to time upon request of such Lender or Issuing Bank, the Borrower will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company for any such reduction actually suffered.

(c)A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company in reasonable detail, as the case may be, as specified in paragraph (a) or (b) of this Section 2.15 delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or Issuing Bank, as the case may be, the amount shown as due on any such certificate within 15 days after receipt thereof.

(d)Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section 2.15 shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or Issuing Bank pursuant to this Section 2.15 for any increased costs incurred or reductions suffered more than 180 days prior to the date that such Lender or Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(e)Notwithstanding any other provision of this Section, no Lender or Issuing Bank shall demand compensation for any increased cost or reduction pursuant to this Section 2.15 if (i) it shall not at the time be the general policy or practice of such Lender or Issuing Bank to demand such compensation in similar circumstances under comparable provisions of other credit agreements and (ii) such increased cost or reduction is due to market disruption, unless such circumstances generally affect the banking market and when the Required Lenders have made such a request.

SECTION 2.16    Break Funding Payments.

In the event of (a) the payment of any principal of any Term Benchmark Loan other than on the last day of an Interest Period applicable thereto or of any SONIA Loan other than on an Interest Payment Date therefor (including as a result of an Event of Default), (b) the conversion of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan or Term Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(f) and is revoked in accordance therewith) or (d) the assignment of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto, or of any SONIA Loan other than on an Interest Payment Date therefor, in each case as a result of a request by the Borrower pursuant to Section 2.19 or Section 9.02(c), then, in any such event, the Borrower shall, after receipt of a written request by any Lender affected by any such event (which request shall set forth in reasonable detail the basis for requesting such amount), compensate each Lender for the loss, cost and expense (excluding loss of profit) actually incurred by it as a result of such event. For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 2.16 with respect to any Term Benchmark Loan, each Lender shall be deemed to have funded each Term Benchmark Loan made by it at the Term Benchmark Rate for such Loan by a matching deposit or other borrowing in the applicable interbank eurodollar market or Canadian money market, as applicable, for a comparable amount and for a comparable period, whether or not such Term Benchmark Loan was in fact so funded. A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.16 and the reasons therefor delivered to the Borrower shall be prima facie evidence of such amounts. The Borrower shall pay such Lender the amount shown as due on any such certificate within 15 days after receipt of such demand. Notwithstanding the foregoing, this Section 2.16 will not apply to losses, costs or expenses resulting from Taxes, as to which Section 2.17 shall govern. Notwithstanding the foregoing, no Lender shall demand compensation pursuant to this Section 2.16 if it shall not at the time be the general policy or practice of such Lender to demand such compensation in similar circumstances under comparable provisions of other credit agreements. Each Lender hereby waives the right to receive compensation under this Section 2.16 for any loss, cost or expense incurred as a result of a Repricing Transaction.

SECTION 2.17    Taxes.

(a)Any and all payments by or on account of any obligation of any Loan Party under any First Lien Loan Document shall be made free and clear of and without deduction for any Taxes, except as required by applicable Requirements of Law. If the applicable withholding agent (including, for the avoidance of doubt, the First Lien Administrative Agent or any Loan Party) shall be required by applicable Requirements of Law (as determined in the good faith discretion of the applicable withholding agent) to deduct any Taxes from such payments, then the applicable withholding agent shall make such deductions and shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Requirements of Law, and if such Taxes are Indemnified Taxes or Other Taxes, then the amount payable by the applicable Loan Party shall be increased as necessary so that after all such required deductions have been made (including such deductions applicable to additional amounts payable under this Section 2.17), each Lender (or, in the case of a payment made to the First Lien Administrative Agent for its own account, the First Lien Administrative Agent) receives an amount equal to the sum it would have received had no such deductions been made.

(b)Without limiting the provisions of paragraph (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Requirements of Law, or at the option of the First Lien Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c)The Borrower shall indemnify the First Lien Administrative Agent and each Lender within 30 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the First Lien Administrative Agent or such Lender as the case may be, on or with respect to any payment by or on account of any obligation of any Loan Party under any First Lien Loan Document and any Other Taxes paid by the First Lien Administrative Agent or such Lender, as the case may be (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth in reasonable detail the basis and calculation of the amount of such payment or liability delivered to the Borrower by a Lender, or by the First Lien Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d)To the extent required by any applicable Requirements of Law (as determined in good faith by the First Lien Administrative Agent), the First Lien Administrative Agent may deduct or withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If the Internal Revenue Service or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the First Lien Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender for any reason (including because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the First Lien Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding Tax ineffective), such Lender shall indemnify and hold harmless the First Lien

Administrative Agent (to the extent that the First Lien Administrative Agent has not already been reimbursed by the Loan Parties pursuant to Section 2.17(c) and without limiting any obligation of the Loan Parties to do so pursuant to such Section) fully for all amounts paid, directly or indirectly, by the First Lien Administrative Agent as Taxes or otherwise, together with all expenses incurred, including legal expenses, and any other out-of-pocket expenses, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the First Lien Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the First Lien Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other First Lien Loan Document against any amount due to the First Lien Administrative Agent under this Section 2.17(d). The agreements in this Section 2.17(d) shall survive the resignation and/or replacement of the First Lien Administrative Agent, any assignment of rights by, or the replacement of, a Lender, any assignment of rights by a Loan Party, the termination of this Agreement and the repayment, satisfaction or discharge of all other obligations under any First Lien Loan Document.

(e)As soon as practicable after any payment of any Taxes by a Loan Party to a Governmental Authority, the Borrower shall deliver to the First Lien Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the First Lien Administrative Agent.

(f)(1) Each Lender shall, at such times as are reasonably requested by Borrower or the First Lien Administrative Agent, provide the Borrower and the First Lien Administrative Agent with any properly completed and executed documentation prescribed by any Requirement of Law, or reasonably requested by the Borrower or the First Lien Administrative Agent, certifying as to any entitlement of such Lender to an exemption from, or reduction in, any withholding Tax with respect to any payments to be made to such Lender under the First Lien Loan Documents. In addition, any Lender, if reasonably requested by the Borrower or the First Lien Administrative Agent, shall deliver such other documentation prescribed by any Requirement of Law or reasonably requested by the Borrower or the First Lien Administrative Agent as will enable the Borrower or the First Lien Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Each such Lender shall, whenever a lapse in time or change in circumstances renders any such documentation expired, obsolete or inaccurate in any respect (including any specific documentation required below in this Section 2.17(f)), deliver promptly to the Borrower and the First Lien Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the applicable withholding agent) or promptly notify the Borrower and the First Lien Administrative Agent in writing of its legal ineligibility to do so. Unless the applicable withholding agent has received forms or other documents satisfactory to it indicating that payments under any First Lien Loan Document to or for a Lender are not subject to withholding Tax or are subject to Tax at a rate reduced by an applicable Tax treaty, the Borrower, the First Lien Administrative Agent or other applicable withholding agent shall withhold amounts required to be withheld by applicable law from such payments at the applicable statutory rate.

(2)Without limiting the generality of the foregoing:

(i)Each Lender that is a United States person (as defined in Section 7701(a)(30) of the Code) shall deliver to the Borrower and the First Lien Administrative Agent on or before the date on which it becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the First Lien Administrative Agent) two properly completed and duly signed copies of Internal Revenue Service Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding Tax.

(ii)Each Foreign Lender shall deliver to the Borrower and the First Lien Administrative Agent on or before the date on which it becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the First Lien Administrative Agent) whichever of the following is applicable:

(A)two properly completed and duly signed copies of Internal Revenue Service Form W-8BEN-E (or any successor forms) claiming eligibility for benefits of an income Tax treaty to which the United States of America is a party,

(B)two properly completed and duly signed copies of Internal Revenue Service Form W-8ECI (or any successor forms),

(C)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or Section 881(c) of the Code, (x) two properly completed and duly signed certificates, substantially in the form of Exhibit N (any such certificate a “United States Tax Compliance Certificate”), and (y) two properly completed and duly signed copies of Internal Revenue Service Form W-8BEN-E (or any successor forms),

(D)to the extent a Foreign Lender is not the beneficial owner (for example, where the Lender is a partnership or a participating Lender), two properly completed and duly signed copies of Internal Revenue Service Form W-8IMY (or any successor forms) of the Foreign Lender, accompanied by a Form W-8ECI, W-8BEN-E, United States Tax Compliance Certificate, Form W-9, Form W-8IMY (or other successor forms) and/or any other required information from each beneficial owner that would be required under this Section 2.17 if such beneficial owner were a Lender, as applicable (provided that, if the Lender is a partnership (and not a participating Lender) and one or more direct or indirect partners are claiming the portfolio interest exemption, the United States Tax Compliance Certificate may be provided by such Lender on behalf of such direct or indirect partner(s)), or

(E)two properly completed and duly signed copies of any other form prescribed by applicable Requirements of Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax duly completed together with such supplementary documentation as may be prescribed by applicable Requirements of Law to permit the Borrower and the First Lien Administrative Agent to determine the withholding or deduction required to be made.

(iii)If a payment made to any Lender under any First Lien Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the First Lien Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the First Lien Administrative Agent such documentation prescribed by applicable Requirements of Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the First Lien Administrative Agent as may be necessary for the Borrower and the First Lien Administrative Agent to comply with their obligations under FATCA and to determine whether such Lender has or has not complied with such Lender’s obligations under FATCA and, if necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(3)Notwithstanding any other provision of this clause (f), a Lender shall not be required to deliver any form or certification that such Lender is not legally eligible to deliver.

(4)Each Lender hereby authorizes the First Lien Administrative Agent to deliver to the Loan Parties and to any successor First Lien Administrative Agent any documentation provided by such Lender to the First Lien Administrative Agent pursuant to this Section 2.17(f).

(g)If the Borrower determines in good faith that a reasonable basis exists for contesting any Taxes for which indemnification has been demanded hereunder, the First Lien Administrative Agent or the relevant Lender, as applicable, shall use commercially reasonable efforts to cooperate with the Borrower in a reasonable challenge of such Taxes if so requested by the Borrower, provided that (a) the First Lien Administrative Agent or such Lender determines in its reasonable discretion that it would not be subject to any unreimbursed third party cost or expense or otherwise be prejudiced by cooperating in such challenge, (b) the Borrower pays all related expenses of the First Lien Administrative Agent or such Lender, as applicable and (c) the Borrower indemnifies the First Lien Administrative Agent or such Lender, as applicable, for any liabilities or other costs incurred by such party in connection with such challenge. If the First Lien Administrative Agent or a Lender receives a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.17 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of the First Lien Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower, upon the request of the First Lien Administrative Agent or such Lender, agrees promptly to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the First Lien Administrative Agent or such Lender in the event the First Lien Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. The First Lien Administrative Agent or such Lender, as the case may be, shall, at the Borrower’s request, provide the Borrower with a copy of any notice of assessment or other evidence of the requirement to repay such refund received from the relevant Governmental Authority (provided that the First Lien Administrative Agent or such Lender may delete any information therein that the First Lien Administrative Agent or such Lender deems confidential). Notwithstanding anything to the contrary, this Section 2.17(g) shall not be construed to require the First Lien Administrative Agent or any Lender to make available its Tax returns (or any other information relating to Taxes which it deems confidential) to any Loan Party or any other person.

(h)The agreements in this Section 2.17 shall survive the resignation or replacement of the First Lien Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

(i)For purposes of this Section 2.17, the term “Lender” shall include any Issuing Bank and the Swingline Lender and the term “applicable Requirements of Law” includes FATCA.

SECTION 2.18    Payments Generally; Pro Rata Treatment; Sharing of Setoffs.

(a)The Borrower shall make each payment required to be made by it under any First Lien Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to the time expressly required hereunder or under such other First Lien Loan Document for such payment (or, if no such time is expressly required, prior to 2:00 p.m., New York City time or, in the case of prepayment of any Borrowing in an Alternative Currency (other than Canadian Dollars), 12:00 p.m., New York City time), on the date when due, in immediately available funds, without condition or deduction for any counterclaim, recoupment or setoff. Any amounts received after such time on any date may, in the discretion of the First Lien Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. Except as otherwise expressly provided herein and except with respect to principal of or interest on Loans denominated in an Alternative Currency, all such payments shall be made in Dollars to such account as may be specified by the First Lien Administrative Agent. Except as otherwise expressly provided herein and except with respect to principal of or interest on Loans denominated in Dollars, all payments by the Borrower hereunder with respect to principal of and interest on Loans denominated in Alternative Currency shall be made in such Alternative Currency to such account as may be specified by the First Lien Administrative Agent. If, for any reason, the Borrower is prohibited by any Requirements of Law from making any required payment hereunder in an Alternative Currency, the Borrower shall make such payment in Dollars in the Dollar Amount of the Alternative Currency payment amount (it being agreed that, for purposes of this sentence, the Dollar Amount shall be the amount that any Lender notifies to the First Lien Administrative Agent as the amount, as determined by such Lender in good faith, such Lender requires to purchase the Alternative Currency payment amount). Payments to be made directly to any Issuing Bank or the Swingline Lender shall be made as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other First Lien Loan Documents shall be made to the Persons specified therein. The First Lien Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. Except as otherwise provided herein, if any payment under any First Lien Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day. If any payment on a Term Benchmark Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate for the period of such extension.

(b)If at any time insufficient funds are received by and available to the First Lien Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and
(ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c)If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans, Term Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest and (ii) the provisions of this paragraph shall not be construed to apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements or Swingline Loans to any assignee or participant or (C) any disproportionate payment obtained by a Lender of any Class as a result of the extension by Lenders of the maturity date or expiration date of some but not all Loans or Revolving Commitments of that Class or any increase in the Applicable Rate in respect of Loans of Lenders that have consented to any such extension. The Borrower consents to the foregoing and agree, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower’s rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d)Unless the First Lien Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the First Lien Administrative Agent for the account of the Lenders or the Issuing Banks hereunder that the Borrower will not make such payment, the First Lien Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption and in its sole discretion, distribute to the Lenders or Issuing Banks, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or Issuing Banks, as the case may be, severally agrees to repay to the First Lien Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the First Lien Administrative Agent, at the greater of the Federal Funds Effective Rate (if denominated in Dollars or any Alternative Currency (other than Canadian Dollars)) or Term CORRA (if denominated in Canadian Dollars) and a rate determined by the First Lien Administrative Agent in accordance with banking industry rules on interbank compensation.

(e)If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), Section 2.05(e) or Section 2.05(f), Section 2.06(a) or Section 2.06(b), Section 2.18(d) or Section 9.03(c), then the First Lien Administrative Agent may, in its discretion and in the order determined by the First Lien Administrative Agent (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the First Lien Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Section until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account as cash collateral for, and to be applied to, any future funding obligations of such Lender under any such Section.

SECTION 2.19    Mitigation Obligations; Replacement of Lenders.

(a)If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17 or any event gives rise to the operation of Section 2.23, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or its participation in any Letter of Credit affected by such event, or to assign and delegate its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment and delegation
(i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17 or mitigate the applicability of Section 2.23, as the case may be, and (ii) would not subject such Lender to any unreimbursed cost or expense reasonably deemed by such Lender to be material and would not be inconsistent with the internal policies of, or otherwise be disadvantageous in any material economic, legal or regulatory respect to, such Lender.

(b)If (i) any Lender requests compensation under Section 2.15 or gives notice under Section 2.23, (ii) the Borrower is required to pay any additional amount to any Lender or to any Governmental Authority for the account of any Lender pursuant to Section 2.17, (iii) any Lender is or becomes a Disqualified Lender or (iv) any Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the First Lien Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement and the other First Lien Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment and delegation); provided that (A) the Borrower shall have received the prior written consent of the First Lien Administrative Agent to the extent such consent would be required under Section 9.04(b) for an assignment of Loans or Commitments, as applicable (and if a Revolving Commitment is being assigned and delegated, each Issuing Bank and each Swingline Lender), which consents, in each case, shall not unreasonably be withheld or delayed, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and unreimbursed participations in LC Disbursements and Swingline Loans, accrued but unpaid interest thereon, accrued but unpaid fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (C) the Borrower or such assignee shall have paid (unless waived) to the First Lien Administrative Agent the processing and recordation fee specified in Section 9.04(b)(ii) and (D) in the case of any such assignment resulting from a claim for compensation under Section 2.15, or payments required to be made pursuant to Section 2.17 or a notice given under Section 2.23, such assignment will result in a material reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise (including as a result of any action taken by such Lender under paragraph (a) above), the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Each party hereto agrees that an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower, the First Lien Administrative Agent and the assignee and that the Lender required to make such assignment need not be a party thereto.

SECTION 2.20    Incremental Credit Extensions.

(a)The Borrower may at any time or from time to time on one or more occasions after the Effective Date, by written notice delivered to the First Lien Administrative Agent, request (i) one or more additional Classes of term loans (each a “First Lien Incremental Term Facility”), (ii) one or more additional term loans of the same Class of any existing Class of term loans (each an “First Lien Incremental Term Increase”), (iii) one or more increases in the amount of the Revolving Commitments of any Class (each such increase, an “Incremental Revolving Commitment Increase”) and/or (iv) one or more additional Classes of Revolving Commitments (the “Additional/Replacement Revolving Commitments,” and, together with any First Lien Incremental Term Facility, First Lien Incremental Term Increase and the Incremental Revolving Commitment Increases, the “First Lien Incremental Facilities” and any Loans thereunder, the “Incremental Loans”); provided that, after giving effect to the effectiveness of any Incremental Facility Amendment referred to below and at the time that any such First Lien Incremental Facility is made or effected, (i) no Event of Default (except, in the case of the incurrence or provision of any First Lien Incremental Facility in connection with a Permitted Acquisition or other Investment not prohibited by the terms of this Agreement, no Specified Event of Default) shall have occurred and be continuing and (ii) the Borrower shall be in Pro Forma Compliance with the Financial Performance Covenant for the Test Period then last ended (regardless of whether such Financial Performance Covenant is applicable at such time and without deducting in calculating the numerator of such Senior Secured First Lien Net Leverage Ratio any cash proceeds thereof). Notwithstanding anything to the contrary herein, the aggregate principal amount of the First Lien Incremental Facilities that can be incurred at any time shall not exceed the Incremental Cap at such time. Each First Lien Incremental Facility shall be in a minimum principal amount of $5,000,000 and integral multiples of
$1,000,000 in excess thereof if such Incremental Facilities are denominated in Dollars (unless the Borrower and the First Lien Administrative Agent otherwise agree); provided that such amount may be less than $5,000,000 and to the extent such amount represents all the remaining availability under the aggregate principal amount of First Lien Incremental Facilities set forth above.

(b)(i) The First Lien Incremental Term Facilities (a) shall (i) rank equal or junior in right of payment with the Term Loans, (ii) if secured, shall be secured only by the Collateral securing the Secured Obligations and (iii) only be guaranteed by the Loan Parties, (b) shall not mature earlier than the Term Maturity Date, (c) shall not have a shorter Weighted Average Life to Maturity than the remaining Term Loans, (d) shall have a maturity date (subject to clause (b)), an amortization schedule (subject to clause (c)), interest rates (including through fixed interest rates), “most favored nation” provisions (if any), interest margins, rate floors, upfront fees, closing payments, funding discounts, original issue discounts, financial covenants (if any), prepayment terms and premiums and other terms and conditions as determined by the Borrower and the Additional Term Lenders thereunder; provided that, for any First Lien Incremental Term Facility incurred that (~~x~~A) consists of any floating rate term loan “B” First Lien Incremental Term Loans that ranks equal in right of payment with the 2024 Refinancing ~~Amendment No. 1~~ Term Loans and is secured by the Collateral on a pari passu basis with the Secured Obligations, (B) is broadly syndicated to banks and other institutional investors, (C) is incurred after the Amendment No. 4 Effective Date and prior to the date that is six (6) months after the Amendment No. 4 Effective Date, (D) is scheduled to mature prior to the date that is twelve (12) months after the maturity date of the 2024 Refinancing Term Loans, (E) is not incurred in connection with a Permitted Acquisition or other Investment not prohibited by the terms of this Agreement and (~~y~~F) is denominated in U.S. Dollars, in the event that the Effective Yield for any such First Lien Incremental Term Facility is greater than the Effective Yield for the 2024 Refinancing ~~Amendment No. 1~~ Term Loans by more than 0.50% per annum, then the Effective Yield for the 2024 Refinancing ~~Amendment No. 1~~ Term Loans shall be increased to the extent necessary so that the Effective Yield for the ~~Refinancing~~ Amendment No. ~~1~~4 Refinancing Term Loans is equal to the Effective Yield for such First Lien Incremental Term Facility minus 0.50% per annum (provided that the “floor” applicable to the outstanding 2024 Refinancing ~~Amendment No. 1~~ Term Loans shall be increased to an amount not to exceed the “floor” applicable to such First Lien Incremental Term Facility prior to any increase in the Applicable Rate applicable to such 2024 Refinancing ~~Amendment No. 1~~ Term Loans then outstanding); and (e) may otherwise have terms and conditions different from those of the Term Loans (including currency denomination); provided that ~~(x) to the extent the terms and documentation with respect to such First Lien Incremental Term Loans are not consistent with the existing Term Loans (except with respect to matters contemplated by clauses (b), (c) and (d) above), the covenants, events of default and guarantees of any such First Lien Incremental Term Loans shall not be materially more restrictive to the Borrower, when taken as a whole, than the terms of the Term Loans unless (1) Lenders under the Term Loans also receive the benefit of such more restrictive terms (it being understood that, to the extent that any covenant, event of default or guarantee is added or modified for the benefit of any Incremental Term Facility, no consent shall be required from the First Lien Administrative Agent or any of the Term Lenders to the extent that such covenant, event of default or guarantee is also added or modified for the benefit of the existing Term Loans), (2) any such provisions apply after the Term Maturity Date or (3) such terms are reasonably satisfactory to the First Lien~~

~~Administrative Agent and the Borrower and (y)~~ in no event shall it be a condition to the effectiveness of, or borrowing under, any such First Lien Incremental Term Loans that any representation or warranty of any Loan Party set forth herein be true and correct, except and solely to the extent required by the Additional Term Lenders providing such First Lien Incremental Term Loans. Any ~~First Lien Incremental Term Increase shall be on the same terms and pursuant to the same documentation applicable to the Term Loans (except with respect to matters contemplated by clauses (b), (c) and (d) above). Any~~ Incremental Term Facility shall be on terms and pursuant to documentation as determined by the Borrower and the Additional Term Lenders providing such Incremental Term Facility, subject to the restrictions and exceptions set forth above.

(ii)The First Lien Incremental Term Increases shall be treated the same as the Class of Term Loans being increased (including with respect to maturity date thereof) and shall be considered to be part of the Class of Term Loans being increased (excluding upfront fees, closing payments and customary arranger fees); provided that (i) the pricing, interest rate margins, “most favored nation” (if any) provisions and rate floors on the Class of Term Loans being increased may be increased and additional upfront or similar fees may be payable to the lenders providing the First Lien Incremental Term Increase (without any requirement to pay such fees to any existing Term Lenders) and (ii) such First Lien Incremental Term Increase shall be subject to the “most favored nation” pricing adjustment (if applicable) set forth in the proviso to Section 2.20(b)(i) as if such First Lien Incremental Term Increase was a First Lien Incremental Term Facility incurred hereunder.

(iii)The Incremental Revolving Commitment Increases shall be treated the same as the Class of Revolving Commitments being increased (including with respect to maturity date thereof), shall be considered to be part of the Class of Revolving Loans being increased and shall be on the same terms applicable to the Revolving Loans (excluding upfront fees, closing payments and customary arranger fees); provided that if the pricing, interest rate        margins,
“most favored nation” (if any) provisions, rate floors and undrawn commitment fees on the Class of Revolving Commitments being increased may be increased and additional upfront or similar fees may be payable to the lenders providing the Incremental Revolving Commitment Increase (without any requirement to pay such fees to any existing Revolving Lenders)).

(iv)The Additional/Replacement Revolving Commitments (a) shall (i) rank equal or junior in right of payment with the Revolving Loans, (ii) if secured, be secured only by the Collateral securing the Secured Obligations and (iii) only be guaranteed by the Loan Parties, (b) shall not mature earlier than the Revolving Maturity Date and shall require no scheduled amortization or mandatory commitment reduction prior to the Revolving Maturity Date, (c) shall have interest rates (including through fixed interest rates), interest margins, rate floors, upfront fees, undrawn commitment fees, funding discounts, original issue discounts, prepayment terms and premiums, financial covenants (if any) commitment reduction and termination terms and other terms and conditions as determined by the Borrower and the lenders of such commitments, (d) shall contain borrowing, repayment and termination of Commitment procedures as determined by the Borrower and the lenders of such commitments, (e) may include provisions relating to letters of credit, as applicable, issued thereunder, which issuances shall be on terms substantially similar (except for the overall size of such subfacilities, the fees payable in connection therewith and the identity of the letter of credit issuer, as applicable, which shall be determined by the Borrower, the lenders of such commitments and the applicable letter of credit issuers and borrowing, repayment and termination of commitment procedures with respect thereto, in each case which shall be specified in the applicable Incremental Facility Amendment) to the terms relating to the Letters of Credit with respect to the applicable Class of Revolving Commitments or otherwise reasonably acceptable to the First Lien Administrative Agent and (f) may otherwise have terms and conditions different from those of the Revolving Commitments and the Revolving Loans made under this Agreement (including currency denomination); provided that (x) to the extent the terms and documentation with respect to such Additional/Replacement Revolving Commitments are not consistent with the existing Revolving Commitments (except with respect to matters contemplated by clauses (b), (c), (d) and (e) above), the covenants, events of default and guarantees of any such Additional/Replacement Revolving Commitments shall not be materially more restrictive to the Borrower, when taken as a whole, than the terms of the Revolving Commitments unless (1) Lenders under Revolving Commitments also receive the benefit of such more restrictive terms (it being understood that, to the extent that any financial maintenance covenant is added for the benefit of any Additional/Replacement Revolving Commitment, no consent shall be required from the First Lien

Administrative Agent or any of the Revolving Lenders to the extent that such financial maintenance covenant is also added for the benefit of the existing Revolving Commitments), (2) any such provisions apply after the Revolving Maturity Date or (3) such terms shall be reasonably satisfactory to the First Lien Administrative Agent and the Borrower and (y) in no event shall it be a condition to the effectiveness of, or initial borrowing under, any such Additional/Replacement Revolving Commitments that any representation or warranty of any Loan Party set forth herein be true and correct, except and solely to the extent required by the Additional/Replacement Revolving Lenders providing such Additional/Replacement Revolving Commitments. Any Additional/Replacement Revolving Commitments shall be on terms and pursuant to documentation as determined by the Borrower and the Additional/Replacement Revolving Lenders providing such Additional/Replacement Revolving Commitments, subject to the restrictions set forth above.

(c)First Lien Incremental Facilities shall become Commitments and Loans, as applicable, under this Agreement pursuant to an amendment (an “Incremental Facility Amendment”) to this Agreement and, as appropriate, the other First Lien Loan Documents, executed by the Borrower, each Lender agreeing to provide such Commitment or Loan, if any, each Additional Lender, if any, and the First Lien Administrative Agent. Any Incremental Facility Amendment may provide for the issuance of Letters of Credit for the account of the Borrower, pursuant to any Incremental Revolving Commitment Increase or Additional/Replacement Revolving Commitments established thereby, in each case on terms substantially equivalent to the terms applicable to Letters of Credit under the Revolving Commitments; provided that no Issuing Bank shall be required to act as “issuing bank” and no Swingline Lender shall be required to act as “swingline lender” under any such Incremental Facility Amendment without its written consent. A First Lien Incremental Facility may be provided, subject to the prior written consent of the Borrower (not to be unreasonably withheld), by any existing Lender (it being understood that no existing Lender shall have the right to participate in any First Lien Incremental Facility or, unless it agrees, be obligated to provide any First Lien Incremental Facilities) or by any Additional Lender. Any loan under a First Lien Incremental Facility shall be a “Loan” for all purposes of this Agreement and the other First Lien Loan Documents. The Incremental Facility Amendment may, subject to Section 2.20(b), without the consent of any other Lenders, effect such amendments to this Agreement and the other First Lien Loan Documents as may be necessary, in the reasonable opinion of the First Lien Administrative Agent and the Borrower, to effect the provisions of this Section 2.20 (including, in connection with an Incremental Revolving Commitment Increase or Additional/Replacement Revolving Commitments, to reallocate Revolving Exposure on a pro rata basis among the relevant Revolving Lenders). In addition, if so provided in the relevant Incremental Facility Amendment and with the consent of each Issuing Bank, participations in Letters of Credit expiring on or after the Revolving Maturity Date shall be reallocated from Lenders holding Revolving Commitments to Lenders holding extended revolving commitments in accordance with the terms of such Incremental Facility Amendment; provided, however, that such participation interests shall, upon receipt thereof by the relevant Lenders holding Revolving Commitments, be deemed to be participation interests in respect of such Revolving Commitments and the terms of such participation interests (including, without limitation, the commission applicable thereto) shall be adjusted accordingly. The effectiveness of any Incremental Facility Amendment and the occurrence of any credit event (including the making (but not the conversion or continuation) of a Loan and the issuance, increase in the amount, or extension of a Letter of Credit thereunder) pursuant to such Incremental Facility Amendment shall be subject to the satisfaction of such conditions as the parties thereto shall agree and as required by this Section 2.20. The Borrower will use the proceeds of the First Lien Incremental Term Loans, Incremental Revolving Commitment Increases and Additional/Replacement Revolving Commitments for any purpose not prohibited by this Agreement.

(d)Notwithstanding anything to the contrary, this Section 2.20 shall supersede any provisions in Section 2.18 or Section 9.02 to the contrary.

SECTION 2.21    Refinancing Amendments.

(a)At any time after the Effective Date, the Borrower may obtain, from any Lender or any Additional Lender, Credit Agreement Refinancing Indebtedness in respect of (i) all or any portion of the Term Loans then outstanding under this Agreement (which for purposes of this clause (i) will be deemed to include any then outstanding Other First Lien Term Loans), (ii) all or any portion of the Revolving Loans (or unused Revolving Commitments) under this Agreement (which for purposes of this clause (ii) will be deemed to include any then outstanding Other Revolving Loans and Other Revolving Commitments) and (iii) all or any portion of First Lien Incremental Equivalent Debt, in the form of (x) Other First Lien Term Loans or Other First Lien Term Commitments or (y) Other Revolving Loans or Other Revolving Commitments, as the case may be, in each case pursuant to a Refinancing Amendment; provided that such Credit Agreement Refinancing Indebtedness (i) will be unsecured or will be secured by the Collateral on a pari passu or junior basis with the Secured Obligations (and if secured, subject to the terms of the First/Second Lien Intercreditor Agreement and/or a Customary Intercreditor Agreement, as applicable), (ii) will have such pricing and optional prepayment terms as may be agreed by the Borrower and the Lenders thereof, and (iii) the Net Proceeds of such Credit Agreement Refinancing Indebtedness shall be applied, substantially concurrently with the incurrence thereof, to the prepayment of outstanding Term Loans or reduction of Revolving Commitments being so refinanced or the prepayment, satisfaction and discharge or redemption of outstanding First Lien Incremental Equivalent Debt, as the case may be. The effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the date thereof of the conditions as agreed between the lenders providing such Credit Agreement Refinancing Indebtedness and the Borrower and, to the extent reasonably requested by the First Lien Administrative Agent, receipt by the First Lien Administrative Agent of legal opinions, board resolutions, officers’ certificates and/or reaffirmation agreements consistent with those delivered on the Effective Date under Section 4.01 (other than changes to such legal opinions resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the First Lien Administrative Agent). Each Class of Credit Agreement Refinancing Indebtedness incurred under this Section 2.21 shall be in an aggregate principal amount that is (x) not less than $10,000,000 in the case of Other Term Loans or $10,000,000 in the case of Other Revolving Loans and (y) an integral multiple of $1,000,000 in excess thereof (in each case unless the Borrower and the First Lien Administrative Agent otherwise agree). Any Refinancing Amendment may provide for the issuance of Letters of Credit for the account of the Borrower, or the provision to the Borrower of Swingline Loans, pursuant to any Other Revolving Commitments established thereby, in each case on terms substantially equivalent to the terms applicable to Letters of Credit and Swingline Loans under the Revolving Commitments; provided that no Issuing Bank or Swingline Lender shall be required to act as “issuing bank” or “swingline lender” under any such Refinancing Amendment without its written consent. The First Lien Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto (including any amendments necessary to treat the Loans and Commitments subject thereto as Other First Lien Term Loans, Other Revolving Loans, Other Revolving Commitments and/or Other First Lien Term Commitments). Any Refinancing Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other First Lien Loan Documents as may be necessary or appropriate, in the reasonable opinion of the First Lien Administrative Agent and the Borrower, to effect the provisions of this Section 2.21 (including, in connection with an Incremental Revolving Commitment Increase or Additional/Replacement Revolving Commitments, to reallocate Revolving Exposure on a pro rata basis among the relevant Revolving Lenders). In addition, if so provided in the relevant Refinancing Amendment and with the consent of each Issuing Bank, participations in Letters of Credit expiring on or after the Revolving Maturity Date shall be reallocated from Lenders holding Revolving Commitments to Lenders holding extended revolving commitments in accordance with the terms of such Refinancing Amendment; provided, however, that such participation interests shall, upon receipt thereof by the relevant Lenders holding Revolving Commitments, be deemed to be participation interests in respect of such Revolving Commitments and the terms of such participation interests (including, without limitation, the commission applicable thereto) shall be adjusted accordingly.

(b)This Section 2.21 shall supersede any provisions in Section 2.18 or Section 9.02 to the contrary.

SECTION 2.22    Defaulting Lenders.

(a)Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 9.02.

(ii)Reallocation of Payments. Subject to the last sentence of Section 2.11(f), any payment of principal, interest, fees or other amounts received by the First Lien Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise, and including any amounts made available to the First Lien Administrative Agent by that Defaulting Lender pursuant to Section 9.08), shall be applied at such time or times as may be determined by the First Lien Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the First Lien Administrative Agent hereunder; second, in the case of a Revolving Lender, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to each Issuing Bank and the Swingline Lender hereunder; third, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the First Lien Administrative Agent; fourth, in the case of a Revolving Lender, if so determined by the First Lien Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; fifth, to the payment of any amounts owing to the Lenders, the Issuing Banks or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, such Issuing Bank or the Swingline Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; sixth, so long as no Default or Event of Default exists, to the payment of any amounts owing to any Loan Party as a result of any judgment of a court of competent jurisdiction obtained by any Loan Party against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and seventh, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a payment of the principal amount of any Loans or LC Disbursements and such Lender is a Defaulting Lender under clause (a) of the definition thereof, such payment shall be applied solely to pay the relevant Loans of, and LC Disbursements owed to, the relevant non-Defaulting Lenders on a pro rata basis prior to being applied pursuant to Section 2.05(j) or this Section 2.22(a)(ii). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to Section 2.05(j) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)Certain Fees. That Defaulting Lender (x) shall not be entitled to receive or accrue any commitment fee pursuant to Section 2.12(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall be limited in its right to receive Letter of Credit fees as provided in Section 2.12(b).

(iv)Reallocation of Applicable Percentages to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Swingline Loans and Letters of Credit pursuant to Sections
2.04 and 2.05 and the payments of participation fees pursuant to Section 2.12(b), the “Applicable Percentage” of each non-Defaulting Lender shall be computed without giving effect to the Revolving Commitment of that Defaulting Lender; provided that the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swingline Loans shall not exceed the positive difference, if any, of (1) the Revolving Commitment of that non-Defaulting Lender minus (2) the aggregate principal amount of the Revolving Loans of that non-Defaulting Lender.

(v)Cash Collateral, Repayment of Swingline Loans. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, prepay Swingline Loans in an amount equal to the Swingline Lenders’ Defaulting Lender Fronting Exposure and (y) second, cash collateralize the Issuing Banks’ Applicable Fronting Exposure in accordance with the procedures set forth in Section 2.05(j).

(b)Defaulting Lender Cure. If the Borrower, the First Lien Administrative Agent, Swingline Lender and each Issuing Bank agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the First Lien Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), such Lender will, to the extent applicable, purchase that portion of outstanding Loans of such Class of the other applicable Lenders or take such other actions as the First Lien Administrative Agent may determine to be necessary to cause the applicable Loans and funded and unfunded participations in Letters of Credit and Swingline Loans of such Class to be held on a pro rata basis by the applicable Lenders of such Class in accordance with their Applicable Percentages (without giving effect to Section 2.22(a)(iv) or the proviso to the definition thereof), whereupon that Lender will cease to be a Defaulting Lender with respect to such Class; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided further that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

SECTION 2.23    Illegality.

If any Lender determines that any law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender to make, maintain or fund Loans whose interest is determined by reference to the Term Benchmark Rate or RFR Rate (whether denominated in Dollars or an Alternative Currency), or to determine or charge interest rates based upon the Term Benchmark Rate or RFR Rate, then, on notice thereof by such Lender to Borrower through the First Lien Administrative Agent, (i) any obligation of such Lender to make or continue Term Benchmark Loans or RFR Loans in the affected currency or currencies or to convert ABR Loans to Term Benchmark Loans or RFR Loans in the affected currency or currencies shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining ABR Loans the interest rate on which is determined by reference to the Adjusted Term SOFR Rate component of the Alternate Base Rate or the Adjusted Term CORRA Rate component of the Canadian Base Rate, the interest rate on such ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the First Lien Administrative Agent without reference to the Adjusted Term SOFR Rate component of the Alternate Base Rate or the Adjusted Term CORRA Rate component of the Canadian Base Rate, as applicable, in each case until such Lender notifies the First Lien Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrower shall, upon three Business Days’ notice from such Lender (with a copy to the First Lien Administrative Agent), prepay or (I) if applicable and such Loans are denominated in Dollars or Canadian Dollars, convert all Term Benchmark Loans denominated in Dollars or Canadian Dollars of such Lender to ABR Loans (the interest rate on which ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the First Lien Administrative Agent without reference to the Adjusted Term SOFR Rate component of the Alternate Base Rate or the Adjusted Term CORRA Rate component of the Canadian Base Rate, as applicable), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term Benchmark Loans and/or RFR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Term Benchmark Loans and/or RFR Loans, or (II) if applicable and such Loans are denominated in an Alternative Currency (other than Canadian Dollars), to the extent the Borrower and the applicable Lenders agree, convert such Loans to Loans bearing interest at an alternative rate mutually acceptable to the Borrower and all of the applicable Lenders, in each case, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term Benchmark Loans and/or RFR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Term Benchmark Loans and/or RFR Loans; provided, however, that if the Borrower and the applicable Lender cannot agree within a reasonable time on an alternative rate for such Loans denominated in an Alternative Currency (other than Canadian Dollars), the Borrower may, at its discretion, either (i) prepay such Loans or (ii) maintain such Loans outstanding, in which case, the interest rate payable to the applicable Lender on such Loans will be the rate determined by such Lender as its cost of funds to fund a Borrowing of such Loans with maturities comparable to the Interest Period applicable thereto plus the Applicable Rate unless the maintenance of such Loans outstanding on such basis would not stop the conditions described in the first sentence of this Section 2.23 from existing (in which case the Borrower shall be required to prepay such Loans), and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Adjusted Term SOFR Rate or the Adjusted Term CORRA Rate, the First Lien Administrative Agent shall during the period of such suspension compute the Alternate Base Rate or the Canadian Base Rate, as applicable, applicable to such Lender without reference to the Adjusted Term SOFR Rate component, or the Adjusted Term CORRA Rate component, as applicable, thereof until the First Lien Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Adjusted Term SOFR Rate or the Adjusted Term CORRA Rate, as applicable. Each Lender agrees to notify the First Lien Administrative Agent and the Borrower in writing promptly upon becoming aware that it is no longer illegal for such Lender to determine or charge interest rates based upon the applicable Term Benchmark Rate or RFR Rate, as applicable. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

SECTION 2.24    Loan Modification Offers.

(a)At any time after the Effective Date, the Borrower may on one or more occasions, by written notice to the First Lien Administrative Agent, make one or more offers (each, a “Loan Modification Offer”) to all the Lenders of one or more Classes (each Class subject to such a Loan Modification Offer, an “Affected Class”) to effect one or more Permitted Amendments relating to such Affected Class pursuant to procedures reasonably specified by the First Lien Administrative Agent and reasonably acceptable to the Borrower (including mechanics to permit cashless rollovers and exchanges by Lenders). Such notice shall set forth (i) the terms and conditions of the requested Permitted Amendment and (ii) the date on which such Permitted Amendment is requested to become effective. Permitted Amendments shall become effective only with respect to the Loans and Commitments of the Lenders of the Affected Class that accept the applicable Loan Modification Offer (such Lenders, the “Accepting Lenders”) and, in the case of any Accepting Lender, only with respect to such Lender’s Loans and Commitments of such Affected Class as to which such Lender’s acceptance has been made.

(b)A Permitted Amendment shall be effected pursuant to a Loan Modification Agreement executed and delivered by Holdings, the Borrower, each applicable Accepting Lender and the First Lien Administrative Agent; provided that no Permitted Amendment shall become effective unless Holdings and the Borrower shall have delivered to the First Lien Administrative Agent such legal opinions, board resolutions, secretary’s certificates, officer’s certificates and other documents as shall be reasonably requested by the First Lien Administrative Agent in connection therewith. The First Lien Administrative Agent shall promptly notify each Lender as to the effectiveness of each Loan Modification Agreement. Each Loan Modification Agreement may, without the consent of any Lender other than the applicable Accepting Lenders, effect such amendments to this Agreement and the other First Lien Loan Documents as may be necessary or appropriate, in the opinion of the First Lien Administrative Agent, to give effect to the provisions of this Section 2.24, including any amendments necessary to treat the applicable Loans and/or Commitments of the Accepting Lenders as a new “Class” of loans and/or commitments hereunder.

(c)If, in connection with any proposed Loan Modification Offer, any Lender declines to consent to such Loan Modification Offer on the terms and by the deadline set forth in such Loan Modification Offer (each such Lender, a “Non-Accepting Lender”) then the Borrower may, on notice to the First Lien Administrative Agent and the Non-Accepting Lender, (i) replace such Non-Accepting Lender in whole or in part by causing such Lender to (and such Lender shall be obligated to) assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04) all or any part of its interests, rights and obligations under this Agreement in respect of the Loans and Commitments of the Affected Class to one or more Eligible Assignees (which Eligible Assignee may be another Lender, if a Lender accepts such assignment); provided that neither the First Lien Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender; provided, further, that (a) the applicable assignee shall have agreed to provide Loans and/or Commitments on the terms set forth in the applicable Permitted Amendment, (b) such Non-Accepting Lender shall have received payment of an amount equal to the outstanding principal of the Loans of the Affected Class assigned by it pursuant to this Section 2.24(c), accrued interest thereon, accrued fees and all other amounts (including any amounts under Section 2.11(a)(i)) payable to it hereunder from the Eligible Assignee (to the extent of such outstanding principal and accrued interest and fees) and (c) unless waived, the Borrower or such Eligible Assignee shall have paid to the First Lien Administrative Agent the processing and recordation fee specified in Section 9.04(b).

(d)Notwithstanding anything to the contrary, this Section 2.24 shall supersede any provisions in Section 2.18 or Section 9.02 to the contrary.

ARTICLE III REPRESENTATIONS AND WARRANTIES
Each of Holdings and the Borrower represents and warrants to the Lenders that: SECTION 3.01    Organization; Powers.
Each of Holdings, any Intermediate Parent, the Borrower and its Restricted Subsidiaries is (a) duly organized or incorporated, validly existing and in good standing (to the extent such concept exists in the relevant jurisdictions) under the laws of the jurisdiction of its organization, (b) has the corporate or other organizational power and authority to carry on its business as now conducted and to execute, deliver and perform its obligations under each First Lien Loan Document to which it is a party and (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except in the cases of clause (a) (other than with respect to the Borrower), clause (b) and clause (c), where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.02    Authorization; Enforceability.

This Agreement has been duly authorized, executed and delivered by each of Holdings and the Borrower and constitutes, and each other First Lien Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of Holdings, the Borrower or such Loan Party, as the case may be, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03    Governmental Approvals; No Conflicts.

Except as set forth on Schedule 3.03, the First Lien Financing Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except filings necessary to perfect Liens created under the First Lien Loan Documents, (b) will not violate (i) the Organizational Documents of, or (ii) any Requirements of Law applicable to, Holdings, any Intermediate Parent, the Borrower or any Restricted Subsidiary,
(e)will not violate or result in a default under any indenture or other agreement or instrument binding upon Holdings, any Intermediate Parent, the Borrower or any Restricted Subsidiary or their respective assets, or give rise to a right thereunder to require any payment, repurchase or redemption to be made by Holdings, any Intermediate Parent, the Borrower or any Restricted Subsidiary, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation thereunder and (d) will not result in the creation or imposition of any Lien on any asset of Holdings, any Intermediate Parent, the Borrower or any Restricted Subsidiary(other than Liens created under the First Lien Loan Documents) except (in the case of each of clauses (a), (b)(ii) and (c)) to the extent that the failure to obtain or make such consent, approval, registration, filing or action, or such violation, default or right, as the case may be, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

SECTION 3.04    Financial Condition; No Material Adverse Effect.

(a)The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the respective dates thereof and their results of operations and cash flows for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein.

(b)Since the Effective Date, there has been no Material Adverse Effect.

SECTION 3.05    Properties.

Each of Holdings, each Intermediate Parent, the Borrower and the Restricted Subsidiaries has good fee simple, or the equivalent in foreign jurisdictions, title to, or valid leasehold (or license or similar) interests in or other limited property interests in, all its real and personal property material to its business, if any (including all of the Mortgaged Properties), (i) free and clear of all Liens except for Liens permitted by Section 6.02 and (ii) except for minor defects in title or interest that do not interfere with its ability to conduct its business as currently conducted or as proposed to be conducted or to utilize such properties for their intended purposes, in each case, except where the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 3.06    Litigation and Environmental Matters.

(a)Except as set forth on Schedule 3.06, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of Holdings or the Borrower, threatened in writing against or affecting Holdings, any Intermediate Parent, the Borrower or any Restricted Subsidiary that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(b)Except as set forth on Schedule 3.06, and except with respect to any other matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, none of Holdings, any Intermediate Parent, the Borrower or any Restricted Subsidiary (i) is not in compliance with any Environmental Law or permit, license or approval required under any Environmental Law, (ii) has, to the knowledge of Holdings or the Borrower, become subject to any Environmental Liability or (iii) has received written notice of any claim with respect to any Environmental Liability.

SECTION 3.07    Compliance with Laws and Agreements.

Each of Holdings, each Intermediate Parent, the Borrower and its Restricted Subsidiaries is in compliance with (a) its Organizational Documents, (b) all Requirements of Law applicable to it or its property and
(c)all indentures and other agreements and instruments binding upon it or its property, except, in the case of clauses
(b) and (c) of this Section 3.07, where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.08    Investment Company Status.

None of the Loan Parties is required to register as an “investment company” under the Investment Company Act of 1940, as amended from time to time.

SECTION 3.09    Taxes.

Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, Holdings, each Intermediate Parent, the Borrower and each Restricted Subsidiary (a) have timely filed or caused to be filed all Tax returns and reports required to have been filed and (b) have paid or caused to be paid all Taxes levied or imposed on their properties, income or assets (whether or not shown on a Tax return) including in their capacity as tax withholding agents, except any Taxes that are being contested in good faith by appropriate proceedings, provided that Holdings, the Borrower or such Intermediate Parent or Restricted Subsidiary, as the case may be, has set aside on its books adequate reserves therefor in accordance with GAAP. There is no proposed Tax assessment, deficiency or other claim against Holdings, any Intermediate Parent, the Borrower or any Restricted Subsidiary that would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

SECTION 3.10    ERISA.

(a)Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Plan sponsored by a Loan Party is in compliance with the applicable provisions of ERISA, the Code and other federal or state laws.

(b)Except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (i) no ERISA Event has occurred during the six year period prior to the date on which this representation is made or deemed made or is reasonably expected to occur and (ii) neither any Loan Party nor, to the knowledge of Holdings and the Borrower, any ERISA Affiliate has engaged in a transaction that would reasonably be expected to be subject to Section 4069 or 4212(c) of ERISA.

(c)Except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (i) each employee benefit plan (as defined in Section 3(2) of ERISA) sponsored by a Loan Party that is intended to meet the requirements of a “qualified plan” under Section 401(a) of the Code has either received a favorable determination letter from the Internal Revenue Service to the effect that the form of such plan is qualified under Section 401(a) of the Code or is in the form of a prototype or volume submitter plan that has received a favorable opinion letter, in each case from the Internal Revenue Service as to such plan’s qualified status and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service; (ii) to the knowledge of Holdings and the Borrower, no fact or event has occurred that could adversely affect the qualified status of any such employee benefit plan or the exempt status of any such trust; and
(iii) there are no pending or, to the knowledge of Holdings and the Borrower, threatened (in writing) claims, actions or lawsuits, or action by any Governmental Authority, with respect to any such plan.

SECTION 3.11    Disclosure.

As of the Effective Date, all written factual information and written factual data (other than projections the Borrower and its Subsidiaries and information of a general economic or industry specific nature) furnished by or on behalf of any of Holdings, the Borrower and its Restricted Subsidiaries to the First Lien Administrative Agent, any Joint Lead Arranger or any Lender in connection with the Transactions, when taken as a whole after giving effect to all supplements and updates provided thereto, is correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not materially misleading in the light of the circumstances under which they were made; provided that, with respect to the projections, Holdings and the Borrower represent only that such projections, when taken as a whole, were prepared in good faith based upon assumptions believed by them to be reasonable at the time delivered, it being understood that (i) such projections are merely a prediction as to future events and are not to be viewed as facts, (ii) such projections are subject to significant uncertainties and contingencies, many of which are beyond the control of the Borrower or any of its Subsidiaries and (iii) no assurance can be given that any particular projections will be realized and that actual results during the period or periods covered by any such projections may differ significantly from the projected results and such differences may be material.

SECTION 3.12    Subsidiaries.

As of the Effective Date, Schedule 3.12 sets forth the name of, and the ownership interest of Holdings and each of its Subsidiaries in, each Subsidiary of Holdings.

SECTION 3.13    Intellectual Property; Licenses, Etc.

Except as would not reasonably be expected to have a Material Adverse Effect, each of Holdings, each Intermediate Parent, the Borrower and its Restricted Subsidiaries owns, licenses or possesses the right to use all Intellectual Property that is reasonably necessary for the operation of its business substantially as currently conducted. To the knowledge of Holdings and the Borrower, no Intellectual Property used by Holdings, any Intermediate Parent, the Borrower or any Restricted Subsidiary in the operation of its business as currently conducted infringes upon the Intellectual Property of any Person except for such infringements that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. No claim or litigation regarding any of the Intellectual Property is pending or, to the knowledge of Holdings and the Borrower, threatened in writing against Holdings, any Intermediate Parent, the Borrower or any Restricted Subsidiary, which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

SECTION 3.14    Solvency.

Immediately after the consummation of each of the Transactions to occur on the Effective Date, after taking into account all applicable rights of indemnity and contribution, (a) the sum of the debt (including contingent liabilities) of the Borrower and its subsidiaries, on a consolidated basis, does not exceed the present fair saleable value of the present assets of the Borrower and its Subsidiaries, on a consolidated basis, (b) the capital of the Borrower and its Subsidiaries, on a consolidated basis, is not unreasonably small in relation to their business as contemplated on the Effective Date, (c) the Borrower and its Subsidiaries, on a consolidated basis, have not incurred and do not intend to incur, or believe that they will incur, debts including current obligations, beyond their ability to pay such debts as they become due (whether at maturity or otherwise), and (d) the Borrower and its Subsidiaries, on a consolidated basis, are “solvent” within the meaning given to that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this Section 3.14, the amount of any contingent liability at any time shall be computed as the amount that, in the light of all of the facts and circumstances existing at such time, represents the amount that would reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual pursuant to Financial Accounting Standards Board Statement No. 5).

SECTION 3.15    Federal Reserve Regulations.

None of Holdings, any Intermediate Parent, the Borrower or any Restricted Subsidiary is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors), or extending credit for the purpose of purchasing or carrying margin stock. No part of the proceeds of the Loans will be used, directly or indirectly, to purchase or carry any margin stock or to refinance any Indebtedness originally incurred for such purpose, or for any other purpose that entails a violation (including on the part of any Lender) of the provisions of Regulations U or X of the Board of Governors.

SECTION 3.16    Use of Proceeds.

The Borrower will use the proceeds of the (a) Term Loans made on the Amendment No. 4 Effective Date to directly or indirectly finance the Amendment No. 4 Transactions and otherwise for general corporate purposes, including capital expenditures, to fund Permitted Acquisitions, Permitted Investments, Restricted payments and other transactions not prohibited by this Agreement and (b) the Revolving Loans and Swingline Loans made, and Letters of Credit issued, after the Effective Date for general corporate purposes, including capital expenditures, to fund Permitted Acquisitions, Permitted Investments, Restricted payments and other transactions not prohibited by this Agreement; provided that up to $25,000,000 of Revolving Loans made on the Effective Date may be used to finance the Transactions and pay Transaction Costs ~~and~~, (c) First Lien Incremental Term Facilities, directly or indirectly, on or after the Effective Date, for general corporate purposes including capital expenditures, to fund Permitted Acquisitions, Permitted Investments, Restricted payments and other transactions not prohibited by this Agreement.

SECTION 3.17    Patriot Act; OFAC and FCPA.

(a)The Borrower will not knowingly use the proceeds of the Loans, or otherwise make available such proceeds to any Person subject to Sanctions for the purpose of funding the activities of any Person subject to Sanctions in any manner that would result in a violation of applicable Sanctions by such Person. The Borrower will not use the proceeds of the Loans for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity on behalf of a government, in order to obtain, retain or direct business or obtain any improper advantage, in each case in violation of the United States Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”).

(b)To the knowledge of Holdings, each of Holdings, the Borrower and the Restricted Subsidiaries is in compliance in all material respects with (i) applicable regulations of the United States Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), (ii) Title III of the USA Patriot Act and (iii) the FCPA.

(c)None of Holdings, any Intermediate Parent, the Borrower, any of the Restricted Subsidiaries or, to the knowledge of the Borrower, any director or officer thereof, is an individual or entity that is currently identified on OFAC’s list of Specially Designated Nationals and Blocked Persons, nor is Holdings, any Intermediate Parent, the Borrower or any Restricted Subsidiary located, organized or resident in a Sanctioned Country.

ARTICLE IV CONDITIONS
SECTION 4.01    Effective Date.

The obligation of each Lender to make Loans and the obligations of each Issuing Bank to issue Letters of Credit hereunder on the Effective Date shall be subject to satisfaction of the following conditions (or waiver thereof in accordance with Section 9.02):

(a)The First Lien Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) otherwise written evidence satisfactory to the First Lien Administrative Agent (which may include facsimile or other electronic transmission of a signed counterpart of this Agreement) that such party has signed a counterpart of this Agreement.

(b)The First Lien Administrative Agent shall have received a written opinion (addressed to the First Lien Administrative Agent, the Lenders and the Issuing Banks and dated the Effective Date) of (i) Cleary Gottlieb Steen & Hamilton LLP, New York counsel for the Loan Parties and (ii) Richards, Layton & Finger, P.A., Delaware counsel for the Loan Parties, in each case in form and substance reasonably satisfactory to the First Lien Administrative Agent. Each of Holdings and the Borrower hereby requests such counsel to deliver such opinions.

(c)The First Lien Administrative Agent shall have received a certificate of each Loan Party, dated the Effective Date, in form and substance reasonably satisfactory to the First Lien Administrative Agent, executed by any Responsible Officer of such Loan Party, and including or attaching the documents referred to in paragraph (d) of this Section 4.01.

(d)The First Lien Administrative Agent shall have received a copy of (i) each Organizational Document of each Loan Party certified, to the extent applicable, as of a recent date by the applicable Governmental Authority, (ii) signature and incumbency certificates of the Responsible Officers of each Loan Party executing the First Lien Loan Documents to which it is a party, (iii) copies of resolutions of the Board of Directors of each Loan Party approving and authorizing the execution, delivery and performance of First Lien Loan Documents to which it is a party, certified as of the Effective Date by a secretary, an assistant secretary or a Responsible Officer of such Loan Party as being in full force and effect without modification or amendment and
(iv) a good standing certificate (to the extent such concept exists) from the applicable Governmental Authority of each Loan Party’s jurisdiction of incorporation, organization or formation.

(e)The First Lien Administrative Agent shall have received (or substantially simultaneously with the initial funding of Loans on the Effective Date, shall receive) all fees and other amounts previously agreed in writing by the Joint Lead Arrangers and the Borrower to be due and payable on or prior to the Effective Date, including, to the extent invoiced at least three (3) Business Days prior to the Effective Date, reimbursement or payment of all reasonable and documented out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party under any First Lien Loan Document.

(f)The Collateral and Guarantee Requirement (in each case other than in accordance with Section 5.14) shall have been satisfied and the First Lien Administrative Agent shall have received a completed Perfection Certificate dated the Effective Date and signed by a Responsible Officer of Holdings and the Borrower, together with all attachments contemplated thereby.

(g)The representations and warranties set forth in Article III shall be true and correct in all material respects on and as of the Effective Date.

(h)The Refinancing shall have been consummated, or substantially concurrently with the initial funding of Loans on the Effective Date, shall be consummated.

(i)The First Lien Administrative Agent shall have received a request for Borrowing that complies with the requirements set forth in Section 2.03.

(j)The First Lien Administrative Agent shall have received evidence reasonably satisfactory to the First Lien Administrative Agent that the Second Lien Debt Documents shall have been executed and delivered by all of the loan parties stated to be party thereto.

(k)The Joint Lead Arrangers and the Lenders shall have received a certificate from the chief financial officer of the Borrower certifying as to the solvency of the Borrower and its Subsidiaries on a consolidated basis after giving effect to the Transactions, substantially the form of Exhibit P.

(l)The First Lien Administrative Agent and the Joint Lead Arrangers shall have received, at least three (3) Business Days prior to the Effective Date, (A) all documentation and other information about the Loan Parties as shall have been reasonably requested in writing at least ten (10) Business Days prior to the Effective Date by the First Lien Administrative Agent or the Joint Lead Arrangers that they shall have reasonably determined is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act, and (B) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, and to the extent requested in writing at least ten (10) Business Days prior to the Effective Date, a beneficial ownership certificate in the form of Exhibit X.

Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions shall have been satisfied (or waived pursuant to Section 9.02) at or prior to 11:59 p.m., New York City time, on the Effective Date (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

For purposes of determining whether the conditions set forth in this Section 4.01 have been satisfied, by releasing its signature page hereto or to an Assignment and Assumption, the First Lien Administrative Agent and each Lender party hereto shall be deemed to have consented to, approved, accepted or be satisfied with each document or other matter required hereunder to be consented to or approved by, or acceptable or satisfactory to, the First Lien Administrative Agent or such Lender, as the case may be.

SECTION 4.02    Each Credit Event.

After the Effective Date, the obligation of each Lender to make a Loan on the occasion of any Borrowing, and of each Issuing Bank to issue, amend, renew or extend any Letter of Credit (other than any initial Borrowing under any First Lien Incremental Facility, is subject to receipt of the request therefor in accordance herewith to the satisfaction of the following conditions (other than in the case of any Borrowing the proceeds of which are used to finance a Limited Condition Transaction as to which an LCT Election has been made, which shall be subject to such conditions as of the LCT Test Date as provided in Section 1.06):

(a)The representations and warranties of each Loan Party set forth in the First Lien Loan Documents (or in the case of any Borrowing the proceeds of which are used to finance a Limited Condition Transaction, customary specified representations) shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as the case may be; provided that, in each case, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided further that, in each case, any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on the date of such credit extension or on such earlier date, as the case may be; and

(b)At the time of and immediately after giving effect to such Borrowing, or the issuance, amendment, renewal or extension of such Letter of Credit, as the case may be, no Default or Event of Default shall have occurred and be continuing (or, in the case of any Borrowing under any Incremental Facility incurred in connection with a Permitted Acquisition or an Investment not prohibited by Section 6.04, no Specified Event of Default shall have occurred and be continuing).

Each Borrowing (provided that a conversion or a continuation of a Borrowing shall not constitute a “Borrowing” for purposes of this Section 4.02), other than a Borrowing under any First Lien Incremental Facility, and each issuance, amendment, renewal or extension of a Letter of Credit (other than any issuance, amendment, renewal or extension of a Letter of Credit on the Effective Date) shall be deemed to constitute a representation and warranty by Holdings and the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section
4.02 (which deemed representation, in the case of any Borrowing the proceeds of which are used to finance a Limited Condition Transaction as to which an LCT Election has been made, shall be as of the LCT Test Date).

ARTICLE V AFFIRMATIVE COVENANTS
From and after the Effective Date and until the Termination Date, each of Holdings and the Borrower covenants and agrees with the Lenders that:

SECTION 5.01    Financial Statements and Other Information.

The Borrower will furnish to the First Lien Administrative Agent, on behalf of each Lender:

(a)commencing with the financial statements for the fiscal year ended December 31, 2019, on or before the date that is one hundred and twenty-five (125) days after the end of each fiscal year of the Borrower, audited consolidated balance sheet and audited consolidated statements of operations and comprehensive income, shareholders’ equity and cash flows of the Borrower and its Subsidiaries as of the end of and for such year, and related notes thereto, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by an independent public accountant of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit (other than any exception or explanatory paragraph, but not a qualification, that is expressly and solely with respect to, or expressly and solely resulting from,
(A) the Term Maturity Date or the Revolving Maturity Date occurring within one year from the time such opinion is delivered or (B) any actual failure to satisfy the Financial Performance Covenant or potential inability to satisfy the Financial Performance Covenant on a future date or in a future period)) to the effect that such consolidated financial statements present fairly in all material respects the financial condition as of the end of and for such year and results of operations and cash flows of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(b)commencing with the financial statements for the fiscal quarter ended March 31, 2020, on or before the date that is sixty (60) days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, unaudited consolidated balance sheet and unaudited consolidated statements of operations and comprehensive income, shareholders’ equity and cash flows of the Borrower (and/or its predecessor, as applicable) and its Subsidiaries as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Financial Officer as presenting fairly in all material respects the financial condition as of the end of and for such fiscal quarter and such portion of the fiscal year and results of operations and cash flows of the Borrower (and/or its predecessor, as applicable) and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c)simultaneously with the delivery of each set of consolidated financial statements referred to in clauses (a) and (b) above, the related unaudited consolidating financial information reflecting adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements;

(d)not later than five days after any delivery of financial statements under paragraph (a) or
(b) above, a certificate of a Financial Officer (i) certifying as to whether a Default then exists and, if a Default does then exist, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations (A) demonstrating compliance with the Financial Performance Covenant, if applicable and (B) in the case of financial statements delivered under paragraph (a) above and only to the extent the Borrower would be required to prepay Term Borrowings pursuant to Section 2.11(d), beginning with the financial statements for the fiscal year of the Borrower ending December 31, 2020, of Excess Cash Flow for such fiscal year and (iii) in the case of financial statements delivered under paragraph (a) above, setting forth a reasonably detailed calculation of the Net Proceeds received during the applicable period by or on behalf of the Borrower or any of its Restricted Subsidiary in respect of any event described in clause (a) of the definition of the term “Prepayment Event” and the portion of such Net Proceeds that has been invested or are intended to be reinvested in accordance with the proviso in Section 2.11(c);

(e)not later than one-hundred and twenty-five (125) days after the commencement of each fiscal year of the Borrower after December 31, 2015 (or, in the case of the fiscal year commencing on January 1, 2016, on or before the date that is one-hundred and fifty (150) days after the commencement of such fiscal year), a detailed consolidated budget for the Borrower and its Subsidiaries for such fiscal year (including a projected consolidated balance sheet and consolidated statements of projected operations, comprehensive income and cash flows as of the end of and for such fiscal year and setting forth the material assumptions used for purposes of preparing such budget); provided that the obligations of this paragraph shall be suspended upon and following the filing for an IPO;

(f)promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and registration statements (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered to the First Lien Administrative Agent), exhibits to any registration statement and, if applicable, any registration statement on Form S-8) filed by Holdings, any Intermediate Parent, the Borrower or any Restricted Subsidiary with the SEC or with any national securities exchange;

(g)promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of Holdings, any Intermediate Parent, the Borrower or any Restricted Subsidiary, or compliance with the terms of any First Lien Loan Document, as the First Lien Administrative Agent on its own behalf or on behalf of any Lender may reasonably request in writing; and

(h)at the request of the First Lien Administrative Agent (which shall be no more than quarterly), and following the delivery of each set of consolidated financial statements referred to in clauses
(a) and (b) above, the Borrower shall use commercially reasonable efforts to hold a conference call for the Lenders at a time reasonably acceptable to the Borrower, which conference call shall be accompanied by related presentation materials prepared by the Borrower.

Notwithstanding the foregoing, the obligations in paragraphs (a) ~~and~~, (b) and (f) of this Section 5.01 may be satisfied with respect to financial information of the Borrower and its Subsidiaries by furnishing (A) the Form 10-K ~~or~~, 10-Q, 8-K (or ~~the equivalent~~other filing), as applicable, of the Borrower (or a parent company thereof) filed with the SEC within the applicable time periods required by applicable law and regulations (including any extended deadlines available thereunder in connection with an IPO) and the public filing of such report with the SEC shall constitute delivery under Section 5.01(a), 5.01(b) and 5.01(f) or (B) the applicable financial statements of Holdings (or any Intermediate Parent or any direct or indirect parent of Holdings); provided that (i) to the extent such information relates to a parent of the Borrower, if and so long as such parent will have Independent Assets or Operations, such information is accompanied by consolidating information~~,~~  which may be unaudited, that explains in reasonable detail the differences between the information relating to such parent and its Independent Assets or Operations, on the one hand, and the information relating to the Borrower and its Subsidiaries on a standalone basis, on the other hand, ~~and~~ (ii) to the extent such information is in lieu of information required to be provided under Section 5.01(a), such materials are accompanied by a report and opinion of an independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit (other than any exception or explanatory paragraph, but not a qualification, that is expressly and solely with respect to, or expressly and solely resulting from, (A) the Term Maturity Date or the Revolving Maturity Date occurring within one year from the time such opinion is delivered or (B) any actual failure to satisfy or potential inability to satisfy the Financial Performance Covenant on a future date or in a future period).

and (iii) such documents ~~Documents~~ required to be delivered pursuant to Section 5.01(a), (b) or
(f)~~(to the extent any such documents are included in materials otherwise filed with the SEC)~~ may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (iunless such documents are included in materials otherwise filed with the SEC, in which case such SEC public filing shall constitute delivery)
(x) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 9.01 (or otherwise notified pursuant to Section 9.01(d))~~;~~  or (~~ii~~y) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the First Lien Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the First Lien Administrative Agent)~~; provided that: (i) the Borrower shall deliver paper copies of such documents to the First Lien Administrative Agent upon its reasonable request until a written notice to cease delivering paper copies is given by the First Lien Administrative Agent and (ii) the Borrower shall notify the First Lien Administrative Agent (by fax or electronic mail) of the posting of any such documents and upon its reasonable request, provide to the First Lien Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The First Lien Administrative Agent shall have no obligation to request the delivery of or maintain paper copies of the documents referred to above, and each Lender shall be solely responsible for timely accessing posted documents and maintaining its copies of such documents..~~

Notwithstanding anything to the contrary herein, neither the Borrower nor any Subsidiary shall be required to deliver, disclose, permit the inspection, examination or making of copies of or excerpts from, or any discussion of, any document, information, or other matter (i) that constitutes trade secrets or proprietary information, (ii) in respect of which disclosure to the First Lien Administrative Agent (or any Lender (or their respective representatives or contractors)) is prohibited by applicable law, (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product, (iv) with respect to which any Loan Party owes confidentiality obligations (to the extent not created in contemplation of such Loan Party’s obligations under this Section 5.01) to any third party, after such Loan Party’s use of commercially reasonable efforts to obtain the consent of such third party (to the extent commercially feasible) or (v) that relates to any investigation by any Governmental Authority to the extent (x) such information is identifiable to a particular individual and the Borrower in good faith determines such information should remain confidential or (y) the information requested is not factual in nature. The Borrower hereby acknowledges that (a) the First Lien Administrative Agent and/or the Joint Lead Arrangers will make available to the Lenders and the Issuing Bank materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive Material Non-Public Information and who may be engaged in investment and other market-related activities with respect to the Borrower’s or their Affiliates’ securities. The Borrower hereby agrees that they will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the First Lien Administrative Agent, the Joint Lead Arrangers, the Issuing Bank and the Lenders to treat such Borrower Materials as not containing any Material Non-Public Information (although it may be sensitive and proprietary) (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 9.12); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) the First Lien Administrative Agent and the Joint Lead Arrangers shall be entitled to treat the Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information” provided that the Borrower’s failure to comply with this sentence shall not constitute a Default or an Event of Default under This Agreement or the First Lien Loan Documents. Notwithstanding the foregoing, the Borrower shall be under no obligation to mark any Borrower Materials as “PUBLIC”. Each Loan Party hereby acknowledges and agrees that, unless the Borrower notifies the First Lien Administrative Agent in advance, all financial statements and certificates furnished pursuant to Sections 5.01(a), (b), (c) and (d) above are hereby deemed to be suitable for distribution, and to be made available, to all Lenders and may be treated by the First Lien Administrative Agent and the Lenders as not containing any Material Non-Public Information.

SECTION 5.02    Notices of Material Events.

Promptly after any Responsible Officer of Holdings or the Borrower obtains actual knowledge thereof, Holdings or the Borrower will furnish to the First Lien Administrative Agent (for distribution to each Lender through the First Lien Administrative Agent) written notice of the following:

(a)the occurrence of any Default;

(b)the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or, to the knowledge of a Financial Officer or another executive officer of Holdings, any Intermediate Parent, the Borrower or any Subsidiary, affecting Holdings, any Intermediate Parent, the Borrower or any Subsidiary or the receipt of a written notice of Environmental Liability, in each case that would reasonably be expected to result in a Material Adverse Effect; and

(c)the occurrence of any ERISA Event that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

Each notice delivered under this Section 5.02 shall be accompanied by a written statement of a Responsible Officer of Holdings or the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03    Information Regarding Collateral.

(a)Holdings or the Borrower will furnish to the First Lien Administrative Agent prompt (and in any event within thirty (30) days or such longer period as reasonably agreed to by the First Lien Administrative Agent) written notice of any change (i) in any Loan Party’s legal name (as set forth in its certificate of organization or like document), (ii) in the jurisdiction of incorporation or organization of any Loan Party or in the form of its organization or (iii) in any Loan Party’s organizational identification number to the extent that such

Loan Party is organized or owns Mortgaged Property in a jurisdiction where an organizational identification number is required to be included in a UCC financing statement for such jurisdiction.

(b)Not later than five Business Days after financial statements are required to be delivered pursuant to Section 5.01(a), Holdings or the Borrower shall deliver to the First Lien Administrative Agent a certificate executed by a Responsible Officer of Holdings or the Borrower (i) setting forth the information required pursuant to Paragraphs 1, 7, 8, 9, 10 and 11 of the Perfection Certificate or confirming that there has been no change in such information since the later of (x) the date of the Perfection Certificate delivered on the Effective Date or (y) the date of the most recent certificate delivered pursuant to this Section 5.03, (ii) identifying any (x) new Intermediate Parent or (y) Wholly Owned Restricted Subsidiary that has become, or ceased to be, a Material Subsidiary or an Excluded Subsidiary during the most recently ended fiscal year and (iii) certifying that all notices required to be given prior to the date of such certificate by Section 5.03 have been given.

SECTION 5.04    Existence; Conduct of Business.

Each of Holdings and the Borrower will, and will cause each Restricted Subsidiary and, in the case of Holdings, each Intermediate Parent to, do or cause to be done all things necessary to obtain, preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, Intellectual Property and Governmental Approvals material to the conduct of its business, except to the extent (other than with respect to the preservation of the existence of Holdings and the Borrower) that the failure to do so would not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, amalgamation, consolidation, liquidation or dissolution permitted under Section 6.03 or any Disposition permitted by Section 6.05.

SECTION 5.05    Payment of Taxes, etc.

Each of Holdings and the Borrower will, and will cause each Restricted Subsidiary and, in the case of Holdings, each Intermediate Parent to, pay all Taxes (whether or not shown on a Tax return) imposed upon it or its income or properties or in respect of its property or assets, before the same shall become delinquent or in default, except where (a) the same are being contested in good faith by an appropriate proceeding diligently conducted by Holdings, the Borrower or any of their respective Subsidiaries or (b) the failure to make payment would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

SECTION 5.06    Maintenance of Properties.

Each of Holdings and the Borrower will, and will cause each Restricted Subsidiary and, in the case of Holdings, each Intermediate Parent to, keep and maintain all tangible property material to the conduct of its business in good working order and condition (casualty, condemnation and ordinary wear and tear excepted), except where the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 5.07    Insurance.

(a)Each of Holdings and the Borrower will, and will cause each Restricted Subsidiary and, in the case of Holdings, each Intermediate Parent to, maintain, with insurance companies that Holdings believes (in the good faith judgment of the management of Holdings) are financially sound and responsible at the time the relevant coverage is placed or renewed, insurance in at least such amounts (after giving effect to any self-insurance which Holdings believes (in the good faith judgment of management of Holdings) is reasonable and prudent in light of the size and nature of its business) and against at least such risks (and with such risk retentions) as Holdings believes (in the good faith judgment or the management of Holdings) are reasonable and prudent in light of the size and nature of its business, and will furnish to the Lenders, upon written request from the First Lien Collateral Agent, information presented in reasonable detail as to the insurance so carried. The Borrower shall, and shall cause each Restricted Subsidiary organized or existing under the laws of a Covered Jurisdiction to (i) name the First Lien Collateral Agent, on behalf of the Secured Parties, as an additional insured as its interests may appear on each such general liability policy of insurance and each casualty insurance policy belonging to or insuring such Restricted Subsidiary (other than directors and officers policies, workers compensation policies and business interruption insurance) and (ii) in the case of each property insurance policy belonging to or insuring a Restricted Subsidiary organized or existing under the laws of a Covered Jurisdiction, include a loss payable clause or mortgagee endorsement, as applicable that names the First Lien Collateral Agent, on behalf of the Secured Parties, as the loss payee or mortgagee, as applicable, thereunder.

(b)If any portion of a building or other improvement included in any Mortgaged Property is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect or under any successor statute thereto), then the Borrower shall, or shall cause each Loan Party to (i) maintain, or cause to be maintained, with insurance companies that Holdings believes (in the good faith judgment of the management of Holdings) are financially sound and responsible at the time the relevant coverage is placed or renewed, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (ii) furnish to the Lenders, upon written request from the First Lien Collateral Agent, information presented in reasonable detail as to the flood insurance so carried.

SECTION 5.08    Books and Records; Inspection and Audit Rights.

Each of Holdings and the Borrower will, and will cause each Restricted Subsidiary and, in the case of Holdings, each Intermediate Parent to, maintain proper books of record and account in which entries that are full, true and correct in all material respects and are in conformity with GAAP (or applicable local standards) consistently applied shall be made of all material financial transactions and matters involving the assets and business of Holdings, any Intermediate Parent, the Borrower or its Restricted Subsidiaries, as the case may be. Each of Holdings and the Borrower will, and will cause each Restricted Subsidiary and, in the case of Holdings, each Intermediate Parent to, permit any representatives designated by the First Lien Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its tangible properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested; provided that (i) such representative shall us commercially reasonable efforts to avoid interruption of the normal business operations of the Borrower and its Subsidiaries and (ii) excluding any such visits and inspections during the continuation of an Event of Default, only the First Lien Administrative Agent on behalf of the Lenders may exercise visitation and inspection rights of the First Lien Administrative Agent and the Lenders under this Section 5.08 and the First Lien Administrative Agent shall not exercise such rights more often than one time during any calendar year absent the existence of an Event of Default and such time shall be at the Borrower’s expense; provided, further that (a) when an Event of Default exists, the First Lien Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice and (b) the First Lien Administrative Agent and the Lenders shall give Holdings and the Borrower the opportunity to participate in any discussions with Holdings’ or the Borrower’s independent public accountants.

SECTION 5.09    Compliance with Laws.

Each of Holdings and the Borrower will, and will cause each Restricted Subsidiary and, in the case of Holdings, each Intermediate Parent to, comply with all Requirements of Law (including Environmental Laws and the USA PATRIOT Act) with respect to it, its property and operations, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.10    Use of Proceeds and Letters of Credit.

The Borrower will use the proceeds of the Term Loans, the Revolving Loans, the Swingline Loans and the Letters of Credit solely in accordance with Section 3.16.

SECTION 5.11    Additional Subsidiaries.

(a)If (i) any additional Restricted Subsidiary that is not an Excluded Subsidiary, or any Intermediate Parent, in each case, organized in a Covered Jurisdiction, is formed or acquired after the Effective Date, (ii) any Restricted Subsidiary ceases to be an Excluded Subsidiary (other than any Immaterial Subsidiary that becomes a Material Subsidiary, which shall be subject to Section 5.11(b)) or (iii) the Borrower, at its option, elects to cause a Subsidiary organized in a Covered Jurisdiction, or to the extent reasonably acceptable to the First Lien Administrative Agent, a subsidiary that is otherwise an Excluded Subsidiary (including any Subsidiary that is not a Wholly Owned Subsidiary or any consolidated Affiliate in which the Borrower and its Subsidiaries own no Equity Interest or that is organized in a non-Covered Jurisdiction) to become a Subsidiary Loan Party, then in each case if (i), (ii) and (iii) Holdings or the Borrower will, within 30 days (or such longer period as may be agreed to by the First Lien Administrative Agent in its reasonable discretion) after (x) such newly formed or acquired Restricted Subsidiary or Intermediate Parent is formed or acquired, (y) such Restricted Subsidiary ceases to be an Excluded Subsidiary or (z) the Borrower has made such election, notify the First Lien Administrative Agent thereof, and will cause such Restricted Subsidiary (unless such Restricted Subsidiary is an Excluded Subsidiary) or Intermediate Parent to satisfy the Collateral and Guarantee Requirement with respect to such Restricted Subsidiary or Intermediate Parent and with respect to any Equity Interest in or Indebtedness of such Restricted Subsidiary or Intermediate Parent owned by or on behalf of any Loan Party within 30 days after such notice (or such longer period as the First Lien Administrative Agent shall reasonably agree). The Borrower shall deliver to the First Lien Administrative Agent a completed Perfection Certificate (or supplement thereof) with respect to such Restricted Subsidiary or Intermediate Parent signed by a Responsible Officer of Holdings or of such applicable Restricted Subsidiary, together with all attachments contemplated thereby concurrently with the satisfaction of the Collateral and Guarantee Requirement with respect to such Restricted Subsidiary or Intermediate Parent.

(b)Within 45 days (or such longer period as otherwise provided in this Agreement or as the First Lien Administrative Agent may reasonably agree) after Holdings or the Borrower identifies any new Material Subsidiary pursuant to Section 5.03(b), all actions (if any) required to be taken with respect to such Subsidiary in order to satisfy the Collateral and Guarantee Requirement shall have been taken with respect to such Subsidiary, to the extent not already satisfied pursuant to Section 5.11(a).

(c)Notwithstanding the foregoing, in the event any Material Real Property would be required to be mortgaged pursuant to this Section 5.11, the applicable Loan Party shall be required to comply with the “Collateral and Guarantee Requirement” as it relates to such Material Real Property within 90 days, following the latter of the date such Subsidiary becomes a Loan Party and the acquisition of such Material Real Property, or such longer time period as agreed by the First Lien Administrative Agent in its reasonable discretion;.

SECTION 5.12    Further Assurances.

(a)Subject to last paragraph of the definition of “Collateral and Guarantee Requirement”, each of Holdings and the Borrower will, and will cause each Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), that may be required under any applicable law and that the First Lien Administrative Agent or the Required Lenders may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Loan Parties.

(b)If, after the Effective Date, any material assets (other than Excluded Assets), including any Material Real Property, are acquired by the Borrower or any other Loan Party or are held by any Subsidiary on or after the time it becomes a Loan Party pursuant to Section 5.11 (other than assets constituting Collateral under a Security Document that become subject to the Lien created by such Security Document upon acquisition thereof or constituting Excluded Assets), the Borrower will notify the First Lien Administrative Agent thereof, and, if requested by the First Lien Administrative Agent, the Borrower will cause such assets to be subjected to a Lien securing the Secured Obligations and will take and cause the other Loan Parties to take, such actions as shall be necessary and reasonably requested by the First Lien Administrative Agent to grant and perfect such Liens, including actions described in paragraph (a) of this Section and as required pursuant to the “Collateral and Guarantee Requirement,” all at the expense of the Loan Parties and subject to the last paragraph of the definition of the term “Collateral and Guarantee Requirement.” In the event any Material Real Property is mortgaged pursuant to this Section 5.12(b), the Borrower or such other Loan Party, as applicable, shall be required to comply with the “Collateral and Guarantee Requirement” and paragraph (a) of this Section 5.12 within 90 days following the acquisition of such Material Real Property or such longer time period as agreed by the First Lien Administrative Agent in its reasonable discretion.

SECTION 5.13    Designation of Subsidiaries.

The Borrower may at any time after the Effective Date designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided (i) that immediately after such designation on a Pro Forma Basis, no Event of Default shall have occurred and be continuing, (ii) immediately after giving effect to such designation, on a Pro Forma Basis, the Total Net Leverage Ratio shall not exceed 7.50 to 1.00 for the most recently ended Test Period and (iii) no Subsidiary may be designated as an Unrestricted Subsidiary or continue as an Unrestricted Subsidiary if it is a “Restricted Subsidiary” for the purpose of ~~the Second Lien Notes or any other~~ any Material Indebtedness of Holdings or the Borrower. The designation of any Subsidiary as an Unrestricted Subsidiary after the Effective Date shall constitute an Investment by the Borrower therein at the date of designation in an amount equal to the Fair Market Value of the Borrower’s or their respective subsidiaries’ (as applicable) investment therein. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (i) the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time and (ii) a return on any Investment by the Borrower in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the Fair Market Value at the date of such designation of the Borrower’s or its Subsidiaries’ (as applicable) Investment in such Subsidiary.

SECTION 5.14    Certain Post-Closing Obligations.

As promptly as practicable, and in any event within the time periods after the Effective Date specified in Schedule 5.14 or such later date as the First Lien Administrative Agent agrees to in writing, including to reasonably accommodate circumstances unforeseen on the Effective Date, Holdings, the Borrower and each other Loan Party shall deliver the documents or take the actions specified on Schedule 5.14 that would have been required to be delivered or taken on the Effective Date, in each case except to the extent otherwise agreed by the First Lien Administrative Agent pursuant to its authority as set forth in the definition of the term “Collateral and Guarantee Requirement.”

SECTION 5.15    Maintenance of Rating of Borrower and the Facilities.

The Loan Parties shall use commercially reasonable efforts to maintain (i) a public corporate credit rating (but not any particular rating) from S&P and a public corporate family rating (but not any particular rating) from Moody’s, in each case in respect of the Borrower and (ii) a public rating (but not any particular rating) in respect of the Loans from each of S&P and Moody’s.

SECTION 5.16    Lines of Business.

The Borrower and its Restricted Subsidiaries, taken as a whole, will not fundamentally and substantively alter the character of their business, taken as a whole, from the business conducted by them on the Effective Date and other business activities which are extensions thereof or otherwise incidental, reasonably related or ancillary to any of the foregoing.

ARTICLE VI NEGATIVE COVENANTS

From and after the Effective Date and until the Termination Date, each of Holdings (with respect to Section 6.03(b) and (c) only) and the Borrower covenants and agrees with the Lenders that:

SECTION 6.01    Indebtedness; Certain Equity Securities.

(a)The Borrower will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

(i)Indebtedness of the Borrower and any of the Restricted Subsidiaries under the First Lien Loan Documents ~~and the Second Lien Debt Documents~~ (including any Indebtedness incurred pursuant to Section 2.20 or 2.21);

(ii)Indebtedness, including intercompany Indebtedness, outstanding on the Amendment No. 4 Effective Date and listed on Schedule 6.01, and any Permitted Refinancing thereof;

(iii)Guarantees by the Borrower and any of the Restricted Subsidiaries in respect of Indebtedness of the Borrower or any Restricted Subsidiary otherwise permitted hereunder; provided that (A) such Guarantee is otherwise permitted by Section 6.04, (B) no Guarantee by any Restricted Subsidiary of any Junior Financing ~~or the Second Lien Facilities~~ shall be permitted unless such Restricted Subsidiary shall have also provided a Guarantee of the First Lien Loan Document Obligations pursuant to the First Lien Guarantee Agreement, and (C) if the Indebtedness being Guaranteed is subordinated to the First Lien Loan Document Obligations, such Guarantee shall be subordinated to the Guarantee of the First Lien Loan Document Obligations on terms at least as favorable to the Lenders as those contained in the subordination of such Indebtedness;

(iv)Indebtedness of the Borrower owing to any Restricted Subsidiary or of any Restricted Subsidiary owing to any other Restricted Subsidiary or the Borrower, to the extent permitted by Section 6.04; provided that all such Indebtedness of any Loan Party owing to any Restricted Subsidiary that is not a Loan Party shall be subordinated to the First Lien Loan Document Obligations (to the extent any such Indebtedness is outstanding at any time after the date that is thirty (30) days after the Effective Date or such later date as the First Lien Administrative Agent may reasonably agree) (but only to the extent permitted by applicable law and not giving rise to adverse tax consequences) on terms (i) at least as favorable to the Lenders as those set forth in the form of intercompany note attached as Exhibit F or (ii) otherwise reasonably satisfactory to the First Lien Administrative Agent;

(v)(A) Indebtedness (including Capital Lease Obligations and purchase money Indebtedness) incurred, issued or assumed by the Borrower or any Restricted Subsidiary to finance the acquisition, purchase, lease, construction, repair, replacement or improvement of fixed or capital property, equipment or other assets; provided that such Indebtedness is incurred concurrently with or within 270 days after the applicable acquisition, purchase, lease, construction, repair, replacement or improvement, and (B) any Permitted Refinancing of any Indebtedness set forth in the immediately preceding clause (A) (or successive Permitted Refinancings thereof); provided, further that, at the time of any such incurrence of Indebtedness and after giving Pro Forma Effect thereto and the use of the proceeds thereof, the aggregate principal amount of Indebtedness that is outstanding in reliance on this clause (v) shall not exceed the greater of (A) $~~80,000,000~~190,000,000 and (B) ~~20~~35% of Consolidated EBITDA for the most recently ended Test Period as of such time;

(vi)Indebtedness in respect of Swap Agreements incurred in the ordinary course of business and not for speculative purposes;

(vii)(A) Indebtedness of the Borrower, any Restricted Subsidiary or any Person that becomes a Restricted Subsidiary (or of any Person not previously a Restricted Subsidiary that is merged, amalgamated or consolidated with or into the Borrower or a Restricted Subsidiary) either (a) incurred or issued and/or (b) assumed after the Effective Date in connection with any Permitted Acquisition or any other Investment not prohibited by Section 6.04; provided that, with respect to clause (a) above, (i) to the extent such obligor or any guarantor is a Loan Party, such Indebtedness is secured by the Collateral on a pari passu basis with the Secured Obligations, (ii) after giving effect to each such incurrence, issuance and/or assumption of such Indebtedness on a Pro Forma Basis,

(I) the Senior Secured First Lien Net Leverage Ratio as of such time is less than or equal to, at the Borrower’s option, either (x) 5.50 to 1.00 for the most recently ended Test Period or (y) the Senior Secured First Lien Net Leverage Ratio immediately prior to such Permitted Acquisition or Investment (and related issuance and/or incurrence of Consolidated Senior Secured First Lien Net Indebtedness), (II) the Borrower shall be in Pro Forma Compliance with the Financial Performance Covenant for the most recently ended Test Period (regardless of whether such Financial Performance Covenant is applicable at such time) and (III) no Specified Event of Default shall exist or result therefrom (at the time of execution of a binding agreement in respect thereof), and (iii) with respect to any such newly incurred Indebtedness, (1) such Indebtedness does not mature earlier than the Term Maturity Date as of the Effective Date (except in the case of customary bridge loans which, subject to customary conditions (including no payment or bankruptcy event of default), would either automatically be converted into or required to be exchanged for permanent refinancing that does not mature earlier than the Term Maturity Date as of the Effective Date), (2) such Indebtedness does not have a shorter Weighted Average Life to Maturity than the remaining Term Loans (except in the case of customary bridge loans which, subject to customary conditions (including no payment or bankruptcy event of default), would either automatically be converted into or required to be exchanged for permanent refinancing Indebtedness that does not have a shorter Weighted Average Life to Maturity than such remaining Term Loans) and (3) ~~the covenants, events of default and guarantees of such Indebtedness (excluding pricing, interest rate margins, rate floors, discounts, fees, premiums and prepayment or redemption provisions) are not materially more favorable (when taken as a whole) to the lenders or investors providing such Indebtedness than the terms and conditions of this Agreement (when taken as a whole) are to the Lenders (unless (1) Lenders under the existing Term Loans and Revolving Commitments, also receive the benefit of such more favorable terms (together with, at the election of the Borrower, any applicable “equity cure” provisions with respect to any financial maintenance covenant) (it being understood that, to the extent that any covenant, event of default or guarantee is added or modified for the benefit of any such Indebtedness, no consent shall be required from the First Lien Administrative Agent or any Lender to the extent that such covenant, event of default or guarantee is either (i) also added or modified for the benefit of any corresponding Loans remaining outstanding after the issuance or incurrence of any such Indebtedness in connection therewith or (ii) with respect to any “springing” financial maintenance covenant or other covenant that is (x) more restrictive on the Borrower and its Restricted Subsidiaries than the Financial Performance Covenant or other corresponding covenant hereunder and~~
~~(y) only applicable to, or for the benefit of, a revolving credit facility, also added for the benefit of each revolving credit facility hereunder (and not for the benefit of any term loan facility hereunder)), (2) such provisions are applicable only to periods after the Latest Maturity Date at such time, or (3) such terms are otherwise reasonably satisfactory to the First Lien Administrative Agent and the Borrower); provided that a certificate of a Responsible Officer of Holdings delivered to the First Lien Administrative Agent promptly after the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such resulting Indebtedness or copies of the principal documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement, shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the First Lien Administrative Agent notifies the Borrower within five (5) Business Days that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees);[~~reserved] and (B) any Permitted Refinancing of Indebtedness incurred pursuant to the foregoing subclause (A); provided further that the aggregate principal amount of Indebtedness of which the primary obligor or a guarantor is a Restricted Subsidiary that is not a Loan Party outstanding in reliance on this clause (vii)(A)(a) or (vii)(B) (solely with respect to any Permitted Refinancing of any Indebtedness incurred pursuant to clause (vii)(A)(a)) (together with the aggregate principal amount of Indebtedness of which the primary obligor or a guarantor is a Restricted Subsidiary that is not a Loan Party outstanding in reliance on Sections 6.01(a)(viii) and 6.01(a)(ix)) shall not exceed, at the time of incurrence thereof and after giving Pro Forma Effect thereto, the greater of $~~80,000,000~~108,400,000 and 20% of Consolidated EBITDA for the most recently ended Test Period as of such time;

(viii)(A) Indebtedness of the Borrower, any Restricted Subsidiary or any Person that becomes a Restricted Subsidiary (or of any Person not previously a Restricted Subsidiary that is merged, amalgamated or consolidated with or into the Borrower or a Restricted Subsidiary) either (a) incurred or issued and/or (b) assumed after the Effective Date in connection with any Permitted Acquisition or any other Investment not prohibited by Section 6.04; provided that, with respect to clause (a) above, (i) to the extent such obligor or any guarantor is a Loan Party, such Indebtedness is secured by the Collateral on a junior or subordinated basis to the Secured Obligations,

(ii) after giving effect to each such incurrence and/or issuance of such Indebtedness on a Pro Forma Basis, the Senior Secured Net Leverage Ratio as of such time is less than or equal to, at the Borrower’s option, either (x) 7.50 to 1.00 for the most recently ended Test Period or (y) the Senior Secured Net Leverage Ratio immediately prior to such Permitted Acquisition or Investment (and related incurrence and/or issuance of Indebtedness) and (iii) with respect to any such newly incurred Indebtedness, (1) such Indebtedness does not mature earlier than the Term Maturity Date as of the Effective Date (except in the case of customary bridge loans which, subject to customary conditions (including no payment or bankruptcy event of default), would either automatically be converted into or required to be exchanged for permanent refinancing that does not mature earlier than the Term Maturity Date as of the Effective Date), (2) such Indebtedness does not have a shorter Weighted Average Life to Maturity than the remaining Term Loans (except in the case of customary bridge loans which, subject to customary conditions (including no payment or bankruptcy event of default), would either automatically be converted into or required to be exchanged for permanent refinancing Indebtedness which does not have a shorter Weighted Average Life to Maturity than the remaining Term Loans), (3) the other terms and conditions of such Indebtedness shall be as determined by the Borrower and the lenders providing such Indebtedness (subject to the restrictions and exceptions set forth above) and (4) with respect to clause (b) above, such Indebtedness is and remains the obligation of the Person and/or such Person’s subsidiaries that are acquired and such Indebtedness was not incurred in anticipation of such Permitted Acquisition or Investment; and (B) any Permitted Refinancing of Indebtedness incurred pursuant to the foregoing subclause (A); provided further that the aggregate principal amount of Indebtedness of which the primary obligor or a guarantor is a Restricted Subsidiary that is not a Loan Party outstanding in reliance on this clause (viii)(A)(a) or (viii)(B) (solely with respect to any Permitted Refinancing of any Indebtedness incurred pursuant to clause (viii)(A)(a)) (together with the aggregate principal amount of Indebtedness of which the primary obligor or a guarantor is a Restricted Subsidiary that is not a Loan Party outstanding in reliance Sections 6.01(a)(vii) and 6.01(a)(ix)) shall not exceed, at the time of incurrence thereof and after giving Pro Forma Effect thereto, the greater of (A) $~~80,000,000~~108,400,000 and (B) 20% of Consolidated EBITDA for the most recently ended Test Period as of such time ;

(ix)(A) Indebtedness of the Borrower, any Restricted Subsidiary or any Person that becomes a Restricted Subsidiary (or of any Person not previously a Restricted Subsidiary that is merged, amalgamated or consolidated with or into the Borrower or a Restricted Subsidiary) either (a) incurred or issued and/or (b) assumed after the Effective Date in connection with any Permitted Acquisition or any other Investment not prohibited by Section 6.04; provided that (i) such Indebtedness is unsecured, (ii) after giving effect to each such incurrence, issuance and/or assumption of such Indebtedness (X) on a Pro Forma Basis, at the Borrower’s option, either (1) the Total Net Leverage Ratio as of such time is less than or equal to either (x) 7.50 to 1.00 for the most recently ended Test Period or (y) the Total Net Leverage Ratio immediately prior to such Permitted Acquisition or Investment (and related incurrence and/or issuance of Indebtedness) or (2) the Interest Coverage Ratio as of such time is not less than either (x) 2.00 to 1.00 for the most recently ended Test Period or (y) the Interest Coverage Ratio immediately prior to such Permitted Acquisition or Investment (and related incurrence and/or issuance of Indebtedness), (Y) the Borrower shall be in Pro Forma Compliance with the Financial Performance Covenant for the most recently ended Test Period (regardless of whether such Financial Performance Covenant is applicable at such time) and (Z) no Specified Event of Default shall exist or result therefrom, and (iii) with respect to any such newly incurred Indebtedness, (1) such Indebtedness does not mature earlier than the Term Maturity Date as of the Effective Date (except in the case of customary bridge loans which, subject to customary conditions (including no payment or bankruptcy event of default), would either automatically be converted into or required to be exchanged for permanent refinancing that does not mature earlier than the Term Maturity Date as of the Effective Date) and (2) ~~the covenants, events of default and guarantees of such Indebtedness (excluding pricing, interest rate margins, rate floors, discounts, fees, premiums and prepayment or redemption provisions) are not materially more favorable (when taken as a whole) to the lenders or investors providing such Indebtedness than the terms and conditions of this Agreement (when taken as a whole) are to the Lenders (unless (I) Lenders under the existing Term Loans and Revolving Commitments also receive the benefit of such more favorable terms (together with, at the election of the Borrower, any applicable “equity cure” provisions with respect to any financial maintenance covenant) (it being understood that, to the extent that any covenant, event of default or guarantee is added or modified for the benefit of any such Indebtedness, no consent shall be required from the First Lien Administrative Agent or any Lender to the extent that such covenant, event of default or guarantee is either (i) added or modified for the benefit of any corresponding Loans remaining outstanding after the issuance or incurrence of any such Indebtedness in connection~~

~~therewith or (ii) with respect to any “springing” financial maintenance covenant or other covenant that is (x) more restrictive on the Borrower and its Restricted Subsidiaries than the Financial Performance Covenant or other corresponding covenant hereunder and (y) only applicable to, or for the benefit of, a revolving credit facility, in each case added for the benefit of each revolving credit facility hereunder (and not for the benefit of any term loan facility hereunder)), (II) such provisions are applicable only to periods after the Latest Maturity Date at such time, or (III) such terms are otherwise reasonably satisfactory to the First Lien Administrative Agent and the Borrower); provided that a certificate of a Responsible Officer of the Borrower delivered to the First Lien Administrative Agent promptly after the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such resulting Indebtedness or copies of the principal documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement, shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the First Lien Administrative Agent notifies the Borrower within five (5) Business Days that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees);[~~reserved]; and (B) any Permitted Refinancing of Indebtedness incurred pursuant to the foregoing subclause (A); provided further that the aggregate principal amount of Indebtedness of which the primary obligor or a guarantor is a Restricted Subsidiary that is not a Loan Party outstanding in reliance on this clause (ix)(A)(a) or (ix)(B) (solely with respect to any Permitted Refinancing of any Indebtedness incurred pursuant to clause (ix)(A)(a)) (together with the aggregate principal amount of Indebtedness of which the primary obligor or a guarantor is a Restricted Subsidiary that is not a Loan Party outstanding in reliance Sections 6.01(a)(vii) and 6.01(a)(viii)) shall not exceed, at the time of incurrence thereof and after giving Pro Forma Effect thereto, the greater of $~~80,000,000~~108,400,000 and 20% of Consolidated EBITDA for the most recently ended Test Period as of such time;

(x)Indebtedness incurred by a Restricted Subsidiary in connection with bankers’ acceptances, discounted bills of exchange or the discounting or factoring of receivables for credit management purposes, in each case incurred or undertaken in the ordinary course of business on arm’s length commercial terms on a non-recourse basis;

(xi)Settlement Indebtedness;

(xii)Indebtedness in respect of Cash Management Obligations and other Indebtedness in respect of netting services, automated clearinghouse arrangements, overdraft protections and similar arrangements, in each case, in connection with deposit accounts or from the honoring of a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business;

(xiii)Indebtedness consisting of obligations under deferred compensation (including indemnification obligations, obligations in respect of purchase price adjustments, earn-outs, incentive non-competes and other contingent obligations) or other similar arrangements incurred or assumed in connection with any Permitted Acquisition, any other Investment or any Disposition, in each case, permitted under this Agreement;

(xiv)Indebtedness of the Borrower or any Restricted Subsidiary or any Person that becomes a Restricted Subsidiary after the Effective Date (or of any Person not previously a Restricted Subsidiary that is merged, amalgamated or consolidated with or into the Borrower or any Restricted Subsidiary) which Indebtedness is either (A) unsecured or (B) (x) if the issuer or any guarantor of such Indebtedness is a Loan Party and such Indebtedness is secured, then such Indebtedness is secured on a junior basis to the Secured Obligations and the agent for the holders of which have entered into the First/Second Lien Intercreditor Agreement or (y) if neither the issuer of such Indebtedness nor any guarantor of such Indebtedness is a Loan Party, secured; provided that, at the time of the incurrence thereof and after giving Pro Forma Effect thereto, the aggregate principal amount of Indebtedness outstanding in reliance on this clause (xiv) shall not exceed the greater of (A)
$~~191,500,000~~271,000,000 and (B) 50% of Consolidated EBITDA for the most recently ended Test Period as of such time;

(xv)(A) Indebtedness of the Borrower or any of the Restricted Subsidiaries or any Person that becomes a Restricted Subsidiary after the Effective Date (or of any Person not previously a Restricted Subsidiary that is merged, amalgamated or consolidated with or into the Borrower or a Restricted Subsidiary); provided that (1)

(x) if such Indebtedness is secured by the Collateral on a pari passu basis with the Secured Obligations, after giving effect to the incurrence of such Indebtedness on a Pro Forma Basis, the Senior Secured First Lien Net Leverage Ratio as of such time is less than or equal to, at the Borrower’s option, either (I) 5.50 to 1.00 for the most recently ended Test Period, or (II) the Senior Secured First Lien Net Leverage Ratio immediately prior to such Permitted Acquisition or Investment, (y) if such Indebtedness is secured on a junior basis to the Secured Obligations and the agent for such Indebtedness has become a party to the First/Second Lien Intercreditor Agreement; provided that (i)
after giving effect to such incurrence, issuance and/or assumption of such Indebtedness on a Pro Forma Basis, at the Borrower’s option, the Senior Secured Net Leverage Ratio as of such time is less than or equal to either (I) 7.50 to 1.00 for the most recently ended Test Period or (II) the Senior Secured Net Leverage Ratio immediately prior to such Permitted Acquisition or Investment and (z) if such Indebtedness is unsecured, after giving effect to the incurrence of such Indebtedness on a Pro Forma Basis, at the Borrower’s option, either (x) the Total Net Leverage Ratio as of such time is less than or equal to (I) 7.50 to 1.00 for the most recently ended Test Period, (II) the Total Net Leverage Ratio immediately prior to such Permitted Acquisition or Investment or (y) the Interest Coverage Ratio as of such time is no less than, at the Borrower’s option, (I) 2.00 to 1.00 for the most recently ended Test Period or (II) the Interest Coverage Ratio immediately prior to such Permitted acquisition or investment, (2) such Indebtedness does not mature earlier than the Term Maturity Date as of the Effective Date (except in the case of customary bridge loans which, subject to customary conditions (including no payment or bankruptcy event of default), would either automatically be converted into or required to be exchanged for permanent refinancing that does not mature earlier than the Term Maturity Date as of the Effective Date), (3) ~~the covenants~~, events of default and/or guarantees of such ~~Indebtedness (excluding pricing, interest rate margins, rate floors, discounts, fees, premiums and prepayment or redemption provisions) are not materially more favorable (when taken as a whole) to the lenders or investors providing such Indebtedness than the terms and conditions of this Agreement (when taken as a whole) are to the Lenders (unless (I) Lenders under the existing Term Loans and Revolving Commitments also receive the benefit of such more favorable terms (together with, at the election of the Borrower, any applicable “equity cure” provisions with respect to any financial maintenance covenant) (it being understood that, to the extent that any covenant, event of default or guarantee is added or modified for the benefit of any such Indebtedness, no consent shall be required from the First Lien Administrative Agent or any Lender to the extent that such covenant, event of default or guarantee is either (i) added or modified for the benefit of any corresponding Loans remaining outstanding after the issuance or incurrence of any such Indebtedness in connection therewith or (ii) with respect to any “springing” financial maintenance covenant or other covenant that is (x) more restrictive on the Borrower and its Restricted Subsidiaries than the Financial Performance Covenant or other corresponding covenant hereunder and~~
~~(y) only applicable to, or for the benefit of, a revolving credit facility, in each case added for the benefit of each revolving credit facility hereunder (and not for the benefit of any term loan facility hereunder)), (II) such provisions are applicable only to periods after the Latest Maturity Date at such time, or (III) such terms are otherwise reasonably satisfactory to the First Lien Administrative Agent and the Borrower); provided that a certificate of a Responsible Officer of the Borrower delivered to the First Lien Administrative Agent promptly after the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such resulting Indebtedness or copies of the principal documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement, shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the First Lien Administrative Agent notifies the Borrower within five (5) Business Days that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees);~~[reserved]; and (B) any Permitted Refinancing of Indebtedness incurred pursuant to the foregoing subclause (A); provided further that the aggregate principal amount of Indebtedness of which the primary obligor or a guarantor is a Restricted Subsidiary that is not a Loan Party outstanding in reliance on this clause (xv) (together with the aggregate principal amount of Indebtedness incurred in reliance on Section 6.01(a)(xvi) and outstanding of which the primary obligor or a guarantor is a Restricted Subsidiary that is not a Loan Party) shall not exceed, at the time of incurrence thereof and after giving Pro Forma Effect thereto, the greater of (A) $~~80,000,000~~108,400,000 and (B) 20% of Consolidated EBITDA for the most recently ended Test Period;

(xvi)Indebtedness of the Borrower or any Restricted Subsidiary in an aggregate principal amount not greater than the aggregate amount of cash contributions made to the capital of the Borrower or any Restricted Subsidiary (to the extent Not Otherwise Applied) after the Effective Date; provided further that the aggregate principal amount of Indebtedness of which the primary obligor or a guarantor is a Restricted Subsidiary that is not a

Loan Party outstanding in reliance on this clause (xvi) (together with the aggregate principal amount of Indebtedness incurred in reliance on Section 6.01(a)(xv) and outstanding of which the primary obligor or a guarantor is a Restricted Subsidiary that is not a Loan Party) shall not exceed, at the time of incurrence thereof and after giving Pro Forma Effect thereto, the greater of (A) $~~80,000,000~~108,400,000 and (B) 20% of Consolidated EBITDA for the most recently ended Test Period;

(xvii)Indebtedness consisting of (A) the financing of insurance premiums or (B) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(xviii)Indebtedness supported by a Letter of Credit, in a principal amount not to exceed the face amount of such Letter of Credit;

(xix)Permitted Unsecured Refinancing Debt, and any Permitted Refinancing thereof;

(xx)Permitted First Priority Refinancing Debt and Permitted Second Priority Refinancing Debt, and any Permitted Refinancing of any of the foregoing;

(xxi)(A) Indebtedness of the Borrower or any Subsidiary Loan Party issued in lieu of First Lien Incremental Facilities consisting of (i) one or more series of secured or unsecured loans, bonds, notes or debentures (which loans, bonds, notes or debentures, if secured, may be secured either by Liens pari passu with the Liens on the Collateral securing the Secured Obligations or by Liens having a junior priority relative to the Liens on the Collateral securing the Secured Obligations) (and any Registered Equivalent Notes issued in exchange therefor), (ii) one or more series of secured or unsecured loans, bonds, notes or debentures (which loans, bonds, notes or debentures, if secured, may be secured by Liens having a junior priority relative to the Liens on the Collateral securing the Secured Obligations) or (iii) an ABL Facility (the “First Lien Incremental Equivalent Debt”); provided that (x) the aggregate principal amount of all such Indebtedness incurred pursuant to this clause shall not exceed, at the time of incurrence, the Incremental Cap at such time, (y) such Indebtedness complies with the provisions of the Required Additional Debt Terms (provided that clause (e) of the definition of “Required Additional Debt Terms” shall not apply to such First Lien Incremental Equivalent Debt) and (z) such Indebtedness shall not have a shorter Weighted Average Life to Maturity than the remaining Term Loans and (B) any Permitted Refinancing of Indebtedness incurred pursuant to the foregoing subclause (A); provided, that the condition in clause (z) of the definition of “Required Additional Debt Terms” shall not apply to any First Lien Incremental Equivalent Debt in the form of an ABL Facility;

(xxii)Indebtedness of any Restricted Subsidiary that is not a Loan Party; provided that the aggregate principal amount of Indebtedness of which the primary obligor or a guarantor is a Restricted Subsidiary that is not a Loan Party outstanding in reliance of this clause (xxiv) shall not exceed, at the time of incurrence thereof and after giving Pro Forma Effect thereto, the greater of (A) $~~40,000,000~~54,200,000 and (B) 10% of Consolidated EBITDA for the most recently ended Test Period as of such time;

(xxiii)Indebtedness incurred by the Borrower or any Restricted Subsidiary in respect of letters of credit, bank guarantees, warehouse receipts, bankers’ acceptances or similar instruments issued or created in the ordinary course of business or consistent with past practice, including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other reimbursement-type obligations regarding workers compensation claims;

(xxiv)Indebtedness and obligations in respect of self-insurance and obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by the Borrower or any Restricted Subsidiary or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case, in the ordinary course of business or consistent with past practice;

(xxv)Indebtedness representing deferred compensation or stock-based compensation owed to employees, consultants or independent contractors of Holdings, any Intermediate Parent, the Borrower or the Restricted Subsidiaries incurred in the ordinary course of business or consistent with past practice;

(xxvi)Indebtedness consisting of unsecured promissory notes issued by the Borrower or any Restricted Subsidiary to future, current or former officers, directors, employees, managers and consultants or their respective estates, spouses or former spouses, successors, executors, administrators, heirs, legatees or distributees, in each case to finance the purchase or redemption of Equity Interests of the Borrower (or any direct or indirect parent thereof) to the extent permitted by Section 6.07(a);

(xxvii)Indebtedness incurred in connection with a Qualified Securitization Facility;

(xxviii)Indebtedness ~~consisting of Permitted Second Priority Debt~~under the Senior Secured Notes and any Permitted Refinancing; provided that such Indebtedness is subject to ~~the~~a First~~/Second~~  Lien Pari Passu Intercreditor Agreement; ~~and~~

(xxix)all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (i) through (xxix) above.; and

(xxx)Indebtedness of the Borrower or any of its Restricted Subsidiaries arising pursuant to any Permitted Intercompany Activities and Permitted Tax Restructurings.

(b)The Borrower will not, and will not permit any Restricted Subsidiary to, issue any preferred Equity Interests or any Disqualified Equity Interests, except (A) in the case of the Borrower, preferred Equity Interests that are Qualified Equity Interests and (B) (x) preferred Equity Interests issued to and held by the Borrower or any Restricted Subsidiary and (y) other preferred Equity Interests issued to and held by joint venture partners after the Effective Date; provided that in the case of this clause (y) any such issuance of preferred Equity Interests shall be deemed to be incurred Indebtedness and subject to the provisions set forth in Section 6.01(a) and (b).

For purposes of determining compliance with this Section 6.01, (i) in the event that an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the categories of Indebtedness described in clauses (a)(i) through (a)(xxx) above, the Borrower may, in its sole discretion, at the time of incurrence, divide, classify or reclassify, or at any later time divide, classify or reclassify, such item of Indebtedness (or any portion thereof) and will only be required to include the amount and type of such Indebtedness in one or more of the above clauses; provided that all Indebtedness outstanding under the First Lien Loan Documents will be deemed to have been incurred in reliance only on the exception in clause (a)(i).

~~Notwithstanding any other provision herein, the Borrower shall not be permitted to incur Indebtedness if (x) the Liens on Collateral securing such Indebtedness are junior to the Liens on Collateral securing the First Lien Loan Document Obligations but senior to the Liens on such Collateral securing the Second Lien Debt Document Obligations or (y) the priority of payments on such Indebtedness is junior and subordinate to the First Lien Loan Document Obligations but senior in priority of payment to the Second Lien Debt Document Obligations.~~

SECTION 6.02    Liens.

The Borrower will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned (but not leased) or hereafter acquired (but not leased) by it, except:

(i)Liens created under the First Lien Loan Documents ~~and the Second Lien Debt Documents~~;

(ii)Permitted Encumbrances;

(iii)Liens existing on ~~the~~Amendment No. 4 Effective Date; provided that any Lien securing Indebtedness or other obligations in excess of $~~1,000,000~~2,000,000 individually shall only be permitted if set forth on Schedule 6.02 (unless such Lien is permitted by another clause in this Section 6.02) and any modifications, replacements, renewals or extensions thereof; provided further that such modified, replacement, renewal or extension Lien does not extend to any additional property other than (1) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 6.01 and
(2) proceeds and products thereof;

(iv)Liens securing Indebtedness permitted under Section 6.01(a)(v); provided that (A) such Liens attach concurrently with or within 270 days after the acquisition, repair, replacement, construction or improvement (as applicable) of the property subject to such Liens, (B) such Liens do not at any time encumber any property other than the property financed by such Indebtedness except for replacements, additions, accessions and improvements to such property and the proceeds and the products thereof, and any lease of such property (including accessions thereto) and the proceeds and products thereof and customary security deposits and (C) with respect to Capital Lease Obligations, such Liens do not at any time extend to or cover any assets (except for replacements, additions, accessions and improvements to or proceeds of such assets) other than the assets subject to such Capital Lease Obligations; provided further that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;

(v)(i) easements, leases, licenses, subleases or sublicenses granted to others (including licenses and sublicenses of Intellectual Property) that do not (A) interfere in any material respect with the business of the Borrower and the Restricted Subsidiaries, taken as a whole, or (B) secure any Indebtedness and (ii) any interest or title of a lessor, sublessor or licensee under any lease, sublease (including financing statements regarding property subject to lease) or license entered into by the Borrower or any Restricted Subsidiary not in violation of this Agreement;

(vi)Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(vii)Liens (A) of a collection bank arising under Section 4-210 of the Uniform Commercial Code, or any comparable or successor provision, on items in the course of collection; (B) attaching to pooling, commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business; or
(C) in favor of a banking or other financial institution or entity, or electronic payment service provider, arising as a matter of law encumbering deposits (including the right of setoff) and that are within the general parameters customary in the banking or finance industry;

(viii)Liens (A) on cash advances or escrow deposits in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 6.04 to be applied against the purchase price for such Investment or otherwise in connection with any escrow arrangements with respect to any such Investment or any Disposition permitted under Section 6.05 (including any letter of intent or purchase agreement with respect to such Investment or Disposition), or (B) consisting of an agreement to dispose of any property in a Disposition permitted under Section 6.05, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(ix)Liens on property or other assets of any Restricted Subsidiary that is not a Loan Party, which Liens secure Indebtedness of such Restricted Subsidiary or another Restricted Subsidiary that is not a Loan Party, in each case permitted under Section 6.01(a);

(x)Liens granted by a Restricted Subsidiary that is not a Loan Party in favor of any Restricted Subsidiary and Liens granted by a Loan Party in favor of any other Loan Party;

(xi)Liens existing on property or other assets at the time of its acquisition or existing on the property or other assets of any Person at the time such Person becomes a Restricted Subsidiary, in each case after the

Effective Date and any modifications, replacements, renewals or extensions thereof; provided that (A) such Lien was not created in contemplation of such acquisition or such Person becoming a Restricted Subsidiary and (B) such Lien does not extend to or cover any other assets or property (other than any replacements of such property or assets and additions and accessions thereto, the proceeds or products thereof and other than after-acquired property subject to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require or include, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition);

(xii)Liens on cash, Permitted Investments or other marketable securities securing Letters of Credit of any Loan Party that are cash collateralized on the Effective Date in an amount of cash, Permitted Investments or other marketable securities with a Fair Market Value of up to 105% of the face amount of such Letters of Credit being secured;

(xiii)Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale or purchase of goods by any of the Borrower or any Restricted Subsidiary in the ordinary course of business;

(xiv)Liens deemed to exist in connection with Investments in repurchase agreements under clause (e) of the definition of the term “Permitted Investments”;

(xv)Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(xvi)Liens that are contractual rights of setoff (A) relating to the establishment of depository relations with banks not given in connection with the incurrence of Indebtedness, (B) relating to pooled deposit or sweep accounts to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower and the Restricted Subsidiaries or (C) relating to purchase orders and other agreements entered into with customers of the Borrower or any Restricted Subsidiary in the ordinary course of business;

(xvii)ground leases in respect of real property on which facilities owned or leased by the Borrower or any of the Restricted Subsidiaries are located;

(xviii)Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(xix)Liens securing Indebtedness permitted under Section 6.01(a)(xxii) or 6.01(a)(xxiii);

(xx)Liens securing Indebtedness on real property other than Material Real Property (except as required by this Agreement);

(xxi)Settlement Liens;

(xxii)Liens securing Indebtedness permitted under Section 6.01(a)(vii), (viii), (xv) ~~or~~, (xviii) or
(xxviii) (provided any such Liens on Collateral shall be subject to First/Second Lien Intercreditor Agreement and/or Customary Intercreditor Agreement);

(xxiii)[Reserved];

(xxiv)Liens on cash and Permitted Investments used to satisfy or discharge Indebtedness; provided such satisfaction or discharge is permitted hereunder;

(xxv)Receipt of progress payments and advances from customers in the ordinary course of business to the extent the same creates a Lien on the related inventory and proceeds thereof;

(xxvi)Liens on Equity Interests of any joint venture (a) securing obligations of such joint venture or (b) pursuant to the relevant joint venture agreement or arrangement;

(xxvii)Liens on cash or Permitted Investments securing Swap Agreements in the ordinary course of business submitted for clearing in accordance with applicable Requirements of Law; provided that the aggregate outstanding amount of obligations secured by Liens existing in reliance on this clause (xxvii) shall not exceed
$~~30,000,000~~56,458,000;

(xxviii)other Liens; provided that, at the time of the granting thereof and after giving Pro Forma Effect thereto, the aggregate amount of obligations secured by all Liens incurred in reliance on this clause (xxviii) shall not exceed the greater of (A) $~~80,000,000~~108,400,000 and (B) 20% of Consolidated EBITDA for the most recently ended Test Period (provided that, with respect to any such obligation, the amount of such obligation shall be the lesser of (x) the outstanding face amount of such obligation and (y) the fair market value of the assets securing such obligation); provided, further, that no such Liens under this clause (xxviii) shall encumber any Material Real Property (except as required by this Agreement);~~and~~

(xxix)Liens on accounts receivable, Securitization Assets and related assets incurred in connection with a Qualified Securitization Facility.; and

(xxx)Liens arising in connection with any Permitted Intercompany Activities and Permitted Tax Restructurings.

SECTION 6.03    Fundamental Changes; Holdings Covenant.

(a)The Borrower will not, and will not permit any Restricted Subsidiary to, merge into or amalgamate or consolidate with any other Person, or permit any other Person to merge into or amalgamate or consolidate with it, or liquidate or dissolve (which, for the avoidance of doubt, shall not restrict the Borrower or any Restricted Subsidiary from changing its organizational form), except that:

(i)any Restricted Subsidiary may merge, amalgamate or consolidate with (A) the Borrower; provided that the Borrower shall be the continuing or surviving Person, or (B) any one or more Restricted Subsidiaries; provided, further, that when any Subsidiary Loan Party is merging, amalgamating or consolidating with another Restricted Subsidiary (1) the continuing or surviving Person shall be a Subsidiary Loan Party or (2) if the continuing or surviving Person is not a Subsidiary Loan Party, the acquisition of such Subsidiary Loan Party by such surviving Restricted Subsidiary is otherwise permitted under Section 6.04;

(ii)(A) any Restricted Subsidiary that is not a Loan Party may merge, amalgamate or consolidate with or into any Restricted Subsidiary that is not a Loan Party and (B) (x) any Restricted Subsidiary (other than the Borrower) may liquidate or dissolve and (y) any Restricted Subsidiary may change its legal or organizational form if the Borrower determines in good faith that such action is in the best interests of the Borrower and its Restricted Subsidiaries and is not materially disadvantageous to the Lenders;

(iii)any Restricted Subsidiary may make a Disposition of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or another Restricted Subsidiary; provided that if the transferor in such a transaction is a Loan Party, then (A) the transferee must be a Loan Party, (B) to the extent constituting an Investment, such Investment is a permitted Investment in a Restricted Subsidiary that is not a Loan Party in accordance with Section 6.04 or (C) to the extent constituting a Disposition to a Restricted Subsidiary that is not a Loan Party, such Disposition is for Fair Market Value (as determined in good faith by the Borrower) and any promissory note or other non-cash consideration received in respect thereof is a permitted Investment in a Restricted Subsidiary that is not a Loan Party in accordance with Section 6.04;

(iv)the Borrower may merge, amalgamate or consolidate with (or Dispose of all or substantially all of its assets to) any other Person; provided that (A) the Borrower shall be the continuing or surviving Person or
(B) if the Person formed by or surviving any such merger, amalgamation or consolidation is not the Borrower or is a Person into which the Borrower has been liquidated (or, in connection with a Disposition of all or substantially all of the Borrower’s assets, if the transferee of such assets) (any such Person, the “Successor Borrower”), (1) the Successor Borrower shall be an entity organized or existing under the laws of a Covered Jurisdiction, (2) the Successor Borrower shall expressly assume all of the obligations of the Borrower under this Agreement and the other First Lien Loan Documents to which the Borrower is a party pursuant to a supplement hereto or thereto in form and substance reasonably satisfactory to the First Lien Administrative Agent, (3) each Loan Party other than the Borrower, unless it is the other party to such merger, amalgamation or consolidation, shall have reaffirmed, pursuant to an agreement in form and substance reasonably satisfactory to the First Lien Administrative Agent, that its Guarantee of and grant of any Liens as security for the Secured Obligations shall apply to the Successor Borrower’s obligations under this Agreement and (4) the Borrower shall have delivered to the First Lien Administrative Agent a certificate of a Responsible Officer of the Borrower and an opinion of counsel, each stating that such merger, amalgamation or consolidation complies with this Agreement; provided further that (y) if such Person is not a Loan Party, no Event of Default (or, to the extent related to a Limited Condition Transaction, no Specified Event of Default) shall exist after giving effect to such merger, amalgamation or consolidation and (z) if the foregoing requirements are satisfied, the Successor Borrower will succeed to, and be substituted for, the Borrower under this Agreement and the other First Lien Loan Documents; provided further that the Borrower shall have provided any documentation and other information about the Successor Borrower to the extent reasonably requested in writing promptly, and in any case within one Business Day following the delivery of the certificate in clause (4), by any Lender or Issuing Bank through the First Lien Administrative Agent that such Lender or Issuing Bank shall have reasonably determined is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including Title III of the USA PATRIOT Act (provided, that for the avoidance of doubt, the Borrower’s failure to deliver information requested after the first Business Day following delivery of the certificate in clause (4) above shall not constitute a Default or an Event of Default under this Agreement or the First Lien Loan Documents);

(v)any Restricted Subsidiary may merge, consolidate or amalgamate with any other Person in order to effect an Investment permitted pursuant to Section 6.04; provided that the continuing or surviving Person shall be the Borrower or a Restricted Subsidiary, which together with each of the Restricted Subsidiaries, shall have complied with the requirements of Sections 5.11 and 5.12;

(vi)~~[reserved]; and~~the Borrower and any Restricted Subsidiaries may consummate any Permitted Tax Restructuring;

(vii)any Restricted Subsidiary may effect a merger, amalgamation, dissolution, liquidation consolidation or amalgamation to effect a Disposition permitted pursuant to Section 6.05.

(b)Holdings will not, and will not permit any Intermediate Parent to, conduct, transact or otherwise engage in any business or operations other than (i) the ownership and/or acquisition of the Equity Interests of the Borrower, any Intermediate Parent and any other Subsidiary, (ii) the maintenance of its legal existence, including the ability to incur fees, costs and expenses relating to such maintenance, (iii) participating in tax, accounting and other administrative matters as a member of the consolidated group of Holdings and its Subsidiaries, (iv) the performance of its obligations under and in connection with the First Lien Loan Documents, the ~~Second Lien Debt~~Senior Secured Notes Documents, any documentation governing any Indebtedness or Guarantee and the other agreements contemplated hereby and thereby, (v) any public offering of its or any of its direct or indirect parent’s common stock or any other issuance or registration of its Equity Interests for sale or resale not prohibited by this Agreement, including the costs, fees and expenses related thereto, (vi) making any dividend or distribution or other transaction similar to a Restricted Payment and not otherwise prohibited by Section 6.08, or any Investment in the Borrower, any Intermediate Parent or any other Subsidiary, (vii) the incurrence of any Indebtedness, (viii) incurring fees, costs and expenses relating to overhead and general operating including professional fees for legal, tax and accounting issues and paying taxes, (ix) providing indemnification to officers and members of the Board of Directors, (x) activities incidental to the consummation of the Transactions and (xi) activities incidental to the businesses or activities described in clauses (i) to (x) of this paragraph.

(c)Holdings will not, and will not permit any Intermediate Parent to, own or acquire any material assets (other than Equity Interests as referred to in paragraph (b)(i) above, cash and Permitted Investments, intercompany Investments in any Intermediate Parent, Subsidiary or Borrower permitted hereunder) or incur any liabilities (other than liabilities as referred to in paragraph (b)(vii) above, liabilities imposed by law, including tax liabilities, and other liabilities incidental to its existence and business and activities permitted by this Agreement).

SECTION 6.04    Investments, Loans, Advances, Guarantees and Acquisitions.

The Borrower will not, and will not permit any Restricted Subsidiary to, make or hold any Investment, except:

(a)Permitted Investments at the time such Permitted Investment is made and purchases of assets in the ordinary course of business consistent with past practice;

(b)loans or advances to officers, members of the Board of Directors and employees of Holdings, the Borrower and its Restricted Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes, (ii) in connection with such Person’s purchase of Equity Interests of Holdings (or any direct or indirect parent thereof) (provided that the amount of such loans and advances made in cash to such Person shall be contributed to the Borrower in cash as common equity or Qualified Equity Interests) and (iii) for purposes not described in the foregoing clauses (i) and (ii), in an aggregate principal amount outstanding under this clause (iii) at any time not to exceed $~~30,000,000~~56,458,000;

(c)Investments by the Borrower in any Restricted Subsidiary and Investments by any Restricted Subsidiary in the Borrower or any other Restricted Subsidiary; provided that, in the case of any Investment by a Loan Party in a Restricted Subsidiary that is not a Loan Party, no Event of Default shall have occurred and be continuing or would result therefrom;

(d)Investments consisting of extensions of trade credit and accommodation guarantees in the ordinary course of business;

(e)Investments (i) existing or contemplated on the Amendment No. 4 Effective Date and set forth on Schedule 6.04 and any modification, replacement, renewal, reinvestment or extension thereof and
(ii) Investments existing on the Effective Date by the Borrower or any Restricted Subsidiary in the Borrower or any Restricted Subsidiary and any modification, renewal or extension thereof; provided that the amount of the original Investment is not increased except by the terms of such Investment to the extent as set forth on Schedule 6.04 or as otherwise permitted by this Section 6.04;

(f)Investments in Swap Agreements incurred in the ordinary course of business and not for speculative purposes;

(g)promissory notes and other non-cash consideration received in connection with Dispositions permitted by Section 6.05;

(h)Permitted Acquisitions;

(i)the Transactions;

(j)Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Uniform Commercial Code Article 4 customary trade arrangements with customers in the ordinary course of business;

(k)Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(l)loans and advances to Holdings (or any direct or indirect parent thereof) or any Intermediate Parent (x) in lieu of, and not in excess of the amount of (after giving effect to any other loans, advances or Restricted Payments in respect thereof), Restricted Payments to the extent permitted to be made to Holdings (or such parent) or such Intermediate Parent in accordance with Section 6.07(a) and (y) to the extent the proceeds thereof are contributed or loaned or advanced to any Restricted Subsidiary;

(m)additional Investments and other acquisitions; provided that at the time any such Investment or other acquisition is made, the aggregate outstanding amount of such Investment or acquisition made in reliance on this clause (m), together with the aggregate amount of all consideration paid in connection with all other Investments and acquisitions made in reliance on this clause (m) (including the aggregate principal amount of all Indebtedness assumed in connection with any such other Investment or acquisition previously made under this clause (m)), shall not exceed the sum of the greater of (i)(A) $~~195,000,000~~271,000,000 and (B) 50% of Consolidated EBITDA for the most recently ended Test Period after giving Pro Forma Effect to the making of such Investment or other acquisition, plus (ii) so long as immediately after giving effect to any such Investment (x) no Event of Default has occurred and is continuing and (y) on a Pro Forma Basis, the Total Net Leverage Ratio does not exceed 7.50 to 1.00 for the most recently ended Test Period, the Available Amount that is Not Otherwise Applied as in effect immediately prior to the time of making of such Investment, plus (iii) the Available Equity Amount that is Not Otherwise Applied as in effect immediately prior to the time of making of such Investment; plus (C) the General Restricted Payment Reallocated Amount; plus (D) the Junior Debt Payment Reallocated Amount;

(n)advances of payroll payments to employees in the ordinary course of business;

(o)Investments and other acquisitions to the extent that payment for such Investments is made with Qualified Equity Interests (excluding Qualified Equity Interests the proceeds of which will be applied as Cure Amounts) of Holdings (or any direct or indirect parent thereof or the IPO Entity);

(p)Investments of a Subsidiary acquired after the Effective Date or of a Person merged, amalgamated or consolidated with any Subsidiary in accordance with this Section 6.04 and Section 6.03 after the Effective Date or that otherwise becomes a Subsidiary (provided that if such Investment is made under Section 6.04(h), existing Investments in subsidiaries of such Subsidiary or Person shall comply with the requirements of Section 6.04(h)) to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(q)receivables owing to the Borrower or any Restricted Subsidiary, if created or acquired in the ordinary course of business;

(r)Investments (A) for utilities, security deposits, leases and similar prepaid expenses incurred in the ordinary course of business and (B) trade accounts created, or prepaid expenses accrued, in the ordinary course of business;

(s)non-cash Investments in connection with tax planning and reorganization activities; provided that after giving effect to any such activities, the security interests of the Lenders in the Collateral, taken as a whole, would not be materially impaired;

(t)additional Investments so long as at the time of any such Investment and after giving effect thereto, (A) on a Pro Forma Basis, the Senior Secured Net Leverage Ratio is no greater than 7.00 to

1.00 for the most recently ended Test Period and (B) no Event of Default exists or would result therefrom;

(u)Investments consisting of Indebtedness, Liens, fundamental changes, Dispositions and Restricted Payments permitted (other than by reference to this Section 6.04(v)) under Sections 6.01, 6.02, 6.03, 6.05 and 6.07, respectively;

(v)contributions to a “rabbi” trust for the benefit of employees, directors, consultants, independent contractors or other service providers or other grantor trust subject to claims of creditors in the case of a bankruptcy of the Borrower;

(w)to the extent that they constitute Investments, purchases and acquisitions of inventory, supplies, materials or equipment or purchases, acquisitions, licenses or leases of other assets, Intellectual Property, or other rights, in each case in the ordinary course of business;

(x)any Investment in any Subsidiary or any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business;

(y)Investments by an Unrestricted Subsidiary entered into prior to the day such Unrestricted Subsidiary is redesignated as a Restricted Subsidiary pursuant to the definition of “Unrestricted Subsidiary”;

(z)Investments in or relating to a Securitization Subsidiary that, in the good faith determination of the Borrower are necessary or advisable to effect any Qualified Securitization Facility or any repurchase obligation in connection therewith, including, without limitation, Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Securitization Facilities or any related Indebtedness; ~~and~~

(aa)    Investments in the ordinary course of business in connection with Settlements.; and

(bb)     non-cash investments in connection with tax planning and reorganization activities, and investments in connection with Permitted Intercompany Activities and Permitted Tax Restructurings.

SECTION 6.05    Asset Sales.

The Borrower will not, and will not permit any Restricted Subsidiary to, (i) voluntarily sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it or (ii) permit any Restricted Subsidiary to issue any additional Equity Interest in such Restricted Subsidiary (other than issuing directors’ qualifying shares, nominal shares issued to foreign nationals to the extent required by applicable Requirements of Law and other than issuing Equity Interests to the Borrower or any Restricted Subsidiary in compliance with Section 6.04(c)) (each, a “Disposition” and the term “Dispose” as a verb has the corresponding meaning), except:

(a)Dispositions of obsolete, damaged, used, surplus or worn out property, whether now owned or hereafter acquired, in the ordinary course of business and Dispositions of property no longer used or useful, or economically practicable to maintain, in the conduct of the core or principal business of the Borrower and any Restricted Subsidiary (including by ceasing to enforce, abandoning, allowing to lapse, terminate or be invalidated, discontinuing the use or maintenance of or putting into the public domain, any Intellectual Property that is, in the reasonable judgment of the Borrower or the Restricted Subsidiaries, no longer used or useful, or economically practicable to maintain, or in respect of which the Borrower or any Restricted Subsidiary determines in its reasonable business judgment that such action or inaction is desirable);

(b)Dispositions of inventory and other assets (including Settlement Assets) or held for sale or no longer used in the ordinary course of business and immaterial assets (considered in the aggregate) in the ordinary course of business;

(c)Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) an amount equal to Net Proceeds of such Disposition are promptly applied to the purchase price of such replacement property;

(d)Dispositions of property to the Borrower or any Restricted Subsidiary; provided that if the transferor in such a transaction is a Loan Party, then either (i) the transferee must be a Loan Party,
(ii) to the extent constituting an Investment, such Investment must be a permitted Investment in a Restricted Subsidiary that is not a Loan Party in accordance with Section 6.04 or (iii) to the extent constituting a Disposition to a Restricted Subsidiary that is not a Loan Party, such Disposition is for Fair Market Value (as determined in good faith by the Borrower) and any promissory note or other non-cash consideration received in respect thereof is a permitted investment in a Restricted Subsidiary that is not a Loan Party in accordance with Section 6.04;

(e)Dispositions permitted by Section 6.03, Investments permitted by Section 6.04, Restricted Payments permitted by Section 6.07 ~~and~~, Liens permitted by Section 6.02 and otherwise in connection with Permitted Intercompany Activities and Permitted Tax Restructurings;

(f)Dispositions of property acquired by the Borrower or any of the Restricted Subsidiaries after the Effective Date pursuant to sale-leaseback transactions;

(g)Dispositions of Permitted Investments;

(h)Dispositions or forgiveness of accounts receivable in connection with the collection or compromise thereof (including sales to factors or other third parties);

(i)leases, subleases, service agreements, product sales, licenses or sublicenses (including licenses and sublicenses of Intellectual Property), in each case that do not materially interfere with the business of the Borrower and the Restricted Subsidiaries, taken as a whole;

(j)transfers of property subject to Casualty Events;

(k)Dispositions of property to Persons other than Restricted Subsidiaries (including the sale or issuance of Equity Interests of a Restricted Subsidiary) for Fair Market Value (as determined by a Responsible Officer of the Borrower in good faith) not otherwise permitted under this Section 6.05; provided that with respect to any Disposition pursuant to this clause (k) for a purchase price in excess of
$~~200,000,000~~271,000,000, the Borrower or such Restricted Subsidiaries shall receive not less than 75% of such consideration in the form of cash or Permitted Investments; provided, however, that solely for the purposes of this clause (k), (A) any liabilities (as shown on the most recent balance sheet of the Borrower or such Restricted Subsidiary or in the footnotes thereto) of the Borrower or such Restricted Subsidiary, other than liabilities that are by their terms subordinated in right of payment to the First Lien Loan Document Obligations, that are assumed by the transferee with respect to the applicable Disposition and for which the Borrower and all of the Restricted Subsidiaries shall have been validly released by all applicable creditors in writing, shall be deemed to be cash, (B) any securities, notes or other obligations or assets received by the Borrower or such Restricted Subsidiary from such transferee that are converted by the Borrower or such Restricted Subsidiary into cash or Permitted Investments (to the extent of the cash or Permitted Investments received) within one hundred and eighty (180) days following the closing of the applicable Disposition, shall be deemed to be cash, (C) Indebtedness of any Restricted Subsidiary that ceases to be a Restricted Subsidiary as a result of such Disposition (other than intercompany debt owed to the Borrower or its Restricted Subsidiaries), to the extent that the Borrower and all of the Restricted

Subsidiaries (to the extent previously liable thereunder) are released from any guarantee of payment of the principal amount of such Indebtedness in connection with such Disposition, shall be deemed to be cash,
(D) any Designated Non-Cash Consideration received by the Borrower or such Restricted Subsidiary in respect of such Disposition having an aggregate Fair Market Value (as determined by a Responsible Officer of the Borrower in good faith), taken together with all other Designated Non-Cash Consideration received pursuant to this clause (k) that is at that time outstanding, not in excess of
$~~200,000,000~~217,000,000 at the time of the receipt of such Designated Non-Cash Consideration, with the Fair Market Value (as determined by a Responsible Officer of the Borrower in good faith) of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash and (E) at the time of and immediately after giving effect to such Disposition, no Default or Event of Default shall have occurred and be continuing; provided, that the Required Revolving Lenders may waive such requirement;

(l)Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(m)any Disposition of the Equity Interests of any Immaterial Subsidiary or Unrestricted Subsidiary;

(n)Dispositions of any assets (including Equity Interests) (A) acquired in connection with any Permitted Acquisition or other Investment not prohibited hereunder, which assets are not used or useful to the core or principal business of the Borrower and the Restricted Subsidiaries and (B) made to obtain the approval of any applicable antitrust authority in connection with a Permitted Acquisition;

(o)(i) any Disposition of accounts receivable, Securitization Assets, any participations thereof, or related assets in connection with or any Qualified Securitization Facility, (ii) the sale or discount of inventory, accounts receivable or notes receivable in the ordinary course of business (including sales to factors or other third parties) or in connection with any supplier and/or customer financing or (iii) the conversion of accounts receivable to notes receivable;

(p)transfers of condemned real property as a result of the exercise of “eminent domain” or other similar powers to the respective Governmental Authority or agency that has condemned the same (whether by deed in lieu of condemnation or otherwise), and transfers of real property arising from foreclosure or similar action or that have been subject to a casualty to the respective insurer of such real property as part of an insurance settlement; and

(q)non-exclusive licenses or sublicenses, or other similar grants of rights, to Intellectual Property in the ordinary course of business.    ;

SECTION 6.06    [Reserved].

SECTION 6.07    Restricted Payments; Certain Payments of Indebtedness.

(a)The Borrower will not, and will not permit any Restricted Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except:

(i)each Restricted Subsidiary may make Restricted Payments to (x) the Borrower or any Restricted Subsidiary, provided that in the case of any such Restricted Payment by a Restricted Subsidiary that is not a Wholly Owned Subsidiary, such Restricted Payment is made to a Borrower, any Restricted Subsidiary and to each other owner of Equity Interests of such Restricted Subsidiary based on their relative ownership interests of the relevant class of Equity Interests and (y) Holdings to the extent the proceeds of such Restricted Payments are contributed or loaned or advanced to another Restricted Subsidiary;

(ii)the Borrower and each Restricted Subsidiary may declare and make dividend payments or other distributions payable solely in the Equity Interests of such Person;

(iii)Restricted Payments made in connection with the Transactions;

(iv)repurchases of Equity Interests in Holdings (or any direct or indirect parent of Holdings), any Intermediate Parent, the Borrower or any Restricted Subsidiary deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price or withholding Taxes payable in connection with the exercise of such options or warrants or other incentive interests;

(v)Restricted Payments to Holdings or any Intermediate Parent, which Holdings or such Intermediate Parent may use to redeem, acquire, retire, repurchase or settle its Equity Interests (or any options, warrants, restricted stock or stock appreciation rights or similar securities issued with respect to any such Equity Interests) or Indebtedness or to service Indebtedness incurred by Holdings or any Intermediate Parent or any direct or indirect parent companies of Holdings to finance the redemption, acquisition, retirement, repurchase or settlement of such Equity Interest or Indebtedness (or make Restricted Payments to allow any of Holdings’ direct or indirect parent companies to so redeem, retire, acquire or repurchase their Equity Interests or their Indebtedness or to service Indebtedness incurred by Holdings or an Intermediate Parent to finance the redemption, acquisition, retirement, repurchase or settlement of such Equity Interests or Indebtedness or to service Indebtedness incurred to finance the redemption, retirement, acquisition or repurchase of such Equity Interests or Indebtedness), held directly or indirectly by current or former officers, managers, consultants, members of the Board of Directors, employees or independent contractors (or their respective spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees) of Holdings (or any direct or indirect parent thereof), any Intermediate Parent, the Borrower and its Restricted Subsidiaries, upon the death, disability, retirement or termination of employment of any such Person or otherwise in accordance with any stock option or stock appreciation rights plan, any management, director and/or employee stock ownership or incentive plan, stock subscription plan, employment termination agreement or any other employment agreements or equity holders’ agreement in an aggregate amount after the Effective Date together with the aggregate amount of loans and advances to Holdings or an Intermediate Parent made pursuant to Section 6.04(m) in lieu of Restricted Payments permitted by this clause (v) not to exceed $~~15,000,000~~27,100,000 in any calendar year with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum of $~~35,000,000~~54,200,000 in any calendar year (without giving effect to the following proviso); provided that such amount in any calendar year may be increased by (1) an amount not to exceed the cash proceeds of key man life insurance policies received by the Borrower (or by Holdings (or any direct or indirect parent thereof) or an Intermediate Parent and contributed to the Borrower) or the Restricted Subsidiaries after the Effective Date, or (2) the amount of any bona fide cash bonuses otherwise payable to members of the Board of Directors, consultants, officers, employees, managers or independent contractors of Holdings, an Intermediate Parent, the Borrower or any Restricted Subsidiary that are foregone in return for the receipt of Equity Interests, the Fair Market Value of which is equal to or less than the amount of such cash bonuses, which, if not used in any year, may be carried forward to any subsequent fiscal year; provided further that cancellation of Indebtedness owing to the Borrower or any Restricted Subsidiary from members of the Board of Directors, consultants, officers, employees, managers or independent contractors (or their respective spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees) of Holdings, any Intermediate Parent, the Borrower or any Restricted Subsidiary in connection with a repurchase of Equity Interests of Holdings, any Intermediate Parent or the Borrower (or any direct or indirect parent thereof) will not be deemed to constitute a Restricted Payment for purposes of this Section 6.07 or any other provisions of this Agreement.

(vi)other Restricted Payments made by the Borrower; provided that, at the time of making such Restricted Payments, (x) no Event of Default shall have occurred and be continuing or would result therefrom and
(y) on a Pro Forma Basis, the Senior Secured Net Leverage Ratio is equal to or less than 6.00 to 1.00 for the most recently ended Test Period;

(vii)the Borrower and any Restricted Subsidiary may make Restricted Payments in cash to the Borrower, Holdings and any Intermediate Parent:

(A)as distributions by the Borrower or any Restricted Subsidiary to the Borrower or Holdings (or any direct or indirect parent of Holdings) in amounts required for Holdings (or any direct or indirect parent of Holdings) to pay with respect to any taxable period in which the Borrower and/or any of its Subsidiaries is a member of (or the Borrower is a disregarded entity for U.S. federal income tax purposes wholly owned by a member of) a consolidated, combined, unitary or similar tax group (a “Tax Group”) for U.S. federal and/or applicable foreign, state or local income tax purposes of which Holdings or any other direct or indirect parent of Holdings is the common parent, Taxes that are attributable to the taxable income, revenue, receipts, gross receipts, gross profits, capital or margin of the Borrower and/or its Subsidiaries; provided that, for each taxable period, the amount of such payments made in respect of such taxable period in the aggregate shall not exceed the amount of such Taxes that the Borrower and its Subsidiaries would have been required to pay if they were a stand-alone Tax Group with the Borrower as the corporate common parent of such stand-alone Tax Group (collectively, “Tax Distributions”);

(B)the proceeds of which shall be used by Holdings or any Intermediate Parent to pay (or to make Restricted Payments to allow any direct or indirect parent of Holdings to pay) (1) its operating expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including administrative, legal, accounting and similar expenses payable to third parties) that are reasonable and customary and incurred in the ordinary course of business,
(2) any reasonable and customary indemnification claims made by members of the Board of Directors or officers, employees, directors, managers, consultants or independent contractors of Holdings (or any parent thereof) or any Intermediate Parent attributable to the ownership or operations of Holdings, the Borrower and its Restricted Subsidiaries, (3) fees and expenses (x) due and payable by the Borrower and its Restricted Subsidiaries and (y) otherwise permitted to be paid by the Borrower and any Restricted Subsidiaries under this Agreement, (4) to the extent constituting a Restricted Payment, amounts due and payable pursuant to any investor management agreement entered into with the Sponsor after the Effective Date in an aggregate amount not to exceed 2.5% of Consolidated EBITDA for the most recently ended Test Period delivered pursuant to Section 5.01(a) as of the time of such Restricted Payment and (5) amounts that would otherwise be permitted to be paid pursuant to Section 6.08 (iii) or (xi);

(C)the proceeds of which shall be used by Holdings (or any Intermediate Parent or any direct or indirect parent of Holdings) to pay franchise and similar Taxes, and other fees and expenses, required to maintain its corporate or other legal existence;

(D)to finance any Investment made by Holdings or any Intermediate Parent that, if made by the Borrower, would be permitted to be made pursuant to Section 6.04; provided that (A) such Restricted Payment shall be made substantially concurrently with the closing of such Investment and (B) Holdings (or any direct or indirect parent thereof) or any Intermediate Parent shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests but not including any loans or advances made pursuant to Section 6.04(b)) to be contributed to the Borrower or its Restricted Subsidiaries or (2) the Person formed or acquired to merge into or amalgamate or consolidate with the Borrower or any of the Restricted Subsidiaries to the extent such merger, amalgamation or consolidation is permitted in Section 6.03) in order to consummate such Investment, in each case in accordance with the requirements of Sections 5.11 and 5.12;

(E)the proceeds of which shall be used to pay (or to make Restricted Payments to allow Holdings or any direct or indirect parent thereof or any Intermediate Parent thereof to pay) fees and expenses related to any equity or debt offering not prohibited by this Agreement;

(F)the proceeds of which shall be used to pay customary salary, bonus and other benefits payable to officers and employees of Holdings or any direct or indirect parent company of Holdings or any Intermediate Parent to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of Holdings, the Borrower and its Restricted Subsidiaries; and

(G)the proceeds of which shall be used to make payments permitted by clause (b)(iv) and (b)(v) of Section 6.07;

(viii)in addition to the foregoing Restricted Payments and so long as (x) no Event of Default shall have occurred and be continuing or would result therefrom and (y) on a Pro Forma Basis, the Total Net Leverage Ratio does not exceed 7.50 to 1.00 for the most recently ended Test Period, the Borrower may make additional Restricted Payments, in an aggregate amount not to exceed the sum of (A) the Available Amount that is Not Otherwise Applied as in effect immediately prior to the time of making of such Restricted Payment, plus (B) the Available Equity Amount that is Not Otherwise Applied as in effect immediately prior to the time of making of such Restricted Payment;

(ix)redemptions in whole or in part of any of its Equity Interests for another class of its Equity Interests or with proceeds from substantially concurrent equity contributions or issuances of new Equity Interests; provided, that such new Equity Interests contain terms and provisions at least as advantageous to the Lenders in all respects material to their interests as those contained in the Equity Interests redeemed thereby;

(x)payments made or expected to be made in respect of withholding or similar Taxes payable by any future, present or former employee, director, manager or consultant and any repurchases of Equity Interests in consideration of such payments including deemed repurchases in connection with the exercise of stock options and the vesting of restricted stock and restricted stock units;

(xi)payments to Holdings or any Intermediate Parent to permit it to (a) pay cash in lieu of fractional Equity Interests in connection with any dividend, split or combination thereof or any Permitted Acquisition (or other similar Investment) and (b) honor any conversion request by a holder of convertible Indebtedness and make cash payments in lieu of fractional shares in connection with any such conversion and may make payments on convertible Indebtedness in accordance with its terms;

(xii)payments made or expected to be made by Holdings, any Intermediate Parent, the Borrower or any Restricted Subsidiary in respect of withholding or similar Taxes payable upon exercise of Equity Interests by any future, present or former employee, director, officer, manager or consultant (or their respective controlled Affiliates or permitted transferees) and any repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants or required withholding or similar Taxes;

(xiii)[reserved];

(xiv)the declaration and payment of a Restricted Payment on Holdings’ or the Borrower’s common stock (or the payment of Restricted Payments to Holdings or any direct or indirect parent company of Holdings to fund a payment of dividends on such company’s common stock), following consummation of an IPO, of up to 6.0% per annum of the net cash proceeds of such IPO received by or contributed to the Borrower, other than public offerings with respect to the IPO Entity’s common stock registered on Form S-8; and

(xv)any distributions or payments of Securitization Fees.

(b)The Borrower will not, and will not permit any Restricted Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Junior Financing, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Junior Financing, or any other payment (including any payment under any Swap Agreement) that has a substantially similar effect to any of the foregoing, except:

(i)payment of regularly scheduled interest and principal payments, mandatory offers to repay, repurchase or redeem, mandatory prepayments of principal premium and interest, and payment of fees, expenses and indemnification obligations, with respect to such Junior Financing, other than payments in respect of any Junior Financing prohibited by the subordination provisions thereof;

(ii)refinancings of Indebtedness to the extent permitted by Section 6.01;

(iii)the conversion of any Junior Financing to Equity Interests (other than Disqualified Equity Interests) of Holdings or any of its direct or indirect parent companies or any Intermediate Parent or the Borrower, and any payment that is intended to prevent any Junior Financing from being treated as an “applicable high yield discount obligation” within the meaning of Section 163(i)(1) of the Code;

(iv)prepayments, redemptions, repurchases, defeasances and other payments in respect of Junior Financings prior to their scheduled maturity in an aggregate amount, not to exceed the sum of (A) an amount at the time of making any such prepayment, redemption, repurchase, defeasance or other payment and together with any other prepayments, redemptions, repurchases, defeasances and other payments made utilizing this subclause (A) not to exceed the greater of (1) $~~60,000,000~~81,300,000 and (2) 15% of Consolidated EBITDA for the most recently ended Test Period after giving Pro Forma Effect to the making of such prepayment, redemption, purchase, defeasance or other payment, plus (B) (1) so long as no Event of Default shall have occurred and shall be continuing or would result therefrom and (2) on a Pro Forma Basis, the Total Net Leverage Ratio does not exceed 7.50 to 1.00 for the most recently ended Test Period (x) the Available Amount that is Not Otherwise Applied as in effect immediately prior to the time of making of such Investment plus (y) the Available Equity Amount that is Not Otherwise Applied as in effect immediately prior to the time of making of such Investment;

(v)payments made in connection with the Transactions;

(vi)prepayments, redemptions, purchases, defeasances and other payments in respect of Junior Financing prior to their scheduled maturity; provided that after giving effect to such prepayment, redemption, repurchase, defeasance or other payment, (A) on a Pro Forma Basis, the Senior Secured Net Leverage Ratio is less than or equal to 6.50 to 1.00 for the most recently ended Test Period and (B) no Event of Default exists or would result therefrom; ~~and~~

(vii)prepayment of Junior Financing owed to the Borrower or any Restricted Subsidiary or the prepayment of Permitted Refinancing of such Indebtedness with the proceeds of any other Junior Financing.; and

(viii)Payments made in connection with Permitted Intercompany Activities.

SECTION 6.08    Transactions with Affiliates.

The Borrower will not, and will not permit any Restricted Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (i) (A) transactions between or among the Borrower or any Restricted Subsidiary or any entity that becomes a Restricted Subsidiary as a result of such transaction and (B) transactions involving aggregate payment or consideration of less than $~~40,000,000~~54,200,000,
(ii) on terms substantially as favorable to the Borrower or such Restricted Subsidiary as would be obtainable by such Person at the time in a comparable arm’s-length transaction with a Person other than an Affiliate, (iii) the payment of fees and expenses related to the Transactions, (iv) the payment of management, consulting, advisory and monitoring fees to the Investors (or management companies of the Investors), or the making of distributions to the Investors (or their Affiliates) pursuant to customary equity arrangements, in an aggregate amount in any fiscal year not to exceed the amount permitted to be paid pursuant to Section 6.07(a)(vii)(B)(4), (v) issuances of Equity Interests of the Borrower to the extent otherwise permitted by this Agreement, (vi) employment and severance arrangements between the Borrower and its Restricted Subsidiaries and their respective officers and employees in the ordinary course of business or otherwise in connection with the Transactions (including loans and advances pursuant to Sections 6.04(b) and 6.04(n)), (vii) payments by the Borrower and its Restricted Subsidiaries pursuant to tax sharing agreements among Holdings (and any such parent thereof), any Intermediate Parent, the Borrower and its Restricted Subsidiaries on customary terms to the extent attributable to the ownership or operation of the Borrower and its Restricted Subsidiaries, to the extent such payments are permitted by Section 6.07, (viii) the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, members of the Board of Directors, officers and employees of Holdings (or any direct or indirect parent thereof), the Borrower, any Intermediate Parent and the Restricted Subsidiaries in the ordinary course of business to the extent attributable to the ownership or operation of the Borrower and its Restricted Subsidiaries, (ix) transactions pursuant to permitted agreements in existence or contemplated on the Amendment No. 4 Effective Date and set forth on Schedule 6.08 or any amendment thereto to the extent such an amendment is not adverse to the Lenders in any material respect, (x) Restricted Payments permitted under Section 6.07 and loans and advances in lieu thereof pursuant to Section 6.04(l), (xi) payments to or from, and transactions with, any joint venture in the ordinary course of business (including, without limitation, any cash management activities related thereto), (xii) transactions with customers, clients, suppliers, contractors, joint venture partners or purchasers or sellers of goods or services that are Affiliates, in each case in the ordinary course of business and which are fair to the Borrower and the Restricted Subsidiaries, in the reasonable determination of the Borrower, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party, (xiii) sales of accounts receivable, or participations therein, or Securitization Assets or related assets in connection with or any Qualified Securitization Facility, (xiv) payments made in connection with the Transactions, (xv) customary payments by the Borrower and its Restricted Subsidiaries to the Sponsor made for any financial advisory, consulting, financing, underwriting or placement services or in respect of other investment banking activities (including in connection with acquisitions, divestitures or financings), which payments are approved by the majority of the members of the Board of Directors or a majority of the disinterested members of the Board of Directors of the Borrower or such Restricted Subsidiary in good faith ~~and~~, (xvi) any other (A) Indebtedness permitted under Section 6.01 and Liens permitted under Section 6.02; provided that such Indebtedness and Liens are on terms which are fair and reasonable to the Borrower and its Subsidiaries as determined by the majority of disinterested members of the board of directors of the Borrower and
(B) transactions permitted under Section 6.03, Investments permitted under Section 6.04 and Restricted Payments permitted under Section 6.07 and (xvii) Permitted Intercompany Activities and related transactions.

SECTION 6.09    Restrictive Agreements.

The Borrower will not, and will not permit any Restricted Subsidiary to, enter into any agreement, instrument, deed or lease that prohibits or limits the ability of any Loan Party to create, incur, assume or suffer to exist any Lien upon any of their respective properties or revenues, whether now owned or hereafter acquired, for the benefit of the Secured Parties with respect to the Secured Obligations or under the First Lien Loan Documents; provided that the foregoing shall not apply to:

(a)restrictions and conditions imposed by (1) Requirements of Law, (2) any First Lien Loan Document, (3) any documentation governing First Lien Incremental Equivalent Debt, (4) any documentation governing Permitted Unsecured Refinancing Debt, Permitted First Priority Refinancing Debt or Permitted Second Priority Refinancing Debt, (5) any documentation governing other Indebtedness (other than intercompany debt owed to the Borrower or the Restricted Subsidiaries) that do not materially impair the Borrower’s ability to make payments on the Loans, (6) any documentation governing Indebtedness incurred pursuant to Section 6.01(a)(xxiv) or Section 6.01(a)(vii), (viii), (ix), (xv), (xxii) ~~or~~, (xxvii), (xxviii) and (6) any documentation governing any Permitted Refinancing incurred to refinance any such Indebtedness referenced in clauses (1) through (5) above;

(b)customary restrictions and conditions existing on the Effective Date and any extension, renewal, amendment, modification or replacement thereof, except to the extent any such amendment, modification or replacement expands the scope of any such restriction or condition;

(c)restrictions and conditions contained in agreements relating to the sale of a Subsidiary or any assets pending such sale; provided that such restrictions and conditions apply only to the Subsidiary or assets that is or are to be sold and such sale is permitted hereunder;

(d)customary provisions in leases, licenses, sublicenses and other contracts (including licenses and sublicenses of Intellectual Property) restricting the assignment thereof;

(e)restrictions imposed by any agreement relating to secured Indebtedness permitted by this Agreement to the extent such restriction applies only to the property securing such Indebtedness;

(f)any restrictions or conditions set forth in any agreement in effect at any time any Person becomes a Restricted Subsidiary (but not any modification or amendment expanding the scope of any such restriction or condition); provided that such agreement was not entered into in contemplation of such Person becoming a Restricted Subsidiary and the restriction or condition set forth in such agreement does not apply to the Borrower or any Restricted Subsidiary;

(g)restrictions or conditions in any Indebtedness permitted pursuant to Section 6.01 that is incurred or assumed by Restricted Subsidiaries that are not Loan Parties to the extent such restrictions or conditions are no more restrictive in any material respect than the restrictions and conditions in the First Lien Loan Documents or, in the case of Junior Financing, are market terms at the time of issuance and are imposed solely on such Restricted Subsidiary and its Subsidiaries;

(h)restrictions on cash (or Permitted Investments) or other deposits imposed by agreements entered into in the ordinary course of business (or other restrictions on cash or deposits constituting Permitted Encumbrances);

(i)restrictions set forth on Schedule 6.09 and any extension, renewal, amendment, modification or replacement thereof, except to the extent any such amendment, modification or replacement expands the scope of any such restriction or condition;

(j)customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted by Section 6.04;

(k)customary restrictions contained in leases, subleases, licenses, sublicenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate only to the assets subject thereto;

(l)customary provisions restricting subletting or assignment of any lease governing a leasehold interest of Holdings, any Intermediate Parent, the Borrower or any Restricted Subsidiary; and

(m)customary net worth provisions contained in real property leases entered into by Subsidiaries, so long as the Borrower has determined in good faith that such net worth provisions could not reasonably be expected to impair the ability of the Borrower and its Subsidiaries to meet their ongoing obligations.

SECTION 6.10    Amendment of Junior Financing.

The Borrower will not, and will not permit any Restricted Subsidiary to, amend or modify the documentation governing any Junior Financing if the effect of such amendment or modification is materially adverse to the Lenders or the Issuing Banks; provided that such modification will not be deemed to be materially adverse if such Junior Financing could be otherwise incurred under this Agreement (including as Indebtedness that does not constitute a Junior Financing) with such terms as so modified at the time of such modification.

SECTION 6.11    Financial Performance Covenant.

Solely with respect to the Revolving Facility, if on the last day of any Test Period (commencing with the Test Period ending March 31, 2020), the sum of (i) the aggregate principal amount of Revolving Loans then outstanding (other than for the first four fiscal quarters following the Effective Date, any Revolving Loans borrowed to fund any fees paid on the Effective Date in connection with the Transactions), plus (ii) the aggregate amount of LC Disbursements that have not been reimbursed (or otherwise cash collateralized or backstopped) within two (2) Business Days by or on behalf of the Borrower following the end of the applicable fiscal quarter, exceeds the greater of (x) $169,500,000 and (y) 40% of the aggregate principal amount of Revolving Commitments then in effect (after including any Additional/Replacement Revolving Commitments or Incremental Revolving Commitment Increase then in effect), the Borrower will not permit the Senior Secured First Lien Net Leverage Ratio to exceed 9.00 to 1.00 on the last day of such Test Period.

SECTION 6.12    Changes in Fiscal Periods.

The Borrower will not make any change in fiscal year; provided, however, that the Borrower may, upon written notice to the First Lien Administrative Agent, change its fiscal year to any other fiscal year reasonably acceptable to the First Lien Administrative Agent, in which case, the Borrower and the First Lien Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal year; and provided further that the limitation of this Section 6.12 shall not apply with respect to any short year resulting from the Transactions to occur on the Effective Date.

ARTICLE VII EVENTS OF DEFAULT
SECTION 7.01    Events of Default.

If any of the following events (any such event, an “Event of Default”) shall occur:

(a)any Loan Party shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)any Loan Party shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in paragraph (a) of this Section 7.01) payable under any First Lien Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) Business Days;

(c)any representation or warranty made or deemed made by or on behalf of Holdings, any Intermediate Parent, the Borrower or any of its Restricted Subsidiaries in connection with any First Lien Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any First Lien Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made, and such incorrect representation or warranty (if curable) shall remain incorrect for a period of 30 days after notice thereof from the First Lien Administrative Agent to the Borrower;

(d)(i) Holdings, any Intermediate Parent, the Borrower or any of the Restricted Subsidiaries shall fail to observe or perform any covenant, condition or agreement contained in Sections 5.02, 5.04 (with respect to the existence of Holdings, the Borrower or any such Intermediate Parents or Restricted Subsidiaries), 5.10, 5.14 or in Article VI (other than Section 6.08 or 6.12 or the Financial Performance Covenant); or

(i)    the Borrower or any of the Restricted Subsidiaries shall fail to observe or perform the Financial Performance Covenant; provided that (a) any Event of Default under Section 6.11 is subject to cure as provided in Section 7.02 and an Event of Default with respect to such Section shall not occur until the expiration of the tenth (10th) day subsequent to the date on which the financial statements with respect to the applicable fiscal quarter (or the fiscal year ended on the last day of such fiscal quarter) are required to be delivered pursuant to Section 5.01(a) or Section 5.01(b), as applicable, and (b) a Default under Section 6.11 shall not constitute an Event of Default with respect to the Term Loans unless and until the Revolving Lenders have actually declared all such obligations to be immediately due and payable and terminated the Revolving Commitments in accordance with this Agreement and such declaration has not been rescinded by the Required Revolving Lenders on or before such date;

(e)Holdings, any Intermediate Parent, the Borrower or any of the Restricted Subsidiaries shall fail to observe or perform any covenant, condition or agreement contained in any First Lien Loan Document (other than those specified in paragraph (a), (b) or (d) of this Section 7.01), and such failure shall continue unremedied for a period of thirty (30) days after written notice thereof from the First Lien Administrative Agent to the Borrower;

(f)Holdings, any Intermediate Parent, the Borrower or any of the Restricted Subsidiaries shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (after giving effect to any applicable grace period);

(g)any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with all applicable grace periods having expired) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, provided that this paragraph (g) shall not apply to (i) secured Indebtedness that becomes due as a result of the sale, transfer or other disposition (including as a result of a casualty or condemnation event) of the property or assets securing such Indebtedness (to the extent such sale, transfer or other disposition is not prohibited under this Agreement) or (ii) termination events or similar events occurring under any Swap Agreement that constitutes Material Indebtedness (it being understood that paragraph (f) of this Section 7.01 will apply to any failure to make any payment required as a result of any such termination or similar event); provided further that a default under any financial covenant in such Material Indebtedness shall not constitute an Event of Default unless and until the lenders or holders with respect to such Material Indebtedness have actually declared all such obligations to be immediately due and payable and terminate the commitments in accordance with the agreement governing such Material Indebtedness and such declaration has not been rescinded by the required lenders with respect to such Material Indebtedness on or before such date;

(h)an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, court protection, reorganization or other relief in respect of Holdings, the Borrower or any Material Subsidiary or its debts, or of a material part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law, now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, examiner, sequestrator, conservator or similar official for Holdings, the Borrower or any Material Subsidiary or for a material part of its assets, and, in any such case, such proceeding or petition shall continue undismissed or unstayed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)Holdings, the Borrower or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, court protection, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law, now or hereafter in effect,
(ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in paragraph (h) of this Section 7.01, (iii) apply for or consent to the appointment of a receiver, trustee, examiner, custodian, sequestrator, conservator or similar official for Holdings, the Borrower or any Material Subsidiary or for a material part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding or (v) make a general assignment for the benefit of creditors;

(j)one or more enforceable judgments for the payment of money in an aggregate amount in excess of the greater of (A) $~~100,000,000~~162,600,000 and (B) 30% of Consolidated EBITDA for the most recently ended Test Period as of such time (to the extent not covered by insurance as to which the insurer has been notified of such judgment or order and has not denied coverage) shall be rendered against Holdings, any Intermediate Parent, the Borrower and any of its Restricted Subsidiaries that is a Material Subsidiary or any combination thereof ~~and the same shall remain~~that, taken together, would constitute a Material Subsidiary and such judgment shall not have been effectively satisfied, vacated, ~~un~~discharged, stayed or bonded pending an appeal for a period of 60 consecutive days ~~during which execution shall not be effectively stayed, or any judgment creditor shall legally attach or levy upon assets of such Loan Party that are material to the businesses and operations of Holdings, any Intermediate Parent, the Borrower and the Restricted Subsidiaries, taken as a whole, to enforce any such judgment;~~;

(k)an ERISA Event occurs that has resulted or would reasonably be expected to result in a Material Adverse Effect;

(l)any Lien purported to be created under any Security Document shall cease to be, or shall be asserted in writing by any Loan Party not to be, a valid and perfected Lien on any material portion of the Collateral, with the priority required by the applicable Security Documents, except (i) as a result of the sale or other disposition of the applicable Collateral to a Person that is not a Loan Party in a transaction permitted under the First Lien Loan Documents, (ii) as a result of (A) the First Lien Administrative Agent’s ~~failure to (A) maintain~~no longer having possession of any stock certificates, promissory notes or other instruments delivered to it under the Security Documents or (B) ~~file~~ Uniform Commercial Code amendment or continuation financing statements not being timely filed or (iii) as to Collateral consisting of Material Real Property to the extent that such losses are covered by a lender’s title insurance policy and such insurer has not denied coverage or (iv) as a result of acts or omissions in the exclusive control of the First Lien Administrative Agent or any Lender;

(m)any material provision of any First Lien Loan Document or any Guarantee of the First Lien Loan Document Obligations shall for any reason be asserted in writing by any Loan Party not to be a legal, valid and binding obligation of any Loan Party thereto other than as expressly permitted hereunder or thereunder;

(n)any Guarantees of the First Lien Loan Document Obligations by any Loan Party pursuant to the First Lien Guarantee Agreement shall cease to be in full force and effect (in each case, other than in accordance with the terms of the First Lien Loan Documents); or

(o)a Change of Control shall occur;

then, and in every such event, and at any time thereafter during the continuance of such event, the First Lien Administrative Agent may, and at the request of the Required Lenders (or, in the case of an Event of Default under Section 7.01(d)(ii) after giving effect to the proviso, the Required Revolving Lenders (with respect to the Revolving Commitments and the Revolving Loans)) shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and (iii) demand the Borrower deposit cash collateral with the First Lien Administrative Agent as contemplated by Section 2.05(j) in the aggregate LC Exposure Amount of all outstanding Letters of Credit and thereupon the principal of the Loans and the LC Exposure of all Letters of Credit so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to Holdings or the Borrower described in paragraph (h) or (i) of this Section 7.01, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

SECTION 7.02    Right to Cure.

(a)Notwithstanding anything to the contrary contained in Section 7.01, in the event that the Borrower and its Restricted Subsidiaries fail to comply with the requirements of the Financial Performance Covenant (if applicable) as of the last day of any applicable fiscal quarter of the Borrower, at any time after the beginning of such fiscal quarter until the expiration of the tenth (10th) Business Day subsequent to the date on which the financial statements with respect to such fiscal quarter (or the fiscal year ended on the last day of such fiscal quarter) are required to be delivered pursuant to Section 5.01(a) or (b), as applicable, Holdings shall have the right to issue Qualified Equity Interests for cash or otherwise receive cash contributions to the capital of Holdings as cash common equity or other Qualified Equity Interests (which Holdings shall contribute through its subsidiaries as cash common equity or other Qualified Equity Interests) (collectively, the “Cure Right”), and upon the receipt by the Borrower of the Net Proceeds of such issuance (the “Cure Amount”) pursuant to the exercise by Holdings of such Cure Right the Financial Performance Covenant shall be recalculated giving effect to one of the following pro forma adjustments:

(i)Consolidated EBITDA shall be increased with respect to such applicable fiscal quarter and any four fiscal quarter period that contains such fiscal quarter, solely for the purpose of measuring the Financial Performance Covenant and not for any other purpose under this Agreement, by an amount equal to the Cure Amount; or

(ii)if, after giving effect to the foregoing pro forma adjustment (without giving effect to any repayment of any Indebtedness with any portion of the Cure Amount or any portion of the Cure Amount on the balance sheet of the Borrower and its Restricted Subsidiaries, in each case, with respect to such fiscal quarter only), the Borrower and its Restricted Subsidiaries shall then be in compliance with the contained in the Financial Performance Covenant or the Financial Performance Covenant is not applicable for such fiscal quarter, the Borrower and the Restricted Subsidiaries shall be deemed to have satisfied the requirements of the Financial Performance Covenant as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of the Financial Performance Covenant that had occurred shall be deemed cured for the purposes of this Agreement;

provided that the Borrower shall have notified the First Lien Administrative Agent of the exercise of such Cure Right within five (5) Business Days of the issuance of the relevant Qualified Equity Interests for cash or the receipt of the cash contributions by Holdings.

(b)Notwithstanding anything herein to the contrary, (i) in each four consecutive fiscal quarter period of the Borrower there shall be at least one (1) fiscal quarter in which the Cure Right is not exercised,
(ii) during the term of this Agreement, the Cure Right shall not be exercised more than five (5) times and (iii) for purposes of this Section 7.02, the Cure Amount shall be no greater than the amount required for purposes of complying with the Financial Performance Covenant and any amounts in excess thereof shall not be deemed to be a Cure Amount. Notwithstanding any other provision in this Agreement to the contrary, the Cure Amount received pursuant to any exercise of the Cure Right shall be disregarded for purposes of determining any available basket under Article VI of this Agreement. For the avoidance of doubt, no Cure Amounts shall be applied to reduce the Indebtedness of the Borrower and its Restricted Subsidiaries on a Pro Forma Basis for purposes of determining compliance with the Financial Performance Covenants for the fiscal quarter in which such Cure Right was made and there shall not have been a breach of any covenant under Article VI of this Agreement by reason of having no longer included such Cure Amount in any basket during the relevant period.

SECTION 7.03 Application of Proceeds. Subject to the terms of any applicable Intercreditor Agreement, the First Lien Collateral Agent shall apply the proceeds of any collection or sale of Collateral, including any Collateral consisting of cash, as follows:

FIRST, to the payment of all costs and expenses incurred by the First Lien Collateral Agent in connection with such collection or sale or otherwise in connection with this Agreement, any other First Lien Loan Document or any of the Secured Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the First Lien Collateral Agent hereunder or under any other First Lien Loan Document on behalf of any Loan Party and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other First Lien Loan Document;

SECOND, to the payment in full of the Secured Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Secured Obligations owed to them on the date of any such distribution);

THIRD, to any agent of any other junior secured debt, in accordance with any applicable intercreditor agreement; and

FOURTH, to the Loan Parties, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The First Lien Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the First Lien Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the First Lien Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the First Lien Collateral Agent or such officer or be answerable in any way for the misapplication thereof. The First Lien Collateral Agent shall have no liability to any of the Secured Parties for actions taken in reliance on information supplied to it as to the amounts of unpaid principal and interest and other amounts outstanding with respect to the Secured Obligations. Notwithstanding the foregoing, Excluded Swap Obligations with respect to any Subsidiary Loan Party shall not be paid with amounts received from such Subsidiary Loan Party or its assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Secured Obligations otherwise set forth above.

ARTICLE VIII ADMINISTRATIVE AGENT
SECTION 8.01    Appointment and Authority.

(a)Each of the Lenders and the Issuing Bank hereby irrevocably appoints JPMorgan to act on its behalf as the First Lien Administrative Agent and First Lien Collateral Agent hereunder and under the other First Lien Loan Documents and authorizes the First Lien Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the First Lien Administrative Agent and First Lien Collateral Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the First Lien Administrative Agent and the First Lien Collateral Agent, the Lenders and the Issuing Bank, and the Borrower shall not have rights as a third party beneficiary of any of such provisions.

(b)The First Lien Administrative Agent shall also act as the “First Lien Collateral Agent” under the First Lien Loan Documents, and each of the Lenders and the Issuing Bank hereby irrevocably appoints and authorizes the First Lien Collateral Agent to act as the agent of such Lender and the Issuing Bank for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the First Lien Collateral Agent and any co-agents, sub-agents and attorneys-in-fact appointed by the First Lien Administrative Agent and First Lien Collateral Agent pursuant to Section 8.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the First Lien Administrative Agent, shall be entitled to the benefits of all provisions of this Article VIII and Article IX (including Section 9.03 as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the First Lien Loan Documents) as if set forth in full herein with respect thereto.

SECTION 8.02    Rights as a Lender.

The Person serving as the First Lien Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the First Lien Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the First Lien Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, own securities of, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate of the Borrower as if such Person were not the First Lien Administrative Agent hereunder and without any duty to account therefor to the Lenders.

SECTION 8.03    Exculpatory Provisions.

The First Lien Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other First Lien Loan Documents. Without limiting the generality of the foregoing, the First Lien Administrative Agent:

(a)shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other First Lien Loan Documents that the First Lien Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other First Lien Loan Documents); provided that the First Lien Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the First Lien Administrative Agent to liability or that is contrary to any First Lien Loan Document or applicable law;

(c)shall not, except as expressly set forth herein and in the other First Lien Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of their Affiliates that is communicated to or obtained by the Person serving as the First Lien Administrative Agent or any of its Affiliates in any capacity;

(d)shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the First Lien Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 9.02 and in the last paragraph of Section 7.01) or (ii) in the absence of its own gross negligence, bad faith or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment; provided that the First Lien Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice describing such Default is given to the First Lien Administrative Agent by the Borrower, a Lender or the Issuing Bank; and

(e)shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other First Lien Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other First Lien Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any

Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the First Lien Administrative Agent.

SECTION 8.04    Reliance by First Lien Administrative Agent.

The First Lien Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The First Lien Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Bank, the First Lien Administrative Agent may presume that such condition is satisfactory to such Lender or the Issuing Bank unless the First Lien Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit. The First Lien Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 8.05    Delegation of Duties.

The First Lien Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other First Lien Loan Document by or through any one or more sub-agents (which may include such of the First Lien Administrative Agent’s affiliates or branches as it deems appropriate) appointed by the First Lien Administrative Agent. The First Lien Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article VIII shall apply to any such sub-agent and to the Related Parties of the First Lien Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as First Lien Administrative Agent.

SECTION 8.06    Resignation of First Lien Administrative Agent.

Subject to the appointment and acceptance of a successor First Lien Administrative Agent as provided in this paragraph, the First Lien Administrative Agent may resign upon thirty (30) days’ notice to the Lenders, the Issuing Banks and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the Borrower’s consent (such consent not to be unreasonably withheld or delayed) unless a Specified Event of Default has occurred and is continuing, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring First Lien Administrative Agent gives notice of its resignation, then such resignation shall nevertheless be effective and the retiring First Lien Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the Issuing Banks, appoint a successor First Lien Administrative Agent, which shall be an Approved Bank with an office in New York, New York, or an Affiliate of any such Approved Bank (the date upon which the retiring First Lien Administrative Agent is replaced, the “Resignation Effective Date”); provided that if the First Lien Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice.

If the Person serving as First Lien Administrative Agent is a Defaulting Lender, the Required Lenders and Holdings may, to the extent permitted by applicable law, by notice in writing to such Person remove such Person as First Lien Administrative Agent and, with the consent of the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed First Lien Administrative Agent shall be discharged from its duties and obligations hereunder and under the other First Lien Loan Documents (except (i) that in the case of any collateral security held by the First Lien Administrative Agent on behalf of the Lenders under any of the First Lien Loan Documents, the retiring or removed First Lien Administrative Agent shall continue to hold such collateral security until such time as a successor First Lien Administrative Agent is appointed and (ii) with respect to any outstanding payment obligations) and (2) except for any indemnity payments or other amounts then owed to the retiring or removed First Lien Administrative Agent, all payments, communications and determinations provided to be made by, to or through the First Lien Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor First Lien Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as First Lien Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) First Lien Administrative Agent (other than any rights to indemnity payments or other amounts owed to the retiring or removed First Lien Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed First Lien Administrative Agent shall be discharged from all of its duties and obligations hereunder and under the other First Lien Loan Documents as set forth in this Section. The fees payable by the Borrower to a successor First Lien Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed First Lien Administrative Agent’s resignation or removal hereunder and under the other First Lien Loan Documents, the provisions of this Article and Section 9.04 shall continue in effect for the benefit of such retiring or removed First Lien Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed First Lien Administrative Agent was acting as First Lien Administrative Agent.

SECTION 8.07    Non-Reliance on First Lien Administrative Agent and Other Lenders.

Each Lender and the Issuing Bank acknowledges that it has, independently and without reliance upon the First Lien Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the Issuing Bank also acknowledges that it will, independently and without reliance upon the First Lien Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other First Lien Loan Document or any related agreement or any document furnished hereunder or thereunder.

Each Lender, by delivering its signature page to this Agreement and funding its Loans on the Effective Date, or delivering its signature page to an Assignment and Assumption, Incremental Facility Amendment or Refinancing Amendment pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each First Lien Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the First Lien Administrative Agent or the Lenders on the Effective Date.

No Lender shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Secured Obligations, it being understood and agreed that all powers, rights and remedies under the First Lien Loan Documents may be exercised solely by the First Lien Administrative Agent and First Lien Collateral Agent on behalf of the Lenders in accordance with the terms thereof. In the event of a foreclosure by the First Lien Administrative Agent or First Lien Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition, the First Lien Administrative Agent, the First Lien Collateral Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition, and the First Lien Administrative Agent or First Lien Collateral Agent, as agent for and representative of the Lenders (but not any Lender or Lenders in its or their respective individual capacities unless Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any collateral payable by the First Lien Administrative Agent or First Lien Collateral Agent on behalf of the Lenders at such sale or other disposition. Each Lender, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the Guarantees of the Secured Obligations, to have agreed to the foregoing provisions.

SECTION 8.08    No Other Duties, Etc.

Anything herein to the contrary notwithstanding, neither any Joint Lead Arrangers nor any person named on the cover page hereof as a Joint Lead Arranger shall have any powers, duties or responsibilities under this Agreement or any of the other First Lien Loan Documents, except in its capacity, as applicable, as the First Lien Administrative Agent, a Lender or an Issuing Bank hereunder.

SECTION 8.09    First Lien Administrative Agent May File Proofs of Claim.

In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the First Lien Administrative Agent (irrespective of whether the principal of any Loan or outstanding Letter of Credit shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the First Lien Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, Letter of Credit outstandings and all other Secured Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Bank and the First Lien Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Bank and the First Lien Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Bank and the First Lien Administrative Agent under Sections 2.12 and 9.03) allowed in such judicial proceeding; and

(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the Issuing Bank to make such payments to the First Lien Administrative Agent and, if the First Lien Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Bank, to pay to the First Lien Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the First Lien Administrative Agent and its agents and counsel, and any other amounts due the First Lien Administrative Agent under Sections 2.12 and 9.03.

Nothing contained herein shall be deemed to authorize the First Lien Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Secured Obligations or the rights of any Lender or the Issuing Bank to authorize the First Lien Administrative Agent to vote in respect of the claim of any Lender or the Issuing Bank or in any such proceeding.

SECTION 8.10    No Waiver; Cumulative Remedies; Enforcement.

No failure by any Lender, any Issuing Bank or the First Lien Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other First Lien Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other First Lien Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other First Lien Loan Document, the authority to enforce rights and remedies hereunder and under the other First Lien Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the First Lien Administrative Agent in accordance with Article VII for the benefit of all the Lenders and the Issuing Banks; provided, however, that the foregoing shall not prohibit (a) the First Lien Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as First Lien Administrative Agent) hereunder and under the other First Lien Loan Documents, (b) the Issuing Banks or the Swingline Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as Issuing Bank or Swingline Lender, as the case may be) hereunder and under the other First Lien Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 9.08 (subject to the terms of Section 2.18), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided further that if at any time there is no Person acting as First Lien Administrative Agent hereunder and under the other First Lien Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the First Lien Administrative Agent pursuant to Article VII and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.18, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

SECTION 8.11    Certain ERISA Matters.

(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the First Lien Administrative Agent, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:
(i)such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,
(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,
(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84- 14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv)such other representation, warranty and covenant as may be agreed in writing between the First Lien Administrative Agent, in its sole discretion, and such Lender.

(b)In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the First Lien Administrative Agent, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the First Lien Administrative Agent under this Agreement, any First Lien Loan Document or any documents related hereto or thereto).

ARTICLE IX MISCELLANEOUS
SECTION 9.01    Notices.

(a)Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax or other electronic transmission, as follows:

(i)if to Holdings, the Borrower, the First Lien Administrative Agent, the Issuing Bank or the Swingline Lender, to the address, fax number, e-mail address or telephone number specified for such Person on Schedule 9.01; and

(ii)if to any other Lender, to it at its address (or fax number, telephone number or e-mail address) set forth in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain Material Non-Public Information relating to the Borrower).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by fax shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).

(b)Electronic Communications. Notices and other communications to the Lenders, the Issuing Bank and the Swingline Lender hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures reasonably approved by the First Lien Administrative Agent, provided that the foregoing shall not apply to notices to any Lender, the Issuing Bank or Swingline Lender pursuant to Article II if such Lender, the Issuing Bank or the Swingline Lender, as applicable, has notified the First Lien Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.

Unless the First Lien Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no
event shall the First Lien Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to Holdings, the Borrower, any Lender, the Issuing Bank or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the First Lien Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to Holdings, the Borrower, any Lender, the Issuing Bank or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d)Change of Address, Etc. Each of Holdings, the Borrower, the First Lien Administrative Agent, the Issuing Bank and the Swingline Lender may change its address, electronic mail address, fax or telephone number for notices and other communications or website hereunder by notice to the other parties hereto. Each other Lender may change its address, fax or telephone number for notices and other communications hereunder by notice to the Borrower, the First Lien Administrative Agent, the Issuing Bank and the Swingline Lender. In addition, each Lender agrees to notify the First Lien Administrative Agent from time to time to ensure that the First Lien Administrative Agent has on record (i) an effective address, contact name, telephone number, fax number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

(e)Reliance by First Lien Administrative Agent, Issuing Bank and Lenders. The First Lien Administrative Agent, the Issuing Bank and the Lenders shall be entitled to rely and act upon any notices purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the First Lien Administrative Agent, the Issuing Bank, each Lender and the Related Parties from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower in the absence of gross negligence or willful misconduct as determined in a final and non-appealable judgment by a court of competent jurisdiction. All telephonic notices to and other telephonic communications with the First Lien Administrative Agent may be recorded by the First Lien Administrative Agent and each of the parties hereto hereby consents to such recording.

SECTION 9.02    Waivers; Amendments.

(a)No failure or delay by the First Lien Administrative Agent, any Issuing Bank or any Lender in exercising any right or power under this Agreement or any First Lien Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the First Lien Administrative Agent, the Issuing

Banks and the Lenders hereunder and under the other First Lien Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any First Lien Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 9.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or the issuance, amendment, renewal or extension of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the First Lien Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time. No notice or demand on the Borrower or Holdings in any case shall entitle the Borrower or Holdings to any other or further notice or demand in similar or other circumstances.

(b)Except as provided in Section 2.20 with respect to any Incremental Facility Amendment, Section 2.21 with respect to any Refinancing Amendment or Section 2.24 with respect to any Permitted Amendment, neither this Agreement, any First Lien Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by Holdings, the Borrower, the First Lien Administrative Agent (to the extent that such waiver, amendment or modification does not affect the rights, duties, privileges or obligations of the First Lien Administrative Agent under this Agreement, the First Lien Administrative Agent shall execute such waiver, amendment or other modification to the extent approved by the Required Lenders) and the Required Lenders or, in the case of any other First Lien Loan Document, pursuant to an agreement or agreements in writing entered into by the First Lien Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender (it being understood that a waiver of any condition precedent set forth in Section 4.02 or the waiver of any Default, Event of Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension or increase of any Commitment of any Lender), (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the reimbursement obligations of the Borrower for the LC Exposure at such time (it being understood that a waiver of any Default, Event of Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute a reduction or forgiveness of principal) or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly and adversely affected thereby (it being understood that any change to the definition of Total Net Leverage Ratio, Senior Secured Net Leverage Ratio, Senior Secured First Lien Net Leverage Ratio or Interest Coverage Ratio or in the component definitions thereof shall not constitute a reduction of interest or fees), provided that only the consent of the Required Lenders shall be necessary to waive any obligation of the Borrower to pay default interest pursuant to Section 2.13(c), (iii) postpone the maturity of any Loan (it being understood that a waiver of any Default, Event of Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute a reduction or forgiveness of principal or an extension of any maturity date, date of any scheduled amortization payment or date for payment of interest or fees), or the date of any scheduled amortization payment of the principal amount of any Term Loan under Section 2.10 or the applicable Refinancing Amendment, or the reimbursement date with respect to any LC Disbursement, or any date for the payment of any interest or fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment (it being understood that a waiver of any Default or Event of Default shall not constitute an extension of any maturity date, date of any scheduled amortization payment or date for payment of interest or fees) without the written consent of each Lender directly and adversely affected thereby, (iv) change any of the provisions of Sections 2.18(a), Section 2.18 (b), Section 2.18(c), Section 7.03 or this Section 9.02 without the written consent of each Lender directly and adversely affected thereby; provided that any such change which is in favor of a Class of Lenders holding Loans maturing after the maturity of other Classes of Lenders (and only takes effect after the maturity of such other Classes of Loans or Commitments) will require the written consent of the Required Lenders with respect to each Class directly and adversely affected thereby, (v) change the percentage set forth in the definition of “Required Lenders”, “Required Revolving Lenders” or any other provision of any First Lien Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be), (vi) release all or substantially all the value of the Guarantees under the First Lien Guarantee Agreement (except as expressly provided in the First Lien Loan Documents) without the written consent of each Lender (other than a Defaulting Lender or a Net Short Lender), or (vii) release all or substantially all the Collateral from the Liens of the Security Documents, without the written consent of each Lender (other than a Defaulting Lender or a Net Short Lender), except as expressly provided in the First Lien Loan Documents; provided further that (A) no such agreement shall amend, modify or otherwise affect the rights or duties of the First Lien Administrative Agent, any Issuing Bank or the Swingline Lender without the prior written consent of the First Lien Administrative Agent, such Issuing Bank or the Swingline Lender, as the case may be, (B) any provision of this Agreement or any other First Lien Loan Document may be amended by an agreement in writing entered into by Holdings, the Borrower and the First Lien Administrative Agent to cure any ambiguity, omission, mistake, defect, incorrect cross-reference, inconsistency, obvious error or technical or immaterial errors (as reasonably determined by the First Lien Administrative Agent and the Borrower) and (C) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of Lenders holding Loans or Commitments of a particular Class (but not the Lenders holding Loans or Commitments of any other Class) may be effected by an agreement or agreements in writing entered into by Holdings, Intermediate Parent, the Borrower and the requisite percentage in interest of the affected Class of Lenders stating that would be required to consent thereto under this Section 9.02 if such Class of Lenders were the only Class of Lenders hereunder at the time.

Notwithstanding the foregoing, (a) this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the First Lien Administrative Agent, Holdings and the Borrower (i) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other First Lien Loan Documents and (ii) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders on substantially the same basis as the Lenders prior to such inclusion and (b) guarantees, collateral security documents (including Mortgages) and related documents in connection with this Agreement may be in a form reasonably determined by the First Lien Administrative Agent and may be, together with this Agreement and the other First Lien Loan Documents, amended and waived with the consent of the First Lien Administrative Agent at the request of the Borrower without the need to obtain the consent of any other Lender if such amendment or waiver is delivered in order (i) to comply with local law or advice of local counsel, (ii) to cure ambiguities, defects, omissions, inconsistencies or to make related modifications to provisions of other First Lien Loan Documents, (iii) to cause any guarantee, collateral security document (including Mortgages) or other document to be consistent with this Agreement and the other First Lien Loan Documents, (iv) to give effect to the provisions of Section 2.14(b) or (v) to integrate any First Lien Incremental Facility or Credit Agreement Refinancing Indebtedness in a manner consistent with this Agreement and the other First Lien Loan Documents.

(c)In connection with any proposed amendment, modification, waiver or termination (a “Proposed Change”) requiring the consent of all Lenders or all directly and adversely affected Lenders, if the consent of the Required Lenders (and, to the extent any Proposed Change requires the consent of Lenders holding Loans of any Class pursuant to clause (iv) of paragraph (b) of this Section 9.02, the consent of a Majority in Interest of the outstanding Loans and unused Commitments of such Class) to such Proposed Change is obtained, but the consent to such Proposed Change of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in paragraph (b) of this Section 9.02 being referred to as a “Non-Consenting Lender”), then, so long as the Lender that is acting as First Lien Administrative Agent is not a Non-Consenting Lender, the Borrower may, at its sole expense and effort, upon notice to such Non-Consenting Lender and the First Lien Administrative Agent, either (i) if exists, permanently prepay all of the Loans of any Class owing by it to, and terminating any Commitments of such Non-Consenting Lender or (ii) require such Non-Consenting Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an Eligible Assignee that shall assume such obligations (which Eligible Assignee may be another Lender, if a Lender accepts such assignment), provided that (a) the Borrower shall have received the prior written consent of the First Lien Administrative Agent to the extent such consent would be required under Section 9.04(b) for an assignment of Loans or Commitments, as applicable (and, if a Revolving Commitment is being assigned, each Issuing Bank and Swingline Lender), which consent shall not unreasonably be withheld, (b) such Non-Consenting Lender shall have received payment of an amount equal to the outstanding par principal amount of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder (including pursuant to Section 2.11(a)(i)) from the Eligible Assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (c) unless waived, the Borrower or such

Eligible Assignee shall have paid to the First Lien Administrative Agent the processing and recordation fee specified in Section 9.04(b). Each party hereto agrees that an assignment required pursuant to this Section 9.02(c) may be effected pursuant to an Assignment and Assumption executed by the Borrower, the First Lien Administrative Agent and the assignee and that the Non-Consenting Lender required to make such assignment need not be a party thereto, and each Lender hereby authorizes and directs the First Lien Administrative Agent to execute and deliver such documentation as may be required to give effect to an assignment in accordance with Section 9.04 on behalf of a Non-Consenting Lender and any such documentation so executed by the First Lien Administrative Agent shall be effective for purposes of documenting an assignment pursuant to Section 9.04.

(d)Notwithstanding anything in this Agreement or the other First Lien Loan Documents to the contrary, (i) the Revolving Commitments, Term Loans and Revolving Exposure of any Lender that is at the time a Defaulting Lender shall not have any voting or approval rights under the First Lien Loan Documents and shall be excluded in determining whether all Lenders (or all Lenders of a Class), all affected Lenders (or all affected Lenders of a Class), a Majority in Interest of Lenders of any Class or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to this Section 9.02); provided that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender, (ii) no Disqualified Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder or under any of the First Lien Loan Documents, and (iii) no Net Short Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder or under any of the First Lien Loan Documents and instead shall be deemed to have voted its interest as a Lender as provided in Section 9.02(h) (for the avoidance of doubt, other than a Net Short Lender that is also a Disqualified Lender, which shall be subject to the preceding clause (ii)).

(e)Notwithstanding anything in this Agreement or the other First Lien Loan Documents to the contrary, each Affiliated Lender (other than an Affiliated Debt Fund) hereby agrees that, for purposes of any plan of reorganization, such Affiliated Lender will be deemed to have voted in the same proportion as non-Affiliated Lenders voting on such matter; provided that such Affiliated Lender shall be entitled to vote in accordance with its sole discretion in connection with any plan of reorganization (a) to the extent (a) any such plan of reorganization proposes to treat any Secured Obligations held by such Affiliated Lender in a manner that is less favorable in any material respect to such Affiliated Lender than the proposed treatment of similar Secured Obligations held by Lenders that are not Affiliates of the Borrower, (b) that would deprive such Affiliated Lender of its pro rata share of any payments to which it is entitled or (c) if such plan of reorganization does not require the consent of each Lender or each affected Lender.

(f)Notwithstanding anything in this Agreement or the other First Lien Loan Documents to the contrary, only the consent of the Required Revolving Lenders shall be necessary to (1) waive or consent to a waiver of an Event of Default under Section 7.01(d)(ii) or waive or amend the conditions set forth in Section 4.02 (and Section 4.02 may not be waived or amended in a manner that affects the making of any Revolving Borrowing without the consent of the Required Revolving Lenders), (2) modify or amend Section 6.11 (and Section 6.11 may not be modified or amended without the consent of the Required Revolving Lenders) or Section 7.02 (including, in each case, the related definitions, solely to the extent such definitions are used in such Sections (but not otherwise)) or this sentence, (3) increase or decrease the rate of interest or any fees payable with respect to the Revolving Commitments and the Revolving Loans or (4) amend any other provision of this Agreement in a manner that (x) is no less favorable to the Lenders than such provision prior to such amendment, (y) does not directly and adversely affect any Class of Lenders in any material respect as compared to any other Class of Lenders, and (z) does not require the consent of all Lenders or all directly and adversely affected Lenders.

(g)Notwithstanding anything in this Agreement or the other First Lien Loan Documents to the contrary, any modifications and amendments permitted to be made to this Agreement pursuant to the Fee Letter at the election of the Majority Lenders (as defined in the Fee Letter) shall be deemed to have been incorporated into this Agreement for all purposes, and the Loan Parties shall execute any agreements reasonably requested by the Majority Lenders to confirm the incorporation of such modifications and amendments.

(h)Notwithstanding anything in this Agreement or the other First Lien Loan Documents to the contrary, in connection with any determination as to whether the requisite Lenders have (A) consented (or not consented) to any amendment or waiver of any provision of this Agreement or any other First Lien Loan Document or any departure by any Loan Party therefrom, (B) otherwise acted on any matter related to any First Lien Loan Document, or (C) directed or required the First Lien Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any First Lien Loan Document, any Lender (other than
(x) any Lender that is a Regulated Bank or an Affiliate of a Regulated Bank and (y) any Revolving Lender as of the Effective Date or any Affiliate of such a Revolving Lender) that, as a result of its interest in any total return swap, total rate of return swap, credit default swap or other derivative contract (other than any such total return swap, total rate of return swap, credit default swap or other derivative contract entered into pursuant to bona fide market making activities), has a net short position with respect to the Loans and/or Commitments (each, a “Net Short Lender”) shall have no right to vote any of its Loans and Commitments and shall be deemed to have voted its interest as a Lender without discretion in the same proportion as the allocation of voting with respect to such matter by Lenders who are not Net Short Lenders. For purposes of determining whether a Lender has a “net short position” on any date of determination: (i) derivative contracts with respect to the Loans and Commitments and such contracts that are the functional equivalent thereof shall be counted at the notional amount thereof in dollars, (ii) notional amounts in other currencies shall be converted to the U.S. Dollar equivalent thereof by such Lender in a commercially reasonable manner consistent with generally accepted financial practices and based on the prevailing conversion rate (determined on a mid-market basis) on the date of determination, (iii) derivative contracts in respect of an index that includes any of the Borrower or other Loan Parties or any instrument issued or guaranteed by any of the Borrower or other Loan Parties shall not be deemed to create a short position with respect to the Loans and/or Commitments, so long as (x) such index is not created, designed, administered or requested by such Lender or its Affiliates and (y) the Borrower and other Loan Parties and any instrument issued or guaranteed by any of the Borrower or other Loan Parties, collectively, shall represent less than 5% of the components of such index, (iv) derivative transactions that are documented using either the 2014 ISDA Credit Derivatives Definitions or the 2003 ISDA Credit Derivatives Definitions (collectively, the “ISDA CDS Definitions”) shall be deemed to create a short position with respect to the Loans and/or Commitments if such Lender is a protection buyer or the equivalent thereof for such derivative transaction and (x) the Loans or the Commitments are a “Reference Obligation” under the terms of such derivative transaction (whether specified by name in the related documentation, included as a “Standard Reference Obligation” on the most recent list published by Markit, if “Standard Reference Obligation” is specified as applicable in the relevant documentation or in any other manner), (y) the Loans or the Commitments would be a “Deliverable Obligation” under the terms of such derivative transaction or (z) any of the Borrower or other Loan Parties (or its successor) is designated as a “Reference Entity” under the terms of such derivative transactions, and (v) credit derivative transactions or other derivatives transactions not documented using the ISDA CDS Definitions shall be deemed to create a short position with respect to the Loans and/or Commitments if such transactions are functionally equivalent to a transaction that offers the Lender or its Affiliates protection in respect of the Loans or the Commitments, or as to the credit quality of the Borrower or other Loan Parties other than, in each case, as part of an index so long as (x) such index is not created, designed, administered or requested by such Lender and (y) the Borrower and other Loan Parties and any instrument issued or guaranteed by any of the Borrower or other Loan Parties, collectively, shall represent less than 5% of the components of such index. In connection with any such determination, each Lender shall promptly notify the First Lien Administrative Agent in writing that it is a Net Short Lender, or shall otherwise be deemed to have represented and warranted to the Borrower and the First Lien Administrative Agent that it is not a Net Short Lender (it being understood and agreed that the Borrower and the First Lien Administrative Agent shall be entitled to rely on each such representation and deemed representation).

SECTION 9.03    Expenses; Indemnity; Damage Waiver.

(a)The Borrower shall pay, if the Effective Date occurs and the Transactions have been consummated, (i) all reasonable and documented or invoiced out-of-pocket costs and expenses incurred by the First Lien Administrative Agent, the Joint Lead Arrangers, each Issuing Bank, the Swingline Lender and their respective Affiliates (without duplication), limited, in the case of (x) legal fees and expenses to the reasonable, documented and invoiced fees, charges and disbursements of one primary counsel (which shall be Latham & Watkins LLP for any and all of the foregoing in connection with Amendment No. 2 and Amendment No. 3, including the primary syndication, to occur on or prior to or otherwise in connection with the Amendment No.2 Effective Date or the Amendment No. 3 Effective Date) and to the extent reasonably determined by the First Lien Administrative Agent to be necessary, one local counsel in each relevant material jurisdiction (which may include a single local counsel acting in multiple jurisdictions) and, in the case of an actual conflict of interest where the First Lien Administrative Agent, each Issuing Bank or any Lender affected by such conflict notifies the Borrower of the existence of such conflict and thereafter retains its own counsel, one additional conflicts counsel for the affected Indemnitees similarly situated and (y) the fees and expenses of any other advisor or consultant, to the reasonable and documented and invoiced fees, charges and disbursements of such advisor or consultant, but solely to the extent that such consultant or advisor has been retained with the Borrower’s consent in writing (such consent not to be unreasonably withheld or delayed)), in each case for the First Lien Administrative Agent, in connection with the syndication of the credit facilities provided for herein, and the preparation, execution, delivery and administration of the First Lien Loan Documents or any amendments, modifications or waivers of the provisions thereof, (ii) all reasonable, documented and invoiced out-of-pocket costs and expenses incurred by each Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented and invoiced out-of-pocket expenses incurred by the First Lien Administrative Agent, each Issuing Bank or any Lender, including the fees, charges and disbursements of counsel for the First Lien Administrative Agent, the Issuing Banks and the Lenders (without duplication) (limited, in the case of (x) legal fees and expenses, to the reasonable, documented and invoiced fees, charges and disbursements of one primary counsel and to the extent reasonably determined by the First Lien Administrative Agent to be necessary, one local counsel in each relevant material jurisdiction (which may include a single local counsel acting in multiple jurisdictions) and, in the case of an actual conflict of interest where the Indemnitee affected by such conflict notifies the Borrower of the existence of such conflict and thereafter retains its own counsel, one additional conflicts counsel for the affected Indemnitees similarly situated and (y) the fees and expenses of any other advisor or consultant, to the reasonable, documented and invoiced fees, charges and disbursements of such advisor or consultant, but solely to the extent that such consultant or advisor has been retained with the Borrower’s written consent (such consent not to be unreasonably withheld or delayed), in connection with the enforcement or protection of any rights or remedies (A) in connection with the First Lien Loan Documents (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Laws), including its rights under this Section 9.03 or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket costs and expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)Without duplication of the expense reimbursement obligations pursuant to clause (a) above, the Borrower shall indemnify the First Lien Administrative Agent, each Issuing Bank, each Lender, the Joint Lead Arrangers and each Related Party (other than Excluded Affiliates to the extent acting in their capacities as such) of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and reasonable and documented and invoiced out-of-pocket fees and expenses (limited, in the case of (x) legal fees and expenses, to the reasonable, documented and invoiced fees, charges and disbursements of one counsel for all Indemnitees and to the extent reasonably determined by the First Lien Administrative Agent to be necessary, one local counsel in each relevant material jurisdiction (which may include a single local counsel acting in multiple jurisdictions) and, in the case of an actual conflict of interest, where the Indemnitee affected by such conflict notifies Holdings of the existence of such conflict and thereafter retains its own counsel, one additional conflicts counsel for the affected Indemnitees similarly situated and (y) the fees and expenses of any other advisor or consultant, to the reasonable and documented and invoiced fees, charges and disbursements of such advisor or consultant, but solely to the extent that such consultant or advisor has been retained with the Borrower’s consent in writing (such consent not to be unreasonably withheld or delayed)), incurred by or asserted against any Indemnitee by any third party or by the Borrower, Holdings or any Subsidiary to the extent arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any First Lien Loan Document or any other agreement or instrument contemplated hereby or thereby, the performance by the parties to the First Lien Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated thereby, the syndication of the credit facilities provided for herein, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) to the extent in any way arising from or relating to any of the foregoing, any Release or threatened Release of Hazardous Materials on, at, to or from any Mortgaged Property or any other real property owned or operated by Holdings, any Intermediate Parent, the Borrower or any Subsidiary, or any other Environmental Liability related in any way to Holdings, any Intermediate Parent, the Borrower or any Subsidiary, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower, Holdings or any Subsidiary or their Affiliates and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities, costs or related expenses (w) resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or its Related Parties (as determined by a court of competent jurisdiction in a final and non-appealable judgment), (x) resulted from a material breach of the First Lien Loan Documents by such Indemnitee or its Related Parties (as determined by a court of competent jurisdiction in a final and non-appealable judgment), (y) arise from disputes between or among Indemnitees (other than disputes involving claims against the First Lien Administrative Agent, the First Lien Collateral Agent or the Joint Lead Arrangers, the Swingline Lender or any Issuing Bank, in each case, in their respective capacities) that do not involve an act or omission by Holdings, the Borrower or any Restricted Subsidiary or (z) resulted from any settlement effected without the Borrower’s prior written consent; provided, that to the extent any amounts paid to an Indemnitee in respect of this Section 9.03, such Indemnitee, by its acceptance of the benefits hereof, agrees to refund and return any and all amounts paid by the Borrower to it if, pursuant to the operation of the foregoing clauses (w) through (z), such Indemnitee was not entitled to receipt of such amount. This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)To the extent that the Borrower fails to pay any amount required to be paid by it to the First Lien Administrative Agent, any Lender or any Issuing Bank under paragraph (a) or (b) of this Section 9.03, each Lender severally agrees to pay to the First Lien Administrative Agent, such Lender or such Issuing Bank, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the First Lien Administrative Agent, such Lender or such Issuing Bank in its capacity as such. For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the aggregate Revolving Exposures, outstanding Term Loans and unused Commitments at such time. The obligations of the Lenders under this paragraph (c) are subject to the last sentence of Section 2.02(a) (which shall apply mutatis mutandis to the Lenders’ obligations under this paragraph (c)).

(d)To the extent permitted by applicable law, no party hereto nor any Affiliate of any party hereto, nor any officer, director, employee, agent, controlling person, advisor or other representative of the foregoing or any successor or permitted assign of any of the foregoing shall assert, and each hereby waives, any claim against any other such Person on any theory of liability for special, indirect, consequential or punitive damages (as opposed to direct or actual damages, but in any event including, without limitation, any lost profits, business or anticipated savings) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, arising out of, as a result of, or in any way related to, this Agreement or any agreement or instrument contemplated hereby or referred to herein, the transactions contemplated hereby or thereby, or any act or omission or event occurring in connection therewith and each such Person further agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor; provided that the foregoing shall in no event limit the Borrower’s indemnification obligations under clause (b) above.

(e)In case any proceeding is instituted involving any Indemnitee for which indemnification is to be sought hereunder by such Indemnitee, then such Indemnitee will promptly notify the Borrower of the commencement of any proceeding; provided, however, that the failure to do so will not relieve the Borrower from any liability that it may have to such Indemnitee hereunder, except to the extent that the Borrower is materially prejudiced by such failure. Notwithstanding the above, following such notification, the Borrower may elect in writing to assume the defense of such proceeding, and, upon such election, the Borrower will not be liable for any legal costs subsequently incurred by such Indemnitee (other than reasonable costs of investigation and providing evidence) in connection therewith, unless (i) the Borrower has failed to provide counsel reasonably satisfactory to such Indemnitee in a timely manner, (ii) counsel provided by the Borrower reasonably determines its representation of such Indemnitee would present it with a conflict of interest or (iii) the Indemnitee reasonably determines that there are actual conflicts of interest between the Borrower and the Indemnitee, including situations in which there may be legal defenses available to the Indemnitee which are different from or in addition to those available to the Borrower.

(f)Notwithstanding anything to the contrary in this Agreement, to the extent permitted by applicable law, no party hereto nor any Indemnitee shall assert, and each hereby waives, any claim against any Indemnitee for any direct or actual damages arising from the use by unintended recipients of information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems (including the Internet) in connection with this Agreement or the other First Lien Loan Documents or the transactions contemplated hereby or thereby; except to the extent that such direct or actual damages are determined by a court of competent jurisdiction by final, non-appealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of, or a material breach of the First Lien Loan Documents by, such Indemnitee or its Related Parties.

(g)All amounts due under this Section 9.03 shall be payable not later than ten (10) Business Days after written demand therefor; provided, however, that any Indemnitee shall promptly refund an indemnification payment received hereunder to the extent that there is a final judicial determination that such Indemnitee was not entitled to indemnification with respect to such payment pursuant to this Section 9.03.

SECTION 9.04    Successors and Assigns.

(a)The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of each Lender, each Issuing Bank and the acknowledgement of the First Lien Administrative Agent (and any attempted assignment or transfer by the Borrower without such consent shall be null and void), (ii) no assignment shall be made to any Defaulting Lender or any of its Subsidiaries, or any Persons who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (ii) and (iii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 9.04. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section 9.04), the Indemnitees and, to the extent expressly contemplated hereby, the Related Parties of each of the First Lien Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)(i) Subject to the conditions set forth in paragraphs (b)(ii) and (f) below, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent (except with respect to assignments to competitors (as described in the definition of “Disqualified Lenders”) of the Borrower) not to be unreasonably withheld or delayed) of (A) the Borrower; provided that no consent of the Borrower shall be required for an assignment (w) by any Joint Lead Arranger (or its Affiliate) to the extent that an assignment by such Joint Lead Arranger (or such Affiliate) is made in the primary syndication to Eligible Assignees to whom the Borrower has consented or to any other Joint Lead Arranger (or its Affiliate), (x) by a Term Lender to any Lender, an Affiliate of any Lender or an Approved Fund, (y) if a Specified Event of Default has occurred and is continuing (other than with respect to any assignment to a Disqualified Lender) or (z) by a Revolving Lender to another Revolving Lender, an Affiliate of a Revolving Lender or an Approved Fund; provided further that no assignee contemplated by the immediately preceding proviso shall be entitled to receive any greater payment under Section 2.15 or Section 2.17 than the applicable assignor would have been entitled to receive with respect to the assignment made to such assignee, unless the assignment to such assignee is made with the Borrower’s prior written consent; provided further that the Borrower shall have the right to withhold its consent to any assignment if in order for such assignment to comply with applicable law, the Borrower would be required to obtain the consent of, or make any filing or registration with, any Governmental Authority, (B) the First Lien Administrative Agent; provided that no consent of the First Lien Administrative Agent shall be required for an assignment of a Term Loan or assignments pursuant to the proviso in clause (z) of Section 9.04(b)(i)(A) to (x) a Revolving Lender, an Affiliate of a Lender or an Approved Fund or (y) subject to Section 9.04(f) and (g), an Affiliated Lender, Holdings, the Borrower or any of its Subsidiaries and (C) solely in the case of Revolving Loans and Revolving Commitments, each Issuing Bank and the Swingline Lender (not to be unreasonably withheld or delayed); provided that, for the avoidance of doubt, no consent of any Issuing Bank or the Swingline Lender shall be required for an assignment of all or any portion of a Term Loan or Term Commitment. Notwithstanding anything in this Section 9.04 to the contrary, if the Borrower has not given the First Lien Administrative Agent written notice of its objection to an assignment of Term Loans within ten (10) Business Days after written notice of such assignment, the Borrower shall be deemed to have consented to such assignment.

(ii)Assignments shall be subject to the following additional conditions: (A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the trade date specified in the Assignment and Assumption with respect to such assignment or, if no trade date is so specified, as of the date the Assignment and Assumption with respect to such assignment is delivered to the First Lien Administrative Agent and determined on an aggregate basis in the event of concurrent assignments to Related Funds or by Related Funds) shall, in the case of Revolving Loans, not be less than $2,500,000 or, in the case of a Term Loan, $1,000,000, unless the Borrower and the First Lien Administrative Agent otherwise consent (in each case, such consent not to be unreasonably withheld or delayed); provided that no such consent of the Borrower shall be required if a Specified Event of Default has occurred and is continuing, (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided that this clause (B) shall not be construed to prohibit assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans, (C) the parties to each assignment shall execute and deliver to the First Lien Administrative Agent an Assignment and Assumption via an electronic settlement system acceptable to the First Lien Administrative Agent or, if previously agreed with the First Lien Administrative Agent, manually execute and deliver to the First Lien Administrative Agent an Assignment and Assumption, and, in each case, together with a processing and recordation fee of $3,500; provided that the First Lien Administrative Agent, in its sole discretion, may elect to waive or reduce such processing and recordation fee; provided further, that such processing and recordation fee shall not be payable in the case of assignments by any Agent or any Lender to any of its Affiliates; provided further that any such Assignment and Assumption shall include a representation by the assignee that the assignee is not a Disqualified Lender or an Affiliate of a Disqualified Lender; provided further that assignments made pursuant to Section 2.19(b) or Section 9.02(c) shall not require the signature of the assigning Lender to become effective, (D) the assignee, if it shall not be a Lender, shall deliver to the First Lien Administrative Agent any tax forms required by Section 2.17(f) and an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain Material Non-Public Information about the Borrower, the Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws and (E) unless the Borrower otherwise consents, no assignment of all or any portion of the Revolving Commitment of a Lender that is also the Swingline Lender or an Issuing Bank may be made unless (1) the assignee shall be or become a Swingline Lender and/or an Issuing Bank, as applicable, and assume a ratable portion of the rights and obligations of such assignor in its capacity as Swingline Lender and Issuing Bank, or (2) the assignor agrees, in its discretion, to retain all of its rights with respect to and obligations to make or issue Swingline Loans and Letters of Credit, as applicable, hereunder in which case the Applicable Fronting Exposure of such assignor may exceed such assignor’s Revolving Commitment for purposes of Sections 2.04(a) and 2.05(b) by an amount not to exceed the difference between the assignor’s Revolving Commitment prior to such assignment and the assignor’s Revolving Commitment following such assignment; provided that no such consent of the Borrower shall be required if a Specified Event of Default has occurred and is continuing.

(iii)Subject to acceptance and recording thereof pursuant to paragraph (b)(v) of this Section 9.04, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of (and subject to the obligations and limitations of) Sections 2.15, 2.16, 2.17 and 9.03 and to any fees payable hereunder that have accrued for such Lender’s account but have not yet been paid). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c)(i) of this Section 9.04.

(iv)The First Lien Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices in the United States a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal and interest amounts of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). Notwithstanding the foregoing, in no event shall the First Lien Administrative Agent be obligated to ascertain, monitor or inquire as to whether any Lender is an Affiliated Lender, nor shall the First Lien Administrative Agent be obligated to monitor the aggregate amount of the Loans or Incremental Loans held by Affiliated Lenders. The entries in the Register shall be conclusive absent manifest error, and Holdings, the Borrower, the First Lien Administrative Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the First Lien Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by the Borrower, the Issuing Banks and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire and any tax forms required by Section 2.17(f) (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section 9.04 and any written consent to such assignment required by paragraph (b) of this Section 9.04, the First Lien Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(vi)The words “execution,” “signed,” “signature” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act.

(c)(i) Any Lender may, without the consent of the Borrower, the First Lien Administrative Agent, the Issuing Banks or the Swingline Lender, sell participations to one or more banks or other Persons (other than to a Person that is not an Eligible Assignee) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) Holdings, the Borrower, the First Lien Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and any other First Lien Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement and any other First Lien Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the

Participant, agree to any amendment, modification or waiver described in clauses (i), (ii), (iii), (vi) and (vii) of the first proviso to Section 9.02(b) that directly and adversely affects such Participant. Subject to paragraph (c)(iii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and
2.17 (subject to the obligations and limitations thereof and Section 2.19, it being understood that any tax forms required by Section 2.17(f) shall be provided solely to the participating Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 9.04. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.18(c) as though it were a Lender.

(ii)Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and related interest amounts) of each participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”). The entries in the Participant Register shall be conclusive, absent manifest error, and the parties hereto shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. No Lender shall have any obligation to disclose all or any portion of its Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or other obligations under the First Lien Loan Documents) except to the extent that the relevant parties, acting reasonably and in good faith, determine that such disclosure is necessary in connection with a Tax audit or other proceeding to establish that any Loan or other obligation under the First Lien Loan Documents is in registered form for U.S. federal income tax purposes.

(iii)A Participant (other than a Revolving Lender pursuant to Section 2.05(e)) shall not be entitled to receive any greater payment under Section 2.15, 2.16 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.

(d)Any Lender may, without the consent of the Borrower or the First Lien Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other “central” bank, and this Section 9.04 shall not apply to any such pledge or assignment of a security interest, provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e)In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the First Lien Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the First Lien Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the First Lien Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(f)Notwithstanding anything to the contrary herein, any Lender may, at any time, assign all or a portion of its rights and obligations under this Agreement to an Affiliated Lender subject to the following limitations:

(i)Affiliated Lenders (other than Affiliated Debt Funds) will not receive information provided solely to Lenders by the First Lien Administrative Agent or any Lender and will not be permitted to attend or participate in meetings attended solely by the Lenders and the First Lien Administrative Agent, other than the right to receives notices of Borrowings, notices of prepayments and other administrative notices in respect of its Loans or Commitments required to be delivered to Lenders pursuant to Article II;

(ii)for purposes of any amendment, waiver or modification of any First Lien Loan Document (including such modifications pursuant to Section 9.02), or, subject to Section 9.02(e), any plan of reorganization pursuant to the U.S. Bankruptcy Code, that in either case does not require the consent of each Lender or each affected Lender or does not adversely affect such Affiliated Lender in any material respect as compared to other Lenders, or that would not deprive such Affiliated Lender of its pro rata share of any payments to which it is entitled, Affiliated Lenders will be deemed to have voted in the same proportion as the Lenders that are not Affiliated Lenders voting on such matter; and each Affiliated Lender hereby acknowledges, agrees and consents that if, for any reason, its vote to accept or reject any plan pursuant to the U.S. Bankruptcy Code is not deemed to have been so voted, then such vote will be (x) deemed not to be in good faith and (y) “designated” pursuant to Section 1126(e) of the U.S. Bankruptcy Code such that the vote is not counted in determining whether the applicable class has accepted or rejected such plan in accordance with Section 1126(c) of the U.S. Bankruptcy Code; provided that Affiliated Debt Funds will not be subject to such voting limitations and will be entitled to vote as any other Lender; provided further that Affiliated Debt Funds may not account for more than 49.9% of the “Required Lenders” in any Required Lender vote;

(iii)Affiliated Lenders may not purchase Revolving Loans, including pursuant to this Section
9.04;

(iv)the aggregate principal amount of Term Loans purchased by assignment pursuant to this Section 9.04 and held at any one time by Affiliated Lenders (other than Affiliated Debt Funds) may not exceed 25.0% of the aggregate principal amount of all Term Loans outstanding at the time of such purchase, after giving effect to any substantially simultaneous cancellations thereof;

(v)Affiliated Lenders shall clearly identify themselves as an Affiliated Lender in the loan assignment documentation. In no event shall the First Lien Administrative Agent be obligated to ascertain, monitor or inquire as to whether any lender is an Affiliated Lender or Affiliated Debt Fund nor shall the First Lien Administrative Agent be obligated to monitor the number of Affiliated Lenders or Affiliated Debt Funds or the aggregate amount of Term Loans or First Lien Incremental Term Loans held by Affiliated Lenders or Affiliated Debt Funds;

(i)Affiliated Lenders (other than Affiliated Debt Funds) will not be permitted to vote on matters requiring a Required Lender vote, and the Term Loans held by Affiliated Lenders (other than Affiliated Debt Funds) shall be disregarded in determining (x) other Lenders’ commitment percentages (y) matters submitted to Lenders for consideration that do not require the consent of each Lender or each affected Lender or do not adversely affect such Affiliated Lender in any material respect as compared to other Lenders that are not Affiliated Lenders; provided that the commitments of any Affiliated Lender shall not be increased, the Interest Payment Dates and the dates of any scheduled amortization payments (including at maturity) owed to any Affiliated Lender hereunder will not be extended and the amounts owning to any Affiliated Lender hereunder will not be reduced without the consent of such Affiliated Lender; and

(vi)each Lender making such assignment to such Affiliated Lender acknowledges and agrees that in connection with such assignment, (1) such Affiliated Lender then may have, and later may come into possession of Material Non-Public Information, (2) such Lender has independently and, without reliance on such Affiliated Lender, Holdings, any of its Subsidiaries, the First Lien Administrative Agent or any of their respective Affiliates, made its own analysis and determination to enter into such assignment notwithstanding such Lender’s lack of knowledge of the Material Non-Public Information and (3) none of Holdings, its Subsidiaries, the First Lien Administrative Agent, any Affiliated Lender or any of their respective Affiliates shall have any liability to such Lender, and such Lender hereby waives and releases, to the extent permitted by Requirements of Law, any claims such Lender may have against Holdings, its Subsidiaries, the First Lien Administrative Agent, such Affiliated Lender and their respective Affiliates, under applicable laws or otherwise, with respect to the nondisclosure of the Material Non-Public Information. Each Lender entering into such an assignment further acknowledges that the Material Non-Public Information may not be available to the First Lien Administrative Agent or the other Lenders.

(g)Any Lender may, at any time, assign all or a portion of its Term Loans (but not Revolving Loans) to Holdings or any of its Subsidiaries, through (x) Dutch auctions or other offers to purchase open to all Lenders on a pro rata basis in accordance with procedures of the type described in Section 2.11(a)(ii) or other customary procedures acceptable to the First Lien Administrative Agent and/or (y) open market purchases on a non-pro rata basis, provided that (i) the Borrower shall not make any Borrowing of Revolving Loans or Swingline Loans to fund such assignment, (ii) any Term Loans that are so assigned will be automatically and irrevocably cancelled and the aggregate principal amount of the tranches and installments of the relevant Term Loans then outstanding shall be reduced by an amount equal to the principal amount of such Term Loans, (iii) no Event of Default shall have occurred and be continuing and (iv) each Lender making such assignment to Holdings or any of its Subsidiaries acknowledges and agrees that in connection with such assignment, (1) Holdings or its Subsidiaries then may have, and later may come into possession of Material Non-Public Information, (2) such Lender has independently and, without reliance on Holdings, any of its Subsidiaries, the First Lien Administrative Agent or any of their respective Affiliates, made its own analysis and determination to enter into such assignment notwithstanding such Lender’s lack of knowledge of the Material Non-Public Information and (3) none of Holdings, its Subsidiaries, the First Lien Administrative Agent, or any of their respective Affiliates shall have any liability to such Lender, and such Lender hereby waives and releases, to the extent permitted by Requirements of Law, any claims such Lender may have against Holdings, its Subsidiaries, the First Lien Administrative Agent, and their respective Affiliates, under applicable laws or otherwise, with respect to the nondisclosure of the Material Non-Public Information. Each Lender entering into such an assignment further acknowledges that the Material Non-Public Information may not be available to the First Lien Administrative Agent or the other Lenders.

(h)Notwithstanding the foregoing, no assignment may be made or participation sold to a Disqualified Lender without the prior written consent of the Borrower; provided that, upon inquiry by any Lender to the First Lien Administrative Agent as to whether a specified potential assignee or prospective participant is on the list of Disqualified Lenders, the First Lien Administrative Agent shall be permitted to disclose to such Lender whether such specific potential assignee or prospective participant is on the list of Disqualified Lenders; provided further that inclusion on the list of Disqualified Lenders shall not apply retroactively to disqualify any persons that have previously acquired an assignment or participation in the Loan if such person was not included on the list of Disqualified Lenders at the time of such assignment or participation. Notwithstanding anything contained in this Agreement or any other First Lien Loan Document to the contrary, if any Lender was a Disqualified Lender at the time of the assignment of any Loans or Commitments to such Lender, following written notice from the Borrower to such Lender and the First Lien Administrative Agent and otherwise in accordance with Section 2.19(b), as applicable: (1) such Lender shall promptly assign all Loans and Commitments held by such Lender to an Eligible Assignee; provided that (A) the First Lien Administrative Agent shall not have any obligation to the Borrower, such Lender or any other Person to find such a replacement Lender, (B) the Borrower shall not have any obligation to such Disqualified Lender or any other Person to find such a replacement Lender or accept or consent to any such assignment to itself or any other Person subject to the Borrower’s consent in accordance with Section 9.04(b)(i) and
(C) the assignment of such Loans and/or Commitments, as the case may be, shall be at par plus accrued and unpaid interest and fees; (2) such Lender shall not have any voting or approval rights under the First Lien Loan Documents and shall be excluded in determining whether all Lenders (or all Lenders of any Class), all affected Lenders (or all affected Lenders of any Class), a Majority in Interest of Lenders of any Class or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 9.02); provided that (x) the Commitment of any Disqualified Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that affects any Disqualified Lender adversely and in a manner that is disproportionate to other affected Lenders shall require the consent of such Disqualified Lender; and (3) no Disqualified Lender is entitled to receive information provided solely to Lenders by the First Lien Administrative Agent or any Lender or will be permitted to attend or participate in meetings attended solely by the Lenders and the First Lien Administrative Agent, other than the right to receive notices or Borrowings, notices or prepayments and other administrative notices in respect of its Loans or Commitments required to be delivered to Lenders pursuant to Article II.

(i)Notwithstanding the foregoing, any Affiliated Lender shall be permitted, at its option, to contribute any Term Loans so assigned to such Affiliated Lender pursuant to this Section 9.04 to Holdings or any of its Subsidiaries for purposes of cancellation, which contribution may be made (including, with the Borrower’s consent, to the Borrower, whether through Holdings or any Intermediate Parent or otherwise), in exchange for Qualified Equity Interests of Holdings, any Intermediate Parent or the Borrower or Indebtedness of the Borrower to the extent such Indebtedness is permitted to be incurred pursuant to Section 6.01 at such time.

SECTION 9.05    Survival.

All covenants, agreements, representations and warranties made by the Loan Parties in the First Lien Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to any First Lien Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the First Lien Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the First Lien Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect until the Termination Date. The provisions of Sections 2.15, 2.16, 2.17, 8.11 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans and all other amounts payable hereunder, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof. Notwithstanding the foregoing or anything else to the contrary set forth in this Agreement, in the event that, in connection with the refinancing or repayment in full of the credit facilities provided for herein, an Issuing Bank shall have provided to the First Lien Administrative Agent a written consent to the release of the Revolving Lenders from their obligations hereunder with respect to any Letter of Credit issued by such Issuing Bank (whether as a result of the obligations of the Borrower (and any other account party) in respect of such Letter of Credit having been collateralized in full by a deposit of cash with such Issuing Bank or being supported by a letter of credit that names such Issuing Bank as the beneficiary thereunder, or otherwise), then from and after such time such Letter of Credit shall cease to be a “Letter of Credit” outstanding hereunder for all purposes of this Agreement and the other First Lien Loan Documents, and the Revolving Lenders shall be deemed to have no participations in such Letter of Credit, and no obligations with respect thereto, under Section 2.05(e) or (f).

SECTION 9.06    Counterparts; Integration; Effectiveness.

This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other First Lien Loan Documents and any separate letter agreements with respect to fees payable to the First Lien Administrative Agent or the syndication of the Loans and Commitments constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the First Lien Administrative Agent and when the First Lien Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9.07    Severability.

Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 9.07, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the First Lien Administrative Agent, the Issuing Bank or the Swingline Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

SECTION 9.08    Right of Setoff.

If a Specified Event of Default shall have occurred and be continuing, each Lender and each Issuing Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or such Issuing Bank to or for the credit or the account of the Borrower (excluding, for the avoidance of doubt, any Settlement Assets except to effect Settlement Payments such Lender is obligated to make to a third party in respect of such Settlement Assets or as otherwise agreed in writing between the Borrower and such Lender) against any of and all the obligations of the Borrower then due and owing under this Agreement held by such Lender or Issuing Bank, irrespective of whether or not such Lender or Issuing Bank shall have made any demand under this Agreement and although such obligations are owed to a branch or office of such Lender or Issuing Bank different from the branch or office holding such deposit or obligated on such Indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the First Lien Administrative Agent for further application in accordance with the provisions of Section 2.22 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the First Lien Administrative Agent and the Lenders and (y) the Defaulting Lender shall provide promptly to the First Lien Administrative Agent a statement describing in reasonable detail the Secured Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The applicable Lender and applicable Issuing Bank shall notify the Borrower and the First Lien Administrative Agent of such setoff and application; provided that any failure to give or any delay in giving such notice shall not affect the validity of any such setoff and application under this Section 9.08. The rights of each Lender and each Issuing Bank under this Section 9.08 are in addition to other rights and remedies (including other rights of setoff) that such Lender or such Issuing Bank may have. Notwithstanding the foregoing, no amount set off from any Loan Party (other than the Borrower) shall be applied to any Excluded Swap Obligation of such Loan Party (other than the Borrower).

SECTION 9.09    Governing Law; Jurisdiction; Consent to Service of Process.

(a)This Agreement shall be construed in accordance with and governed by the laws of the State of New York.

(b)Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any First Lien Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in any First Lien Loan Document shall affect any right that the First Lien Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding to enforce any award or judgment or exercise any rights under the Security Documents against any Collateral in any other forum in which Collateral is located.

(c)Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to any First Lien Loan Document in any court referred to in paragraph

(b) of this Section 9.09. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in any First Lien Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10    WAIVER OF JURY TRIAL.

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY FIRST LIEN LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.10.

SECTION 9.11    Headings.

Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12    Confidentiality.

(a)Each of the First Lien Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its Affiliates (other than Excluded Affiliates) and its and their respective directors, officers, employees, trustees and agents, including accountants, legal counsel and other agents and advisors and any numbering, administration or settlement service providers (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential and any failure of such Persons acting on behalf of the First Lien Administrative Agent, any Issuing Bank or the relevant Lender to comply with this Section 9.12 shall constitute a breach of this Section 9.12 by the First Lien Administrative Agent, such Issuing Bank or the relevant Lender, as applicable), (ii) to the extent requested by any regulatory authority or self-regulatory authority, required by applicable law or by any subpoena or similar legal process or in connection with the exercise of remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; provided that (x) solely to the extent permitted by law and other than in connection with routine audits and reviews by regulatory and self-regulatory authorities, each Lender and the First Lien Administrative Agent shall notify the Borrower as promptly as practicable of any such requested or required disclosure in connection with any legal or regulatory proceeding and (y) in the case of clause (ii) only, each Lender and the First Lien Administrative Agent shall use commercially reasonable efforts to ensure that such Information is kept confidential in connection with the exercise of such remedies; and provided further that in no event shall any Lender or the First Lien Administrative Agent be obligated or required to return any materials furnished by the Borrower or any Subsidiary of Holdings, (iii) to any other party to this Agreement, (iv) subject to an agreement containing confidentiality undertakings substantially similar to those of this Section 9.12, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement,
(B) any actual or prospective counterparty (or its advisors) to any Swap Agreement or derivative transaction relating to any Loan Party or its Subsidiaries and its obligations under the First Lien Loan Documents or (C) any pledgee referred to in Section 9.04(d), (v) if required by any rating agency; provided that prior to any such disclosure, such rating agency shall have agreed in writing to maintain the confidentiality of such Information, (vi) to service providers providing administrative and ministerial services solely in connection with the syndication and administration of the First Lien Loan Documents and the facilities (e.g., identities of parties, maturity dates, interest rates, etc.) on a confidential basis, or (vii) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 9.12 or (y) becomes available to the First Lien Administrative Agent, any Issuing Bank, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than Holdings, the Borrower or any Subsidiary, which source is not known by the recipient of such information to be subject to a confidentiality obligation. For the purposes hereof, “Information” means all information received from or on behalf of Holdings or the Borrower relating to Holdings, any Intermediate Parent, the Borrower, any other Subsidiary or their business, other than any such information that is available to the First Lien Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by Holdings, any Intermediate Parent, the Borrower or any Subsidiary and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry; provided that, in the case of information received from Holdings, any Intermediate Parent, the Borrower or any Subsidiary after the Effective Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 9.12 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Notwithstanding the foregoing, no such information shall be disclosed to a Disqualified Lender that constitutes a Disqualified Lender at the time of such disclosure without the Borrower’s prior written consent.

(b)EACH LENDER ACKNOWLEDGES THAT INFORMATION (AS DEFINED IN SECTION 9.12(a)) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING HOLDINGS, THE BORROWER, THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

(c)ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS FURNISHED BY THE BORROWER OR THE FIRST LIEN ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT, WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT HOLDINGS, THE BORROWER, THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE FIRST LIEN ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

SECTION 9.13    USA PATRIOT Act.

Each Lender that is subject to the USA PATRIOT Act and the First Lien Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the First Lien Administrative Agent, as applicable, to identify each Loan Party in accordance with the USA PATRIOT Act.

SECTION 9.14    Release of Liens and Guarantees.

(a)A Subsidiary Loan Party shall automatically be released from its obligations under the First Lien Loan Documents, and all security interests created by the Security Documents in Collateral owned by such Subsidiary Loan Party shall be automatically released upon the consummation of any transaction or designation permitted by this Agreement as a result of which such Subsidiary Loan Party ceases to be a Restricted Subsidiary (including pursuant to a permitted merger or amalgamation with a Subsidiary that is not a Loan Party or a designation as an Unrestricted Subsidiary) or becomes an Excluded Subsidiary (other than solely as a result of becoming a Non-Wholly Owned Subsidiary); provided that, if so required by this Agreement, the Required Lenders shall have consented to such transaction and the terms of such consent shall not have provided otherwise. Upon any sale, disposition or other transfer by any Loan Party (other than to any other Loan Party) of any Collateral in a transaction permitted under this Agreement, or upon the effectiveness of any written consent to the release of the security interest created under any Security Document in any Collateral, the security interests in such Collateral created by the Security Documents shall be automatically released. Upon the release of Holdings or any Subsidiary Loan Party from its Guarantee in compliance with this Agreement, the security interest in any Collateral owned by Holdings or such Subsidiary Loan Party created by the Security Documents shall be automatically released. Upon the designation of a Restricted Subsidiary as an Unrestricted Subsidiary in compliance with this Agreement, the security interest created by the Security Documents in the Equity Interests of such new Unrestricted Subsidiary shall automatically be released. Upon the Termination Date all obligations under the First Lien Loan Documents and all security interests created by the Security Documents shall be automatically released. In connection with any termination or release pursuant to this Section 9.14, the First Lien Administrative Agent or the First Lien Collateral Agent, as the case may be, shall execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence or to file or register in any office such termination or release so long as the Borrower or applicable Loan Party shall have provided the First Lien Administrative Agent or the First Lien Collateral Agent, as the case may be, such certifications or documents as the First Lien Administrative Agent or the First Lien Collateral Agent, as the case may be, shall reasonably request in order to demonstrate compliance with this Agreement.

(b)The First Lien Administrative Agent or the First Lien Collateral Agent, as the case may be, will, at the Borrower’s expense, execute and deliver to the applicable Loan Party or to file or register in any office such documents as such Loan Party may reasonably request to subordinate its Lien on any property granted to or held by the First Lien Administrative Agent or the First Lien Collateral Agent, as the case may be, under any First Lien Loan Document to the holder of any Lien on such property that is permitted by Section 6.02(iv).

(c)Each of the Lenders and the Issuing Banks irrevocably authorizes the First Lien Administrative Agent or the First Lien Collateral Agent, as the case may be, to provide any release or evidence of release, termination or subordination contemplated by this Section 9.14. Upon request by the First Lien Administrative Agent or the First Lien Collateral Agent, as the case may be, at any time, the Required Lenders will confirm in writing the First Lien Administrative Agent’s authority or the First Lien Collateral Agent’s authority, as the case may be, to release or subordinate its interest in particular types or items of property, or to release any Loan Party from its obligations under any First Lien Loan Document, in each case in accordance with the terms of the First Lien Loan Documents and this Section 9.14.

SECTION 9.15    No Advisory or Fiduciary Responsibility.

In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other First Lien Loan Document), each of the Borrower and Holdings acknowledges and agrees that (i) (A) the arranging and other services regarding this Agreement provided by the First Lien Administrative Agent, the Joint Lead Arrangers, the Issuing Banks and the Lenders are arm’s-length commercial transactions between the Borrower, Holdings and their respective Affiliates, on the one hand, and the First Lien Administrative Agent, the Joint Lead Arrangers, the Issuing Banks and the Lenders on the other hand, (B) each of the Borrower and Holdings has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each of the Borrower and Holdings is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other First Lien Loan Documents; (ii) (A) each of the First Lien Administrative Agent, the Joint Lead Arrangers, the Issuing Banks and the Lenders is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not and will not be acting as an advisor, agent or fiduciary for the Borrower, Holdings, any of their respective Affiliates or any other Person and (B) none of the First Lien Administrative Agent, the Joint Lead Arrangers, the Issuing Banks and the Lenders has any obligation to the

Borrower, Holdings or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other First Lien Loan Documents; and (iii) the First Lien Administrative Agent, the Joint Lead Arrangers, the Issuing Banks and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, Holdings and their respective Affiliates, and none of the First Lien Administrative Agent, the Joint Lead Arrangers, the Issuing Banks and the Lenders has any obligation to disclose any of such interests to the Borrower, Holdings or any of their respective Affiliates. To the fullest extent permitted by law, each of the Borrower and Holdings hereby waives and releases any claims that it may have against the First Lien Administrative Agent, the Joint Lead Arrangers, the Issuing Banks and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

SECTION 9.16    Interest Rate Limitation.

Notwithstanding anything to the contrary contained in any First Lien Loan Document, the interest paid or agreed to be paid under the First Lien Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”). If the First Lien Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged or received by the First Lien Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the obligations hereunder.

SECTION 9.17    Judgment Currency.

If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other First Lien Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the First Lien Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due from it to the Secured Parties hereunder or under the other First Lien Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the First Lien Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the First Lien Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the First Lien Administrative Agent from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the First Lien Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the First Lien Administrative Agent in such currency, the First Lien Administrative Agent agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under Requirements of Law).

SECTION 9.18    Acknowledgement and Consent to Bail-In of Affected Financial Institutions.

Notwithstanding anything to the contrary in any First Lien Loan Document or in any other agreement, arrangement or understanding among any parties to any First Lien Loan Document, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any First Lien Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution;

(b)the effects of any Bail-In Action on any such liability, including, if applicable:

(i)a reduction in full or in part or cancellation of any such liability

(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other First Lien Loan Document; or

(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

SECTION 9.19    Intercreditor Agreement.

(a)Each Secured Party hereby agrees that the First Lien Administrative Agent and/or First Lien Collateral Agent may enter into any intercreditor agreement and/or subordination agreement or amendment thereof pursuant to, or contemplated by, the terms of this Agreement (including with respect to Indebtedness permitted pursuant to Section 6.01, any applicable Liens on Collateral permitted pursuant to Section 6.02 and, in each case, together with the defined terms referenced therein) on its behalf and agrees to be bound by the terms thereof and, in each case, consents and agrees to the appointment of JPMorgan (or its affiliated designee, representative, agent or successor) on its behalf as collateral agent, respectively, thereunder.

(b)Notwithstanding anything to the contrary in this Agreement or in any other First Lien Loan Document: (a) the Liens granted to the First Lien Collateral Agent in favor of the Secured Parties pursuant to the First Lien Loan Documents and the exercise of any right related to any Collateral shall be subject, in each case, to the terms of the Customary Intercreditor Agreements then in effect, (b) in the event of any conflict between the express terms and provisions of this Agreement or any other First Lien Loan Document, on the one hand, and of any Customary Intercreditor Agreements then in effect, on the other hand, the terms and provisions of the relevant Customary Intercreditor Agreements shall control, and (c) each Lender authorizes the First Lien Administrative Agent and/or the First Lien Collateral Agent to execute any such Customary Intercreditor Agreement (or amendment thereof) on behalf of such Lender, and such Lender agrees to be bound by the terms thereof.

(c)Notwithstanding anything to the contrary in this Agreement or in any other First Lien Loan Document, the Lenders hereby irrevocably agree that in connection with the establishment of an ABL Facility in accordance with this Agreement, the First Lien Loan Documents may be amended, amended and restated, modified or supplemented to cause the security interests in the ABL Priority Collateral (but not in any other Collateral) granted to the First Lien Collateral Agent pursuant to the Security Documents to be made subordinate (on a second-priority basis) to the security interests in the ABL Priority Collateral securing the ABL Obligations, in each case by the First Lien Administrative Agent and the Borrower, but without the consent of any Lender.

SECTION 9.20    Cashless Settlement.

Notwithstanding anything to the contrary contained in this Agreement, any Lender may exchange, continue or rollover all or a portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the First Lien Administrative Agent and such Lender.

SECTION 9.21    Acknowledgment Regarding Any Supported QFCs. To the extent that the First Lien Loan Documents provide support, through a guarantee or otherwise, for any Swap Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the First Lien Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the First Lien Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the First Lien Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)As used in this Section 9.21, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

SECTION 9.22    Erroneous Payments.
(a)If the First Lien Administrative Agent (x) notifies a Lender or Secured Party, or any Person who has received funds on behalf of a Lender or Secured Party (any such Lender, Secured Party or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that the First Lien Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the First Lien Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Secured Party or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands the return of such Erroneous Payment (or a portion thereof), such

Erroneous Payment shall at all times remain the property of the First Lien Administrative Agent pending its return or repayment as contemplated below in this Section 9.22 and held in trust for the benefit of the First Lien Administrative Agent, and such Lender or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than one Business Day thereafter (or such later date as the First Lien Administrative Agent may, in its sole discretion, specify in writing), return to the First Lien Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the First Lien Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the First Lien Administrative Agent in same day funds at the greater of the NYFRB Rate and a rate determined by the First Lien Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice from the First Lien Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b)Without limiting the immediately preceding clause (a), each Lender, Secured Party or any Person who has received funds on behalf of a Lender or Secured Party (and each of their respective successors and assigns), agrees that if it (or a Payment Recipient on its behalf) receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the First Lien Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the First Lien Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment,
(y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the First Lien Administrative Agent (or any of its Affiliates), or (z) that such Payment Recipient otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:

(i)it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the First Lien Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii)such Lender or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the First Lien Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the First Lien Administrative Agent pursuant to this Section 9.22(b).

For the avoidance of doubt, the failure to deliver a notice to the First Lien Administrative Agent pursuant to this Section 9.22(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 9.22(a) or on whether or not an Erroneous Payment has been made.

(c)Each Lender or Secured Party hereby authorizes the First Lien Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender or Secured Party under any Loan Document, or otherwise payable or distributable by the First Lien Administrative Agent to such Lender or Secured Party under any Loan Document or from any other source against any amount that the First Lien Administrative Agent has demanded to be returned under the immediately preceding clause (a).

(d)The parties hereto agree that (x) irrespective of whether the First Lien Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender or Secured Party, to the rights and interests of such Lender or Secured Party, as the case may be) under the Loan Documents with respect to such amount (the

“Erroneous Payment Subrogation Rights”) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrowers or any other Loan Party; provided, that for the avoidance of doubt, the immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the First Lien Administrative Agent from the Borrower or any other Loan Party for the purpose of making a payment to satisfy certain Obligations and is not otherwise repaid or returned to the Borrower or a Loan Party by the First Lien Administrative Agent, any Lender or any of their respective Affiliates, whether pursuant to a legal proceeding or otherwise.

(e)Notwithstanding anything to the contrary contained herein, and for the avoidance of doubt, in no event shall the occurrence of an Erroneous Payment (or the existence of any Erroneous Payment Subrogation Rights or other rights of the First Lien Administrative Agent in respect of an Erroneous Payment) result in the First Lien Administrative Agent becoming, or being deemed to be, a Lender hereunder or the holder of any Loans hereunder.

(f)To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the First Lien Administrative Agent for the return of any Erroneous Payment received, including any defense based on “discharge for value” or any similar doctrine.

(g)Each party’s obligations, agreements and waivers under this Section 9.22 shall survive the resignation or replacement of the First Lien Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

SOTERA HEALTH TOPCO, INC.,
as Holdings

By:         Name:
Title:

SOTERA HEALTH HOLDINGS, LLC, as
Borrower

By:         Name:
Title:

JEFFERIES FINANCE LLC as Administrative Agent, an Issuing Bank and a Lender

By:             Name:
Title:

[ ], as a Lender

By:             Name:
Title:

[ ], as a Lender

By:             Name:
Title:

[ ], as an Issuing Bank and a Lender

By:             Name:
Title:

Annex B Schedules

SCHEDULE 2.01
Commitments and Loans

Term Lender	Term Commitments
JPMorgan Chase Bank, N.A.	$1,509,350,000.00
Total:	$1,509,350,000.00

Revolving Lender	Revolving Commitments	Letter of Credit Sublimit
JPMorgan Chase Bank N.A.	$98,250,000	$98,250,000
Goldman Sachs Bank USA	$49,000,000	$49,000,000
Citibank, N.A.	$49,000,000	$49,000,000
Jefferies Finance LLC	$40,000,000	$15,000,000
Royal Bank of Canada	$40,000,000	$40,000,000
Barclays Bank PLC	$40,000,000	$40,000,000
Banco Santander, S.A., New York Branch	$37,500,000	$37,500,000
BNP Paribas	$32,500,000	$32,500,000
KeyBank National Association	$25,000,000	$25,000,000
Citizens Bank, N.A.	$12,500,000	$12,500,000
Total:	$423,750,000	$398,750,000

SCHEDULE 2.05
Existing Letters of Credit

[omitted pursuant to Reg S-K 601(a)(5)]

SCHEDULE 3.03
Government Approvals; No Conflicts

None.

SCHEDULE 3.06
Litigation and Environmental Matters

None.

SCHEDULE 3.12
Subsidiaries

                        [omitted pursuant to Reg S-K 601(a)(5)]

SCHEDULE 5.14
Certain Post-Closing Obligations
No later than January 6, 2020 (or such later date as the First Lien Administrative Agent may agree to in its reasonable discretion), the Borrower shall deliver to the First Lien Collateral Agent, duly executed original counterpart signature pages to the Second Amended & Restated Intercompany Note dated December 13, 2019 by and among Holdings, the Borrower and the other payors and payees party thereto, for each Subsidiary that is obligated under clause (c) of the definition of “Collateral and Guarantee Requirement” or Section 6.01(a)(iv) of the Credit Agreement to execute such Intercompany Note.

SCHEDULE 6.01
Existing Indebtedness

                    [omitted pursuant to Reg S-K 601(a)(5)]

SCHEDULE 6.02
Existing Liens

None.

SCHEDULE 6.04
Existing Investments

                        [omitted pursuant to Reg S-K 601(a)(5)]

SCHEDULE 6.08

Existing Affiliate Transactions

None.

SCHEDULE 6.09
Existing Restrictions

None.

Schedule 9.01 – Notices
Holdings / Borrower:
Name:    Alex Dimitrief
Company:    Sotera Health Holdings, LLC Address:    9100 South Hills Blvd, Suite 300
Broadview Heights, OH 44147
Attn:    General Counsel, Sotera Health Company Telephone:    [***]
E-Mail:    [***]

With a copies to (which shall not constitute notice):
Name:    Jonathan M. Lyons and Jason Peterson Company:    Sotera Health Holdings, LLC
Address:    9100 South Hills Blvd, Suite 300
Broadview Heights, OH 44147
Attn:    CFO/Treasurer
Telephone:    [***]
E-Mail:    [***]

Name:    Katherine R. Reaves
Company:    Cleary Gottlieb Steen & Hamilton LLP Address:    One Liberty Plaza
New York, NY 10006 Telephone: 212-225-2312
Facsimile:    212-225-3999 Email:    kreaves@cgsh.com

Website: https://investors.soterahealth.com/sec-filings
First Lien Administrative Agent/Issuing Bank/ Swingline Lender:
TO ADMININSTRATIVE AGENT OR COLLATERAL AGENT

Company:    JPMorgan Chase Bank, N.A. Address:    500 Stanton Christiana Rd.
NCC5 / 1st Floor
Newark, DE 19713
Attention:    Loan & Agency Services Group Email:     [***]
With a copy to (which shall not constitute notice): Company:
    Latham & Watkins LLP
Address:    1271 Avenue of the Americas
New York, NY 10020 Attention: Lisa Collier
Telephone:     212-906-3044 Email:        lisa.collier@lw.com

TO SWINGLINE LENDER

Company:     JPMorgan Chase Bank, N.A. Address:    500 Stanton Christiana Rd.
NCC5 / 1st Floor
Newark, DE 19713
Attention: Loan & Agency Services Group Telephone:    [***]
Email:    [***]
TO ISSUING BANK

Company:    JPMorgan Chase Bank, N.A.
Address:    10420 Highland Manor Dr., 4th Floor Tampa, FL 33610
Attention: Standby LC Unit Telephone: [***]
Facsimile:    [***]
Email:    [***]

With a copy to:

Company:    JPMorgan Chase Bank, N.A. Address:    500 Stanton Christiana Rd.
NCC5 / 1st Floor Newark, DE 19713
Attention: Loan & Agency Services Group Telephone:    [***]
Email:    [***]
Company:     Royal Bank of Canada Address:    30 Hudson Street, 28th floor
Jersey City, NJ 07302-4699 Telephone:    [***]
Facsimile:    [***]
Email:    [***]